Introduction
Equinor 2023 Integrated Annual Report

Introduction
Equinor 2023 Integrated Annual Report

2023

Integrated

annual

report

Introduction
Equinor 2023 Integrated Annual Report

Chapter overview
About us
An introduction to who we are, our business and our strategy.
Group performance
Group financial and sustainability performance, and our research and innovation activities.
Reporting segment performance
Financial, operational and sustainability performance review and strategic update by our reporting segments.
Financial statements
Consolidated financial statements of the Equinor group and parent company financial statements of Equinor ASA.
Additional information
Complementary sections supporting the total report.

Introduction
Equinor 2023 Integrated Annual Report

Report overview
Introduction Reporting segment performance
Report overview Introduction to segmental reporting
Key figures 3.1 Exploration & Production Norway
Key events 3.2 Exploration & Production International
Message to stakeholders 3.3 Exploration & Production USA
About the report 3.4 Marketing, Midstream and Processing
3.5 Renewables
3.6 Other group
About us
1.1 We are Equinor Financial statements and notes
1.2 Our history 4.1 Consolidated financial statements of the Equinor group
1.3 Our business 4.2 Parent company financial statements
1.4 The world in which we operate
1.5 Our strategy Additional information
1.6
Progress on our Energy transition plan

5.1 Shareholder information
1.7 Our people 5.2 Risk factors
1.8 Engaging with stakeholders 5.3 EU taxonomy
1.9 Governance and risk management 5.4 Additional sustainability information
5.5
Statements on this report incl. independent

auditor reports
Group performance 5.6 Use and reconciliation of non-GAAP financial measures
Our 2023 performance 5.7 Terms and abbreviations
2.1 Financial performance 5.8 Forward-looking statements
Strategic financial framework
Our market perspective
Group financial performance
Oil and gas reserves
2.2 Sustainability performance
Sustainability approach
Materiality assessment
Material topics' performance
Always safe
Safe and secure operations
Protecting nature
Respecting human rights
Workforce for the future
High value
Profitable portfolio
Energy provision and value creation for society
Integrity and anti-corruption
Low carbon
Net zero pathway
2.3 Fuelling innovation

Introduction
Equinor 2023 Integrated Annual Report

Key figures for 2023
Key figures by segment
* For items marked with an asterisk throughout this

report, see section 5.6 Use and reconciliation of

non-GAAP financial measures.

Introduction
Equinor 2023 Integrated Annual Report

January
Equinor

and
RWE

agree MoU to work together to
develop large-scale value chains for low carbon
hydrogen.

Equinor

is awarded
26

new production licences on
the NCS, of which 18

as operator.
February

Equinor makes a new oil discovery close to the Troll
Field in the North Sea.

March
Equinor

signs an agreement to acquire
Suncor
Energy UK Limited
.

EU Commission President

Ursula von der Leyen,
NATO Secretary General Jens Stoltenberg and
Norwegian Prime Minister

Jonas Gahr Støre visit the
Troll A platform in the North Sea.
April

Production starts from the Bauge

subsea field in the
Norwegian Sea.

May
Equinor

and partners announce final investment
decision for the Raia

project in Brazil.

Official opening of the Njord

field.
The Johan Sverdrup

field in the North Sea produces
at increased plateau of 750,000 boe per day.

June
Equinor

signs long-term LNG purchase agreement
with Cheniere . The deliveries will start in 2027 and is
expected to reach 1.75 million tonnes per year
towards the end of this decade.

July

Equinor

acquires Brazilian onshore renewables
company Rio Energy

including selected assets
. Rio
Energy is a leading onshore renewables company in
Brazil.

August
Hywind Tampen, the world’s largest floating offshore wind farm officially opens. Gullfaks

and
Snorre

are the first oil and gas fields
in the world to receive power from offshore wind.
Equinor acquires stake in the Bayou Bend

CCS project.
September
Equinor

and
Itacha Energy

take the final investment decision to
progress the Rosebank

field on the UK continental shelf.
October
Dogger Bank , the world’s largest offshore wind farm, produces power for the first time, marking a major milestone in the
development of the industry and the transition to a cleaner, more secure energy system.
Breidablikk
in the North Sea comes on stream ahead of schedule.

Equinor signs new supply agreement for natural gas with
Germany’s major energy company RWE
.

November
Equinor

makes a commercially viable gas discovery by the
Gina
Krog

field in the North Sea.
Equinor enters into agreement to sell its Nigerian interests to
Chappal Energies.
December
Equinor enters into an agreement to acquire Shell’s equity and operatorship of the Linnorm

discovery in the Norwegian Sea.
Equinor

and Germany’s
SEFE

enter into long-term gas sales
agreements and pursue large scale hydrogen supplies.
Equinor and operating co-owner, Shell Offshore Inc , reach the final investment decision for Sparta, an oil field in the US Gulf of
Mexico.
Equinor signs an agreement to sell its interests in Azerbaijan to
SOCAR .
Key events

Introduction
Equinor 2023 Integrated Annual Report

Message to stakeholders

2023 was marked by energy markets becoming more complex and less predictable. Against the backdrop of geopolitical
instability, supply chain

bottlenecks and inflation, energy companies face difficult trade-offs in delivering reliable, affordable and sustainable energy.

As the largest energy provider to Europe, Equinor continues to develop its broad portfolio to contribute to energy security.

Our ambition is to be a leading company in the energy transition.

Safety is our number one priority.

Over the years, our safety performance has seen a positive trend. In 2023, the serious incident frequency per million hours worked (SIF) was 0.4. The number of serious incidents were measured at the lowest level so far. Tragically,

however, we had a fatality on a contracted tanker in Malaysia.

We also recorded two
incidents with major accident potential. This is a stark reminder of the importance of our continuous improvement effort
to ensure that all our people return safely home from work. To safeguard our people and to meet increased geopolitical
tensions and security risks, we have further reinforced the protection of assets and operations.
In 2023, we delivered strong financial results, with adjusted earnings* of USD 36 billion before tax. This is the second-
best result in the history of the company,

only beaten by the record results of 2022. The delivery of a solid global operational performance in 2023 resulted in a total liquids and gas production of around 2,100 mboe per day,

a 2.1%
growth from 2022. The strong cash flow and competitive capital distribution in the year of USD 17 billion,

including share
buy backs, support our goal of creating shareholder value.

We continued to optimise the oil and gas portfolio, both in Norway and internationally,

delivering strong results. Equinor
expects to deliver above 5% production growth for oil and gas from 2023 – 2026 and maintain production of around 2 million barrels per day in 2030. The outlook for Norwegian continental shelf is extended, expecting around 1.2 million barrels a day in 2035. With major projects under development, the cash flow from the international portfolio is expected to increase by 50% by 2030. With a robust financial position, we are well positioned for growth and transition.
The year included several milestones for the company.

The investment decisions on Raia and Rosebank, and the
increased ownership in the Linnorm discovery,

show how we continued to optimise our oil and gas portfolio. The acquisition of an interest in Bayou Bend and continued maturation of carbon capture and storage projects shows how
we create new market opportunities in low carbon solutions. The long-term gas sales agreement with SEFE (Germany’s state-owned energy company) is one of the largest gas sales agreements that we have made, demonstrating the long-
term attractiveness of natural gas to Europe. Finally,

first power from Dogger Bank, the world’s biggest offshore wind farm, and the opening of the floating wind farm Hywind Tampen,

demonstrate our capabilities to create high value
growth in renewables.
For Equinor’s energy transition, 2023 was marked by a focus on capacity building. Last year,

20% of our investments
were directed towards renewables and low carbon solutions. We are on track to reach our ambition to invest more than
50% in profitable renewables and low carbon solutions by 2030. We also strengthened our renewables portfolio,

adding
8 GW to our renewables pipeline. Important milestones were the acquisitions of onshore renewables platforms BeGreen and Rio Energy. In the short term, we will

see an increase in oil and gas production, but the company will alongside provide a broader energy offering.
Oil and gas will continue to be the foundation for our value creation, supplying the energy needed and contributing to energy security. We

will continue to reduce emissions from the production of oil and gas and developing a pipeline of renewable and low carbon projects. With this we will increase both the production of low carbon energy and our capacity for CO
2

transport and storage. We are delivering the energy needed today,

while developing the energy
solutions for tomorrow.
In 2023, we welcomed over 2,000 new employees to the company,

renewing competence and replacing retirement. The
energy transition requires skills and dedication, and we are proud of the strong efforts made across Equinor to deliver
our results. We would also like to thank Equinor’s shareholders for their continued investments and commitment.

Jon Erik Reinhardsen, Chair of the board
Anders Opedal, President and CEO

Introduction
Equinor 2023 Integrated Annual Report

About the report

Equinor Integrated annual report for 2023
We release for the second time an integrated annual report for the full year of 2023, combining financial and sustainability reporting
into a single report. The integration reflects the increasing importance of sustainability for the company's operational and financial
performance. This format aligns reporting with Taskforce on Climate-related Financial Disclosure (TCFD) and requirements from the
European Union (EU) under the Corporate Sustainability Reporting Directive (CSRD).
This report presents the
●
Board of director’s report (Chapters 0-3 and Chapter 5 excluding sections 5.4, 5.7,

5.8)
●
Consolidated financial statements of the Equinor group (section 4.1)
●
Parent company financial statements of Equinor ASA (section 4.2)
●
The company’s sustainability reporting, prepared in accordance with the Global Reporting Initiative (GRI) Standards.
●
Communication on Progress to the UN Global Compact (advanced reporting level)
●
Statement on equality and anti-discrimination (section 2.2 Workforce for the future, Diversity and inclusion)
Other 2023 Reporting published on equinor.com/reports
●
Remuneration report, incl. 2021 Remuneration policy
●
Oil and gas reserves report
●
Payments to governments
●
Board statement on Corporate governance
●
Annual report on Form 20-F
●
Integrated annual report – Norwegian (XBRL data ESEF)
●
Human rights statement
●
GRI and WEF index
●
UK modern slavery statement
●
Equinor datahub (ESG reporting centre)
This publication constitutes the Statutory annual report in accordance with Norwegian requirements for Equinor ASA for the year
ended 31 December 2023. The Integrated annual report is filed with the Norwegian Register of company accounts. The version
prepared in accordance with the European Single Electronic Format (“ESEF”), filed with Oslo

Børs, is the official version of the
Company’s Integrated Annual report, and the ESEF version prevails in case of any questions or conflicts to other versions. Further
information on the boundary conditions for sustainability data can be found in section 5.4 Additional sustainability information.
This report should be read in conjunction with the cautionary statement in section 5.8 Forward-looking statements.
The Integrated annual report may be downloaded from Equinor’s website at www.equinor.com/reports. References in this document or other documents to Equinor’s website are included as an aid to their location and are not incorporated by reference into this
document.

About us
Equinor 2023 Integrated Annual Report

About

us
1.1
1.2
1.3
1.4
1.5
1.6
1.7
1.8
1.9
We are Equinor
Our history
Our business
The world in which we operate in
Our strategy
Progress on our Energy transition plan
Our people
Engaging with stakeholders
Governance and risk management

About us
Equinor 2023 Integrated Annual Report

1.1 We are Equinor
We are an international energy company, headquartered in Stavanger,

Norway. Our portfolio encompasses oil and
gas, renewables and low carbon solutions.
Around 23,000
employees in
around 30
countries.
A leading offshore
oil and gas
operator.
The largest single
supplier of energy
to Europe.

A competitive
developer and
operator in offshore
and onshore
renewables.
Driven by our
purpose
Turning natural resources into energy for people and progress for society
Deliver on our
ambition
To

be a leading company in the energy transition
Guided by our
values
●

Open
●

Courageous
●

Collaborative
●

Caring

About us
Equinor 2023 Integrated Annual Report

1.2 Our history

1970s
A foundation for the future
Equinor, formerly Statoil, was founded on 18 September 1972. Our role was to be the state’s financial, commercial and industrial instrument in the development of the Norwegian oil and gas resources. In the early years, our
operations were focused on the exploration, development and production of oil and gas assets on the NCS. By 1979,
the Statfjord field was discovered in the North Sea and production commenced.

1980s
An offshore pioneer
The 1980s was a decade of strong growth, with discoveries and the development of large fields on the NCS. In 1981,
we gained operatorship of the Gullfaks development in the North Sea, as the first Norwegian operator. In 1987
Equinor took over the operatorship of Statfjord.

1990s
An international player
In the 1990s Equinor grew internationally. We became a major supplier to the European gas market, entering large-
sales contracts for the development and operation of gas transport systems and terminals. In

1992 Equinor entered
an alliance with BP to grow internationally. We expanded manufacturing and marketing across Scandinavia and established a comprehensive network of service stations. Statoil fuel and retail was later listed and fully divested in
2012.
2000s
An ambitious and innovative operator
In 2001, we were listed on Oslo Børs and New York Stock Exchange under the name Statoil ASA, with the
Norwegian State retaining a 67% stake. In 2007, Statoil merged with Norsk Hydro's oil and gas division. By the end
of the decade, Equinor’s international exploration and partnerships included Angola,

Algeria, Brazil, Canada,
Tanzania and onshore and offshore in the US.

2010s
An eye to the future
The 2010s started with international growth, with acquisitions leading to a large position in the growing production
onshore in the US and the start-up of the Peregrino field in 2011, making us an operator in Brazil. Later, we began positioning ourselves for the energy transition, announcing a strategy to become a broader energy company in 2017.
At the AGM in 2018 Statoil ASA became Equinor ASA, reflecting the strategic direction.

In October 2019 the Johan
Sverdrup field came on stream – powered by electricity from shore, it is one of the world’s most carbon-efficient fields.

2020s
A leading company in the energy transition
For the 2020s, Equinor set out its ambition to become a net-zero company by 2050. In 2022, Equinor presented its
Energy transitional plan. This action plan includes the short- and medium-term actions necessary to realise our
ambition of becoming a net zero company. The plan was endorsed with 97.5% shareholder vote at our annual general meeting in 2022.

About us
Equinor 2023 Integrated Annual Report

1.3

Our business

Equinor is present in around 30 countries around the world.
A broader energy offering – our current and future value chains

We deliver energy to customers through optimising our oil and gas portfolio, high value growth in renewables and new market
opportunities in low carbon solutions. This is a non-exhaustive illustration of Equinor’s current and future value chains. The aim is to
illustrate our business activities that deliver the energy needed today while developing a broader energy offering for tomorrow.

About us
Equinor 2023 Integrated Annual Report

Four main areas of operation
Oil and gas We produce around two million barrels of oil equivalent daily. Two thirds of our equity production comes from the NCS. Equinor operates around 70% of the total Norwegian oil and gas production. One third of the equity production comes from outside of Norway, a share that is expected to increase over the coming years. The Peregrino field in Brazil and the Mariner field in the UK are our largest operatorships outside of Norway.
Refining, processing
and marketing
Our refinery, processing plants and terminals transform crude oil and natural gas into everyday commodities such as petrol, diesel, heating oil and consumer-ready natural gas.
The transportation, marketing, and trading of our products maximises value creation. Most of our output is exported to continental Europe, but we also export to the UK, North America and Asia.
Equinor also markets and sells the Norwegian State’s share of the natural gas and crude oil produced on the NCS. Danske Commodities is a leading energy trading house fully owned by Equinor.
Renewable energy Equinor currently provides more than one million European homes with renewable power.
We develop some of the world's largest offshore wind farms, located in Europe and the US, and are in the process of building positions within onshore renewable and energy storage in the UK, the US, Poland, Denmark and Brazil. By 2030, we aim to have grown our installed
renewables capacity from 2023’s 0.9 GW to 12-16 GW.
Carbon capture and
storage (CCS)
Equinor is pursuing new business models to make carbon capture, transport and storage commercially viable. We have decades of experience from CCS projects of various sizes, successfully maturing the technology from the Research & Development (R&D) stage to
operations. We are progressing on the CO
2

transport and storage projects Northern Lights
and Smeaheia in Norway and Bayou Bend in the US.
A strong competitive position
A technology leader We have a strong and proven ability to develop and apply new technologies and digital solutions. As we pursue our ambition to be a leading company in the energy transition, technology leadership will be a key enabler.
An offshore pioneer Our fifty years of experience of building the oil and gas industry in Norway represents a competitive advantage for the company today. Examples of our work include piped gas infrastructure network, and the world’s first subsea gas compression plant. Equinor is a global offshore wind major and the world’s leading floating offshore wind developer and operator.
An early mover and
industry shaper
We seek to create value as an early mover and industry shaper. Examples of our approach include the development of CCS at the Sleipner field in the 1990s and the testing of floating
offshore wind for the Hywind demo in the 2000s – which have contributed to our latest technology developments of Northern Lights and Hywind Tampen.

About us
Equinor 2023 Integrated Annual Report

Six business areas
Exploration &
Production Norway
(EPN)
EPN is responsible for the exploration and extraction of crude oil, natural gas, and natural gas liquids on the Norwegian continental shelf. As operator and partner, EPN aims to manage resources in a safe and efficient manner, creating value for our owners, suppliers, and Norwegian society. EPN is applying digital technologies and solutions to achieve higher recovery rates, energy efficiency, lower costs and reduced emissions.
Exploration &
Production International
(EPI)
EPI is responsible for our international exploration and production activities and manages upstream activities in countries outside of Norway. It has operations across five continents, covering offshore and onshore exploration and extraction of crude oil, natural gas, and natural gas liquids, and implements rigorous safety, security and sustainability standards, alongside technological innovations. EPI intends to build a competitive international portfolio, including through partner-operated activities.
Renewables (REN) REN is responsible for Equinor’s offshore and onshore wind farms, solar plants, other forms of renewable energy, green hydrogen and energy storage. Equinor is evolving into an integrated power producer with a diversified power portfolio by combining Equinor’s wider energy expertise, project delivery capabilities, and ability to integrate technological solutions.
Marketing, Midstream. &
Processing (MMP)
MMP aims to maximise value creation in Equinor’s global midstream and downstream positions. It is responsible for the global marketing and trading of crude oil, petroleum products, natural gas, electric power and green certificates, including marketing of the
Norwegian State’s natural gas and crude oil resources from the NCS. It also manages onshore plants and transportation, and the development of value chains to ensure flow assurance for Equinor’s upstream production. Low-carbon solutions, such as carbon capture and storage and hydrogen and marketing of these services are also a part of MMP’s remit.
Projects, Drilling &
Procurement (PDP)
PDP is responsible for the global project portfolio, well deliveries, and procurement and supply chain management across Equinor. It aims to deliver safe, secure, and efficient project development and well construction, founded on world-class project execution and technology excellence. PDP utilises innovative technologies, digital solutions, and carbon-
efficient concepts to shape a competitive project portfolio at the forefront of the energy transition. Value is created through a simplified and standardised fit-for-purpose approach to project delivery.
Technology,

Digital &
Innovation (TDI)
TDI is responsible for developing technology to help Equinor reach its business targets and ambitions within oil and gas, renewables and low carbon solutions. In addition, TDI is identifying, testing and scaling new business opportunities supporting the energy transition through venturing and strategic partnerships. It also has the corporate digital and IT responsibility for daily operations and for enabling the company to onboard innovative solutions to digitise and automate operations. Research and collaboration with universities and external innovation hubs is part of TDI.

About us
Equinor 2023 Integrated Annual Report

1.4 The world in which we operate
In recent years, energy markets have become significantly

more complex and less predictable. Although society
continues to take major steps forward in the transition

towards lower carbon energy sources, recent geopolitical
uncertainty and economic headwinds present new challenges

to delivering energy security,

energy affordability
and energy sustainability.

Solving this “energy trilemma” (see diagram) requires

that policy makers, industries and
consumers work together to find the best short and long-term balance between its three dimensions.
As countries look to find the best balance across these three dimensions,

they are pushed to make trade-offs
between them. For example, in 2022 and 2023, the war

in Ukraine demanded trade-offs from sustainability
towards security and affordability.

It is therefore necessary for energy companies, including

Equinor, to adapt
accordingly, while pursuing

a resilient long-term business strategy on the journey

towards a low-carbon future.

Key considerations include:

● A need to respond to a challenging geopolitical situation

The turbulent geopolitical environment including wars in Ukraine and the Middle East, and the increased
tensions between the US and China has led to a somewhat

reprioritised focal point in the trilemma. The
weaponisation of energy means that energy projects and assets require additional physical and cybersecurity,
as well as alternative supply sources. The urgency for

Europe to rapidly replace Russian oil and gas has
necessitated increased supply from producers in other regions,

but also impacted emissions, industrial activity
and economic growth.

●
A lack of stable decarbonisation policies and commercial

frameworks

Whilst the energy transition creates business opportunities for new technologies and value chains, the
supporting policies and frameworks needed to drive large

scale investment are lagging in many countries and
regions. Choosing where to invest and how fast to transition therefore pose significant strategic risk which
must be balanced with needs for financial stability,

resilience, and shareholder value.

● An added incentive to accelerate renewables growth

In parallel with meeting short-term energy supply needs,

and to increase energy security,

there is an
accelerated drive to transition into renewable energy.

This presents long-term business opportunities for
energy companies, but the faster pace may increase reliance

on currently non-diversified supply chains with
lower standards of social and environmental practices

(e.g. human rights).

● An acute cost-of-living crisis could have broad fallout

Energy affordability remains a key concern for many,

potentially leading to social unrest and policy
backtracking on decarbonisation ambitions, and poses

uncertainties for investors in terms of future political
The energy trilemma

Energy affordability

– access to affordable energy for
domestic and commercial use
Energy security – capacity to meet current and future energy demand while maintaining resilience to system shocks
Energy decarbonisation

– transition towards lower carbon
energy systems through substituting use of fossil fuels and
increase energy efficiency.

About us
Equinor 2023 Integrated Annual Report

intervention. Inflation levels were high in most regions in 2023 and growing activity across the energy industry
means that many sectors are capacity constrained and

experiencing supply chain pressures.

Despite global challenges, Equinor’s strategic beliefs stand firm. The energy industry has a key role to play in
the energy transition, and oil and gas will continue to be

needed for while the transition happens on the back
of massive investments.

About us
Equinor 2023 Integrated Annual Report

1.5 Our strategy
The world’s energy systems are in a transition to meet the challenge of climate change. As Equinor transforms, we must strike the right balance between being a safe and reliable provider of energy and generating cash flow to enable the energy transition, while supporting our purpose of providing energy and progress to society and continuing to be an attractive investment for our shareholders. We have a strong financial position and a solid balance sheet. This enables us to seize opportunities provided by the energy transition. Despite the current turbulence, our strategic beliefs - the foundation of our strategy - remain firm.
Our strategic beliefs
Creating value through
the energy transition
Net-zero ambition gives
rise to new industry
opportunities
Technological excellence
and innovation will define
winners.
The emerging market
dynamics put margins
under pressure.
Fast, structural changes
can create new localised
business models and
offer new ways for
consumers to access
energy. Oil and gas will
stay in our long-term
energy mix, but only the
most robust upstream
projects can be expected
to be developed, and
carbon considerations will
continue to influence all
our portfolio choices. For
renewables and low
carbon solutions, close
collaboration with
customers, regulators and
industry will be key to
develop new markets and
lay the foundation for
future value creation.

Climate change and the
energy transition have
become mainstream
concerns for
governments, societies
and investors. Therefore,
functioning markets for
low carbon solutions will
emerge and new
opportunities will arise for
developers of these
solutions. As policy and
regulations shape energy
markets, the social
licence to operate and the
ability to run a profitable
business will be closely
tied to how companies act
on their net-zero
ambitions.
As the magnitude and
speed of change intensify,
technology, digitisation
and innovation will be key
enablers. New ways of
working will evolve. We
will continue to build on
our existing competence
and experience and
develop capabilities in
new areas. A culture of
innovation, learning and
empowerment is needed
to stay competitive.

Worldwide energy
demand is expected to
grow in the short to
medium term. However,
an abundance of energy
from intermittent sources
could lead to an
increased volatility in
energy prices, exposing
the industry to new
competition and
increasing the pressure
on margins. The energy
landscape is
transforming, with
innovative technologies,
new customers, new
competitors, and new
ways of creating value.

Our strategic pillars – embedded in everything we do
Always safe High value Low carbon
●

Safeguarding our people
●

Protecting our assets
●

Committed to a just
transition
●

Competitive at all times
●

Value creation through the
transition
●

Reducing own emissions
●

Increasing investments in
renewables and low
carbon solutions

About us
Equinor 2023 Integrated Annual Report

How we will get there – our strategic focus areas
Optimised oil & gas portfolio
High-value growth in renewables New market opportunities in low-
carbon solutions
We expect our oil and gas portfolio
to continue to provide strong free
cash flow for many years. Equinor
will pursue activities where we have
the competence, experience, scale,
and an overall competitive
advantage to secure a leadership
position.
We are focusing on high-value
growth in renewables, both onshore
and offshore, aiming to deliver
above 65 TWh from renewables
power generation by 2035.

We are actively contributing to
maturing CCS and hydrogen
markets, aiming for a market share
of 25% for storage and 10% for
hydrogen by 2030.

About us
Equinor 2023 Integrated Annual Report

Equinor’s 2023 material topics
Our material topics are linked to our strategic pillars: always safe, high value and low carbon. We have identified eight material topics
that we believe are key to delivering on our strategy. In line with the concept of double materiality, these are topics that may significantly affect our financial or operational performance, or that may significantly impact societies and ecosystems in which we
operate. In section 2.2, we provide more detail on each of these eight topics, their significance for

Equinor and our stakeholders, the
way we manage them, the metrics we use to monitor progress, and our performance in 2023.
Profitable portfolio:

Portfolio development and composition to ensure ongoing profitability with risk assessment and
management of current asset base .
Energy provision and value creation for society: Securing energy supply and generating revenue, job opportunities and economic prosperity through local employment, procurement and taxes.
Integrity and anti-corruption:

Preventing corruption and ensuring ethical business culture across the company.

Net zero pathway :

Reducing greenhouse gas emissions towards net-zero by 2050, including emissions from the use of our
products.
Safe and secure operations:

Ensuring the health, safety and security of people, environment and assets.
Protecting nature: Preventing the loss of and enhancing biodiversity in areas where Equinor operates.
Respecting human rights: Respecting human rights in Equinor’s own activities and supply chain.
Workforce for the future:
Building a future-resilient, diverse and inclusive workplace with equal opportunities and human
capital development, and where people can unlock their potential.

About us
Equinor 2023 Integrated Annual Report

1.6 Progress on our Energy transition plan

Our Energy transition plan, published in 2022, outlines

the measures that will allow us to deliver on our
net-zero ambition. It includes ambitions and actions for

how to reduce emissions, build a
renewables portfolio and develop low carbon solutions.

Each year, we provide

an update on the
company’s progress.

For our Energy transition plan, 2023 was a year of execution and capacity building against a backdrop of
continuing energy security concerns and new market

challenges.

Status on our Energy transition plan in 2023

On an annual basis, we saw mixed progress towards our main climate ambitions. Operational factors and market
dynamics negatively affected our metrics for emissions

reductions and progress toward net zero, while increased
gross capital expenditure*

towards renewables and low carbon solutions shows continued

progress on the leading
indicator of investment. As we simultaneously deliver on

the energy needs of today and work on building the
energy system of the future, it is important to maintain

a multiyear perspective. Our transition journey will not

be
linear, but the direction is clear.

The ambitions in our Energy transition plan remain

firm and we remain focused on
delivering on our strategic aim to be a net zero company

by 2050.

Acting on our emissions

Our ambition is to reduce emissions from our own operations

by 50% by 2030 compared to 2015 levels.
We aim for at least 90% of this ambition to be realised

by absolute emission reductions.
In 2023, our total scope 1 and 2 operated greenhouse

gas (GHG) emissions were 11.6

million tonnes CO2e,
which is 30% lower than in base year 2015 and 0.2 million tonnes higher than in 2022. The resumption of the
Hammerfest LNG facility in Norway and the return to normal

full-year production at the Peregrino oil field in Brazil
were the main contributors to the increase in operated

emissions.

Notable achievements toward emissions reductions from the operated portfolio included the start-up of Hywind
Tampen,

the world's first floating wind installation in the Norwegian

North Sea, which supplies energy to the
Gullfaks A and Snorre fields, and the electrification of the Gina

Krog field with power from shore. Additionally,

the
approval of the Snøhvit Future project by the Norwegian

government was a major milestone. The project aims

to
fully electrify the Hammerfest LNG facility by 2030, resulting in an approximate annual reduction of 850,000

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Equinor 2023 Integrated Annual Report

tonnes of CO2 emissions. As outlined in our Energy transition plan, rapid reductions in operated emissions from
our oil and gas activities in Norway depend on the availability of, and access to, electricity supplies.

In 2023, we maintained our focus on the carbon efficiency

of our upstream production. Upstream CO2 intensity
was 6.7kg CO2/boe, which is a slight improvement from the

level achieved in 2022 and below our target of 7.0kg
CO2/boe for 2025. We remain on track to achieve

our ambition of 6.0kg CO2/boe in 2030. The

average methane
intensity of our operated assets held steady at 0.02%,

roughly one-tenth of the OGCI (Oil and Gas Climate
Imitative) industry average of 0.2%.

Key figures
6.7 KG/BOE
CO2 upstream intensity.

Scope 1 CO2 emissions, Equinor operated, 100% basis
30 PERCENT
Reduction in scope 1 + 2 operated emissions

since 2015
Investing in the transition
We are targeting high-value growth in renewables.

Our ambition is that over 50% of our annual gross
capex will be invested in renewables and low carbon

solution by 2030, and 30% by 2025, subject to
availability of robust projects.
In 2023 we invested 20% of our gross capex* into renewable

energy and low carbon solutions, which is a 50%
increase from the previous year.

The majority of these investments were allocated

to renewables, with the
remainder allocated to our Northern Lights Carbon Capture and

Storage (CCS) project. The figure does not
include investments into abatement projects for the decarbonisation of our oil and gas production. As Equinor
grows and transforms, we expect to invest more to renewables and low carbon solutions, subject to an attractive
sufficient access to opportunities and to deliver

profitable growth.

Our investment strategy paves the way to a broader energy

mix for the company.

While less than one percent of
the total energy we delivered in 2023 was from renewables

and low carbon solutions such as hydrogen, this figure
is estimated to reach between 8-10% in 2030 and between

15-20% in 2035
1
.

Advancing towards net zero

Our ambition is to reduce the net carbon intensity (NCI)

of the energy we provide by 20% by 2030. This
ambition includes scope 3 emissions from the use

of sold products.

In 2023, the NCI of the energy provided by Equinor was

67gCO2e/ MJ, which is a one percentage point increase
compared to 2022 and a 1% decrease compared to the 2019

baseline year. The

year-on-year rise is attributable
to an increase in the ratio of oil to gas in our production portfolio as the energy security crisis in Europe stabilised
and the extraordinary increase in demand for Equinor’s gas seen in 2022 subsided. An increase in the overall oil
and gas production from 2,039 thousand barrels of oil equivalent per day (mboe/d) in 2022 to 2,082 (mboe/d) in
2023, resulted in a 3 % increase in absolute scope 3

emissions to 250 million tonnes.
1

Using a fossil equivalency basis for renewable energy

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Equinor 2023 Integrated Annual Report

Key figures
8 GW Renewables pipeline additions Equinor share, unrisked
9 MTPA CCS storage volumes added, equity to Equinor
While renewables represented a small fraction of our total

energy output in 2023, we made progress in building a
foundation for these sources to play an increasingly important role in our future portfolio as a broad energy
company. In October,

we achieved a significant milestone in the UK, with the

first power delivery from Dogger
Bank, which is set to become the world's largest offshore

wind farm when all phases of the project are complete.
Our acquisition of Rio Energy,

a leading onshore renewables company in Brazil,

and the closing of the acquisition
of Danish solar company BeGreen, added around 8 GW

of capacity to our pipeline in 2023.
In addition to progress on renewables, we saw an increase in the volume of CO2 stored from our operated assets
Snøhvit and Sleipner in 2023 to 0.8 million tonnes,

up from 0.5 million tonnes in 2022. Accumulated, Equinor

has
stored 27.1 million tonnes of CO2 on the NCS since 1996.

We saw two major developments in our CCS portfolio
in 2023. Our acquisition of a 25% stake in Bayou Bend,

a major CCS project in the US Gulf Coast with gross
potential storage resources of more than a billion metric

tonnes, provides us with an opportunity to engage in the
decarbonisation of a key industrial region and adds 5 million tonnes per annum (mtpa) of transport and storage to
our portfolio. In the UK, Equinor and its partners secured additional

CCS storage licenses in the Northern
Endurance Partnership, adding up to 4mtpa to our annual storage capacity in the project, which comprises six
CO2 storage sites in the southern North Sea. These projects

will be important contributors to our increased
ambition of 30-50mtpa of transport and CO2 storage by

2035.

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Equinor 2023 Integrated Annual Report

As deployment of renewables

and CCS accelerates in the coming years, we expect

to see greater progress in
NCI reductions, with the majority of progress towards the 20% reduction ambition in 2030 expected in the second
half of this decade.
As outlined in our Energy transition plan, the transition

will require an approach that takes account of impacts on
our employees, nature, and society.

In this respect, 2023 was also a year of capacity

building. The launch of our
new renewables organisation in May,

aimed at focusing the competence and capacity needed to

maximise value
creation in our fastest growing business area, resulted in

a 94% increase in the number of colleagues formally
working in renewables, with most reallocated from roles

in other parts of the company.

On nature, we continued to
expand our activities, including implementation of site-specific inventories of key biodiversity features for 35
existing sites. In 2023, we also continued to integrate human rights practices into the way we work, including
engagement with peers and suppliers to address systemic

issues, the development of new internal monitoring
indicators for forced labour in our supply chain, and adoption of global Equinor working requirements for human
rights due diligence.
Relevant information:

●

The energy transition plan

●

Biodiversity position
●

Human Rights Policy
●

A just energy transition

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Equinor 2023 Integrated Annual Report

1.7 Our people

At Equinor, our people are our most valued resource. Every individual makes a difference by contributing their skills, experiences, ideas, and perspectives to the common goals of delivering reliable energy and reaching net zero by 2050.
Our culture is firmly rooted in a shared understanding that safety is our number one priority. Our values guide us in how we work and deliver on our goals together. We have clear requirements and expectations towards our employees to ensure that our company culture continues to develop and thrive.
We work systematically to integrate diversity and inclusion (D&I) in our human resources (HR) processes, from recruitment, career development, and succession planning to leadership deployment.
Developing our people capabilities
In 2023, we further strengthened our workforce planning process in collaboration with leaders and employee representatives. The
reinforced framework aims to ensure a robust connection between our strategy, business plans, and the development of people’s capabilities. We continuously address gaps between current and future workforce needs using various tools and new technologies.
Our recruitment strategies comply with statutory requirements for the use of temporary hires.
Focusing on both short-term and long-term development planning, we enable employees to cultivate the necessary skills to meet
present and future objectives. Our ongoing performance development process, based on continuous feedback,

allows leaders and
employees to prioritise and align their expectations throughout the year.
Building and utilising our collective competence
Our collective competence is a key enabler for Equinor to deliver on current and future ambitions. Employees have opportunities to
learn and grow through our Equinor university courses, partnerships with top universities for training and research, and our internal job
market. We monitor the participation of all formal learning to secure continuous management focus and a relevant learning portfolio.
Creating a great place to work
In Equinor, everyone is involved in the development of the company. This includes internal cross-functional collaboration, liaising with union representatives and safety delegates according to local law and practice, and following up on the results from our annual global
people survey (GPS). We respect employees’ rights to organise and to voice their opinions, and we have the same clear expectations
for our suppliers and partners. In 2023, union representatives and safety delegates were involved in discussions on the further
optimisation of our operating model, the hire-in regulations in Norway, and model for career development in the company.
In 2023, we worked further on implementing our flexible work principles. Our continuous goal is to achieve a good balance in
supporting the diverse needs of our people in their daily working lives and ensuring that time and effort are directed to prioritised
activities.
Performance and reward framework

In Equinor, how we deliver is as important as what we deliver. Our performance and reward framework measures progress and results, and rewards individual performance in a holistic way, attributing equal weight to business delivery and behaviour. The performance of the CEO, his direct reports and Equinor’s broader leadership is assessed based on results within a wide range of behavioral, financial, operational and sustainability topics.
A comprehensive set of performance indicators and monitoring reports are made available to all employees in Equinor’s management
information system. The performing indicators are reported on a regular basis from operational levels to the governing bodies to
ensure transparency in risk and performance management – this is how we keep employees accountable for the development of our
company.

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Equinor 2023 Integrated Annual Report

1.8 Engaging with stakeholders
Throughout 2023, we regularly engaged with stakeholders, such as governments, regulators, business partners, suppliers and local
communities. Broadly, the aim is to help us build support for policies that align with our strategy, as well as to create value in collaboration with partners, suppliers and local communities.

Engaging with policymakers
Equinor engages with policymakers to ensure our license to operate, to express our position on important industry issues, and to
promote policies in line with our strategy and our Energy transition plan. We have a dialogue with government through our Chairman,
Chief Executive Officer and other senior leaders – as well as through consultation responses and cross-industry initiatives. We work with key government entities to reach common goals in line with our ambitions, promote adequate framework conditions that drive
investments in necessary energy sources and technologies - and deliver projects necessary for the transition.

In Equinor, our political and public affairs team manages relationships with governments and policymakers. We engage primarily with decision makers in countries where we have significant operations, such as Norway, Brazil, the UK and the US, as well as with regional structures like the European Union. These interactions are mainly related to developing competitive, stable and predictable
industry framework conditions, taxes and legislation that affect our activities. We also collaborate on developing new value chains needed in a low carbon future, such as hydrogen and CCS.

Our public policy work covers a wide territory, including oil and gas, low carbon solutions and renewables. Achieving the necessary decarbonisation and political will to ensure affordability, and at the same time maintain security of supply will be a key political and industrial challenge going forward. To achieve our corporate strategic priorities for the energy transition it is important to work with policymakers in key markets. Further information on our sustainability governance activities can be found in section 2.2 Sustainability
Performance.
Our partners and suppliers
The values we create are to a large extent dependent on our relationships with business partners and suppliers. We believe our
efforts to ensure close collaboration and active engagement has the potential to impact health and safety standards,

supplier diversity
and inclusion and promote responsible supply among others. We regularly engage in meetings with our partners to support safe and
efficient operations and drive potential to improve efficiencies. Our suppliers constitute a key part of our value chain, for example in engineering, construction and installation of plants and platforms. We aim for fair competition and enabling efficient and sustainable supply chains in support of both their and our own performance.

Local communities
We believe that we can bring a range of positive benefits to the societies where we operate, when these are pursued in collaboration
and based on good communication with those potentially impacted by our planned or ongoing activities.

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Equinor 2023 Integrated Annual Report

1.9 Governance and risk management
Corporate governance
Our corporate governance framework and processes are formed to promote transparency and accountability in decision-making and
day-to-day operations. Good corporate governance is a prerequisite for a sound and sustainable company, and to ensure that we run
our business in a justifiable and profitable manner for the benefit of employees, shareholders,

partners, customers and society.
As a public limited liability company with shares listed in Oslo and New York, Equinor adheres to relevant regulations and applicable corporate governance codes, including the Norwegian Code of Practice for Corporate Governance.

For a comprehensive account of our corporate governance framework, please refer to the Board statement on corporate governance
report.
Governing bodies
The general meeting

of shareholders is Equinor’s supreme corporate body. It serves as a democratic and effective forum for interaction between the company’s shareholders, the board of directors (BoD) and management. At Equinor's

AGM on 11 May 2023,
78.02% of the share capital was represented.
The corporate assembly is Equinor’s body for supervision of the BoD and the management of the company. They represent a broad cross-section of the company’s shareholders and stakeholders, and one of their main duties is to elect the company’s BoD. The
corporate assembly consists of 18 members and three observers, of which 12 members are nominated by the nomination committee
and elected by the general meeting, while six members and the observers are elected by and among employees in Equinor ASA or a
subsidiary in Norway. More information on the corporate assembly can be found in the Board statement on corporate governance report.
The BoD

has the overriding responsibility for supervising Equinor’s management and operations and establishing control systems.
The work of the BoD is based on its rules of procedures and applicable legislation describing its responsibility, duties and
administrative procedures. This includes a duty to decide the company’s strategy, ensure adequate control of the company’s overall risk management and to appoint the chief executive officer (CEO). For a more detailed description, see the rules of procedures available at www.equinor.com/board
The BoD shall consist of nine to eleven board members and as of 31 December 2023 had ten members of which seven were
shareholder representatives and three were employee representatives. Of the board members six are men, four are women and two

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Equinor 2023 Integrated Annual Report

are non-Norwegians resident outside of Norway. The nomination committee nominates the shareholder-representatives, and all board members are elected by the corporate assembly. The BoD has determined that, in its judgment, all the shareholder representatives on the board are considered independent as under Norwegian law.
The BoD has adopted an annual plan for its work which is revised with regular intervals.

Recurring items on the board's annual plan
are: safety, security,

sustainability and climate, corporate strategy, business plans and targets, quarterly and annual results, annual reporting, ethics and compliance, management's performance reporting, management leadership assessment and compensation and
succession planning, project status review, people and organisation strategy and priorities, and an annual review of the board's governing documentation. The board has dedicated strategy and risk sessions twice a year where the corporate executive committee
presents, and they align on the strategy going forward. The board discusses climate change and the energy transition in all ordinary
board meetings either as integral parts of strategy and investment discussions or as separate topics.

The work of the board is set out in detail in the Board statement on corporate governance report.
The BoD’s three sub-committees act as preparatory bodies:
The audit committee (BAC)
The

BAC

acts as a preparatory body for the board in connection with risk management, internal control and financial and
sustainability reporting. In particular, the BAC assists the board in exercising its oversight responsibilities in relation to:
●
The financial reporting process and the integrity of the financial statements
●
The sustainability reporting process and the integrity of the sustainability reporting
●
The company’s internal control, internal audit and risk management systems and practices including the enterprise risk
management framework.
●
The election of and qualifications, independence and oversight of the work of the external auditors
●
Business integrity, including handling of complaints and reports.
For a more detailed description of the objective and duties of the committee, see the instructions available at
www.equinor.com/auditcommittee.
The safety, sustainability,

and ethics committee (SSEC)
SSEC

acts as a preparatory body for the board in connection with reviewing the practices and performance of the company primarily
in matters regarding safety, security, ethics, sustainability and climate.
This includes review of the company’s policies, risk, practices and performance related to
●

Safety

●

Security, including cyber and information security, physical security and personnel security
●

Climate and Sustainability, including human rights, social responsibility and environment
●

Code of Conduct
●

Ethics and anti-corruption Compliance Program
●

Results of audits, verifications and investigations relevant for the SSEC
●

Effectiveness of the internal control for safety, security and sustainability matters
For a more detailed description of the objective and duties of the committee, see the instructions available at
www.equinor.com/ssecommittee.
The compensation and executive development committee

(BCC)
The BCC acts as a preparatory body for the board and assists in matters relating to management compensation and leadership
development.
The BCC gives recommendation to the board in matters relating to principles and framework for

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Equinor 2023 Integrated Annual Report

●

Executive rewards
●

Remuneration strategies and concepts
●

CEO's contract and terms of employment
●

Leadership development, assessments and succession planning
BCC also oversees and advises the company's management in its work on Equinor's remuneration strategy and remuneration policies
for senior executives.
For a more detailed description of the objective and duties of the committee, see the instructions available at
www.equinor.com/compensationcommittee.
The BoD considers its composition to be competent with respect to the expertise, capacity and diversity appropriate to attend to the
company's strategy, goals, main challenges, and the common interest of all shareholders. The BoD also deems its composition to consist of individuals who are willing and able to work as a team, resulting in an efficient and collegiate board.
The BoD develops its knowledge and competence and among others had sessions in the following topics in 2023;
●

Energy Perspectives and the evolving external context – geopolitics, policy and energy
●

Low carbon solutions

●

Financial deep-dive
●

Technology deep-dive
●

Cyber security
Furthermore, external speakers presented to the BoD their view on the energy transition in a geopolitical and a financial context.
Reports from the committees are given on each board meeting to update the board on matters handled by each committee. The BAC
had two competence days with deep-dives into different topics such as data governance, structure for trading mandates, internal
control over financial reporting framework, EU ESRS reporting requirements, material topics for sustainability reporting, and inflation
pressure impact on the portfolio. The SSEC had deep-dives on topics within human rights,

compliance, cyber security, net-zero and
safety. The BCC attended a yearly session on development and trends within executive talent market.
The BoD conducts an annual self-evaluation of its work and competence, which generally is externally facilitated. Climate change
capabilities, and the oversight of Equinor’s human rights policy are included as key components in the annual board evaluation. The
evaluation report is discussed in a board meeting and is made available to the nomination committee.
The board members have experience from inter alia oil, gas, renewables, shipping, telecom and

Norwegian defense forces.
Equinor ASA has purchased and maintains a Directors and Officers Liability Insurance on behalf of the members of the board of
directors and the CEO. The insurance also covers any employee acting in a managerial capacity and includes controlled subsidiaries.
The insurance policy is issued by a reputable insurer with an appropriate rating.
More information about the BoD can be found in the Board statement on corporate governance report.

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Equinor 2023 Integrated Annual Report

Corporate executive committee (CEC)
The president and chief executive officer (CEO) has the overall responsibility for day-to-day operations in Equinor. The CEO appoints the corporate executive committee, which considers proposals for strategy, goals, financial statements, as well as important investments prior to submission to the BoD. The purpose of the CEC is to set direction, drive prioritisation and execution, build
capabilities and ensure compliance. The CEC works to safeguard and promote the corporate interests of the company through
developing the management system and securing adequate risk management and control systems. The CEC includes the CEO, the
chief financial officer (CFO), the executive vice presidents of the business areas and the executive vice presidents for Safety, Security
& Sustainability, Legal & Compliance, People & Organisation and Communication.
The CEC ensures proactive management and control of sustainability-related impacts through the safety, security and sustainability
committee which is held on a quarterly basis. Risk, performance, and mitigating actions are key topics for the work in the committee.
Ethical and reputational issues such as anti-corruption are monitored and mitigated through the

CEC ethics committee. The ethics
committee meets as needed and at least three times a year.

In addition, through the corporate risk committee the CEC manages Equinor’s overall risk exposure, and material topics related to
health and safety, human rights, corruption, climate and environment is assessed as part of the overall risk management. The corporate risk committee functions as an advisory body to the CEO and CFO, and the work of the corporate risk committee is
presented to the CEC on a regular basis.
In 2023, the CEC, as well as the BAC, and the SSEC were involved in the assessment, prioritisation and articulation of Equinor’s
material sustainability topics.
Corporate executive committee (CEC)
Remuneration of BoD
The remuneration of the BoD is decided by the corporate assembly annually, following a recommendation from the nomination committee. Remuneration for board members is not linked to performance, and board members do not receive any shares or similar
as part of their remuneration. The board members receive an annual fixed fee. Deputy members,

who are only elected for employee-
elected board members, receive remuneration per meeting attended. The employee-elected members of the board receive the same
remuneration as the shareholder-elected members.
Remuneration of the corporate executive committee
The BoD is responsible for preparing and implementing a remuneration policy for the members of the corporate executive committee.
The policy is effective for a period of four years, subject to any proposed material changes by the BoD requiring adoption by the
annual general meeting before the four-year term concludes.
The policy shall contribute to attracting and retaining executives and motivate them to drive the success of the company. A key
principle for Equinor’s remuneration policy is moderation. The reward should be competitive,

but not market-leading, and aligned with
the markets that the company recruits from, maintaining an overall sustainable cost level. Equinor places a high focus on fostering
alignment between the interests of its executive management and those of its owners and other stakeholders. Variable remuneration
is aimed at driving performance in line with the company’s strategy and securing long-term commitment and retention with the
company.

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Equinor 2023 Integrated Annual Report

The receipt of variable remuneration depends on individual and company performance and is subject to a holding period requirement
for some elements. Performance-based variable remuneration has been capped in accordance with the relevant Norwegian state
guidelines.

All KPIs and behaviour goals applicable for an executive are weighted equally when setting the individual bonus level. One of the
common KPIs used to decide the annual variable pay (bonus) component of variable pay for all executives is “Upstream C02 intensity:
<= 8 kg/boe”.
In the behaviour part of the assessment there is a common goal to transform own organisation to deliver on our purpose and become
a leading company in the energy transition.

Executive remuneration policy
The executive remuneration policy which was approved by the 2021 annual general meeting serves as the basis for the 2023
remuneration report. This policy can be found in an appendix to the 2023 remuneration report at

equinor.com.

A revised policy was presented for a binding vote and approved at the annual general meeting in 2023. The approved policy came
into effect on 1 January 2024 and is available on Equinor’s website.
Risk management
Enterprise risk management (ERM) relates to managing uncertainties in order to deliver Equinor’s purpose in line with our core values.
Risk, which refers to both threats and opportunities, is assessed as part of strategy selection and managed through execution to
deliver the strategic pillars and objectives throughout the company. The constantly changing internal and external business context means that risks can emerge and evolve quickly, underpinning the need for well-designed, adaptive and effective risk management approaches.

The current most material enterprise risks and risk factors are described in section 5.2 Risk factors.
Equinor’s ERM framework is integrated across all our business activities with a focus on creating value and avoiding unwanted
incidents. We consider risks in shorter and longer-term perspectives, and across enduring risks, dynamic risks as well as more
immature or emerging risk issues that can impact our business ambitions. Through BAC the

BoD oversees the ERM framework and
reviews its effectiveness.
The ERM approach enables risk-informed decisions and risk response in a way that supports delivering value in a sustainable frame.
This means that we consider the overall value upside or downside of risks for Equinor, whilst ensuring we live up to our principles for avoiding safety, security,

sustainability, human rights and business integrity incidents, such as accidents, fraud and corruption.

In general, risks are managed in the business line as an integral part of employee and manager tasks. The business areas and
corporate functions regularly identify and evaluate risk using established procedures, assess the need for risk-adjusting actions, and
review overall risk management performance. Some risks, such as oil and natural gas price risks and interest and currency risks, are
managed at the corporate level to provide optimal solutions. A holistic corporate risk perspective is also applied in strategy
development, portfolio prioritisation processes, and capital structure discussions. Throughout the year, the CEO and the Board Audit
Committee maintain oversight of the risk management framework, processes, top enterprise risks and the overall risk picture. Areas of
particular risk oversight currently include IT and cyber security, progress on net-zero, low-carbon value proposition, political and regulatory frameworks, human rights, and capacity and capability constraints.
Equinor’s risk management process is based on ISO 31000 risk management and seeks to ensure that risks are identified, analysed,
evaluated, and appropriately managed. A standardised risk process across Equinor supports consistency and efficiency that informs
key decisions. Risk is integrated into the company’s management information system (IT tool), where it is linked with Equinor’s
purpose, vision and strategy and associated strategic objectives and KPIs. This tool is used to capture risks, follow up risk-adjusting
actions and related assurance activities, and supports a risk-based approach in the context of a three lines model
(https://www.equinorbook.com/brandcenter/en/equinorbook/component/default/82415).
Whilst our approach includes continuous improvement of risk management practices, Equinor has recognised a need to strengthen
resilience to global uncertainty and volatility that affect our business. With support from the CEO, CFO and BAC, Equinor has initiated
focused activities to strengthen a future-fit ERM framework. This includes further development of the corporate risk appetite
framework supported by strengthened governance for executive follow-up of the top enterprise risks.
Equinor risk management can be broadly considered across the following enterprise impact areas. More detail on specific themes is
provided in relevant material topics sections of this report.

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Equinor 2023 Integrated Annual Report

Strategic and commercial risks:
Equinor needs to navigate uncertainty and manage risk to
deliver value, transition its portfolio, and remain financially robust through the changing energy context. Climate and
other sustainability-related factors influence many aspects
of our strategy selection and execution. Global, regional
and national political developments can change the
operating environment and economic outcomes. Market
conditions related to supply and demand, technological
change, customer preferences and global economic
conditions can significantly impact company financial
performance. Our ability to deliver value from projects and
operations can be impacted by factors related to partners,
contractors, global supply chains as well as public
stakeholders and regulatory frameworks. Digital and cyber
threats are constantly evolving and can cause major
disruption across our value chains.
Strategic and commercial risk factors:
●

Prices and markets
●

Hydrocarbon resource base and renewable and low
carbon opportunities
●

Climate change and transition to a lower carbon
economy
●

International politics and geopolitical change
●

Digital and cyber security
●

Project delivery and operations
●

Joint arrangements and contractors
●

Competition and technological innovation
●

Ownership and actions by the Norwegian State
●

Policies and legislation
●

Financial risks, liquidity and capital management
●

Trading and commercial supply activities
●

Workforce capabilities and organisational change
●

Crisis management, business continuity and
insurance coverage
Strategic and commercial risk management
Overall, Equinor manages risk through portfolio selection, robust financial framework, stress-testing and business
planning, investment, and review processes. We take a long-term view of energy supply and demand, ensuring robustness of our oil and gas portfolio, developing and investing in low carbon businesses of the future whilst seeking to
safeguard shareholder returns.
The company is exposed to oil and gas market price levels. Corporate hedges may be entered into to reduce the cash
flow volatility generated from the price levels risk. Equinor has an insurance-based approach to this hedging, securing
downside protection only while keeping the upside in price exposure open. For the trading business,

derivatives risk is
managed through Value at Risk and trader mandates, loss limitation systems and daily monitoring of trading profit and loss. Equinor’s liquidity framework is based on a forward-looking risk management approach to assure that Equinor’s
strategic liquidity reserve will cover both expected and unexpected cash outflows over the subsequent six months,
including a potential crisis event and significant collateral needs.
Risks related to low carbon solutions, climate change and transition to a lower carbon economy, workforce and
organisation, cyber security, and actions by the Norwegian State are included within top enterprise risks and have direct follow-up at the executive level. Top enterprise risks are assessed in relation to risk appetite statements that represent the company’s willingness to take on risk exposure. Actions to manage exposure are implemented and assessed based
on their effectiveness. Risks are reviewed by both the first line (risk owner) and second line (Corporate risk) with regards to risk management and followed up by the CEC and the BoD.
We recognise the importance of ESG matters in our current and future business, and seek to be open around ESG matters related to our activities through recognised ESG reporting methodologies. To support portfolio resilience in multiple energy pathways, we have a financial framework in place addressing climate-related risks, we stress test our
portfolio across different energy scenarios, and assess climate-related physical risks. Risks relating to policies and regulatory frameworks, international politics and geopolitical change, together with competition and technological innovation are regularly assessed, monitored and managed to improve outcomes for the company as part of the
Equinor’s risk update.
Risks related to projects and operations are managed at many levels, including through quality assurance processes
(competence area reviews, e.g., facilities, safety and security, environment, commercial and country risk) within the investment phase, quality and risk management within the project execution risk phase, and continuous improvement
programs in operations. Crisis management, business continuity and insurance coverage are included in the evaluation of
actions to reduce the impact of unwanted incidents. Digital security and cyber security remain in high focus through a
cyber security improvement programme to maintain and strengthen cyber security capability and reduce cyber risk.

About us
Equinor 2023 Integrated Annual Report

Security, safety and environmental risks
We undertake business activities globally that expose
Equinor to a wide range of factors that can impact the
health and safety of people, the integrity of facilities, and nature. Our activities could be exposed to risk from the
physical effects of climate change, and Equinor could be
subject to hostile acts that cause harm and disrupt
operations. Incidents may include release of health
hazardous substances, fire, explosions, and environmental
contamination.
Security, safety and environment risk factors
●

Health, safety and environmental factors
●

Security breaches
Security, safety and environment risk management
Ensuring low and tolerable levels of security, safety and environmental risks is a central aspect of our investment decisions and operations processes. We regularly assess our performance through indicators, reviews and assurance activities and, when needed, instigate improvements. In the current business context, we have a specific focus on top
enterprise risks related to major accidents, security incidents and human rights breaches, as well as following up on
aspects of our ambitions to net zero (under strategic and commercial risks). Mitigation of the major accident risk is
through continued focus on our I am Safety Roadmap and rollout of major accident prevention training across the
company. We continue to deepen understanding and potential mitigation of physical climate risk to our business activities.
We consider latest scientific understanding and environmental data to inform risk management when planning and
executing our projects. Risk exposure to human rights is addressed through a specific action plan that prioritises key
actions to prevent forced labour in the supply chain and establish new working requirements for human rights due
diligence. We maintain high focus on security risk management in light of the European security situation, and work to
mitigate state actor threats through safeguarding physical security, including offshore and onshore facilities and pipelines, and to further develop the management of cyber security.
Threats associated with third parties are consistently assessed and addressed as an integral part of cyber risk management. Cyber risk assessments and risk management services are
delivered by internal experts. External assessors are engaged to benchmark security discipline maturity levels.

Compliance and control risks
Breaches of laws, regulations or guidelines or ethical
misconduct can lead to public or regulatory responses that
affect our reputation, operating results, shareholder value
and continued licence to operate. Failure to control risks
related to trading processes and transactions can result in
fines and monetary losses and potentially affect Equinor’s
licence to trade.

Compliance and control risk factors
●

Supervisions, regulatory reviews and reporting
●

Business integrity and ethical misconduct
Compliance and control risk management
Equinor’s Code of Conduct sets out our commitment and requirements for how we do business at Equinor. We train our
employees on how to apply the Code of Conduct in their daily work and require annual confirmation that all employees
understand and will comply with requirements. We require our suppliers to act in a way that is consistent with our Code of
Conduct and engage with them to help them understand our ethical requirements and how we do business. Equinor
operates a Compliance Programme with the aim to ensure that anti-bribery and corruption risks are identified,

reported,
and mitigated, and have a network of compliance officers who support the business areas globally.

Group performance
Equinor 2023 Integrated Annual Report

Group

performance
2.1
2.2

2.3
Our 2023

performance
Financial performance
Strategic financial

framework
Our market perspective
Group financial

performance
Oil and gas

reserves
Sustainability performance
Sustainability approach
Materiality assessment
Material topics’ performance
Always safe
Safe and

secure operations
Protecting nature
Respecting human rights
Workforce for

the future
High value
Profitable portfolio
Energy provision and

value creation

for society
Integrity and anti - corruption
Low carbon
Net-
zero pathway

Fuelling innovation

Group performance
Equinor 2023 Integrated Annual Report

Our 2023 performance
Financial performance
We present our 2023 financial results, our strategies for capital and liquidity management, our future outlook and an update on our oil
and gas reserves.
Sustainability performance
Gain insight into our sustainability performance, approach to sustainability and how we identify and assess our material topics.
Fuelling innovation
Learn about our research and innovation activities and the technological developments that can improve our performance and
increase our competitiveness.

Group performance
Equinor 2023 Integrated Annual Report

2.1 Financial performance
We delivered strong earnings and competitive capital distribution, while focusing on capital discipline and making solid progress on
our ambitions.

We aim to deliver profitable growth towards 2035 and provide long-term shareholder value.

“We delivered solid operational performance and
production growth, leading to strong financial
results in 2023. Industrial progress on and
development of our portfolios in oil and gas,
renewables and low carbon solutions, position
us for growth and transition forward.
Towards 2035 we aim to maintain high
profitability while transforming, and deliver a
stronger cash flow from a broader energy mix
with lower emissions.”
Torgrim Reitan, CFO

Group performance
Equinor 2023 Integrated Annual Report

Strategic financial framework
Equinor’s financial framework is underpinned by four principles that we believe will allow us to develop our company and drive capital
discipline.

Value over volume
Value creation is a key priority for Equinor and is an integral part of how we steer our company. By being value driven, we expect to deliver a return on average capital employed* of above 15% from 2024 to 2030
2
.

Robust to lower prices
Given the cyclical nature of our industry, we aim to remain robust to lower prices and continue to deliver value through the cycles. Our current portfolio is estimated to be net cash flow* neutral between 2024 and 2030 at around 55 USD/bbl
3
. Robustness is developed
through a balanced portfolio composition in addition to low break-even prices on projects. Ensuring a base line of stable returns from
the upstream business coupled with a targeted high value renewable and LCS portfolio we seek to create robustness through cycles
and seasons. By remaining disciplined and utilising our flexible investment program, we aim to ensure resilience in a low-price
scenario.

Robust capital structure
Ensuring a solid balance sheet and necessary financial flexibility is important to support a dynamic strategy through economic and
market cycles. We also aim to maintain a credit rating within the single A category on a stand-alone basis as a key objective
4
. Equinor
expects a long-term net debt to capital employed* ratio between 15-30% (20-35% including IFRS
®

Accounting Standards - IFRS 16
leases) to be consistent with this.
Energy transition plan
In line with Equinor’s Energy transition plan, we are focusing on high-value growth in renewables and aim to invest over 30% of gross
capex* to renewables and low carbon solutions by 2025, growing to over 50% by 2030, subject to the availability of robust projects.
We also aim to reduce operated net scope 1+2 emissions by 50% by 2030 and reduce our net carbon intensity by 20% by 2030 and
40% by 2035
54
.
Growing cash flows from operations
It is expected that this financial framework will enable Equinor to generate a strong cash flow from operations after taxes paid* (CFFO
after taxes paid*). We aim to deliver a CFFO after taxes paid* of around USD 20 billion annually from oil and gas activities between
2024 and 2035 and around USD 3 billion from the renewables and low carbon solutions portfolio by 2030, growing to USD 6 billion by
2035
1 6.

This cash flow will be allocated to create shareholder value, following three capital allocation priorities:

1. Stable oil and gas investments while growing investment to transition
By continuing to reinvest in our oil and gas activities towards 2035, in an attractive project portfolio with low break-even prices, we aim
to build a strong foundation of profitable stability to keep the business steady as we transform. Capital will also continue to be
allocated towards investing in our growing project portfolio within renewables and low-carbon solutions in line with our Energy
transition plan.

2.

Competitive, growing ordinary cash dividend through the cycles
Investing in high-value projects should enable Equinor to maintain a competitive capital distribution through the energy transition.
Equinor has an ambition to grow the annual ordinary cash dividend through the cycles in line with long-term underlying earnings, at a
minimum of 2 cents per share per year.
3.

Share buy-backs as flexible tool for capital distribution
As part of our shareholder distribution programme, Equinor also buys back shares. The share buy-back programme is a flexible
means of additional capital distribution, where the ambition is to maintain a minimum of

USD 1.2 billion in annual share buy-backs in
the longer term.
2
Based on reference case 75 USD/bbl scenario using

USD/NOK exchange rate of 10 and price assumptions:

Brent Blend 75 USD/bbl, Henry
Hub 3.5 USD/mmbtu and European gas price

13 USD/mmbtu for 2024 and 2025, thereafter

9 USD/mmbtu.
3
Net cash flow* neutral before capital distribution,

based on lower case 55 USD/bbl scenario (excluding

2023 tax lag) using USD/NOK
exchange rate of 10 and price assumptions:

Brent Blend 55 USD/bbl, Henry Hub 2.5

USD/mmbtu and European gas price 8 USD/mmbtu

for
2024 and 2025, thereafter 6 USD/mmbtu.
4
Without uplift in rating due to state ownership.
5
See equinor.com for more details around Equinor’s Energy

transition plan.
6
Oil and gas activities defined as being from

E&P Norway and/or E&P International including

MMP (with the exception of LCS) and other
group elements. Renewables and low carbon solutions

portfolio defined as being from REN and

LCS including relevant trading.

Group performance
Equinor 2023 Integrated Annual Report

Our market perspective
Market overview
At the start of 2023, the global economy wrestled with the interplay of recovery from the pandemic-induced downturn and geopolitical
challenges. In particular, the war in Ukraine continued to distort energy market dynamics and global trade patterns, pushing upward prices that were already inflated in the aftermath of the pandemic.
As 2023 progressed, central banks responded to high inflation with tight monetary policy. In Europe, political attention was also focused on Ukraine's counter-offensive, which did not yield the anticipated gains and prompted a shift towards greater realism. With
this backdrop, and in contrast to the cautious optimism for consumers and service industry worldwide,

capital and energy-intensive
industries faced headwinds. The industrial sector in the Eurozone was hit, and EU GDP growth decelerated to 0.5% year-on-year.
In October, Hamas' surprise terrorist attack on Israel triggered a new crisis in the Middle East - one that directly impacted global energy flows and raised the prospects of further escalation.
Despite these challenges global GDP surprised with an estimated growth of 2.7% in

2023, partially driven by economic resilience in
the US, reflecting declining inflation, a robust labor market and strong private consumption.
While the outlook for 2024 indicates declining inflation rates and policy rate cuts, the global economy is expected to continue on a
path of moderation. Geopolitical developments, as well as the trajectory of inflation and interest rates, will be key factors shaping
global markets also in 2024.
Global oil prices
The oil market was quite balanced in 2023 with some oversupply in the first half and undersupply in the second half. The price for
Dated Brent crude oil averaged 82.6 USD/bbl in 2023, with the second half of the year stronger than the first half. This marked a
significant drop from an average price of 101 USD/bbl in 2022.

During the first half of 2023, Dated Brent crude prices fluctuated within the range of 72-88 USD/bbl.

The EU and G7 sanctions on oil
imports from Russia did not lead to major supply disruptions, and interest rate hikes among global central banks, as well as inflation
and recession concerns, kept prices muffled.
By the second half of 2023, oil prices responded to the effects of the Opec+ oil production cuts. The

Brent price reached its highest
point for the year at 98 USD/bbl in September. Prospects for slower economic growth and oil demand and the higher-than-expected supply from non-Opec+ producers pushed prices down towards year-end. The Israel-Hamas conflict led to a short-lived price increase
in October, but prices fell again as fears of supply disruptions eased.
Mid-December, concerns about shipping disruptions in the Red Sea due to attacks from Houthi rebels, lifted oil prices briefly. Brent averaged 78.2 USD/bbl in December 2023.
Global gas prices
European natural gas prices (TTF) decreased by 66% from the extraordinary levels in 2022 caused by the war in Ukraine,

averaging
12.8 USD/MMBtu. The year was marked by a historical European gas storage surplus at the end of the winter with lower gas demand
across Europe and North-East Asia. Several factors played a role, such as the mild winter weather, higher renewable and nuclear output, persistent end-user energy savings, sluggish industrial demand and slower than expected economic growth in China. New
import terminals across Europe allowed for larger and better distribution of LNG volumes across the region.

Russian gas volumes
were further reduced by about 59% year-on-year. Long-term contracts returned to the horison, with German players very active in signing several new contracts with US producers, Qatar and Norway, while other big players also moved to secure more LNG volumes from US and Qatar. The European joint gas purchases platform was launched in May with mixed feedback and limited market impact.
The US natural gas market in 2023 was uneventful, after the soar in prices in 2021/22 in response to the European energy crisis.
Looking ahead, Henry Hub is expected to continue to play a crucial role in balancing both domestic and international demand, as the
US solidifies its leading position in global LNG export. With rising awareness of climate change, energy affordability, and escalation of
geopolitical tensions, US natural gas will remain an important topic in the global energy discussions.
Global LNG spot prices were volatile in 2023, with the Asian LNG price (JKM) averaging 13.8 USD/MMBtu,

down from 34
USD/MMBtu in 2022. The lower price was driven by lower demand in Europe and Asia compared to 2022 and the high storage levels

Group performance
Equinor 2023 Integrated Annual Report

amid healthy supply in both regions. The volatility in prices was due to the structural market tightness related to the extended
maintenance in Norway in September, the Australian LNG workers strikes in October, and the ongoing conflict in the Middle East since October. Although 30 bcm lower than 2022, a relatively high global LNG contracting activity continued in 2023, with long-term supply agreements (10+ years) reaching 100 bcm.
European electricity and CO
2

prices
Compared to the extraordinary levels seen in 2022, power prices in major West European markets (UK, France,

Germany, Belgium,
Netherlands, Spain, and Italy) decreased by 60% to 101 EUR/MWh as the market was able to cope with the lack of Russian gas into
the system. In addition, the high price environment kept pushing European demand downwards (-3.1%

vs 2022, -6.5% vs 2017-21).
More precipitation in North-west Europe, the improvement of French nuclear availability and a strong increase in wind and solar
capacity additions led to a substantial decrease in coal and gas generation in 2023.
The EU ETS followed a volatile downwards price trend from its 100 EUR/t historical peak back in February, ending the year at 69
EUR/t. ETS was driven by low emissions in power and industry and an influx of frontloaded allowances as part of REPowerEU
regulations.
From a policy perspective, there were three main legislative efforts in Europe to be highlighted:
(1)

the EU Commission (EC) announced its proposal on electricity market design in March as a response to the high price
environment resulting from the European energy security situation. The key focus of the proposal is on consumer
protection, improving market transparency and security of supply.
(2)

In late October the EC presented the “European Wind Power Action Plan” which aims at accelerating wind deployment
through increased predictability and faster permitting, and the creation of a European wind supply chain.
(3)

In the UK, after the disappointing Contract for Difference auction results, the government announced additional funds
and slight changes to the subsidy allocation mechanism with the aim of attracting more applications for the upcoming
auctions.

Group performance
Equinor 2023 Integrated Annual Report

Group financial performance
Solid production increases in 2023 were delivered, securing a strong financial performance despite the impact of lower commodity
prices relative to 2022.
Strong sustained production levels from Johan Sverdrup on the NCS, including phase

2 which came onstream in December 2022,
contributed substantially to the increased production. Internationally, Peregrino in Brazil and a strong performance from the US offshore assets supported production growth, which was also buoyed relative to 2022 with new volumes from

Buzzard in the UK
following the Suncor Energy UK Limited acquisition and the ramp-up of partner-operated Vito in the US.
Operational challenges, turnarounds, and extended maintenance activities, particularly affecting NCS gas assets contributed to the
decline in gas production year-on-year and partially offset the total production increases.
Equinor’s prior year divestments in Martin Linge and Ekofisk also partially offset production levels compared to the prior year.
Power generation from the Brazilian acquisition, Rio Energy in 2023 and Triton Power in the UK acquired in the second half of 2022,
contributed well to Equinor’s power generation in 2023. These additions coupled with continued maturation of both onshore and
offshore projects within the Renewable portfolio resulted in an increase in power generation compared to the prior year.
Results
Condensed income statement For the year ended 31 December
(in USD million) 2023 2022 Change
Revenues 106,848 149,004 (28%)
Net income/(loss) from equity accounted investments (1) 620 N/A
Other income 327 1,182 (72%)
Total revenues and other income 107,174 150,806 (29%)
Purchases [net of inventory variation] (48,175) (53,806) (10%)
Operating, selling, general and administrative expenses (11,800) (10,593) 11%
Depreciation, amortisation and net impairments (10,634) (6,391) 66%
Exploration expenses (795) (1,205) (34%)
Net operating income/(loss) 35,770 78,811 (55%)
Net financial items 2,114 (207) N/A
Income/(loss) before tax 37,884 78,604 (52%)
Income tax (25,980) (49,861) (48%)
Net income/(loss) 11,904 28,744 (59%)

Group performance
Equinor 2023 Integrated Annual Report

Solid production increases combined with high realised prices drove strong revenue and results for 2023.

Realised commodity prices,
particularly gas, were markedly reduced from the elevated levels in 2022, and as such more than offset the production increase,
resulting in a decline in revenue relative to the prior year.
In contrast to the extraordinary market conditions in the prior year, a reduction in gas market volatility and declined geographical spreads limited favourable opportunities to capture value within Gas and Power trading compared to 2022. However, Crude, product
and liquid results in MMP were strong for 2023, effectively capturing financial and physical market opportunities in addition to
optimisation of the shipping portfolio, contributing well to total results.
The additions to production capacity throughout the year and resulting increased production,

coupled with prevailing inflationary
pressures drove an increase in operating, selling, general and administrative expenses compared to

2022 levels. In contrast, a
reduction in energy prices from 2022 contributed to a reduction in transportation tariffs relative to the prior year partially offsetting the
increase. The overall growth in operating expenditure was partially masked by the strengthening of the USD against the NOK.
Depreciation, amortisation and net impairments increased by 66% in 2023, impacted significantly by net impairments totaling USD
1,260 million in the year. This included the recognition of an impairment to our offshore wind project on the US North East Coast following rejection of petitions related to offtake agreements, and the planned exit from Azerbaijan announced at the end of the year.
The prior year in contrast included net impairment reversals of USD 2,487 million mainly due to updated estimates of value in use of
property, plant and equipment impacted by internal forecasts on cost, production profiles and commodity prices, partially offset by the impairment recognised in relation to the exit from Russia. For more information,

see note 14 to the Consolidated financial statements.
The positive trend in net financial items from a loss in 2022 to income of USD 2,114 million in 2023 is driven by an increase in interest income from liquidity management reflecting the upward movement of interest rates over the year. There was, however, a decrease in long-term interest rates resulting in a gain on derivative financial instruments in the year, also contributing to the year-on-year movement.
Income taxes decreased from USD 49,861 million in 2022 to USD 25,980 million in

2023. This is equivalent to a positive effective tax
rate of 68.6% for 2023, an increase of 5.2 percentage points compared to 63.4% in

2022. The tax rate in 2022 was impacted by the
recognition of a deferred tax asset in the US of USD 2.7 billion.
A successful net income result of USD 11,904 million was recorded for 2023. While this is a significant reduction from the extraordinary year of 2022, it is a historically high result for Equinor driven by a solid production delivery.

Group performance
Equinor 2023 Integrated Annual Report

Capital management and distribution
Equinor’s ambition is to grow the annual cash dividend in line with long-term underlying earnings, in addition to buying back shares.
When deciding the interim dividends and recommending the total annual dividend level, the

BoD takes into consideration a range of
factors, including the macro environment, expected cash flow, capital expenditure plans, financing requirements and appropriate financial flexibility. Dividends are declared in USD. For further details on Equinor’s dividend policy see the Board statement on corporate governance at Equinor.com/reports
As part of our distribution of capital to shareholders, Equinor also buys back shares. The purpose of the share buy-back programme is
to reduce the issued share capital of the company. All shares repurchased as part of the programme are cancelled. According to a separate agreement between Equinor and the Norwegian State, a proportionate share of the Norwegian

State’s shares will be
redeemed and annulled at the annual general meeting, ensuring that the State’s ownership interest in Equinor remains unchanged at
67%. Execution of share buy-backs after the 2024 annual general meeting is subject to a renewed authorisation,

including renewal of
the agreement with the Norwegian State. Share buy-backs will be executed within applicable safe harbour provisions.
Capital distribution
The strong financial performance in 2023 allowed Equinor to distribute a total of USD 3,686 million in ordinary dividends in the year
and USD 6,347 million in extraordinary dividends (2022: 2,814 million annual ordinary dividends and USD 6,247 million extraordinary
dividends).

per share (in USD)
2023 2022
Q1 Q2 Q3 Q4 Sum Q1 Q2 Q3 Q4 Sum
Ordinary dividend 0.30 0.30 0.30 0.35 1.25 0.20 0.20 0.20 0.30 0.90
Extraordinary dividend 0.60 0.60 0.60 0.35 2.15 0.20 0.50 0.70 0.60 2.00
Sum 0.90 0.90 0.90 0.70 3.40 0.40 0.70 0.90 0.90 2.90
For the fourth quarter of the year, the BoD proposes to the annual general meeting a cash dividend of USD 0.35 per share, and an extraordinary quarterly dividend of USD 0.35 per share. Considering the proposed dividend, USD 1,649 million will be allocated to
retained earnings in the parent company.
For 2023, Equinor initiated a USD 6,000 million share buy-back programme. The 2023 share buy-back programme started with the
first tranche in February 2023 and ended with the fourth tranche, which was completed in January

2024. The Norwegian State share
related to the second, third and fourth tranches of the 2023 share buy-back programme and the first tranche of the 2024 share buy-
back programme, amounting to USD 4,154 million, will be redeemed in 2024. Redemption is subject to approval in the annual general
meeting in May 2024.
For further information see note 20 Shareholders’ equity, capital distribution and earnings per share to the Consolidated financial statements.
Review of cash flows
Consolidated statement of cash flows
Full year
(in USD million) 2023 2022
Cash flows provided by operating activities

24,701 35,136
Cash flows used in investing activities (12,409) (15,863)
Cash flows provided by/(used in) financing activities (18,142) (15,414)
Net increase/(decrease) in cash and cash equivalents (5,850) 3,860

Group performance
Equinor 2023 Integrated Annual Report

Strong financial results from the business during 2023, driven by a solid operational performance,

generated cash flow provided by
operating activities before taxes paid and working capital items of USD 48,016 million. The downward movement in commodity prices
drove the decrease of USD 35,592 million from the prior year.
Taxes paid of USD 28,276 million in the year have reduced from the prior year outflow of USD 43,856 million.

The payments primarily
consist of Norwegian corporation tax instalments paid for income relating to six months of the prior year and six months of 2023. The
reduction in payments compared to the same period in the prior year reflects the relatively lower pricing environment of 2023.
A working capital decrease of USD 4,960 million, related to reduced price realisation,

positively impacted cash flow in 2023, compared
to an increase of USD 4,616 million in 2022.
An increase in cash used in business combinations and a significant increase in shareholder distribution paid, from USD 8,695 million
in 2022 to USD 16,495 million in 2023, further contributed to an overall cash outflow of USD

5,850 million in the year, down from an
inflow of USD 3,860 million in 2022.

USD 19.7 billion
Cash flow from operations after taxes
paid*
Delivery of a solid operational performance, with growth
in production year-on-year,

contributed to a strong
CFFO* of USD 19.7 billion in 2023 (2022: USD 39.8
billion).
Although subdued compared to 2022, the effect of high
commodity prices coupled with production increases
drove this strong result in the year. The pattern

of
payments for Norwegian corporation tax instalments
impacted the CFFO*,

with USD 15.5 billion of the total
NCS tax payments in the year (USD 27.0 billion) relating
to the extraordinary 2022 year.

Group performance
Equinor 2023 Integrated Annual Report

Debt and liquidity management
Debt and credit rating
Equinor generally seeks to establish financing at the corporate (top company) level. Loans or equity are then extended to subsidiaries
to fund their capital requirements. Project financing may be used for risk mitigation,

access to projects and to facilitate for farm down.
The aim is to always have access to a variety of funding sources across different markets and instruments,

as well as maintain
relationships with a core group of international banks that provide a wide range of banking services.
Our credit rating target is within the single A category on a stand-alone basis. This rating ensures access to relevant capital markets at
favourable terms and conditions.

The Group's borrowing needs are usually covered through the issuance of short-, medium- and long-term securities, including
utilisation of a US Commercial Paper Programme (programme limit USD 5.0 billion) and issuances under a Shelf Registration
Statement filed with the SEC in the US and a Euro Medium-Term Note (EMTN) Programme (programme limit EUR 20 billion) listed on the London Stock Exchange. In addition, Equinor has a multicurrency revolving credit facility of USD 6 billion, including a USD 3 billion
swing line (same day value) option. The credit facility is used as a backstop for the group’s US Commercial

Paper Programme and
has a sustainability linked financing element included in the loan agreement related to Equinor’s

CO
2

upstream intensity target.
Equinor believes that given its current liquidity reserves, including the committed revolving credit facility of USD 6 billion and its access
to global capital markets, Equinor will have sufficient funds available to meet its liquidity and working capital requirements.
Equinor did not issue any new bonds in 2023

and 2022. The redemption profile of previously issued bonds by currency denomination is shown above.

This includes bonds issued in the US and European bond markets. All the bonds are unconditionally guaranteed by
Equinor Energy AS. The long-term debt portfolio is partially swapped to floating USD interest rate. Equinor manages its interest rate
exposure on its bond debt based on risk and reward considerations from an enterprise risk management perspective. This means that
the fixed/floating mix on interest rate exposure may vary from time to time. After the effect of currency swaps, the major part of
Equinor’s borrowings is in USD.
The management of financial assets and liabilities takes into consideration funding sources, the maturity profile of long-term debt,
interest rate risk, currency risk and available liquid assets. In addition, interest rate derivatives, primarily interest rate swaps, are used
to manage the interest rate risk of the long-term debt portfolio.
As of 31 December 2023, Equinor had a long-term credit rating of Aa2 (Moody’s Investors Service)

and AA- (Standard & Poor’s
Global Ratings), including an uplift due to state ownership (two notches from Moody’s Investors Service and one notch from Standard
& Poor’s Global Ratings compared to their respective stand-alone credit rating assessments of Equinor). This rating is well above our
rating target and ensures sufficient predictability when it comes to funding access at attractive terms and conditions.

Group performance
Equinor 2023 Integrated Annual Report

Liquidity management
Equinor diversifies its cash investments across a range of financial instruments and counterparties to avoid concentrating risk in any
one type of investment or any single country. As of 31 December 2023, approximately 39% of Equinor’s liquid assets were held in
NOK-denominated assets, 35% in EUR, 15% in USD, 7% in SEK, 3% in AUD and 1%

in GBP before the effect of currency swaps and
forward contracts. Approximately 53% of Equinor’s liquid assets were held in time deposits,

23% in treasury bills and commercial
papers, 14% in corporate bonds, 5% in money market funds and 1% in current accounts.
As of 31 December 2023, approximately 4% of Equinor’s liquid assets were classified as restricted cash and cash equivalents
(including collateral deposits).
Balance sheet and financial indicators
Non-current assets
The sum of equity-accounted investments and non-current segment assets was USD 67,038 million for the year ending 31 December
2023, compared to USD 64,414 million for the year ending 31 December 2022. Acquisitions, including the Suncor

Energy UK Limited
transaction and the renewable companies BeGreen and Rio Energy, are the primary contributors to this increase relative to the prior year. Additions to PP&E also increased, however this was partially offset by impairments booked in the year.
Financial indicators

For the year ended 31 December
(in USD million) 2023 2022
Gross interest-bearing debt

1)
31,796 32,168
Net interest-bearing debt before adjustments (7,069) (13,288)
Net debt to capital employed ratio*

2)
(17.1%) (32.6%)
Net debt to capital employed ratio adjusted, including lease liabilities*

3)
(11.6%) (14.3%)
Net debt to capital employed ratio adjusted*

3)
(21.6%) (23.9%)
Cash and cash equivalents 9,641 15,579
Current financial investments 29,224 29,876
1) Defined as non-current and current finance debt.
2)
As calculated based on IFRS Accounting Standards

balances. Net debt to capital employed

ratio* is the net debt divided by capital
employed. Net debt is interest-bearing debt

less cash and cash equivalents and current

financial investments. Capital employed is net
debt, shareholders' equity and minority interest.
3)
In order to calculate the net debt to capital employed

ratio* adjusted, Equinor makes adjustments to

capital employed as it would be
reported under IFRS Accounting Standards. The

following adjustment is made in calculating the

net debt to capital employed adjusted*,
including lease liabilities ratio* and the net debt

to capital employed adjusted ratio*: collateral

deposits (classified as Cash and cash
equivalents in the Consolidated balance sheet),

and financial investments held in Equinor Insurance

AS (classified as Current financial
investments in the Consolidated balance sheet) are

treated as non-cash and excluded from the calculation

of these non-GAAP measures.
Collateral deposits are excluded since they relate

to certain requirements of exchanges where Equinor

is trading and presented as
restricted cash and cash equivalents. Financial investments

in Equinor Insurance are excluded as these

investments are not readily
available for the group to meet short term commitments.

This adjustment results in a higher net debt

figure and in Equinor’s view provides
a more prudent measure of the net debt to

capital employed ratio* than would be the

case without such exclusions.
Gross interest-bearing debt
Gross interest-bearing debt was USD 31.8 billion and USD 32.2 billion at 31 December 2023 and 2022, respectively. The USD 0.4
billion net decrease from 2022 to 2023 was due to the decline in finance debt and lease liabilities.

Current finance debt and lease
liabilities increased by USD 1.7 billion, mainly due to an increase in the utilisation of the US Commercial

Paper programme. Non-
current finance debt decreased by USD 2.0 billion due to reclassification of non-current debt to current debt and currency effects. The
weighted average annual interest rate on finance debt was 3.41% and 3.29% at 31 December

2023 and 2022, respectively. Equinor’s
weighted average maturity on finance debt was nine years at 31 December 2023 and nine years at 31 December 2022.
Net interest-bearing debt
Net interest-bearing debt before adjustments was negative USD 7.1 billion and negative USD

13.3 billion at 31 December 2023 and
2022, respectively. The decrease of USD 6.2 billion from 2022 to 2023 was mainly related to a decrease in cash and cash equivalents of USD 5.9 billion, a USD 0.7 billion decrease in current financial investments and a decrease in gross interest-bearing debt of USD
0.4 billion.

Group performance
Equinor 2023 Integrated Annual Report

The net debt to capital employed ratio*
The net debt to capital employed ratio* before adjustments was negative 17.1% and negative 32.6%

in 2023 and 2022, respectively.
The net debt to capital employed ratio adjusted* was negative 21.6% and negative 23.9% in 2023 and 2022, respectively.
The 15.5 percentage point increase in net debt to capital employed ratio* before adjustments from

2022 to 2023 was mainly related to
the reduction of net interest-bearing debt of USD 6.2 billion.
The 2.3 percentage points increase in net debt to capital employed ratio adjusted* from 2022 to 2023 was related to the decline in net
interest-bearing debt adjusted of USD 1.8 billion and a decrease in capital employed adjusted* of USD

3.7 billion.
Return on average capital employed (ROACE)*

The return on average capital employed (ROACE)*

was 24.9% in 2023, compared to 55.1% in 2022. The change from 2022 was mainly due to the decrease in adjusted earnings* after tax.
Cash, cash equivalents and current financial investments
Cash and cash equivalents were USD 9.6 billion and USD 15.6 billion at 31 December

2023 and 2022, respectively. See note 19
Cash and cash equivalents to the Consolidated financial statements for information concerning restricted cash and cash equivalents.
Current financial investments, which are part of Equinor’s liquidity management,

amounted to USD 29.2 billion and USD 29.9 billion at
31 December 2023 and 2022, respectively.
Relative TSR
Equinor performs an assessment of performance against a peer group of 11 European and U.S. companies by relative Total
Shareholder Return (TSR). TSR is the sum of a share’s price growth and dividends for the same period,

divided by the share price at
the beginning of the period and is provided by a third-party service provider.
The chart below shows TSR for 2023. Equinor is number eight with a TSR of -0.2% (measured in USD).
2023 was a relatively strong year for global equity markets, but not specifically strong for oil and gas equities. Other sectors had
experienced difficulties over the last years, not least due to covid and its aftermath, while energy companies had seen high profits in
2022 when energy prices surged after the Russian invasion of Ukraine. There was a certain rebalance in 2023 as it became clear that
energy prices were drifting back to more normal levels. In the European gas market in

2023, gas prices were much below the
abnormal prices experienced in the year before, with the full gas storage and mild winter, which had an impact on Equinor.

Group performance
Equinor 2023 Integrated Annual Report

The graph below shows the relative performance of Equinor over five years from 2019 until 2023. Over this period, Equinor ranks
number 2 with a TSR of 102%.
Equinor’s peer group consists of the following companies:

Aker BP,

BP,

Chevron, ConocoPhillips, Eni, ExxonMobil, Galp, Repsol, Shell, TotalEnergies and Ørsted.

Continued operation
In accordance with §3-3a of the Norwegian Accounting Act, the BoD confirms that the going concern assumption on which the
financial statements were prepared is appropriate.

Group outlook
● Organic capital expenditures*

are estimated at around USD 13 billion for 2024
7
.
● Oil & gas production

for 2024 is estimated to be stable compared to the 2023 level.
● Renewable power generation for 2024 is estimated to double compared to the 2023 level.
●

Equinor’s ambition is to keep the
unit of production cost

in the top quartile of its peer group.
● Scheduled maintenance activity

is estimated to reduce equity production by around 60 mboe per day for the full year of 2024.
These forward-looking statements reflect current views about future events and are, by their nature, subject to significant risks and
uncertainties because they relate to events and depend on circumstances that will occur in the future. Deferral of production to create
future value, gas off-take, timing of new capacity coming on stream and operational regularity and levels of industry product supply,
demand and pricing represent the most significant risks related to the foregoing production guidance.

Our future financial
performance, including cash flow and liquidity, will be affected by the extent and duration of the current market conditions, the development in realised prices, including price differentials and other factors discussed elsewhere in the report.

For further
information, see section 5.8 Forward-looking statements in the report.

7

USD/NOK exchange rate assumption of 10.

Group performance
Equinor 2023 Integrated Annual Report

Operational data
For the year ended 31 December
Operational data 2023 2022 2021 23-22 change 22-21 change
Prices
Average Brent oil price (USD/bbl) 82.6 101.2 70.7 (18%) 43%
E&P Norway average liquids price (USD/bbl) 78.6 97.5 67.6 (19%) 44%
E&P International average liquids price (USD/bbl) 72.6 92.0 67.6 (21%) 36%
E&P USA average liquids price (USD/bbl) 64.4 81.0 58.3 (20%) 39%
Group average liquids price (USD/bbl) 75.0 94.1 66.3 (20%) 42%
Group average liquids price (NOK/bbl) 792 906 570 (12%) 59%
E&P Norway average internal gas price (USD/mmbtu) 12.20 31.22 14.43 (61%)
>100%

E&P USA average internal gas price (USD/mmbtu)

1.77 5.55 2.89 (68%) 92%
Realised piped gas price Europe (USD/mmbtu)
1)
13.86 32.84 14.97 (58%)
>100%

Realised gas price US (USD/mmbtu) 2.09 5.89 3.22 (65%) 83%
Refining reference margin (USD/bbl) 10.2 14.5 4.0 (30%)
>100%

Entitlement production (mboe per day)
E&P Norway entitlement liquids production 645 605 643 7% (6%)
E&P International entitlement liquids production 240 203 207 18% (2%)
E&P USA entitlement liquids production 145 114 128 27% (11%)
Group entitlement liquids production 1,030 922 978 12% (6%)
E&P Norway entitlement gas production 729 782 721 (7%) 8%
E&P International entitlement gas production 26 32 40 (18%) (19%)
E&P USA entitlement gas production 168 165 193 2% (14%)
Group entitlement gas production 924 980 954 (6%) 3%
Total entitlement liquids and gas production 1,954 1,901 1,931 3% (2%)
Equity production (mboe per day)
E&P Norway equity liquids production 645 605 643 7% (6%)
E&P International equity liquids production 304 281 291 8% (4%)
E&P USA equity liquids production 162 127 142 28% (11%)
Group equity liquids production 1,112 1,013 1,076 10% (6%)
E&P Norway equity gas production 729 782 721 (7%) 8%
E&P International equity gas production 41 47 51 (13%) (7%)
E&P USA equity gas production 200 197 231 2% (15%)
Group equity gas production 970 1,026 1,003 (5%) 2%
Total equity liquids and gas production 2,082 2,039 2,079 2% (2%)
Liftings (mboe per day)
Liquids liftings 1,048 914 980 15% (7%)
Gas liftings 956 1,009 989 (5%) 2%
Total liquids and gas liftings 2,003 1,923 1,969 4% (2%)
Production cost (USD/boe)
Production cost entitlement volumes 6.6 6.5 5.8 1% 12%
Production cost equity volumes

6.2 6.1 5.4 2% 13%
Power generation
Total power generation (GWh) Equinor share 4,235 2661 1562 59% 70%
Renewable power generation (GWh) Equinor share
2)
1,937 1649 1562 17% 6%
1) Restated. Restatement due to a change in

definition of the price marker for realised gas price

and improved methodology for
calculating liquids sales volumes. For more information,

see section 5.7 Other definitions and abbreviations.
2) Includes Hywind Tampen renewable power generation.

Group performance
Equinor 2023 Integrated Annual Report

Sales prices
The following table presents realised sales prices.
Realised sales prices Norway
Eurasia

excluding
Norway Africa Americas
Year ended 31 December 2023
Average sales price oil and condensate in USD per bbl 82.4 77.1 79.9 72.2
Average sales price NGL in USD per bbl 48.8 NA 43.7 20.4
Average sales price natural gas in USD per MMBtu 13.9 14.6 8.2 2.1
Year ended 31 December 2022
Average sales price oil and condensate in USD per bbl 102.0 89.7 100.9 90.0
Average sales price NGL in USD per bbl 64.2 NA 59.7 34.9
Average sales price natural gas in USD per MMBtu 32.8
1)
25.8 8.4 5.9
Year ended 31 December 2021
Average sales price oil and condensate in USD per bbl 70.0 67.0 71.0 65.7
Average sales price NGL in USD per bbl 52.5 51.8 48.9 29.5
Average sales price natural gas in USD per MMBtu 15.0
1)
15.4 6.9 3.2
1) Restated. Restatement due to a change in

definition of the price marker for realised gas

price. For more information, see section 5.7 Other
definitions and abbreviations.

Group performance
Equinor 2023 Integrated Annual Report

Sales volumes
Sales volumes include lifted entitlement volumes, the sale of SDFI volumes and the marketing of third-party volumes. In addition to
Equinor’s own volumes, we market and sell oil and gas owned by the Norwegian State through the Norwegian State's share in
production licences. This is known as the State's Direct Financial Interest or SDFI. For additional information, see report Board
statement on corporate governance, and note 7 Total revenues and other income to the Consolidated financial statements.
The following table shows the SDFI and Equinor sales volume information on crude oil and natural gas for the periods indicated.

For the year ended 31 December
Sales Volumes 2023 2022 2021
Equinor
1)
Liquids sale (mmbbl)
2)
421 375 380
Natural gas (bcm) 55.5 58.6 57.4
Combined liquids and gas (mmboe) 770 744 741
Third-party volumes
3)
Liquids sale (mmbbl)
2)
413 314 305
Natural gas (bcm) 5.7 7.2 7.0
Combined liquids and gas (mmboe) 450 359 350
SDFI assets owned by the Norwegian State
4)
Liquids sale (mmbbl)
2)
146 146 153
Natural gas (bcm) 38.9 42.9 41.7
Combined liquids and gas (mmboe) 391 416 416
Total
Liquids sale (mmbbl)
2)
980 835 839
Natural gas (bcm) 100.1 108.7 106.2
Combined liquids and gas (mmboe) 1,610 1,519 1,507
1)
The Equinor volumes included in the table above

include volumes sold by MMP, E&P international and E&P USA. Volumes lifted by E&P
Norway, E&P International or E&P USA and still in inventory or in transit may cause these volumes to differ from the sales volumes
reported elsewhere in this report by MMP.

2)
Sales volumes of liquids include NGL, condensate and

refined products. All sales volumes reported in

the table above include internal
deliveries to our manufacturing facilities. Restated,

for more information, see section 5.7 Other

definitions and abbreviations.
3)
Third-party volumes of crude oil include both volumes

purchased from partners in our upstream operations

and other cargos purchased
in the market. The third-party volumes are purchased

either for sale to third parties or for our own use.

Third party volumes of natural
gas include third-party LNG volumes.
4)
The line item SDFI assets owned by the Norwegian

State includes sales of both equity production and

third-party.

Group performance
Equinor 2023 Integrated Annual Report

Oil and gas reserves
Proved oil and gas reserves
Proved oil and gas reserves were estimated to be 5,214
8

million boe at year end 2023, compared to 5,191 million boe at the end of
2022.
Changes in proved reserves estimates are most commonly the result of revisions of estimates due to observed production
performance or changes in prices or costs, extensions of proved areas through drilling activities or the inclusion of proved reserves in
new discoveries through the sanctioning of new development projects. These changes are the result of continuous business
processes and can be expected to continue to affect proved reserves estimates in the future.
Proved reserves can also be added or subtracted through purchases and sales of reserves-in-place or factors outside management
control.
Changes in product prices can affect the quantities of oil and gas that can be recovered from the accumulations. Higher oil and gas
prices will normally allow more oil and gas to be recovered, while lower prices will normally result in reduced recovery. However, for
fields with production sharing agreements (PSA), higher prices may result in reduced entitlement to produced volumes and lower
prices may result in increased entitlement to produced volumes. These described changes are included in the revisions and improved
recovery category in the tables that follow in this report.
The principles for booking proved gas reserves are limited to contracted gas sales or gas with access to a robust gas market.
Equinor prepares its disclosures for oil and gas reserves and certain other supplemental oil and gas disclosures by geographical area,
as required by the SEC. The geographical areas are defined by country and continent. In 2023 these are Norway, Eurasia excluding
Norway, Africa, the USA and the Americas excluding USA.
In Norway and other countries where there is a reasonable certainty that the authorities will approve the plan for development and
operation (PDO), Equinor recognises reserves as proved undeveloped reserves when the PDO is submitted to the authorities.
Otherwise, reserves are generally booked as proved undeveloped reserves when regulatory approval is received, or when such
approval is imminent. Undrilled well locations in onshore assets in the USA are generally booked as proved undeveloped reserves
when a development plan has been adopted and the well locations are scheduled to be drilled within five years.
Approximately 83% of Equinor’s proved reserves are located in countries that are members of the Organisation of Economic Co-
Operation and Development (OECD). Norway is by far the most important contributor in this category, followed by the USA. Of
Equinor's total proved reserves, 5% are related to PSAs in non-OECD countries such as Angola, Brazil, Azerbaijan,

Algeria, Libya and
Nigeria. Other proved non-OECD reserves are related to concession fields in Brazil and Argentina, representing together 12% of
Equinor's total proved reserves.
8

Volumes related to the planned exit from Azerbaijan are included in the proved oil and gas reserves at year end 2023.

Group performance
Equinor 2023 Integrated Annual Report

1

Volumes related to the planned exit from Azerbaijan are included in the proved oil and gas reserves at year end 2023.
Changes in proved reserves

The total volume of proved reserves increased by 23 million boe in 2023.
Revisions and improved recovery
Revisions of previously booked reserves, including the effect of improved recovery, increased the proved reserves by net 232 million boe in 2023. The increase is the result of 366 million boe in positive revisions and increased recovery, partially offset by 135 million boe in negative revisions. Many producing assets had positive revisions due to better performance,

new drilling targets
and improved recovery measures, as well as reduced uncertainty due to further drilling and production experience. Increased
entitlement volumes from several fields with PSAs added to the positive revisions. The negative revisions were mainly related to
unforeseen events and operational challenges resulting in reduced production potential on some assets. The negative revisions also
included a direct effect of lower commodity prices, decreasing the proved reserves by approximately 17 million boe through decreased
economic lifetime on several assets.

Group performance
Equinor 2023 Integrated Annual Report

Extensions and discoveries
A total of 507 million boe of new proved reserves were added through extensions and discoveries. The Raia field in Brazil, the
Rosebank field in the United Kingdom (UK) and the Sparta field in the USA are the main contributors in this category and are included
in the proved reserves for the first time this year. In addition, this category includes extension of the proved area through continuous drilling of new wells in previously undrilled areas in the Appalachian basin assets in the

USA and in Argentina.
Purchases and sales of reserves-in-place
A total of 31 million boe of proved reserves were added through the purchase of Suncor Energy

UK Limited in 2023 which included a
working interest in the producing Buzzard field.
A total of 35 million boe of sales of reserves-in-place in 2023 are related to the sale of a 28% working interest in the Statfjord area on the Norwegian continental shelf (NCS) and the sale of our interests in the Corrib field in Ireland.
In the fourth quarter of 2023, Equinor entered into an agreement to divest our interests in the Azeri-Chirag-Gunashli (ACG) field in
Azerbaijan. Closing is subject to regulatory and contractual approvals and is expected to take place in mid 2024. The sale will result in
an estimated reduction in proved reserves of approximately 45 million boe.
Production
The 2023 entitlement production was 711 million boe, compared to 695 million boe in 2022. The increase was mainly due to ramp up to plateau production at the Johan Sverdrup field in Norway and the Peregrino field in

Brazil.

Group performance
Equinor 2023 Integrated Annual Report

Development of reserves

In 2023, 325 million boe were matured from proved undeveloped to proved developed reserves mainly due to continued drilling in
major offshore assets, Johan Sverdrup being the largest contributor, and in the Appalachian basin in the USA. The production start of
Vito in the USA in addition to Breidablikk and Bauge in Norway added to the maturation of proved undeveloped reserves. The positive
revision and improved recovery of proved undeveloped reserves of 90 million boe is related to large offshore fields in Norway such as
the Oseberg area, Visund, Johan Sverdrup and Snorre due to continued high activity level and planned future infill wells. Finally, 475
million boe was added to proved undeveloped reserves through extensions and discoveries. The largest additions in this category are
related to the sanctions of Raia in Brazil, Rosebank in the UK and Sparta in the USA, in addition to further development in the
Appalachian basin.

Proved developed and undeveloped reserves
At 31 December 2023
Oil and
condensate NGL Natural gas
Total oil and
gas

(mmboe) (mmboe) (mmmcf) (mmboe)
Developed
Norway 720 124 9,131 2,470
Eurasia excluding Norway 57 1 16 61
Africa 107 7 70 126
USA 201 51 1,859 583
Americas excluding USA 211 - 42 219
Total proved developed reserves 1,296 182 11,118 3,459
Undeveloped
Norway 426 57 2,175 871
Eurasia excluding Norway 156 2 55 168
Africa 16 1 4 18
USA 79 10 408 162
Americas excluding USA 410 - 710 537
Total proved undeveloped reserves 1,089 69 3,353 1,755
Total proved reserves 2,384 251 14,471 5,214
As of 31 December 2023, the total proved undeveloped reserves amounted to 1,755 million boe,

close to 50% of which are related to
fields in Norway. The Oseberg area, Snøhvit and Johan Sverdrup fields, which have continuous development activities, together with fields not yet in production, such as Johan Castberg, Munin and Ormen Lange Phase

3, have the largest proved undeveloped
reserves in Norway. The largest assets with proved undeveloped reserves outside Norway, are Raia, Bacalhau, Peregrino and
Roncador in Brazil, Rosebank and Mariner in the UK, Sparta and the Appalachian

basin in the USA, and ACG in Azerbaijan. All these
assets are either currently in the production phase or will start production within the next five years.
For assets with proved reserves where production has not yet started, investment decisions have already been sanctioned and
investments in infrastructure and facilities have commenced. There are no material development projects, that would require a
separate future investment decision by management, included in our proved reserves estimates. Some offshore development
activities will take place more than five years from the disclosure date on many assets,

but these are mainly related to incremental
type of spending, such as drilling of additional wells from existing facilities, in order to secure continued production.
For projects under development, the Covid-19 pandemic impacted the progress due to personnel limitations on offshore as well as
onshore facilities and yards. The pandemic has delayed production start at the Johan Castberg field in Norway. The field was
originally planned to start production in 2022, four years after the field development was sanctioned, but the start-up is delayed to the
fourth quarter of 2024.
For our onshore assets, all proved undeveloped reserves are limited to wells that are scheduled to be drilled within five years.
In 2023, Equinor incurred USD 8.1 billion in development costs relating to assets carrying proved reserves, of which USD 6.7 billion
was related to proved undeveloped reserves.

Group performance
Equinor 2023 Integrated Annual Report

Reserves replacement
The reserves replacement ratio is defined as the net amount of proved reserves added for a given period divided by produced
volumes in the same period.
The 2023 reserves replacement ratio was 103% and the corresponding three-year average was

98%, compared to 76% and 62%
respectively at the end of 2022.
The organic reserves replacement ratio, excluding sales and purchases, was 104% in 2023 compared to 89% in 2022. The organic
three-year average replacement ratio was 107% at the end of 2023 compared to 70% at the end of 2022.
Reserves replacement ratio
For the year ended 31 December
2023 2022 2021
Annual 103% 76% 113%
Three-year average 98% 62% 61%

Group performance
Equinor 2023 Integrated Annual Report

Reference to Reserves report
A separate reserves report is included as Exibit 15.5 to the 2023 annual report on Form 20-F. The Reserves report is covering proved reserves required by the Securities and Exchange Commission (SEC). The report may also be downloaded from Equinor`s website at
www.equinor.com/reports.

Group performance
Equinor 2023 Integrated Annual Report

2.2 Sustainability performance
To

fulfil Equinor’s purpose of turning natural resources

into energy for people and progress for society,
an energy transition is needed that is sustainable. This entails providing energy in an economically
viable, safe and secure way, with lower emissions, while also addressing the challenges of nature and biodiversity loss, and the need for a just transition.
Sustainability approach
Given the interconnectivity and interdependence of sustainability issues and the scale and complexity of the global energy system, we aim to take a holistic approach and work in partnership with governments, customers, civil society and industry to deliver a positive impact.
Our approach to sustainability is rooted in material topics that were selected based on their impact and financial materiality to our business and stakeholders. These material topics are grouped into our three strategic pillars: Always Safe, High Value, and Low Carbon. For each material topic there is key information on indicators/metrics, management approach, performance data and evaluation of our progress.
Sustainability governance
We seek to embed sustainability into all levels of governance, risk management, and decision making. Because much of our activity is
delivered by suppliers and sub-contractors, we also expect our supply chain partners to contribute.
The Equinor ASA BoD and CEC regularly monitor and discuss sustainability issues. To ensure the effectiveness of our sustainability management, regular performance reviews are conducted at multiple levels, including the BoD, the safety, sustainability,

and ethics
committee (SSEC), and the CEC. Corporate functions and business areas also evaluate sustainability performance at group level and
business area level, respectively. We use various assurance mechanisms, including internal and external audits, verifications, self-
assessments, benchmarking, and participate in external performance ratings to evaluate our progress and drive continuous
improvement.
Corporate level functions responsible for sustainability-related issues include safety and security, sustainability, people and organisation and legal. The heads of these functions at group level are responsible for setting strategic direction and reporting on risk
and performance within these topics to the CEC and BoD, including the relevant committees thereof.
The corporate sustainability function oversees aspects related to climate, nature, and social responsibility. The corporate safety function is responsible for safety, health, work environment and security. The chief compliance officer is responsible for business ethics and compliance.
The business line executes the company’s sustainability-related ambitions and manages relevant risks and performance. Dedicated safety, security and sustainability staff in the business line are part of a company-wide functional network and provide advice and support to the business line.
Sustainability governance in Equinor
CEO
The CEO is responsible for overseeing the company's operations, and presents proposal for strategy, significant investments, ambitions, actions and external reporting.
Strategy
Corporate Strategy sets the strategic direction and balance between competing priorities
Risk
Corporate Risk is responsible for risk management framework and processes, and for assessing

and
communicating Equinor’s risk profile, including climate-related, safety, business integrity and human rights risks.
Finance
The CFO drives financial performance within Equinor, and is responsible for the integrated annual report
Performance
management
Performance management sets targets and monitors performance, including for sustainability-related indicators.
Safety and
sustainability
The corporate sustainability function oversees aspects related to climate, nature, and social responsibility.
The corporate safety function is responsible for safety, health, work environment and security.

Group performance
Equinor 2023 Integrated Annual Report

Legal
Legal is responsible for sustainability-related legal advice, including business ethics and compliance.
People and
organisation
The role of the PO function is to set functional standards and targets, and drive operational performance.
Business
line
The business line executes the company’s sustainability ambitions and manages relevant risks and
performance. Dedicated safety, security and sustainability staff in the business line is part of company-wide functional networks and provides advice and support to the business line.
Working with partners and suppliers
Equinor has ownership shares in many assets operated by other companies. Similarly, other companies have ownership stakes in assets that we operate. The way we work and follow up on partner-operated assets seeks to ensure that governance, risk and
performance management is compatible with our own requirements and practices. Through the applicable committee structures in the
partnerships, we follow up and support the management of risks and performance related to safety, security, ethics, integrity and sustainability including climate, nature, and social performance.
A significant part of our value chain consists of activities carried out by suppliers working under contracts awarded by Equinor. The
suppliers generate considerable value to us, our partners and customers, and we believe in strong relationships with high-quality
suppliers. They help us to maintain safe and efficient operation at our facilities, realise new projects and create local supplier and
employment opportunities. We aim to cooperate with suppliers that operate in accordance with our values and who maintain high
standards for health, safety, sustainability and business conduct.
We expect that our suppliers meet our expectations related to ethics and compliance, climate and human rights. Details of our climate
and human rights expectations are shown below.
Climate-related expectations for suppliers
To support our net-zero ambition, we expect our suppliers to:
●

Have net-zero ambitions and near-term emissions reduction targets.
●

Publicly disclose scope 1 & 2 emissions and scope 3 emission estimates.
●

Engage with their suppliers on emission disclosure and net-zero plans.
●

Report to CDP Supply Chain Program if requested by Equinor.
Human rights-related expectations for suppliers
To support our human rights commitment, we expect our suppliers to:
●

Ensure fair treatment and non-discrimination.
●

Provide safe, healthy and secure workplace and accommodation.
●

Provide fair wages and reasonable working hours.
●

Respect freedom of assembly, association and the right to collective bargaining.
●

Prevent modern slavery, child labour and protecting young workers.
●

Respect affected community members and providing access to remedy.
Stakeholder engagement
In line with our values of being open and collaborative, we actively engage with internal and external stakeholders to discuss our
strategy, approach, and performance. Regular engagement with our stakeholders enrich and challenge our priorities and positions, and contributes to continuously improvement in our performance and strategic direction.
Throughout 2023, we engaged with numerous stakeholders, including investors, governments, regulators,

business partners and
suppliers, customers, local communities, academic institutions, and nongovernmental organisations. The chair of the BoD, the CEO
and senior managers, amongst others, regularly engage in stakeholder dialogues. We consult stakeholders both directly

and
indirectly, and we seek to reduce potential language, social and geographical barriers. In 2023, we saw a continued interest in our climate-related, safety and human rights practices, rising concern over biodiversity and ecosystem impacts, and increased focus on
circular solutions in our stakeholder interactions.
Equinor participates in a wide range of relevant associations and industry initiatives to engage in dialogue, share knowledge and learn
from others. The following are some of the associations that we worked with in 2023:

Group performance
Equinor 2023 Integrated Annual Report

CCSA, G+ Global offshore wind health and safety organisation and Global Wind Offshore (GWO), Hydrogen UK, the International
Emissions Trading Association (IETA), International Association of Oil and Gas Producers (IOGP), Ipieca, Methane Guiding
Principles, Offshore Norge, Oil and Gas Climate Initiative (OGCI), Oil and Gas Methane partnership, Renewable

UK, Sustainability
Hub Norway, the Task

Force on Climate-related Financial Disclosures, the Task Force on Nature-related Financial Disclosures, United
Nations Global Compact, Wind Europe, and the World Business Council for Sustainable Development.
Materiality assessment
A materiality assessment was performed to identify and determine Equinor’s material sustainability topics for 2023. The basis for the
materiality assessment is the approach described in the GRI standard 3 Material topics

2021 universal standard issued by the Global
Sustainability Standards Board, but expanded to a double materiality assessment informed by the approach described in the
European Sustainability Reporting Standards (ESRS 1). The process included involvement of Equinor subject matter experts,
engagement with external stakeholders and calibration and validation by executive management and board committees.
Building on more than 20 years of sustainability reporting and topics included in ESRS

1 appendix A, internal subject matter experts
participated in topic-related workshops to assess our impacts on nature and society, while sustainability-related financial upside and downside risks were assessed together with our risk assessment experts. For each topic assessed,

an overall impact materiality score
and a financial impact score was given based on the guidance in ESRS 1, enabling a ranking of the topics in a two-dimensional plot
for further discussion and calibration.
The views of external stakeholders were included in the assessment based on feedback received through dialogue with different
stakeholder groups. Further we conducted a stakeholder survey, covering a broad range of stakeholder groups representing industry, suppliers, investors, lenders, non-governmental organisations, academia, and trade unions, in which they were asked to provide
feedback on the impact and financial materiality of the material topics reported in our

2022 annual report. They were also asked to
provide other improvement proposals and additional topics to be considered. The survey, with about 40% response rate, showed a large degree of alignment with our internal assessment on relative materiality of the different topics. Through the survey we also
received feedback that contributed to the decision to have Respecting human rights as a separate topic and include Diversity and
inclusion in Workforce for the future. The survey also contributed to merging the two low carbon topics; Net-zero pathway and
Emissions reductions, into a single Net-zero pathway topic for current year reporting.
Building on the initial assessment and ranking by Equinor subject matter experts and input from the stakeholder survey, relevant
functional leadership teams and the executive management committee, including the CEO, were engaged through workshops for
calibration and further refinement of the materiality assessment and relative importance of the topics considered.

Finally, the Board’s
Audit Committee and the Boards Safety, Sustainability and Ethics Committee were engaged in a joint workshop for the same purpose.
Prior to several of these meetings, participants, including executive management and board members, were asked to do individual
survey-based assessments to provide starting points for the workshops.
The material topics concluded for 2023 are listed in the Material topics table, including assessment of relative impact materiality and
financial materiality for each topic. The topics are grouped into our three strategic pillars: always safe, high value and low carbon.

Group performance
Equinor 2023 Integrated Annual Report

Material topics’ performance
ALWAYS

SAFE
INDICATORS/METRICS
2023 AMBITION

(TARGET YEAR)
STATUS
PERFORMANCE
2023 2022
SAFE AND

SECURE OPERATIONS
Serious Incident

Frequency (SIF) (number

per million
hours worked)
≤0.3 (2023) o 0.4 0.4
Total Recordable

Injury

Frequency (TRIF) (number

per
million hours worked)
≤2.2 (2023) o 2.4 2.5
Completion of cyber

security awareness training

for
employees - since

commenced June 2021 (%)
95% (2023) l 98 98
PROTECTING

NATURE
Serious accidental spills (number of)
0 (2023) l 0 0
New projects with net positive impact plans (NPI) (number

of
projects)
New projects in protected areas or areas of high
biodiversity value to establish a plan aiming to
demonstrate net positive impact (one project in scope
for 2023)
o 0 n/r
Sites with site-specific inventory of key biodiversity features
(number of assets)
Establish site-specific inventory of key biodiversity
features for 35 existing sites
l 35 n/r
RESPECTING HUMAN RIGHTS
No relevant monitoring indicator available
1
Determine a suitable human rights indicator

(2023)
l Completed n/r
WORKFORCE FOR THE FUTURE
Inclusion index

score (%)
I: ≥80 (2025) t 78 77

Group performance
Equinor 2023 Integrated Annual Report

HIGH VALUE
INDICATORS/METRICS
2023 AMBITION

(TARGET YEAR)
STATU
S
PERFORMANCE
2023 2022
PROFITABLE

PORTFOLIO
Relative Total Shareholder Return

(Relative TSR)
(quartile)
Above average in

ranking among peers
²
o 8 of 12 6 of 12
Relative ROACE*

(peer group

rank)
First quartile in

ranking among peers
²
l 1 of 12 1 of 12
Return on Average Capital

Employed* (ROACE) (%)
>15% yearly

(2023-2030)
²
,
³
t 24.9 55.1
Organic

Capex*

(USD
billion)
2023 outlook guiding 10-11
²
t 10.2 8.3
4
Equity production liquids and gas

(mboe per day)
2023 outlook

guiding
˜3% above 2022
²
o
Growth 2%
(2,082)
2,039
ENERGY PROVISION AND VALUE CREATION

FOR SOCIETY
Energy production (TJ to market)

5

Not applicable
4,365,682 4,265,540
Payments to

governments (USD
billion) Not applicable 31.0 49.2
Share of

procurement spend

locally (%)
Not applicable 89 89
INTEGRITY

AND

ANTI-CORRUPTION
Confirmed corruption

cases

(number of)
0 (2022) l 0 0
Employees who signed-off the Code of Conduct (%) ≥95% (2022) l 96 95

Group performance
Equinor 2023 Integrated Annual Report

LOW CARBON
INDICATORS/METRICS
2023 AMBITION

(TARGET YEAR)
STATUS
PERFORMANCE
2023 2022
NET-ZERO PATHWAY
Upstream CO2

intensity, Scope 1

(kg CO2/boe)
<7 kg/boe (2025)
6
<6 kg/boe (2030)
l 6.7 6.9
Absolute GHG emissions scope 1 and 2

(million tonnes
CO2e)
Net 50% emission

reduction

(2015 -> 2030)
v
11.6
(-30%)
11.4
(-31%)
Net carbon intensity

(gCO2e/MJ)
(Includes GHG emissions from scope 1, 2 and 3 - Category
11, Use of sold products)
)-20% (2019 -> 2030)
-40% (2019 -> 2035)
t
67.0
(-1%)
66.5
(-2%)
Annual gross CAPEX*

to renewables and low

carbon
solutions (%)
>30% (2025)
>50% (2030)
t
20 14
Renewable energy

installed capacity

(GW, equity)
12-16 installed

(2030)
t
0.9 0.6
Highlighted: Performance indicator.

1

Developed two internal monitoring indicators to be piloted in 2024.
² Outlook and ambitions presented at CMU 2023 or in

Annual report 2022.

³ Based on 2023 CMU reference case (70 USD/bbl).

4

Adjusted to USD/NOK exchange rate assumption

in the Outlook presented at CMU

2022.
5

Oil prod:

2,313,473 TJ,

Gas prod:

2,018,514 TJ,

Gas to power:

15,514 TJ,

Wind to grid:

15,153 TJ and

Solar to grid:

3,028 TJ.
6

2025 ambition

changed to

7kg CO2e/boe

from 8kg CO2e/boe.
l
Ambition met in 2023.

o
Ambition not met in 2023.

t
Plan in place, on track to reach longer-term ambition.

v
Plan in place, not on track to reach longer-term ambition.

Group performance
Equinor 2023 Integrated Annual Report

Always safe
Safety is our top priority. To

us, this means safety for our people, the environment, and the societies in which we operate.
Our Always safe material topics aim to safeguard our people, protect our assets and the environment and strengthen our
commitment to a just transition, while building the workforce for the future.

●

Safe and secure operations: Ensuring the health, safety and security of people, environment and assets.
●

Protecting nature: Preventing the loss of and enhancing biodiversity in areas where Equinor operates.
●

Respecting human rights: Respecting human rights in Equinor’s own activities and supply chain.
●

Workforce for the future: Building a future-resilient, diverse and inclusive workplace with equal opportunities and human
capital development, where people can unlock their potential.
Safe and secure operations
Indicators/Metrics
Serious Incident Frequency (SIF) (number per
million hours worked)
Total Recordable

Injury Frequency (TRIF) (number per
million hours worked)
Completion of cyber security awareness training for
employees - since commenced June 2021 (%)

Key impacts on nature and society
Equinor’s operating activities may have actual and

potential impacts on people, the environment
and assets. These include environmental damage and the potential for harm to people, for instance
through work-related illness or loss of life.

Financial materiality
•

Operational failures, technical integrity failures, security breaches and other events could
cause significant losses, for instance through harm to our people,

assets or the
environment, business interruption, increased costs, regulatory action, fines, legal liability,
damage to our reputation, future business and social licence to operate.
•

Increasing digitisation and reliance on information technology and operational technology
means that digital and cyber disruption could materially

affect Equinor’s operations and
financial condition.
"Safe and secure operations" pertains to the following

GRI standards: GRI 306; GRI 403; GRI 410
For more information regarding our risk factors, please

visit 5.2 Risk factors.

Group performance
Equinor 2023 Integrated Annual Report

Contextual introduction

We face a diverse range of safety and security risks due to our global presence and wide range of operations. Much of our work is
intrinsically hazardous and represent major accident risks. About two thirds of our activities are undertaken by contractors, and we are
fully committed to strong collaboration with our contractors to safeguard people, the environment,

assets, and the societies in which
we operate.

We aspire for zero harm and believe that all accidents related to people, environment and assets can be prevented and all work-
related illnesses are avoidable. We therefore aim to embed a proactive safety culture, where we continuously learn from our own
experiences and those of our peers, and where safety and security are factored into everything we

do. We align our requirements and
guidance with international standards and best practices and aim to comply with relevant legislation and regulations.
Equinor benefits from a long history of safe and secure operations within the oil and gas sector. With a growing portfolio and ambitions within renewable energies and low-carbon solutions, we aim to capitalise on our safety-related knowledge and expertise, and extend it
to new value chains.
The focus for 2023 was to continue to strengthen safety and security barriers and drive awareness and engagement throughout our
extended teams, and to remain attentive to the risks posed by the prevailing geopolitical environment.

Management approach
To guide us in our journey towards zero harm, we have at a corporate level selected serious incident frequency (SIF) as a performance indicator and total recordable injury frequency (TRIF) as a monitoring indicator. The SIF indicator measures the number of actual and potential unintentional serious incidents and is therefore a good indication of our overall safety performance. TRIF
includes injuries involving both Equinor personnel and contractors. In 2023, we enhanced our internal monitoring processes with a wider set of leading indicators, available across the company via an online dashboard.
Major accident framework
A framework for major accident prevention was developed based on learning from incidents,

and recognised industry practice for
high-risk industries. The framework applies to all parts of our business that affect major accident risk, and it is built on three pillars:
safety barriers, safe practices and design, and leadership, culture and organisational frame conditions.

Human and organisational
performance principles are embedded in the framework, emphasising the interaction between people, technology, organisations and
processes, and how they can influence the causes of human errors.
Prevention of major accidents is about protecting people and the environment, as well as avoiding serious economic and reputational
damage to Equinor. In 2023, to further implement the framework, we stepped up our awareness and training programmes for our own employees and have made e-learning training available to suppliers. Also, senior leaders participated in a series of major accident
prevention workshops to increase their competence and focus on major accident prevention.

Group performance
Equinor 2023 Integrated Annual Report

Safety roadmap
We aim for continuous improvement of our safety culture and practices, and the “I Am Safety” roadmap sets the direction. The main pillars in the “I am safety” roadmap are safety visibility, leadership & behaviour,

learning & follow up and safety indicators.
These pillars guide the safety work in the company and are based on learnings from best performers in the industry
.
Human and organisational performance (HOP) principles underpin the way in which we develop a proactive and visible safety culture.
The HOP approach provides guidance on how people, technology, organisations and processes interact as a system, and how these conditions can influence the causes of human errors. HOP is implemented in leadership training across the company.

Group performance
Equinor 2023 Integrated Annual Report

Safety industry collaboration
Equinor works closely with suppliers and contractors to achieve a standardised approach across our operations. During 2023, we
hosted regular joint meetings, agreed priorities and targets, and signed collaboration charters to formalise our respective
commitments. Key tools include:
● Life-saving Rules

Published by the International Association of Oil & Gas Producers (IOGP), the Life-Saving Rules

are designed to mitigate risks and
avoid fatalities. Each rule consists of an icon and simple life-saving actions which can prevent work-related fatality.

● Annual Safety Wheel
A regular calendar of safety awareness initiatives, which defines priority topics and associated actions to strengthen the industry’s
safety culture and ensure a stronger common focus on key challenges. The main quarterly topics are major accident prevention,
personnel injuries, line of fire, and health/working environment.
The Annual Safety Wheel is published on the Always Safe web platform which is a collaboration by Equinor and three other energy
companies. The content on the web platform is open for everyone and the purpose of the initiative is to strengthen the industry’s
safety culture and work together towards zero major accidents and avoid injuries and incidents in our daily work.
To keep abreast of best practices, learn from our peers, and share our learnings we engage proactively with industry bodies such as the International Association of Oil & Gas Producers (IOGP), Oil Companies International Marine

Forum (OCIMF), Oil Companies
Security Council (OCSC), the G+ Global Offshore Wind Health & Safety Organisation, and equivalent national organisations.
Crisis and continuity management

Although we can mitigate the risks of a serious incident, we cannot eliminate them.

We therefore maintain appropriate emergency
response capabilities to limit the consequences of incidents, should they occur. For example, our oil spill response capabilities are in line with good international practice, and, through membership of local and international oil spill response organisations, we are able
to call on the expertise and resources of the wider industry.
To ensure key people are prepared, we routinely engage in training and simulation exercises involving the emergency services, several of which were carried out during 2023.
Security Management
Given the geopolitical environment in 2023, we maintained a heightened level of security awareness and preparedness, both within
Norway and across parts of our international operations. The Norwegian government has decided that the Norwegian

Security Act will
apply to Equinor, as an undertaking handling classified information and controlling infrastructure and engaging in activities which are of vital importance to fundamental national functions. We continue to assess the impacts of these obligations.
In 2023, we enhanced our security awareness and leadership training to cover insider risk, both for our own employees and in
collaboration with suppliers. We also continued to strengthen cyber security barriers and improve our response and recovery capabilities. To identify,

assess and manage risks from cyber security threats, we use a variety of tools and processes. Our aim is to
ensure shared situational awareness and common prioritisation across different business areas related to management of risks from
cyber security threats. In addition to assessing our own cyber security preparedness, we also evaluate cyber security risks associated
with our use of third-party service providers. During the year there were no cyber-attacks which had a material impact on Equinor.
Occupational health and safety
The working environment is integral to our efforts to safeguard our people. We focus on systematic and proactive risk management, and risk owners and assets are aided by HSE professionals in ensuring relevant health and work environment risk overviews. We
routinely monitor and report any work-related illnesses associated with physical and psychosocial factors.

The results are reported to
senior management on a monthly basis and visualised on a dynamic dashboard made available across the company.
HSE professionals collaborate closely with HR on topics related to mental health, wellbeing,

and diversity and inclusion. We also
collect and analyse data from our employees through our Global People Survey, which includes the Psychosocial Risk Indicator, to proactively identify units with increased risk.

Group performance
Equinor 2023 Integrated Annual Report

Performance disclosure
ALWAYS

SAFE
INDICATORS/METRICS
2023 AMBITION

(TARGET YEAR)
STATUS
PERFORMANCE
2023 2022
SAFE AND

SECURE OPERATIONS
Serious Incident

Frequency (SIF) (number

per million
hours worked)
≤0.3 (2023) o 0.4 0.4
Total Recordable

Injury

Frequency (TRIF) (number

per
million hours worked)
≤2.2 (2023) o 2.4 2.5
Completion of cyber

security awareness training

for
employees - since

commenced June 2021 (%)
95% (2023) l 98 98
Highlighted: Performance indicator.
l
Ambition met in 2023.

o
Ambition not met in 2023.

t
Plan in place, on track to reach longer-term ambition.

v
Plan in place, not on track to reach longer-term ambition.
Serious incidents
In 2023 Equinor experienced a tragic fatality on one of our chartered tankers when a crew member fell overboard in Malaysia.
To learn and improve our safety performance, we evaluate near-misses and undesirable conditions with respect to the potential for major accidents. Last year we identified two incidents with major accident potential. One of the incidents was a leak from the gas
import pipeline to Peregrino C platform on the Peregrino offshore field in Brazil. The other incident was a well control incident while
performing well intervention operations onshore within the Appalachia operated asset, USA. Both incidents were investigated, and
work is ongoing to evaluate lessons learned, and to assess the need for revision of our major accident prevention training.
In our framework for major accident prevention, a major accident is in general defined as an unplanned event causing four or more
fatalities or injury/ illness cases with significant life-shortening effects and/or major impact on the environment including population of
Relevant policies and standards
•

The Equinor Book -> Who We Are -> Commitments

•

The Equinor Book -> Who We Are -> People

•

Code of Conduct

•

Security policy

Group performance
Equinor 2023 Integrated Annual Report

species, ecosystems, and sensitive areas and/or damage to material assets and/or production shut down,

leading to major economic
consequences for Equinor. In 2023, we experienced no events defined as actual major accidents.
Our serious incident frequency (SIF), which includes near misses, ended at 0.4 incidents per million work hours. This is at the same
level as the two previous years, hence the 2023 target of 0.3 was not achieved.  However, there was an improvement over the five-
year period 2019-2023 from 0.6 to 0.4, and the number of serious incidents in 2023 is at a record low.
Process safety
In 2023 there were 10 serious oil and gas leaks (with a leakage rate ≥ 0.1 kg per second). These 10 incidents include the two
incidents with major accident potential. Number of gas leaks was stable over the last five years,

and the target of maximum six
leakages in 2023 was not met.

There was an improvement in number of the more severe (Tier 1) process safety incidents that includes loss of primary containment.
A total of eight incidents were classified as Tier 1 in 2023 while the number for 2022 was 14.

A significant effort was made on safety-critical maintenance on the company’s installations and plants. At the end of 2023, the backlog
in safety-critical maintenance work was reduced by 80% from 2022. This is a continuation of the trend in the past few years. Reducing
this backlog is an important part of the work to prevent major accidents.

Group performance
Equinor 2023 Integrated Annual Report

Personnel health and safety
The total recordable injury frequency (TRIF) ended at 2.4, an improvement from 2.5 in 2022, however the

2023 target of 2.2 was not
achieved. The TRIF is still dominated by the less severe injuries, while serious injuries are at a relatively low level.
Health and working environment

Indicators   Boundary   Unit   2023 2022   2021   2020   2019
Work-related illness   Equinor group  number per year
212
131 162  161  135
Sickness absence
Equinor ASA
employees
percentage of
planned work
hours
4.8
5.1  4.6  4.2  4.4
Post pandemic, there was an increase in work-related illness, especially due to psychosocial factors. The most important factors are
psychosocial, ergonomic and noise. A company initiative was launched to raise awareness about work-related illness and to improve
learning from each case. This has led to increased reporting, improved quality of recording and better follow-up. 212 cases were
recorded in 2023.
Since 2020, the total level of absence from sickness has increased to reach 5.1 (as a percentage of planned workhours) in 2022. In
2023, the level of sickness absence improved, down to 4.8.
Security incidents

Security threats are monitored and reported on a frequent basis and risks are managed across the physical, cyber and personnel
domains. Equinor experienced some cyber-related incidents during the year. There was increased targeted activism against Equinor’s operations from environmental groups. None of the security incidents, including those reported to us by our third-party partners, had
any material impact on our people, assets, operations, or financial results.

Group performance
Equinor 2023 Integrated Annual Report

Security
2023 2022 2021 2020 2019
Percentage of security
personnel who have received
formal training in the
organisation's human rights
policies - South America and
Africa
1
Equinor
group
percentage 87 87 91 85 n/r
Security e-learning training for
employees and contractors
Equinor
group
number of
participants
28659 19,580 15,694 n/r n/r
Completion of cyber security
awareness training for
employees - since
commencement in June 2021
Equinor
group
percentage 98.3 97.7 n/r n/r n/r
¹ As signatories of the Voluntary Principles on Security and Human Rights (VPSHR), Equinor does not use armed guards unless it is strictly necessary. In certain locations the threat is of such a nature that the arming of guards is crucial, while in others is it not possible to procure security services without the inclusion of firearms
.

Performance evaluation
For 2023 the tragic fatality on one of our chartered vessels dominates our overall safety picture.
Further, two incidents in 2023 had major accident potential which reminds us of the importance to continue our efforts to prevent major accidents.
The total recordable injury frequency (TRIF) is higher when compared to industry benchmarking.

This area still represents a
challenge, and we continue to work to understand the causes and how to mitigate risks.

Since 2017, while there was a positive
development for Equinor employees, TRIF for contractors has shown little improvement and strong collaboration with our contractors
is essential.

Based on our 2023 performance, we see an overall improvement on safety indicators, but recognise the need to continue to improve
our safety performance.
Given the measures reinforced in 2023, we believe our approach is adequate to improve our performance
and close the gap on our health and safety targets. Security training and awareness will continue as mitigating action to reduce risks
from security threats. These objectives remain a top priority for Equinor’s management.

Group performance
Equinor 2023 Integrated Annual Report

Protecting nature
Indicators/Metrics
Serious accidental spills (number of)
New projects with net positive impact plans (NPI)
(number of projects)
Sites with site-specific inventory of key biodiversity
features (number of assets)
Key impacts on nature and society
Equinor’s operating activities have actual and potential

impacts on nature. Impact drivers include
potentially serious uncontrolled discharges and operations in or near protected areas and areas of
high biodiversity value.
Financial materiality
•

Societal and policy shifts related to protection of nature can affect for instance our access to
capital markets and finance, reduce availability and attractiveness of opportunities, lead to
diminishing returns and affect our financial performance.
•

Reputational impacts associated with our performance on nature-related issues can support
or damage our competitiveness and licence to operate.

•

Failure to comply with environmental laws or regulations could for instance lead to legal
liability, fines, loss of business and materially impact our financial results.
"Protecting nature" pertains to the following GRI standards:

GRI 301; GRI 303; GRI 304; GRI 305; GRI 306
For more information regarding our risk factors, please

visit 5.2 Risk factors.

Group performance
Equinor 2023 Integrated Annual Report

Contextual introduction
Management of our activities and their potential impacts on the marine environment continues to be a priority for us. Historically our
operated onshore activities were limited to oil and gas, including the drilling and fracturing of wells in the US. Our growing offshore
wind portfolio, our recent investments in – and our ambitions for – CCS, solar, hydrogen and battery storage projects underline the increasing importance of our management of onshore environments. Our operations have actual or potential impacts on nature
through pollution, including both regular and uncontrolled discharges to sea or land and emissions to air.
Our use of land and sea areas and related disturbances, for example noise, collisions and barrier effects, and introduction of alien
invasive species, may also negatively impact biodiversity and ecosystems. This is particularly important if our activities are in or near
protected areas or areas of high biodiversity value. Many potential impacts on nature are highly location dependent, and we make
information from project-specific impact assessments available on our website. Our locations with the largest freshwater consumption
are in Norwegian coastal areas with high annual precipitation and in the Appalachian where water for our well fracturing and clean-up
is sourced from the water-rich Ohio river. Freshwater use is therefore not considered among the most material topics to us.
Through our partners and suppliers, we can also have indirect impacts on nature, for example in activities where large quantities of
materials like metals, cement and chemicals are used. The shift to a more resource-efficient, circular economy is a key opportunity to
reduce impacts, and this is increasingly being reflected in stakeholder expectations and requirements,

for example in the context of
the EU Taxonomy and auction criteria for new wind farm developments. Growth in renewables is core to our Energy transition plan, and we work to understand how best to achieve this ambition while avoiding adverse impacts on nature, for example through land/sea
use change.
Certain dependencies on nature and ecosystem services have direct relevance for Equinor. For example, healthy oceans provide bioremediation services when we discharge produced water containing minor fractions of oil and chemicals to sea from some of our
offshore platforms. Access to natural resources such as wind, sun and hydrocarbons for our energy production can also be regarded
as a dependency of nature. Our most important dependencies are assessed to be indirect dependencies through natural resources
used in our supply chains.
Relevant nature-related risks for Equinor include: risks related to new policy development, laws and regulations; reputational impacts
related to our performance; and market risks including access to acreage for development of new projects. The development of the
nature agenda also provides important opportunities. Strong performance can and should be a competitive advantage. We
acknowledge the increased focus on nature from consenting authorities, particularly seen in Europe related to the bidding criteria for
renewable projects.

Management approach
For decades, our zero-harm ambition has guided our work. In line with the mitigation hierarchy, we will continue to prioritise avoiding or minimising adverse impacts. As indicated in our Energy transition plan and set out in our Biodiversity

Position, we now aim to go
beyond this principle by pursuing a net-positive biodiversity approach. Since 2023, new Equinor-operated development projects
located in protected areas or areas of high biodiversity value, are required to develop a plan containing measures for mitigating
negative effects and measures aiming to demonstrate net-positive direct impacts on biodiversity.
To manage our impacts on nature, and comply with applicable laws and regulations, we aim to apply recognised environmental management practices, such as the mitigation hierarchy, the waste hierarchy, the precautionary approach, best available techniques, and the ISO 14001 environmental management principles. These environmental management practices are embedded in our
governance, risk and performance framework.
In the planning phase of all our assets, before construction or operations can commence, a key part of our management approach is
environmental, social risk and impact assessments. This is of particular importance when planning for operations in or near sensitive
areas, which for example are present in the Arctic. In addition to stakeholder engagement,

these processes include baseline studies,
surveys, monitoring programmes, and collaborative research projects.
Collaborating in and learning from global initiatives
To enhance our approach to the protection of nature, we take part in and/or closely follow a range of industry initiatives and, in 2023, there were many important developments on the global nature agenda. For example:

Group performance
Equinor 2023 Integrated Annual Report

●

The Taskforce for Nature-related Financial Disclosures (TNFD) published its recommendations in September 2023. We are a member of the TNFD Forum, and work with peers to further our understanding of the related risks, opportunities and
specific disclosures for the energy sector.
●

Through our membership of the World Business Council for Sustainable Development (WBCSD), we supported its development of a Roadmap to Nature Positive for the energy system.
●

We contributed to various public consultations exercises, such as the Norwegian government’s expert commission on nature risk.
●

We continued to support a project led by the International Union for Conservation of Nature (IUCN) which aims to identify
good practices for renewable energy development, specifically addressing the assessment of cumulative impacts and spatial
planning.
Reducing pollution and other adverse impacts on nature
Our governance, risk and performance framework seek to enable us to systematically manage environmental aspects. Our priority is
to avoid or minimise potential adverse impacts. For example, substitution of chemicals for less environmentally harmful ones is part of
our continual improvement efforts.
In 2023, we continued our focus on environmental regulatory compliance and made improvements at our Norwegian oil and gas
assets. This included strengthened management focus, with new competence requirements for operational leaders, development of
new training programmes, and related operational measures.
We also worked with the Norwegian authorities to map and monitor the spread of Didemnum vexillum

– an invasive species
commonly known as sea vomit – and established our own ongoing monitoring programme. While the species was not observed at any
of our installations or harbours, we made an important contribution by monitoring its development and implementing measures to
prevent its spread.
Improving responsible resource use and circularity
In locations where freshwater resources might be at risk, we are committed to avoiding irreversible harm to these.

Through the supply
chains for both our oil and gas and renewables activities, we purchase large quantities of steel, cement and other metals and
materials. In 2023 we matured our understanding of what circularity may imply for Equinor. We conducted an assessment to identify the most material circularity-related topics, and where the most immediate opportunities lie.

These include our approach to waste
management in general and in decommissioning in particular, embedding circular options in design of facilities, sourcing of secondary materials, extending the useful life of facilities, and pursuing partnerships to achieve more circular value chains. Specific recycling
opportunities include wind turbine blades, critical raw materials, and materials from the decommissioning and removal of offshore
facilities.
Pursuing positive impacts on nature
In line with our Biodiversity Position, in 2023 we started to implement a novel site-specific inventory and net-positive impact (NPI)
plans. The site-specific inventory is a company-wide overview of key biodiversity features near our installations.

When developing our
net-positive approach, it was useful to draw on our participation in research programmes and industry partnerships, such as the UN
Environment Programme World Conservation Monitoring Centre’s (UNEP-WCMC) Proteus Partnership.
We recognise that there are currently no global standards for net-positive approaches, and that there are certain knowledge gaps, for
example, related to the feasibility and costs of potential measures and how to monitor effects, particularly in a dynamic marine
environment. For this reason, we continue to invest in research and development projects, and examples from 2023 include research
on nature-based solutions, nature-inclusive design of offshore wind farms, and metrics and indicators for nature.
Sharing our insights and data externally
One of the ways Equinor can have a positive impact is by sharing our biodiversity data with academia and other external stakeholders
and, in 2023, we worked on the technical solutions needed to enable broader data sharing. We continued

our engagement in the UN
Ocean Decade Corporate Data Group, co-hosted by the Intergovernmental Oceanographic Commission

(IOC) of UNESCO and
Fugro. The aim of the group is to make privately held ocean data available for scientific research and decision-making by addressing
challenges for data sharing.
Relevant policies and standards
•

The Equinor Book -> Who We Are -> Commitments
•

Code of conduct

•

Equinor Biodiversity position

Group performance
Equinor 2023 Integrated Annual Report

Performance disclosure
ALWAYS

SAFE
INDICATORS/METRICS
2023 AMBITION

(TARGET YEAR)
STATUS
PERFORMANCE
2023 2022
PROTECTING

NATURE
Serious accidental spills (number of)
0 (2023) l 0 0
New projects with net positive impact plans (NPI) (number

of
projects)
New projects in protected areas or areas of high
biodiversity value to establish a plan aiming to
demonstrate net positive impact (one project in scope
for 2023)
o 0 n/r
Sites with site-specific inventory of key biodiversity features
(number of assets)
Establish site-specific inventory of key biodiversity
features for 35 existing sites
l 35 n/r
l
Ambition met in 2023.

o
Ambition not met in 2023.

t
Plan in place, on track to reach longer-term ambition.

v
Plan in place, not on track to reach longer-term ambition.

Group performance
Equinor 2023 Integrated Annual Report

Selected environmental performance data for 2023 is shown in the table. A complete set of performance data can be found in our
Sustainability datahub at equinor.com.
Indicators Units 2023 2022 2021 2020 2019
SO
x

emissions
ktonnes 1.1 1.1 0.9 1.3 2.2
NO
x

emissions
ktonnes 30 32 34 36 41
Non-methane volatile organic compounds ktonnes 33 23 26 35 40
Accidental oil spills (net volume >0)
Number
m
3
132 111 120 136 219
18 33 40 154 8,913
Other accidental spills (net volume >0)
Number
m
3
132 122 98 117 204
370 302 3,335 3,997 57
Serious accidental spills Number 0 0 0 2 3
Regular discharges of oil in water to sea ktonnes 1.0 1.1 1.1 1.3 1.2
Hazardous waste generated

ktonnes 339 304 280 318 313
Non-hazardous waste generated ktonnes 34 37 33 29 40
Exempt waste generated - drill cuttings and solids
from US onshore operations ktonnes 16 1.2 0.09 17 84
Exempt waste generated - produced water and
flowback water from US onshore operations million m
3
0.02 0.05 2 5 7
Total

freshwater withdrawal and consumption

million m
3

6

6

8

8

12

New projects with net positive impact plans

Number

0

n/r

n/r

n/r

n/r

Sites with site-specific inventory of key biodiversity
features

Number

35

n/r

n/r

n/r

n/r

Pollution and other adverse impacts on nature
Non-GHG emissions and discharges

- Over the past four-to-five years, non-GHG emissions to air and regular, permitted discharges of oil in water to sea have improved slightly, or remained at the same level. The decrease in NO
x

emissions is mainly due to
decreased drilling and well activity in 2023.
Electricity from Hywind Tampen also contributed to a reduction in NO
x

emissions from the Gullfaks A and Snorre A platforms. In the other direction, increased NO
x

and SO
x

emissions at Peregrino C, which had its first full year of operation in 2023. The increase of
emissions of non-methane volatile organic compounds from 23 thousand tonnes in 2022 to 33 thousand tonnes in 2023 was mainly
due to resumption of production and change in methodology for fugitive emissions at Peregrino.
The decrease in regular discharges of oil in water to sea was mainly caused by higher injection rates and improved oil in water quality
at Mariner A and planned and unplanned production stops.
There were no serious accidental spills in 2023. The total number of accidental oil spills and other spills increased from 2022 to 2023.
However, the total volume of accidental oil spills decreased. The main reason for the increased volume of other accidental spills was an unintended discharge of 155 m
3

from a drain tank at Njord A due to ejector suction effects from wind and waves during bad weather.

Group performance
Equinor 2023 Integrated Annual Report

Land- and sea-use change -
A summary of our presence in relation to protected areas and areas of high biodiversity value is shown
below and a complete overview is available in the Sustainability Data Hub on equinor.com. The overview includes a short assessment of potential impacts of the activities on the protected areas/areas of high biodiversity value. The number of assets and licences inside
protected areas remained unchanged from 2022 to 2023. The number of assets in the proximity of protected areas/areas of high
biodiversity value increased from 2022 to 2023. The increase is due to onshore wind and solar activity in Poland and Brazil, and
battery storage facilities in the UK.
Equinor is technical service provider on behalf of other operators, resulting in inclusion of the Europipe I and II pipelines, both of which
cross the Wadden Sea UNESCO World Heritage Site (WHS). The Wadden Sea was included in the WHS list in 2009, while the pipeline installations were completed in 1995 and 1999, respectively. We otherwise did not operate within other sites on the WHS list or sites in the International Union of Conservation of Nature (IUCN) category 1a (“Strict nature reserve”) or category 1b (“Wilderness
area”).
1.

“Assets” means all Equinor group operated

activities within solar, onshore and offshore wind, battery storage,

onshore and offshore
production and processing facilities for oil and

gas including pipelines and other linear

infrastructure, in operation or under construction.
2.

“Licences” includes only those licences

where there were operational activities other

than 1) above, e.g., seismic acquisition, exploration
drilling, site surveys.
3.
If several protected areas (PA) or areas of high biodiversity value (AHBV)

are present within a proximity category

around a given asset or
operation, they are counted as one. If a given

PA or AHBV are within proximity categories for several assets or operations, it is counted in for
each of these assets or operations. Subsea

installations within a field are included

in the counting of the platform it is

tied in to. For existing
linear infrastructure like pipelines, service

lines and cables, only the ‘Inside’ and ‘Adjacent’

categories are applied. In cases where linear
infrastructure is installed during a given reporting

year, all proximity categories are applied. Information on geographic location of cases
represented in the table above can be found

in the “Sustainability performance data

hub” on Equinor.com.
Resource use, circularity and waste
Hazardous waste quantities increased from 2022, mainly due to increased volumes of water dispatched from Mongstad for further
treatment. This water stems from well cleaning at offshore platforms. Drill cuttings and solids exempt waste quantities for our US
onshore operations increased due to higher drilling activity, while the produced and flowback water quantity was low due to no well fracturing activity.
Withdrawal and consumption of freshwater in 2023 was 6 million m³, the same level as in 2022.

We had no oil and gas production in
areas of high or extremely high baseline water stress as defined by the World Resources Institute’s Aqueduct® tool. Four solar and
wind assets in Poland are in such areas. However, water consumption for these assets is insignificant.
Pursuing positive impacts on nature

Group performance
Equinor 2023 Integrated Annual Report

NPI plans are being developed for several assets, for which the Rosebank project in the UK and the Empire Wind project in the US
are first in scope. The development of the NPI plan for Rosebank was planned completed in 2023, but it was delayed and will continue
into 2024.
In 2023 we developed our site-specific inventory of key biodiversity features for our operated oil and gas and offshore wind assets.
Subsidiaries in our onshore renewables business are not yet included in the scope.

Performance evaluation
Pollution and other adverse impacts on nature
Non-GHG emissions to air and discharges of oil in water to sea vary with activity level, production stops and start-up of new fields.
However, we saw improvements relating to better cleaning of produced water and increasing use of renewable electricity as a cleaner energy source for power generation at some platforms.
For the last two years, we have avoided the large spill volumes we experienced in

2019 to 2021. However, we are not satisfied with
not seeing a downward trend in the number and volume of accidental spills from 2022 to 2023. Although we see a decreasing
occurrence of breaches of permits since the previous year, the improvement activity addressing governance, competence, awareness and performance in this area, continues.
The increased number of assets and licences in the proximity of protected areas and areas of high biodiversity value, related to our
onshore renewables activity, shows the importance of good management approaches aiming to avoid adverse impacts on these.
Improvement activities are ongoing to update internal requirements and practices and improve mapping and understanding of
biodiversity features around our facilities.
Resource use, circularity and waste
The increased volumes of hazardous water arising from well cleaning at offshore platforms, and dispatched for further third-party treatment, is an issue we are addressing and aim to manage better. Our improvement activity on circular economy will continue in
2024, focusing on improving awareness and practices, for example to extend useful life of facilities and increase re-use of equipment
and recycling of materials.
Pursuing positive impacts on nature
The new site-specific inventory of key biodiversity features developed in 2023 constitutes an important step towards better
understanding and management of nature around our facilities. NPI plans are being developed, in line with our Biodiversity position.
We consider these developments satisfactory.

Group performance
Equinor 2023 Integrated Annual Report

Respecting human rights
Indicators/Metrics
Human rights (HR) assessments of suppliers conducted
Workers interviewed
Countries in which supplier HR assessments undertaken
Employees working with our suppliers trained (classroom
course)

Contextual introduction
Our commitment to conduct our business consistently with the United Nations Guiding Principles on Business and Human Rights
(UNGPs) to respect the rights of people affected by our business stands firm and is also fundamental to a just and responsible
transition.
Understanding and managing the risk of adverse human rights impacts related to our activities is at the core of our human rights
commitment. This is consistent with the UNGPs, the 10 principles of the UN Global Compact and the Voluntary Principles on Security
and Human Rights. We recognise that our activities may cause, contribute to, or be linked to adverse human rights and other social
impacts, especially in jurisdictions with weak regulatory frameworks, insufficient enforcement, and where our activities face inherent
risks.
Equinor can be linked to human rights impacts related to our own workforce, workers in supply chain and communities affected by our
business. In this section we address the potential adverse

human rights impacts Equinor may cause, contribute to or be directly linked
to.
We have had a stand-alone Human Rights Policy since 2015. In the Human Rights Policy, we define particular commitments related to our key risks (commonly referred to as ‘salient issues’), which guide our human rights due diligence efforts.
These areas of particular priority are:
●

Discrimination
●

Working conditions
Key impacts on nature and society
Equinor has operations and supply chains in geographies where human and labour rights may
be at risk. With about 23,000 employees, presence in approximately

30 countries and around
8,000 direct suppliers, our activities could impact a high number of people.
Financial materiality
•

Failure to uphold our Human Rights policy, or a breach of human rights due diligence and reporting legislation could lead to fines, damage our reputation and social licence to
operate. or potentially lead to project delays.
"Respecting human rights" pertains to the following GRI standards:

GRI 409; GRI 411; GRI

414; GRI 416
For more information regarding our risk factors, please

visit 5.2 Risk factors.
Equinor's account for due diligence under the requirements of the Norwegian
Transparency act can be found in the stand- alone Human Rights Statement.

Group performance
Equinor 2023 Integrated Annual Report

●

Forced and child labour
●

Affected community members
●

Security activities

Based on our current portfolio, priorities, and experience from human rights risk assessments, we consider the most severe human
rights issue to be the risk of poor working conditions and indicators of forced labour within our supply chains.

Management approach
Our Human Rights Policy and the Code of Conduct apply to all our activities. Further internal requirements and work processes for
conducting human rights due diligence are part of our management system. Through our risk management system, we work to identify
adverse human rights risks and impacts, and seek to prevent, mitigate or remediate such, as relevant in each situation.
To further guide our efforts in line with the Human Rights Policy, we define general and specific human rights priorities for different parts of our business, and when deciding where to focus, the concept of severity and likelihood is applied.
Governance of human rights issues is multi-tiered. Assessing and addressing human rights risks in our daily operations is a business
line responsibility. Defining priorities is based on regular risk and portfolio assessments and supported by a corporate team of human rights experts to ensure alignment across the portfolio.
The executive-level human rights steering committee continues to serve as an advisory group tasked with providing guidance and
facilitate experience transfer and good practice, supporting actions to address Equinor’s human rights risks, and facilitating
engagement with and reporting to the CEC and BoD.
To understand risks related to our new activities at large, we perform environmental and social impact assessments. These are an essential part of our project development process and include consultation with potentially affected stakeholders. What we learn
through these consultations is used to inform our understanding of and address potential impacts on local stakeholders and
communities, including indigenous peoples. Impact assessments in the early phases of project planning inform decision making and
allow for more effective mitigation.
Working conditions in our supply chains
Managing the risk of forced labour and poor working conditions in our supply chains, which was increased by global instability and
rising inequality, is a priority. Accordingly,

a set of “Human Rights Expectations of Suppliers” was developed. We continue to actively look for indications of forced labour and unacceptable working conditions in our supply chains, with a particular focus on fabrication
and construction activities across Asia and in our core countries such as Brazil. For certain high-risk activities, we may also perform
specific human rights risk assessments, typically supported by external human rights experts. Worker dialogue allows us to gain a
better understanding of potential issues and to respond with appropriate actions. We follow up with suppliers based on identified risks,
including through verifications, tracking of actions and ongoing dialogue. We expect all current and future suppliers to be familiar with
and meet our general human rights expectations. Based on factors like scope and location of delivery, which help define risk level, we
seek to include specific human rights clauses in our contracts.

Relevant policies and standards
•

Human rights policy
•

The Equinor Book -> Who We Are -> Commitments
•

Code of Conduct

•

Human Rights Expectations of Suppliers

Group performance
Equinor 2023 Integrated Annual Report

Performance disclosure
ALWAYS

SAFE
INDICATORS/METRICS
2023 AMBITION

(TARGET YEAR)
STATUS
PERFORMANCE
2023 2022
RESPECTING HUMAN RIGHTS
No relevant monitoring indicator available
1
Determine a suitable human rights indicator

(2023)
l Completed n/r
1
Developed two internal monitoring indicators to be piloted in 2024.
l
Ambition met in 2023.

o
Ambition not met in 2023.

t
Plan in place, on track to reach longer-term ambition.

v
Plan in place, not on track to reach longer-term ambition.
During 2023, we continued our efforts to further integrate human rights practices into the way we work,

supported by regular senior
leadership engagement. We further strengthened our management system and adopted global Equinor working requirements for
human rights due diligence. We continued our work to improve our internal framework for recording and monitoring human rights data.
In our efforts to address our most salient issue, forced labour like conditions in our supply chain, we developed two indicators for
internal monitoring that will be tested from 2024.
Labour rights and decent work
We require new suppliers to be screened for social criteria. In line with our approach to performing risk assessments in the early
phases of our projects, we assessed 303 suppliers for social impacts in 2023. From this, 124 suppliers were identified as having
significant gaps. 85% of these suppliers have through closing of gaps become qualified, while the rest of the suppliers are yet to
complete their improvement plans. If we find that a supplier is not willing or able to implement necessary improvements, the supplier
might not be awarded a contract. On one occasion, a supplier did not follow up Equinor’s requirements to become qualified, and the
relationship was discontinued.
We continued to prioritise HRDD work in project planning and procurement, as we believe early engagement with possible suppliers is
key to effectively avoid or mitigate potential adverse impacts and facilitate compliance with our human rights expectations.
Based on our priorities, in 2023, we performed 25 onsite supplier assessments supported by external human rights experts, resulting
in 642 workers interviewed and a total sum of 283 total findings in seven countries (Angola, Brazil,

India, Indonesia, Norway,

South-
Korea, USA). The most serious findings relate to indicators of forced labour as defined by the 11 ILO Forced Labour Indicators.
Although all such findings are concerning, our primary focus was towards payment of recruitment fees, retention of identity papers and
lack of freedom of movement. The reason for this is that we consider presence of these indicators to exacerbate the risk of forced
labour. No actual impacts related to the three priority forced labour indicators noted above were identified in 2023.
In addition to the assessments referenced above, several of our direct suppliers have started to perform third party on-site
assessments including worker interviews. Equinor does not currently have reporting procedures in place to be able to track findings
and outcomes of such assessments. However, we engage on a case-by-case basis with the supplier in addressing findings and follow-up actions are taken accordingly.
At times, the risk of adverse human rights impacts we encounter is not specific to our supply chains, partners, or projects. Rather,
such risk can be more systemic in nature and form an integral part of an economy, a particular sector, or an industry. Such systemic challenges are often too large for one company alone to take on successfully. In 2023, we continued our efforts to address systemic challenges related to our supply chains. Such initiatives are further described in the Annual Human

Rights Statement for 2023.

Group performance
Equinor 2023 Integrated Annual Report

Labour rights and working conditions in the supply chain
Indicators Boundary Unit 2023 2022 2021 2020 2019 2018
Human rights (HR) assessments of
suppliers conducted
Equinor group number 25 24 30 37 50 75
Workers interviewed Equinor group number 642 808 974 343 650 1000
Countries in which supplier HR
assessments undertaken
Equinor group number 7 11 10 9 16 20
Employees working with our suppliers
trained (classroom course)
Equinor group number 102 264 128 190 409 514
Community risks and impacts
Equinor has set up community grievance mechanisms in countries where we have activities, within oil and gas and renewables, such
as Argentina, Brazil Poland and South-Korea. Equinor received 14 grievances through our local grievance mechanisms in Tanzania
and Brazil, all of which were handled and are now closed. Further, no actual adverse impacts of indigenous peoples’ rights were identified during 2023.
Equinor, together with Shell, continued in 2023 to work towards mitigating human rights risks and impacts associated with the potential LNG site in Tanzania. Since finalising the resettlement of families from the land designated for the project, Shell and Equinor have contracted a third-party service provider to run a post-compensation livelihood programme available to all those that were
resettled. The agricultural livelihood programme has commenced, and other sub-programmes are being planned. This was followed
up with monitoring and evaluation and is supported by a local grievance mechanism.
Equinor has over the course of the development process for planned offshore wind projects in the US worked to address concerns
regarding the potential impact of these activities on local communities. This includes engagement with potentially affected fishing
communities and assessing potential impacts that may disturb ancient, submerged landforms culturally significant to tribal nations.
Equinor has agreed to more than 15 measures to avoid or minimise impacts to tribal communities during construction and operation of
Empire Wind.
Governance and capacity building
The BoD’s Safety, Sustainability and Ethics Committee received an in-depth human rights report in 2023 related to the risk of forced labour in our supply chain.
The human rights steering committee has continued meeting regularly and topics of discussion include risk mitigation, frameworks for
performance and reporting, industry collaboration to increase leverage and indigenous people's rights.
We continued to build our corporate capabilities and competence through the recruitment of specialists, establishment of an internal
network between function and business, training and on the job-learning.

Group performance
Equinor 2023 Integrated Annual Report

To mark the international Human Rights Day on 10 December, Equinor held internal awareness sessions focusing on indigenous people's rights.

Information requests according to the Transparency Act
In 2023, Equinor received six information requests, which were all responded to within the legislative deadline.
Conclusion of complaint filed to NCP Norway
Early 2023, the National Contact Point for Responsible Business Conduct (NCP Norway) issued a final statement regarding the
complaint filed against Equinor and others following a 2017 major crane accident at a Korean yard. The final statement was issued
following extensive but ultimately unsuccessful mediations. The NCP Norway statement did not identify any violations of the OECD
Guidelines for Multinational Enterprises by Equinor but did include a set of recommendations to the group of companies involved in
the complaint process. The NCP complaint process was, through the final statement, formally concluded.
Performance evaluation
We are pleased with the approval in 2023 of the strengthened internal work processes for human rights due diligence. As we outlined
in the 2022 Integrated annual report, these efforts were aimed at further integrating human rights practices into the way we work. The
consistent implementation of these processes will enable greater systematic and documented due diligence across the portfolio.
Our efforts to improve our internal practices for recording data related to our human rights due diligence efforts are over time intended
to improve our ability to monitor and evaluate performance, and to prepare for upcoming legislation on sustainability reporting.

We continue to see risk of adverse human rights impacts within our supply chains, particularly related to poor working conditions and
indicators of forced labour. Within significant parts of our portfolio, typically major construction projects where there is good visibility and extensive experience, we consider that our efforts and performance have improved over time and are currently adequate.
However, we acknowledge that within newer value chains, such as low carbon solutions and renewables, and on lower-level tiers of the supply chain, we currently have less insight and active engagement. We seek to gradually increase the coverage of our human
rights due diligence efforts as we evolve our business, while improving consistency in how we work.
A key priority in the coming year is to initiate a review of our Human Rights Policy considering the external context, our strategy and
our portfolio of business activities. As part of this initiative, we intend to perform a corporate-wide saliency review to guide our future
efforts and facilitate effective human rights due diligence within key areas of risk.

Group performance
Equinor 2023 Integrated Annual Report

Workforce for the future
Indicators/Metrics
Inclusion index score (%)

Contextual introduction
A changing portfolio of capabilities
Equinor’s approach to building the workforce for the future within the realm of low carbon solutions and renewable energy consists of
different elements. A key priority is upholding a strong safety culture to ensure the health, safety and security of people. Additionally,
our capabilities will need to evolve to align with what is needed for the company to succeed in the energy transition through adaptation
of new technology, people development, the external market, recruitment, new ventures, and regulatory demands.
Today’s

workforce supports our portfolio of activities and will continue to evolve as we grow within low carbon and renewable energy.
The capabilities we need in our future workforce are different than what we have today, but our strong expertise within oil and gas provides us with a great foundation for development and reapplication of competences. Today, 14% of our workforce is aged 60 or above, and we aim to harness their expertise as we develop the workforce to meet future goals.
We believe that all employees should own their development and we strive to provide opportunities for everyone to develop future-fit
competencies. We believe initiatives to build skills and prepare our people for the future should be equally available to all Equinor
employees, regardless of age, gender, and nationality.
We are dedicated to conducting our operations in a safe and socially responsible manner to adapt to the just energy transition and we
embed diversity and inclusion (D&I) in our human resources (HR) processes. In Equinor, D&I aligns with our values, our focus on safety and our purpose as a company.
Management approach
Enabling our workforce for the future
We believe the right technology has the power to engage employees in learning and development and needs to be supported by HR
processes that encourage both career and competence development. In 2023, we initiated the development of new HR IT technology
that will assist us to further operationalise our D&I strategy by enabling fair HR processes.

The new technology will empower
employees to develop skills in careers that inspire them, while also providing developmental opportunities.

We are planning to begin
implementation of the new technology in 2024.
In Equinor, we aim to empower all employees’ development and provide diverse learning opportunities. In 2023, employees spent over 624,000 hours on formal learning. These learnings aim to improve competence development and facilitate innovation and
Key impacts on nature and society
Equinor employs a large and diverse workforce of about 23,000 employees,

with operations and value
chains in approximately 30
countries.

Financial materiality
•

Equinor depends on workforce capacity and competence to deliver on its strategy, including the
transition to a broad energy company. Equinor may not be able to secure the right level of workforce competence and capacity, or to leverage efficient organisational operating models, to create expected value through business operations and strategy execution.
"Workforce for the future" pertains to the following

GRI standards: GRI 401; GRI 402; GRI 404; GRI 405;

GRI 406; 407; GRI 409
For more information regarding our risk factors, please

visit 5.2 Risk factors.

Group performance
Equinor 2023 Integrated Annual Report

digitalisation. Externally, we actively interact with students and young individuals in Norway to promote the fields of science, technology, engineering, and mathematics (STEM), along with other competencies crucial for our future needs.
Equinor’s workforce includes diverse professional disciplines crucial to our portfolio. In

2023, we strengthened operational leadership
through training and reviewed our senior professional network to ensure that our expertise aligns with the energy transition. Based on
the findings, we plan to expand our internal and external networks to reapply our expertise in new areas such as low carbon solutions
and renewables. This year, we began implementing initiatives to identify and address any gaps in commercial and technical competencies related to low carbon solutions and renewable energy.
One of the strategies to address the growing need for low carbon solutions and renewable energy, is acquisition of and investment in
relevant production and technology companies within our industry. Between 2021 and 2023, we invested in five companies within onshore renewables, welcoming more than 300 new colleagues with renewables competencies and local market knowledge to the
Equinor group.
Interacting with companies in the energy industry in new ways enables us to transfer specific competence. Within the Equinor &
Techstars Energy Accelerator programme run in 2023, mentors, experts, and senior leadership in Equinor supported nine start-ups from six different countries in accelerating their development in shaping and serving the energy sector.
Fair and objective recruitment
Equinor recruits new employees across our locations, including graduates, interns, apprentices,

and experienced workers. We
continuously use our annual workforce planning process to pinpoint where today’s workforce needs to be developed to meet future
ambitions. We are dedicated to maintaining a transparent talent marketplace, embedding the Equality and Anti-Discrimination Act into
people processes to promote equality and ensure equal opportunities for all. One of our goals as a global organisation is to join forces
with local institutions to develop local talent pools. This is becoming increasingly important as we see a scarcity of people in the
market.
In preparation for recruitment processes, we normally engage hiring managers with recruitment training to ensure fair and unbiased
assessment of all applicants. We currently have a global ambition of a 50:50 balance in gender and nationality (Norwegian and other
than Norwegian) when hiring for our corporate graduate programme, and an ambition of one-third female for our apprenticeship
programme in Norway. We are further re-evaluating our D&I recruitment strategy, and these targets ensure that we build a diverse and robust pipeline of talent to make up our workforce of the future. Prioritising fair and objective recruitment practices in combination
with a strong safety culture can help us to establish a solid foundation for a healthy and successful workforce.

Diversity and inclusion (D&I)
Equinor is committed to being transparent about our performance, monitor relevant performance indicators, integrate D&I into our
business strategy and measure progress. Our agreement with unions (Likestillingsavtalen) applies to all employees in Equinor ASA to
ensure equal treatment regarding recruitment, pay, working conditions, training, and career development. We continuously use the global annual people survey (GPS), our ethics helpline, and leadership to identify and manage risks,

obstacles, causes and measures
of discrimination in the workplace. To deliver on our purpose of turning natural resources into energy for people and progress for society, we rely on diversity of thought to find the best solutions and make good decisions, which is stated in the functional requirements for HR, part of our governing documentation. We believe initiatives to build skills and prepare our people for the future
should be equally available to all Equinor employees, regardless of diversity characteristics like age, gender, ethnicity, disabilities, sexual orientation and more. As outlined in our Code of Conduct, we do not tolerate any discrimination or harassment of colleagues,
or others affected by our operations, and require everyone to be treated with fairness, respect, and dignity.
Strengthening an inclusive culture
In 2022, we updated our D&I strategy and ambition, with the aim to further integrate D&I into our systems and processes and continue
to strengthen an inclusive culture. Our ambition is “We are a diverse and inclusive organisation where everyone feels valued and that
they belong”. We value diversity of thought and believe in creating an inclusive and psychologically safe work environment, ensuring
Relevant policies and standards
•

The Equinor Book -> Who We Are -> Commitments
•

The Equinor Book -> Who We Are -> People
•

Code of Conduct

Group performance
Equinor 2023 Integrated Annual Report

fair and equal opportunities for all, also beyond our own organisation. To achieve our ambition, we rely on three key enablers: global ambition with a local approach, transparency in data and processes, and leadership coupled with culture. Throughout 2023, we took
concrete steps to advance these enablers, and this effort will continue in 2024.
Our D&I strategy empowering the organisation to drive impactful initiatives aligned with local context and legislative requirements. Our
employee resource groups (ERGs) gained more members and exposure in 2023, and CEC members have actively partaken in
activities to promote internationally recognised awareness days. This year, the ERGs helped raise awareness about the importance of several topics. Through hosting seminars, workshops and different types of sessions, several employee groups discussed gender balance in the workplace, different ethnicities in a multicultural global company, and the need to stand up against racial discrimination.
Through events focused on expanding our knowledge and awareness, we aim to increase the understanding of and break stigmas
around mental health, inclusion of the LGBTQ+ community, and visible and non-visible disabilities.
ERGs are voluntary, employee-led groups that come together with the aim to create a diverse and inclusive workplace, with a particular focus on a common diversity characteristic, cause, or goal. The establishment and support for ERGs is important for Equinor
to learn about opportunities and challenges linked to equality and equity, and to ensure that we set actions that remove barriers for individuals who identify as part of underrepresented groups.

Statement on equality and anti-discrimination
Equinor’s statement on the actual gender equality in numbers and the work related to the
activity duty (statement on equality and anti-discrimination) is included in pages 77-83.

Group performance
Equinor 2023 Integrated Annual Report

Performance disclosure
ALWAYS

SAFE
INDICATORS/METRICS
2023 AMBITION

(TARGET YEAR)
STATUS
PERFORMANCE
2023 2022
WORKFORCE FOR THE FUTURE
Inclusion index

score (%)
I: ≥80 (2025) t 78 77
Highlighted: Performance indicator.
l
Ambition met in 2023.

o
Ambition not met in 2023.

t
Plan in place, on track to reach longer-term ambition.

v
Plan in place, not on track to reach longer-term ambition.
Indicators Boundary Unit 2023 2022 2021 2020 2019 2018
Employment and recruitment
Total number of permanent
employees
Equinor
group
number 23,449 21,936 21,126 21,245 21,412 20,525
Total new hires
Equinor
group
number 2,350 1,988 886 774 1,568 905

Indicators Boundary Unit 2023 2022 2021 2020 2019 2018
Employees - by gender
Male Equinor group number 16,013 15,109 14,600 n/r n/r n/r
Female Equinor group number 7,436 6,827 6,526 n/r n/r n/r
Total Equinor group number 23,449 21,936 21,126 n/r n/r n/r
Diversity and gender balance
Indicators Boundary Unit

2023
2022 2021 2020 2019 2018
Gender balance (women share of total) by category - Norway
Norway Equinor
ASA
% 32 31 31 n/r n/r n/r
Norway - Operation and
Support
Equinor
ASA
% 24 23 24 n/r n/r n/r
Norway - Associate
Equinor
ASA
% 41 46 49 n/r n/r n/r
Norway - Professional
Equinor
% 45 45 46 n/r n/r n/r

Group performance
Equinor 2023 Integrated Annual Report

ASA
Norway - Principal
Equinor
ASA
% 35 34 33 n/r n/r n/r
Norway - Leading Equinor
ASA
% 30 29 29 n/r n/r n/r
Norway - Manager and
Executive
Equinor
ASA
% 32 32 31 n/r n/r n/r
Indicators Boundary Unit

2023
2022 2021 2020 2019 2018
Gender balance – Equinor group
Gender balance total females
(percentage females)
Equinor group % 32 31 31 31 30 31
Leadership positions (women
share of total)
Equinor group % 35 35 35 32 30 29
●

Corporate Executive Group
(CEC)
Equinor group % 36 36 60 30 30 30
●

Leaders reporting to CEC
Equinor group % 45
51 49 45 41 n/r
●

Business unit
Equinor group % 39
37 38 35 36 35
●

Business sector
Equinor group % 37
36 37 34 35 34
●

Business department
Equinor group % 32
32 32 27 24 24
New hires (women share of total) Equinor group % 35 29 29 33 27 32
Indicators Boundary Unit

2023
2022 2021 2020 2019 2018
Earnings ratio base salary (women:men) by category - Norway
Norway Equinor ASA %

100
100 99 n/r n/r n/r
Norway - Operation and
Support
Equinor ASA %

97
97 97 n/r n/r n/r
Norway - Associate Equinor ASA %

98
98 98 n/r n/r n/r
Norway - Professional Equinor ASA %

98
98 98 n/r n/r n/r
Norway - Principal Equinor ASA %

98
98 98 n/r n/r n/r
Norway - Leading Equinor ASA %

97
97 96 n/r n/r n/r
Norway - Manager and
Executive
Equinor ASA %

97
98 97 n/r n/r n/r
Earnings ratio total compensation (women:men) by category - Norway
Norway Equinor ASA %

87
87 86 n/r n/r n/r

Group performance
Equinor 2023 Integrated Annual Report

Norway - Operation and
Support
Equinor ASA %

84
84 82 n/r n/r n/r
Norway - Associate Equinor ASA %

88
87 85 n/r n/r n/r
Norway - Professional Equinor ASA %

89
86 84 n/r n/r n/r
Norway - Principal Equinor ASA %

87
87 87 n/r n/r n/r
Norway - Leading Equinor ASA %

91
91 91 n/r n/r n/r
Norway - Manager and
Executive
Equinor ASA %

96
95 92 n/r n/r n/r
Indicators Boundary Unit

2023
2022 2021 2020 2019 2018
Employment
Temporary workers (number
of employees)
Equinor ASA number 374 n/r n/r n/r n/r n/r
Temporary workers (share
of women)
Equinor ASA % 37 34 n/r n/r n/r n/r
Temporary workers (share
of men)
Equinor ASA % 63 n/r n/r n/r n/r n/r
Part-time workers (number
of employees)
Equinor ASA number 0
1
n/r n/r n/r n/r n/r
Part-time workers (share of
women)
Equinor ASA % 0
1
73 n/r n/r n/r n/r
Part-time workers (share of
men)
Equinor ASA %

0
1
n/r n/r n/r n/r n/r
Involuntary part-time
(number of employees)
Equinor ASA number

0
0 n/r n/r n/r n/r
Involuntary part-time (share
of women)
Equinor ASA % 0 0 n/r n/r n/r n/r
Involuntary part-time (share
of men)
Equinor ASA %

0
n/r n/r n/r n/r n/r
1) Equinor does not have any employees in part-time positions.

In previous years, Equinor has reported share of

women of employees who has reduced
working hours under section 10-2 (4) of the Norwegian

Employment Act under the section for part-time positions.

This is the reason for the significant
change in numbers.
Norwegian statutory parental leave, Equinor ASA 2023
Proportion of employees who
have taken parental leave
Number of employees Average weeks Median number of weeks
Female 147 19 18
Male 465 11 12
The numbers above include both statutory paid and employee requested unpaid parental leave.

Group performance
Equinor 2023 Integrated Annual Report

Diversity in early talent programmes
Equinor continues to invest in our emerging talents through our graduate, summer internship and apprenticeship programmes.
We focus on diversity in our early talent programs and have set targets in terms of gender and nationality. In 2023, we welcomed
162 graduates, representing 35 nationalities and 41% females. In Norway, we welcomed 162 apprentices. This year we saw an increase in female apprentices with 39% of the apprentices being female, exceeding our gender target of 33% female. We also
offered a summer internship programme to 204 students, representing 28 nationalities and 41% female candidates.
In 2023, Equinor was chosen as the preferred employer for the 27th time in a row by engineering students in Norway and
recognised as one of the three most popular employers in the main categories within finance and IT by students. For
professionals, we were recognised as top employer amongst engineers and business professionals and third amongst IT
professionals in “Universum’s annual ranking”. In addition, the company was awarded Norway’s most attractive technology workplace 2023 in the “Tekjobb-indeksen” among 70 technology companies.
Programme
Gender balance (female:male) Nationality balance (non-
Norwegian: Norwegian
Hired Target Hired Target
Graduates 2023 41:59 50:50 46:54 50:50
Apprentices 2023 39:61 33/66
1
N/A N/A
1
The apprenticeship programme targets are set

aligned to the gender share studying technical

fields in Norwegian upper secondary schools.
Performance evaluation
Workforce composition
Equinor welcomed 2,350 new employees in 2023, Our efforts to recruit new talent into renewables and low carbon solutions supports
our ambition of being a leader in the energy transition and our goal of being an attractive employer within these areas. As a result of
our apprenticeship programmes, recruitment efforts, and initiatives for experience transfer and development within our workforce, the average age for Equinor employees in Norway was 46 in 2023. We are encouraged by the work being done by all new and existing
employees to build competence that meets

our strategic needs, and we are confident that we are building a talent pipeline that
enables Equinor's business ambitions.
1. Inclusion Index

To leverage the diversity of thought we have in Equinor, we actively work to increase our employees’ sense of belonging, inclusion, and psychological safety. Since the establishment of the inclusion index in 2019, Equinor has used this data to determine actions and opportunities to strengthen our culture and make people feel safe to speak up and report inappropriate actions and behaviour. Equinor
D&I roadmap in 2023 focused on actions to ensure inclusion of people with disabilities or caring responsibilities, people belonging to
different ethnicities, the LGBTQ+ community, and people on pregnancy/parental leave. We will continue to work systematically on inclusion across diversity dimensions in 2024 to expand and build stronger competence and deeper understanding of what D&I means
across Equinor globally.

In 2023, Equinor had significant positive engagement on D&I activities supported by the work done by our ERGs. For the first time, we
raised global awareness on ethnicity together with the Black in Equinor ERG, and on disabilities with the Able ERG. Together with the
newly established Healthy Mind ERG we made mental health resources and activities available for all employees,

and focused on
building healthy work environments. The Pride Makers ERG increased its internal and external activity, gaining more members,
generating safety focused deliverables, and organising local pride events. The Women in Equinor ERG established two new chapters
in UK and Canada during 2023, and held events and workshops throughout the year with support from colleagues, senior
management, and HR. All these efforts have jointly contributed to better understanding of diversity, a safer and more inclusive workplace, increased employee well-being, and progress towards a more gender-balanced workplace.

Equinor has worked systematically with D&I since 2019. Overall, our performance in 2023 was satisfactory, with a focus on operationalising the D&I strategy and ambition. We have strengthened metrics relevant to further integrate D&I in our business and
strengthening our future performance. Awareness about various diversity topics were raised, and our 2024 focus is to continue to
build more knowledge and understanding about different diversity dimensions and importance of an inclusive work environment
across the locations where we operate.
2. Diversity in leadership

Equinor works systematically to build a sustainable, robust, and diverse leadership pipeline that feeds through to diverse leadership

Group performance
Equinor 2023 Integrated Annual Report

teams. Our focus was on monitoring gender balance and nationality, while continually working to set up teams that, together, represent diversity beyond these two dimensions. Our systematic focus on developing female leaders is reflected in the continued
increase in female leadership over the years, with 45% females among leaders reporting to the

CEC in 2023. We continue to focus on
representation of nationalities other than Norwegian in our leadership to ensure we represent our global operations.
3. Gender pay gap

We monitor our progress on D&I using available diversity data on gender balance and nationality. Equinor reports the earnings ratio between males and females for both total compensation and base pay. Norwegian authorities require reporting on full breakdown of earning ratios in all major Equinor locations by Equinor’s job structure every other year. Equinor will report on this data annually to
strengthen transparency on our gender pay gap. Further details on our gender pay gap reporting are available in the Equinor data
hub. For 2023, we are pleased to see that the gender pay gap for base pay is 0 for Equinor ASA. We note that there is a gender pay
gap in total compensation than in base pay in all our locations. This is largely driven by additional compensation items linked to roles
where there is a higher representation of men than women, for example offshore roles receiving offshore allowances. We have partnered with Mercer to perform regression analysis in Norway, UK, US and Brazil to better understand the adjusted total pay gap which is a better reflection of differences in pay for like work. The results of this study show an adjusted total pay gap of 0.73% in
favour of men across those four major locations, and an adjusted total pay gap of 0.63% in Equinor

ASA in favour of men. During
2024, Equinor will work to better understand the drivers for these differences and identify potential remedial actions to address them.
4. Monitoring our D&I progress
The number of sexual harassment cases in 2023 remained stable compared to 2022. By openly discussing sexual harassment in the
workplace through sessions and safety moments available for the organisation globally, as well as specific leadership workshops, we attained an increased awareness and deeper understanding of the seriousness of the topic in 2023 across the orginisation. Our Code
of Conduct was updated with a strengthened emphasis on the expectation for leaders and employees to contribute to a working
environment free from harassment and discrimination through improved guidelines to prevent these cases. The 2023 GPS results are
strong and show significant improvement in the scores for the question about our employees feeling safe to speak up without fear of
retaliation. This is particularly important evidence of our ambitions to prevent sexual harassment or any similar inappropriate actions
and behaviours. We will continue to keep the topic high on our agenda for 2024 by actively promoting existing initiatives.

Group performance
Equinor 2023 Integrated Annual Report

High value
We place value at the forefront of everything we do. Our value can be determined by “how” we perform and operate in
addition to “what” we deliver and achieve. The High value material topics seek to enable us to be competitive and
create value throughout the energy transition.

●

Profitable portfolio: Portfolio development and composition to ensure ongoing profitability with risk assessment and
management of current asset base.

●

Energy provision and value creation for society: Securing energy supply and generating revenue, job opportunities and
economic prosperity through local employment, procurement and taxes.
●

Integrity and anti-corruption: Preventing corruption and ensuring ethical business culture across the company.
Profitable portfolio
Indicators/Metrics
Relative Total Shareholder Return

(Relative TSR)
(quartile)
Relative ROACE* (peer group rank)
Return on Average Capital Employed* (ROACE) (%)
Organic Capex* (USD billion)
Equity production liquids and gas

(mboe per day)

Key impacts on nature and society
We aim to have a profitable and robust portfolio to

provide long-term value to our employees, shareholders
and societies where we operate, as well as supporting

ongoing investments to create future value from energy
transition opportunities.

Financial materiality
•

Market conditions such as fluctuating commodity prices,

as well as exchange rates and general
macroeconomic outlook could significantly affect financial

performance of our investments.
•

Geopolitical and political factors, including legal and policy changes,

could impact our business plans,
including access to resources, and financial performance

.

•

Physical effects of climate change could disrupt

our operations or increase costs and impact financial
performance.
•

Changes to Equinor’s hydrocarbon resource base estimates and ability to access low carbon
opportunities can impact future production, revenues and expenditures as well as delivery of our
strategy.

"Profitable portfolio" pertains to the following GRI standards:

GRI 201; GRI 302
For more information regarding our risk factors, please

visit 5.2 Risk factors.

Group performance
Equinor 2023 Integrated Annual Report

Contextual introduction
Equinor’s portfolio delivered strong results in 2023 based on our ability to maintain stable delivery of oil and gas, particularly to
Europe. Sustaining a profitable portfolio and reliably supply energy through the transition, Equinor is transforming its portfolio to
become a broad energy company. Equinor believes that by being a leading company in the energy transition, we can not only reduce our own CO2 footprint, but also maximise value for both society and our shareholders. Building a portfolio that has robust profitability
through future cycles will be essential for us to deliver on our Energy transition plan and provide shareholder value.
Management approach
Portfolio composition
Our ambition is to build a focused, carbon efficient oil and gas portfolio, complemented with renewable and low-carbon solutions to
create long-term value while supplying reliable energy with progressively lower emissions. Future commodity prices are uncertain and
Equinor believes it is positioned to capture the upside and withstand the downside.
As illustrated by the following graph, the gross capex* share to renewables and low-carbon solutions increased from 14% in 2022 to
20% in 2023. Based on current portfolio forecasts, we are progressing on our ambitions to have more than 30% of annual gross
capex* to renewables and low-carbon solutions in 2025 and above 50% in 2030. Our capital allocation will be contingent on access
and profitability, aligning with our ambition of maintaining an average return on capital employed of around 15% in 2035.

Group performance
Equinor 2023 Integrated Annual Report

Due to the long-term nature of investments in energy projects, the increasing proportion of our investments in renewable projects is
expected to have a growing impact on oil, gas and renewable production ratios as projects come into operation. In 2023 Equinor
produced a total of 4.4 million TJ of energy, of which 18 thousand TJ was from renewables. By 2030, we have an ambition to have a total of 12-16 GW of installed net renewable capacity, expected to produce between 35 and 60 TWh annually, while maintaining our energy production from oil and gas at around the same level as today. By 2035 we aim to produce more than 80 TWh of renewable power and decarbonised energy
1
, of which above 65 TWh is aimed to be renewable power.

1) Decarbonised energy defined as hydrogen,

ammonia and gas to power with CCS.
Investment criteria
Equinor’s strategy is to continue to create long-term, high value growth by developing a broad portfolio and applying strict robustness
criteria to investments. To maintain a valuable portfolio in different possible energy transition pathways, Equinor has a financial framework in place addressing climate-related risks and the robustness of investment proposals.
When a project is being sanctioned, it is assessed on multiple measures:
•

Net present value (NPV): to bring value to the company and our shareholders.

•

Price sensitivities: to assess the impact of different prices on the investment.

•

Other considerations include: safety, security and sustainability, optionality,

resource efficiency and alternative cost, strategic
value, country risk, operational capacity and capability. We undertake environmental and social impact assessments for all new projects including consideration of potential human rights impacts.

In addition, for oil and gas projects, the following assessments are undertaken:
•

Break-even price: to remain robust in low-price scenarios we use a break-even target for all oil and gas projects.

•

CO2 intensity: all oil and gas projects are measured on scope 1 CO2 intensity (upstream).

•

Carbon pricing: a CO2 cost acts as an additional element of robustness, including application of Equinor’s internal carbon price
when calculating financial metrics.
For renewable projects we also assess the internal rate of return (IRR), real, after tax, full cycle, excluding effects from farm downs
and project financing.
Equinor recognises that planned investments that are not sanctioned can have negative economic consequences for connected
suppliers, partners, and end users of energy. We therefore work closely with all stakeholders, including local governments to explore solutions that enable Equinor to proceed with investment, or alternatively to find new developers or owners.
Climate scenario testing

Group performance
Equinor 2023 Integrated Annual Report

Transition stress test -

Since 2016 Equinor has assessed its resilience against the scenarios from the IEAs

World Energy Outlook
(WEO) report. We assess the portfolio transition risk by testing the net present value after tax (NPV)

and the revenue robustness by
applying price assumptions for oil, natural gas and CO
2
tax in each of the WEO scenarios, relative to using Equinor`s commodity price assumptions. Additionally, we assess potential impairments (detailed in note 3 Climate change and energy transition to the
Consolidated financial statements) when applying the price assumptions in the relevant WEO scenarios.
Physical climate risk assessment - Equinor also disclose an assessment of the portfolio exposure to possible climate-related hazards, using the Shared Socioeconomic Pathways (SSP`s) scenarios provided by the Intergovernmental

Panel on Climate Change
(IPCC).
By evaluating our portfolio against the scenarios outlined in the WEO report and assessing physical climate risk exposure, we can
ensure that we have a resilient value creating portfolio that is able to remain profitable through challenging market conditions and
climate scenarios.
IEAs WEO scenarios
Stated policies

scenario (STEPS)
Announced pledges
scenario (APS)
Net zero emissions by
2050 scenario (NZE)
Description
A scenario based on the
latest implemented policy
settings, including energy,
climate, and related
industrial policies.
A scenario where all
national energy and climate
targets made by
governments are met on
time and in full.
A scenario where the world
moves on a potential path
towards limiting global
warming to 1.5 °C relative to
pre-industrial levels.
Temperature rise to 2100
(from preindustrial levels
2.4 °C 1.7 °C 1.4 °C
Change in demand for

Oil in 2050 (from 2022)
+1% -43% -75%
Change in demand for
Natural Gas in 2050

(from 2022)
0% -42% -78%
Change in REN TWh
production in 2050

(from 2022)
~350% ~550% ~700%
Transition stress test results -
Compared to last year’s annual report, the positive impact of the STEPS scenario declined from
41% to 11%, while the impact of the APS scenario changed from positive 17% to negative 5%, as illustrated by the figure below. The impact from the NZE scenario resulted in a 42% decrease in NPV this year, compared to a decrease of 22% in the previous year.
Consistent with previous years, we assume a linear bridging between the prices in the current year and the first price point given by
the IEA in 2030, which also this year significantly impact the change in results from year to year.
The figure below illustrates the changes in revenues from Equinor`s portfolio in the WEO scenarios relative to using Equinor`s
commodity price assumptions for 2030 and 2035. The STEPS scenario provides a positive effect, with a 4% and 3% increase in 2030
and 2035 respectively. In the APS scenario, the revenue decreases by 3% and 5% in 2030 and 2035, while the revenue in the NZE decreases by 27% and 23% in 2030 and 2035 respectively.

Group performance
Equinor 2023 Integrated Annual Report

Our long-term strategy remains firm, and our portfolio and capex flexibility can reduce the negative impact seen in the low-price
scenarios by mitigating actions such as re-optimising the non-sanctioned portfolio. Furthermore, the scenarios only stress oil, natural
gas and CO
2
price, not reflecting the potential impact on our renewable and low carbon solution projects in an accelerated transition
scenario, as indicated by the increasing market size of CCUS and a global growth in renewable energy production of ~700% by 2050
in the NZE scenario,

as illustrated in the IEAs WEO scenarios table.

Portfolio robustness -
The figure below illustrates the oil price in each of the scenarios from the IEAs WEO report,

based on
interpolation between the price points in 2030, 2040 and 2050, relative to Equinor`s price assumptions on Brent Blend in the
equivalent years. These price paths are used to assess the robustness of Equinor`s portfolio towards the outcomes in each of the
scenarios.
The oil and gas projects coming on stream within the next 10 years have a pay-back time at around

2.5
2

years and a volume-weighted
break-even at around 35 USD/bbl
3
, below the oil price in NZE in both 2030 and 2040. As such, our oil and gas portfolio is expected to
remain robust even to a sharp decline in prices as seen in the NZE scenario. Equinor also maintains significant capex flexibility in our
current portfolio, with only our sanctioned projects being committed, representing less than 50%

of the yearly organic capex* from
2025. This will allow us to optimise and re-prioritise our non-sanctioned projects to ensure we continue to generate high value through
cycles.

As previously mentioned, these scenarios do not fully capture the upside potential Equinor could capture in renewables and low
carbon solutions. For renewables, we maintain our expectations of a real base project return of 4% to 8% (after tax, full cycle,
excluding effects from farm downs and project financing). From this level we can capture additional value by pulling different levers
depending on the project and market, as exemplified by Dogger Bank and our onshore solar plants in Europe achieving equity returns
of 12-16%. For our low carbon solution projects, we expect real base project returns of 4-8% in the early phase with government
support while maturing the markets. As markets mature, we expect further value uplift potential.

2: Includes sanctioned, non-sanctioned and IOGR projects.

Based on reference case 75 USD/bbl. Volume

weighted from production start.
3: Includes sanctioned, non-sanctioned and IOGR projects.

Volume weighted average.

Portfolio robustness and Oil price per WEO scenario
1
(USD/bbl)

Group performance
Equinor 2023 Integrated Annual Report

Methodology -
NPV is calculated forward looking from 2024. We test the change in NPV and revenues of our portfolio by applying
the price assumptions for oil, natural gas and CO
2

tax in each of these scenarios and compare the impact towards the value calculated at our commodity price assumptions. Equinor`s commodity price assumptions are based on management`s best estimate
of the development of relevant current circumstances and the likely future development of such circumstances. This price-set is
currently not equal to the price-set in accordance with achieving net-zero emissions by 2050 as outlined in the WEO Net Zero
Emissions by 2050 scenario. Consistent with previous years, we assume a linear bridging between

2023 prices and the first price
point given by the IEA in 2030. We further assume a linear interpolation between IEA`s prices from

2030 to 2050 and that the price in
2050 is kept constant in real terms thereafter. USD 2 per boe transportation cost for oil production is added to compare with Brent
Blend. Finally, exploration activities are not included due to the uncertainties related to potential discoveries and development solutions. The results of this NPV and revenue transition test should not be directly compared with the result of the impairment test
shown in note 3 Climate change and energy transition to the Consolidated financial statements,

as they are not stress testing the
same financial metric, although both are based on the same WEO scenarios and commodity price assumptions.
Carbon pricing and carbon costs -
For portfolio and decision analysis, our base assumptions include a carbon cost for all assets
and projects. In countries where no such cost exists, we use a generic cost starting from

2025. We use a default minimum at 82 USD
per tonne (real 2023), that increases to 115 USD per tonne by 2030 and stays flat thereafter. In countries with higher carbon costs, we use the country-specific cost expectations. This carbon cost is included in investment decisions and is part of break-even calculations
when testing for profitability robustness. The actual CO2 costs for Equinor-operated assets were

USD 1,276 million in 2023.
The illustration above shows the total carbon cost in the WEO scenarios, relative to the total cost using Equinor’s commodity price
assumptions, based on the same volume base. The STEPS and APS scenarios from the

WEO report predicts lower absolute carbon
costs compared to Equinor’s assumed CO
2
cost. The NZE scenario has a marginal higher carbon cost compared Equinor's internal assumptions,
which demonstrates that Equinor`s carbon pricing assumptions are in line with a potential scenario where the world moves towards limiting global warming

to 1.5 °C relative to pre-industrial levels.
Physical climate risk

Equinor’s portfolio comprises offshore and onshore assets across a diverse set of regions around the world. While the company’s core
business today is centered on the NCS, the move towards a broader and more international energy company will lead to changes in
the company’s geographic footprint.

Group performance
Equinor 2023 Integrated Annual Report

In accordance with the TCFD
1

recommendations, Equinor is addressing climate-related physical risks for our assets, including both acute (extreme weather events) and chronic risks (longer-term shifts, such as sea level rise). To assess the exposure of our assets to possible climate-related hazards we model the portfolio to different climate scenarios using data analytics software, provided by
Jupiter Intelligence. In 2023 we assessed the exposure of 117 assets in which Equinor has an equity interest to several hazards, including wind, heat, fire, flood, hail, waves, sea level rise and precipitation. The data provide details on hazard exposure both today
and the expected change in exposure between 2020 and 2050. We have also performed a third-party verification of the results for
some selected assets to enhance our understanding of uncertainties and give input to further improvements.
The results for our onshore and offshore assets for the SSP5-8.5 scenario can be seen in the figures below, which also show the relative book value of different clusters of assets by reporting segment. An increase in temperature and an increase in the frequency
and intensity of extreme weather events under SSP 5-8.5 is widely considered to be an unlikely scenario beyond current business-as-
usual scenario, but it is included following the precautionary principle and in accordance with

EU Commission guidance. Consistent
with information published in the 2022 report, the model provides hazard scores equally weighting across wildfire, flooding, hail, heat,
precipitation and wind. Sea level rise is also included in the modeling. While the assessment provides details on the exposure of
assets to different hazards, it is not a direct indication of risk, as all Equinor installations are designed to tolerate a range of
meteorological conditions as appropriate to their location.
As shown in the figure below, the results show that the majority of Equinor’s onshore assets by book value are assessed as having
relatively limited exposure to climate-related change in physical environment. The onshore assets subject to the highest present-day
exposure and with the greatest changes in exposure towards 2050 are the EPI and REN assets in South America.
Several of the parameters studied are not relevant for our offshore portfolio, and in 2023 we have added wave modeling to the
assessments of the offshore assets. As the results for the wave modeling and wind are consistent, the resulting scores for our
offshore portfolio are based on a single parameter, the 100-year return period wind speed, which also is commonly used to measure tropical cyclone risk.

Group performance
Equinor 2023 Integrated Annual Report

As shown in the figure above, the results show that the majority of Equinor’s offshore assets by book value are assessed as having
relatively limited exposure to physical climate risks. For most of the installations, the initial screening of exposure indicates that the
increased exposure will be within the design margins of the installation. Those assets subject to the highest present-day exposure are
offshore installations in the US Gulf of Mexico and REN North America, while those with the greatest changes in exposure towards
2050 are the renewable installations in North America and oil and gas assets in Sub-Saharan

Africa.
More detailed risk assessments are required to assess the climate risk and to implement mitigating measures,

as required. In 2023 we
have outlined a methodology in accordance with our risk management process and performed initial risk assessments. This includes
input to a bankability report for a Polish wind farm, including supply of personnel and goods, in accordance with the TCFD
requirements. The results for the assets assessed so far show that these facilities are resilient to the changes in the modelled future
climate scenarios. We will continue to assess the current and future exposure of our portfolio to physical climate changes and to
implement preventive and mitigating measures.
Profitable portfolio
By carefully evaluating investment criteria to develop our future portfolio and assessing our current portfolio for physical climate risk
exposure, we can ensure we have resilient value creating assets able to be profitable through challenging market conditions and
climate scenarios. It also empowers us with knowledge to implement any measures to ensure we are profitable for the future and able
to create value for shareholders through capital allocation and distribution.
1
TCFD: Task Force on Climate-Related Financial Disclosure.

Relevant policies and standards
•

The Equinor Book
•

Code of Conduct

Group performance
Equinor 2023 Integrated Annual Report

Performance disclosure

HIGH VALUE
INDICATORS/METRICS
2023 AMBITION

(TARGET YEAR)
STATU
S
PERFORMANCE
2023 2022
PROFITABLE

PORTFOLIO
Relative Total Shareholder Return

(Relative TSR)
(quartile)
Above average in

ranking among peers¹
o 8 of 12 6 of 12
Relative ROACE*

(peer group

rank)
First quartile in

ranking among peers¹
l 1 of 12 1 of 12
Return on Average Capital

Employed* (ROACE) (%)
>15% yearly

(2023-2030)
1, 2
t 24.9 55.1
Organic

Capex*

(USD
billion) 2023 outlook guiding 10-11¹ t 10.2
8.3
3
Equity production liquids and gas

(mboe per day)
2023 outlook

guiding
˜3% above 2022
1
o
Growth 2%
(2,082)
2,039
Highlighted: Performance indicator.
¹ Outlook and ambitions presented at CMU 2023 or in

Annual report 2022.
2

Based on 2023 CMU reference case (70 USD/bbl).

3

Adjusted to USD/NOK exchange rate assumption

in the Outlook presented at CMU

2022.
l
Ambition met in 2023.

o
Ambition not met in 2023.

t
Plan in place, on track to reach longer-term ambition.

v
Plan in place, not on track to reach longer-term ambition.
Performance evaluation
Investments

In 2023, capital expenditures, defined as Additions to PP&E, intangibles and equity accounted investments in note 5 Segments to the
Consolidated financial statements, amounted to USD 14.5 billion, of which USD 10.2 billion were organic capital expenditures*.
In 2022, capital expenditures were USD 10.0 billion, as per note 5 Segments to the Consolidated financial statements, of which
organic capital expenditures* amounted to USD 8.1 billion.
In Norway, a substantial proportion of 2024 capital expenditures will be spent on ongoing development projects such as the Johan
Castberg, Munin, Irpa, and Halten Øst. In addition, capital expenditures will be spent on various extensions, modifications and
improvements on currently producing fields and on exploration opportunities.
Internationally, we estimate that a substantial proportion of 2024 capital expenditures will be spent on projects with recent final investment decisions such as Raia, Rosebank and Sparta. In addition, 2024 capital expenditures will be mainly spent in Bacalhau field
and non-operated onshore activity.
Within renewable energy, capital expenditure in 2024

is expected to be spent mainly on offshore wind projects. In addition, further investments are planned in our onshore projects.
Equinor finances its capital expenditures both internally and externally. For more information, see debt and liquidity management in the section 2.1.
Equinor has committed to certain investments in the future. A large part of the capital expenditure for 2024 is committed. The further
into the future, the more flexibility we will have to revise expenditures. This flexibility is partially dependent on the expenditure joint
venture partners agree to commit to. For further information, see note 26 Other commitments,

contingent liabilities and contingent
assets to the Consolidated financial statements.
Equinor may alter the amount, timing or segmental or project allocation of capital expenditures in anticipation of, or as a result of
several factors outside our control.

Group performance
Equinor 2023 Integrated Annual Report

Return on average capital employed (ROACE) *
The return on average capital employed (ROACE)* was 24.9% in 2023, compared to 55.1% in 2022. The change from 2022 was due
to decrease in adjusted earnings* after tax.
Relative ROACE *

(peer group rank)
On relative ROACE* Equinor was ranked first in the peer group, which is a position in the first quartile.
(in USD million, unless stated otherwise)

For the year ended 31 December
2023 2022 2021 2020 2019
Share information
1)
Diluted earnings per share (in USD) 3.93 9.03 2.63 (1.69) 0.55
Share price at OSE (Norway) on 31 December (in

NOK)
2)
322.15 351.80 235.90 144.95 175.50
Share price at NYSE (USA) on 31 December

(in USD)
31.64 35.52 26.33 16.42 19.91
Dividend paid per share (in USD)
3)
3.60 1.68 0.56 0.71 1.01
Weighted average number of ordinary shares outstanding (in

millions)
3,021 3,174 3,254 3,269 3,326
1)
See section 5.1 Shareholder information for a description

of how dividends are determined and information

on share repurchases.
2)
Last day of trading on Oslo Børs was December 29th,

2023, and December 30th, 2022.
3)
See note 20 Shareholders' equity, capital distribution and earnings per share to the Consolidated Financial Statements.
Relative TSR
Equinor performs an assessment of performance against a peer group of 11 European and U.S. companies by relative Total
Shareholder Return (TSR). In 2023 Equinor is number eight with a TSR of -0.2% (measured in USD).

Group performance
Equinor 2023 Integrated Annual Report

Energy provision and value creation for society
Indicators/Metrics
Energy production (TJ to market)
Payments to governments (USD billion)
Share of procurement spend locally (%)

Contextual introduction

Energy powers businesses, fuels transportation, and enables the production of goods and services. Within our home, energy provides
heating, cooling and lighting, and allows for access to digital services. As the energy transition progresses,

we continue to balance our
obligation to provide energy security with the need for decarbonisation and affordability.
With the recent energy crisis and geopolitical instability, a key priority in 2023 was energy security, given that Equinor is one of
Europe’s largest energy companies. This year, we provided 2,082 mboe per day of oil and gas and 4,235 GWh of electric power. The aim of being a reliable energy partner stays firm.

Delivering value to society beyond its products and services, is fundamental to any business.

In the communities where we are
present, we also create jobs, pay taxes to governments, and provide income opportunities to our approximately 8,000 suppliers and
sub-suppliers. In addition, we support socioeconomic development and humanitarian relief through voluntary and mandatory social
investments, strategic sponsorships and donations.

Key impacts on nature and society
Through our balancing of affordability,

security and sustainability in our energy provision,

and through making
contributions to the societies where we operate, we can significantly influence socio-economic development.
Financial materiality
•

Changes in political, economic, and social factors related

to the energy trilemma could present new
opportunities, affect attractiveness of opportunities

and value from current and future investments.
•

Remaining commercially and technologically competitive is

important to develop and operate an
attractive portfolio of assets in current and new value chains.

Deployment of innovative or new
energy technologies could enhance or threaten value

of Equinor’s expected energy portfolio and
impact our planned strategy execution in the transition

to a broad energy company.

•

Changes in investor and societal sentiment related to our

portfolio and performance can affect our
access to capital markets, attractiveness for investors, and potentially restrict access to finance or
increase financing costs.
"Energy provision and value creation for society" pertains to the following GRI standards: GRI 202, GRI 203; GRI 204;

GRI 207; GRI 413; GRI 415
For more information regarding our risk factors, please

visit 5.2 Risk factors.
More information about our tax contributions and payments

to governments can be found in the
stand- alone Payments to governments report.

Group performance
Equinor 2023 Integrated Annual Report

Management approach
Energy provision
To produce and provide energy in a way that creates value to society is a balancing act that we face daily. As an energy company, we need to balance the energy trilemma of affordability, security, and sustainability.

The economic and geopolitical instability in 2023
emphasised the societal importance of energy security.

To increase security of supply we are shifting towards more long-term agreements that are predictable for all parties and facilitate energy planning. The 2023 gas sales agreements with Germany’s state-owned energy company SEFE, for 111 terawatt hours until
2034, and a Letter of Intent for hydrogen supply towards 2060, serve as examples of how we manage long-term, reliable supply of
energy and decarbonisation at scale.

Tax contribution
We believe that responsible and ethical behaviour is a prerequisite for sustainable business. Tax transparency is promoted through our Tax and transparency policy and our Code of Conduct, and supported through our membership in the Extractive Industries
Transparency Initiative (EITI), where Equinor has been an active supporter since its beginning in 2009. Equinor was among the first major O&G companies that voluntarily disclosed payments to governments in 2004.

We do not tolerate or support the facilitation of illegal tax evasion. Our tax planning is driven by the objective to match income with
expenses to obtain a tax deduction for all valid business costs and to avoid double taxation according to the principles of domestic
laws and guidelines.
Equinor ensures efficient compliance with tax rules and regulations by engaging openly with tax authorities around the globe
concerning uncertainties or tax disputes which may arise.

We believe that transparency goes beyond the provision of legally required information to tax authorities, it extends to proactive
consideration of other stakeholders. Therefore, we publish annually a Tax contribution report and a Payment to governments report, read more here

Governance and transparency - Equinor.
Local procurement and employment
Equinor strongly supports building local capacity, and we seek to prioritise goods and services from local suppliers wherever possible.
Where goods and services are competitive in terms of price, quality and delivery, our contracting and procurement strategy gives first consideration to those produced and provided locally. First consideration for employment and training opportunities is also given to qualified local residents who otherwise meet all of the qualifications required. We actively engage in local supplier development,
training, wider social investment partnerships and local outreach programmes to facilitate local employment and use of local suppliers.
Social investments
In alignment with our just transition approach, our social investments strategy focuses on education,

skills-and capacity-building,
nature restoration and enhancement, and access to energy for vulnerable groups. These investments are identified and managed at a
local level and will be measured by positive impact to people, as well as annual investment cost.

All social investments are evaluated
for strategic fit and comply with internal procedures, including anti-corruption compliance requirements,

as well as local regulations.

Local authorities and non-governmental organisations also help us understand the needs and expectations of our host communities.
These are key to informing business models and project strategies that can deliver lasting value to the community and its support to
our activities.
Our new long-term partnerships with humanitarian aid organisations Red Cross and the Norwegian

Refugee Council with fixed yearly
donations allow for predictability and continued engagement as well as efficiency in delivering ad hoc local projects.

Relevant policies and standards
•

The Equinor Book -> Our Purpose
•

The Equinor book -> Our Vision

Group performance
Equinor 2023 Integrated Annual Report

Performance disclosure
HIGH VALUE
INDICATORS/METRICS
2023 AMBITION

(TARGET YEAR)
STATU
S
PERFORMANCE
2023 2022
ENERGY PROVISION AND VALUE CREATION

FOR SOCIETY
Energy production (TJ to market)

1

Not applicable
4,365,682 4,265,540
Payments to

governments (USD
billion) Not applicable 31.0 49.2
Share of

procurement spend

locally (%)
Not applicable 89 89
1

Oil prod:

2,313,473 TJ,

Gas prod:

2,018,514 TJ,

Gas to power:

15,514 TJ,

Wind to grid:

15,153 TJ and

Solar to grid:

3,028 TJ.
Economic value created and distributed
Indicators Boundary Unit 2023 2022 2021 2020 2019 2018
Energy provision Equinor Group Terra joule
(TJ)
4,365
,682
4,265,
540
4,341,
168
4,334,9
98
4,335,
242
4,403,
821
Tax contribution Equinor group USD billion 28.0 45.2 9.0 3.1 8.8 9.6
Payment to governments (Total
economic contributions to governments)
Equinor group USD billion 31.0 49.2 11.8 4.5 11.6 13.4
Purchase of goods and services (Total
procurement spend)
Equinor group USD billion 18.1 17.1 15.7 16.1 18.4 17.4
Total share of spend locally Equinor group % 89 89 91 89 85 n/r
Corporate donations spend Equinor ASA USD million 6.4 7.6 1.6 1.8 0.2 0.8
Total social investments spend (excl.
Norway and Denmark)
Equinor group USD million 3.4 6.3 1.9 1.4 3.1 2.1
Voluntary social investments spend Equinor group USD million 0.9 0.6 0.4 0.6 2.2 1.1
Mandatory social investments spend Equinor group USD million 2.5 5.7 1.4 0.8 0.9 1.0
4,365,682 TJ of energy provided

USD 28 billion

in taxes paid
8,000 suppliers and sub-suppliers
USD 18.1 billion in local procurement/89% of procurement spent locally
USD 9.8 million in social investments and donations

Group performance
Equinor 2023 Integrated Annual Report

Energy provision

Enabling societal progress through tax contributions
Paying the right tax where value is created is central to Equinor’s commitment to contributing to progress for societies. In 2023, the
Equinor group paid USD 28 billion in corporate income taxes and USD 3 billion in royalty payments and fees to local and national
governments, including host entitlement. USD 27 billion was paid in Norway, where Equinor has the largest share of its operations and earnings. The reduction in corporate income tax payments relative to the prior year is due to the impact of lower commodity prices
in 2023 compared to the extraordinary market conditions of 2022.
The full Payments to governments report for 2023 pursuant to the Norwegian Accounting Act

§3-3d and the Norwegian Security
Trading Act §5-5a can be found at our website: Governance and transparency - Equinor.

We published our second tax contribution
report in December 2023, which provides further insight into our approach to tax and explains why and where we pay the taxes we
pay.

Procurement and employment that enable growth and opportunities
Thriving domestic supply chains are important for regional economic development and for us,

as we deliver new projects and invest in
long-term infrastructure that will be operational for decades. A significant contribution to society in terms of monetary value is our
purchase of goods and services, totalling approx. USD 18.1 billion in 2023, of which 89% was spent locally. As a large company, we
are also a significant source of employment in the communities where we operate. In 2023 we employed 2,350 number of people
across 17 countries.

Group performance
Equinor 2023 Integrated Annual Report

Social investments

In 2023, we spent USD 3.4 million
1

on social investments internationally, the majority of which were contractual obligations. The mandatory investments are often longer-term initiatives targeted towards underprivileged groups with a focus on science, technology,
engineering and maths (STEM) education, vocational training and skills building to improve employability, as well as healthcare and economic empowerment for women. Our voluntary social investments are aligned with our just transition framework, helping drive
resilience in our host communities. In 2023 material contributions included support for our community funds in the US and UK, as well
as collaboration with the fishing industry in Brazil. An overview of Equinor’s social investments in 2023 is presented in our
Sustainability data hub.
1)

Total social investments spend, excluding Norway.
Supporting humanitarian efforts in the longer-term
Supporting humanitarian organisations is aligned with Equinor’s sustainability strategy and our just transition plan. We prioritse
longterm partnerships to increase predictability and effectiveness for our partners. In 2023, we signed partnership agreements with
Red Cross and the Norwegian Refugee Council, which commit us to a dedicated yearly amount per partnership. 50% is allocated to
mutually agreed projects, and 50% is allocated freely by the partner organisation. This amounts to a total of NOK 40 million per year
Supporting a just energy transition
We are committed to contributing to an energy transition that is just and inclusive, that respect human rights and brings about
long-term social and economic benefits. To achieve this, we engage in dialogue and collaboration with all our key stakeholders –
our workforce, supply chain, partners, industrial customers and local communities. Notable examples include:
Norway: The Northern Area Unit
Equinor has established a unit called “the Northern Area Unit” with a mandate to strengthen value creation, collaboration and
competence building in this region. The unit works with suppliers to identify opportunities for local deliveries, and to enhance
supplier development. Measures to strengthen local recruitment are also initiated, e.g. the "North development program", and an
industry development program, "Empowering northern societies" is also established, addressing key challenges related to market,
technology and society in the energy transition.
UK: Rosebank investments bring local opportunities
In the UK, Rosebank oil and gas field is expected to create ripple effects in the supply chain and boost local job creation.
According to a socioeconomic study, if sanctioned, it is estimated to create GBP 8.5 billion of direct investment, of which GBP 6.6 billion is likely to be invested in UK-based businesses. During the peak of the construction phase the project is expected to
support around 2,000 jobs, and it will continue to support around 525 UK-based jobs during the

25 years lifetime of the field. We
acknowledge there is public debate about our Rosebank oil and gas field in the UK,

and we respect the differing views.
Nevertheless, we believe there are sound reasons for developing Rosebank. This project is part of our contribution to energy
security, creating jobs, and we plan to reduce CO
2

emissions from production through electrification measures.
US: Offshore Wind Ecosystem Fund
The Ecosystem Fund is a collaboration between Equinor and the New York City Economic Development Corporation (NYCEDC)
to foster the offshore wind industry in New York City. The Ecosystem Fund will contribute $5 million towards the following objectives:

Scaling the talent pipeline in offshore wind-related careers

Supporting low-income New Yorkers and New York

City Housing Authority residents in the green energy transition

Growing the green energy innovation ecosystem in New York City

Group performance
Equinor 2023 Integrated Annual Report

for both organisations. Equinor will also use the partnerships for additional local donations to projects,

as relevant. The agreements
run for three years, plus an optional extension for two more years.

Performance evaluation
While the urgency of the climate challenge is clear, the world faces several related imperatives, including affordability of energy, security of supply, and ensuring a just and equitable energy transition. The political and market volatility of recent years has underlined the importance of energy security and the close relationship between energy prices and macroeconomic stability. With an
inflation affecting both consumer ability to pay as well as prices of input goods through the supply chain, the need for reliable and
affordable energy has become more apparent.
Overall, we increased our provision of energy by 2% in 2023, positively contributing to energy security. However, as gas prices were significantly down compared to the extraordinary price levels seen in 2022, our revenues decreased, and our tax contributions and
payments to governments reduced accordingly.

Despite the drop in revenues, we continued our local spending and job creation at former levels, and we increased our voluntary
investment spending. We deem our contributions to the communities we operate in a key element of sustainable and long-term value
creation.

Group performance
Equinor 2023 Integrated Annual Report

Integrity and anti-corruption
Contextual introduction
At Equinor, we believe that an ethical business culture is the cornerstone of a sustainable company. As our presence around the world includes countries with high risk of corruption, we recognise the need to uphold and follow the highest integrity and anti-
corruption standards.

Our commitment to conduct business in an ethical, socially responsible and transparent manner remains constant.

A main focus area
in 2023 was to further integrate Equinor’s ethics and compliance programmes when developing our business as part of the energy
transition and to help drive a powerful integrity culture within a fast-growing organisation.

Equinor has a zero-tolerance policy towards all forms of corruption. This is embedded across the company through our values, Code
of Conduct and ethics and compliance programmes.
Management approach
Code of Conduct

The Equinor Code of Conduct sets out our commitment and requirements for how we do business. It applies to our employees, board
members and hired personnel who, each year, are required to confirm that they understand and will comply with the Code of Conduct.
We expect our suppliers to act in a way that is consistent with our Code of Conduct, and we engage with them to help them
understand our ethical requirements and how we do business. If our expectations are not met, we take appropriate action. In 2023,
the Code of Conduct was reviewed and several sections were updated, and in particular, those related to harassment, bullying and discrimination.
Anti-corruption

Indicators/Metrics
Confirmed corruption cases (number of)
Employees who signed-off the Code of Conduct (%)
Key impacts on nature and society

Corruption undermines democratic institutions, slows

economic development, threatens the environment,
distorts competition, damages reputations and exposes companies and individuals to civil and criminal
penalties and other reactions.
Financial materiality
•

Non-compliance with anti-corruption and bribery laws, anti-money laundering laws, competition and
antitrust laws, sanctions and trade restrictions or other

applicable laws, or failure to meet Equinor’s
ethical requirements, could expose Equinor to legal liability,

lead to a loss of business, loss of access
to capital and damage our license to operate.

•

Equinor’s operations in various countries are subject to dynamic legal and regulatory factors that could
impact our business plans and financial performance.

•

The actions of our partners, contractors and subcontractors

could also lead to legal liability,

loss of
business or other forms of financial loss for Equinor.
"Integrity and anti-corruption" pertains to the following

GRI standards: GRI 204; GRI 205; GRI 206
For more information regarding our risk factors, please

visit 5.2 Risk factors.

Group performance
Equinor 2023 Integrated Annual Report

Our Code of Conduct explicitly prohibits engaging in bribery and corruption in any form. Equinor’s anti-corruption compliance
programme summarises the standards, requirements and procedures implemented to comply with applicable laws and regulations
and maintain our high ethical standards. The programme lays down the foundation for ensuring that bribery and corruption risks are
identified, concerns are reported, and measures are taken to mitigate risks in all parts of the organisation. We have a global network
of compliance officers who support the business in identifying and handling business integrity risks and ensure that ethical and anti-
corruption considerations are integrated into our activities no matter where they take place. Equinor provides risk-based regular
training across the organisation to build awareness and understanding of the anti-corruption compliance programme.

Competition and antitrust compliance

Equinor’s Code of Conduct also addresses the requirement to comply with applicable competition and antitrust laws. Our competition
and antitrust programme consists of governing documents and manuals, and training of employees in high-risk positions,

as well as
regular risk assessments and assurance activities.

Trade Controls compliance

Equinor’s Code of Conduct also addresses the requirement to comply with applicable sanctions and export control laws. Our trade
controls programme consists of governing documents and guidance, and training of employees in high-risk positions, as well as
regular risk assessments and assurance activities.
Key 2023 improvement initiatives
Fundamental and advanced business integrity competence requirements mapped to position and role in the company is consecutively
being implemented in all business areas and functions. One main task in 2023 and going forward was to monitor the training statistics
generated, and to deliver relevant trainings where needed. Our training efforts included general and targeted training and awareness
sessions. Ethics and compliance was further strengthened as an integrated part of performance and reward assessments. A
leadership onboarding programme was developed and is currently being piloted. The programme includes,

among other items,
elements on ethics, integrity, and creating and maintaining a speak-up culture through self-study, a gamified app solution and a three-
day physical programme.

In 2023 Equinor further strengthened the risk-based bottom-up approach of its business integrity risk process, by adding new
requirements for corruption risk assessment at asset and organisational entity level.
Reporting and handling of concerns

According to Equinor’s Code of Conduct, all employees have a duty to report suspected violations of the Code or other unethical
conduct. We require that our leaders work systematically and pro-actively to prevent, detect and respond to possible breaches of the
Code and other ethical issues. Employees are encouraged to report/discuss concerns with their line manager or the line manager’s
superior, or to use available internal channels established to provide support. Concerns can also be reported through our Ethics
Helpline which allows for anonymous reporting and is open for employees, business partners and the general public. Equinor has a
strict non-retaliation policy and does not tolerate any form of retaliation against any person who has raised an ethical or legal concern
in good faith.
Roles and responsibilities
The legal business ethics and compliance function is headed by the chief ethics and compliance officer (CECO), who reports to the
executive vice president legal and compliance. The CECO is also able to report matters directly to the CEO, the BoD, the board audit
committee (BAC) and the board’s safety, sustainability and ethics committee (SSEC).
Collaboration and stakeholder engagement
At Equinor, we believe in the value of collective action to actively promote anti-corruption and revenue transparency. We have long standing relationships with the UN Global Compact, the World Economic Forum’s Partnering Against Corruption

Initiative (PACI) and
Transparency International (TI). We are also a long-standing supporter of the Extractive Industries Transparency Initiative (EITI). In
2023 Equinor was assessed by EITI to meet all EITI company expectations.
Relevant policies and standards
•

The Equinor Book -> Who We Are -> Commitments
•

Code of Conduct
•

Ethics and compliance in Equinor

Group performance
Equinor 2023 Integrated Annual Report

Performance disclosure
HIGH VALUE
INDICATORS/METRICS
2023 AMBITION

(TARGET YEAR)
STATU
S
PERFORMANCE
2023 2022
INTEGRITY

AND

ANTI-CORRUPTION
Confirmed corruption

cases

(number of)
0 (2022) l 0 0
Employees who signed-off the Code of Conduct (%) ≥95% (2022) l 96 95
l
Ambition met in 2023.

o
Ambition not met in 2023.

t
Plan in place, on track to reach longer-term ambition.

v
Plan in place, not on track to reach longer-term ambition.
Ethics Helpline
Indicator Boundary Unit 2023 2022 2021 2020 2019
Cases and inquiries to the Ethics Helpline Public number 250 192 160 183 194
Confirmed corruption cases Public number 0 0 0 n/r n/r
Ethics and compliance training
Indicator Boundary Unit 2023 2022 2021 2020 2019
People completing Code of conduct
training and sign-off (Employees)
Equinor group % 96 95 84 87 93

Group performance
Equinor 2023 Integrated Annual Report

Performance evaluation
The number of cases received through the Ethics Helpline was 250 in 2023, of which 195 were reports of concerns. The cases
included 130 reported concerns relating to harassment, discrimination and other conduct affecting the working environment,

58 of
these reports were related to our partner and supply chain. We experienced a large increase in the number of cases related to our
suppliers but some of the cases related to the same concern. The Code of Conduct yearly sign-off is a mandatory competence
requirement, and by following up on the sign-off rates for each business area we were able to monitor the trends closely and saw a
continuing positive development compared to previous years.

Group performance
Equinor 2023 Integrated Annual Report

Low carbon
We aim to be a leading company in the energy transition. It requires advancement of new technologies, new value
chains and new ways of working, as well as strong leadership from policymakers. The Low carbon material topic
seeks to reduce our emissions and increase investments in renewables and low carbon solutions.
●

Net-zero pathway: Reducing greenhouse gas emissions towards net zero by 2050, including emissions
from the use of our products.
Net-zero pathway
Indicators/Metrics
Upstream CO2 intensity, Scope

1 (kg CO2/boe)
Absolute GHG emissions scope 1 and 2 (million
tonnes CO2e)
Net carbon intensity (gCO2e/MJ)
(Includes GHG emissions from scope 1, 2 and 3

-
Category 11, Use of sold products)

Annual gross CAPEX* to renewables and low carbon
solutions (%)
Renewable energy installed capacity (GW,

equity)

Key impacts on nature and society
Equinor has significant emissions from its operations (11.6 mt
CO2e scope 1+2 operated) and from use of sold products (250
million tonnes CO2e,

scope 3 - Category 11).
Financial materiality
•

Policy, legal, regulatory,

market and technology
developments, including stakeholder sentiment, related to
the issue of climate change, could affect our current and
future business plans and financial performance.

•

Competition for assets, changing levels of policy support,
different commercial/contractual models, as well as interest and inflation rates pose risks to returns within the
renewables and low carbon industries.

“Net-zero pathway”

pertains to the following GRI standards: GRI 302; GRI

305
For more information regarding our risk factors, please

visit 5.2 Risk factors.

Group performance
Equinor 2023 Integrated Annual Report

Contextual introduction
Science and evidence of climate change is clear
In 2023, the world saw further evidence of the effects of, and the prognosis for, global climate change. The Intergovernmental Panel on Climate Change Synthesis Report (March 2023) found that average global temperatures have already risen 1.1°C since pre-
industrial levels; that every region of the world is facing “widespread adverse impacts” of climate change; and that global warming is
now “more likely than not” to reach 1.5°C above pre-industrial levels. The IPCC’s models found that limiting global warming to 1.5°C
or 2°C would depend on deep global emissions reductions this decade”. Importantly, the IPCC found that feasible, effective, and low-
cost options for mitigation and adaptation are available. According to the International Energy

Agency (IEA), the speed of the roll-out
of key clean energy technologies means that demand for coal, oil and natural gas will all peak this decade even without any new
climate policies. Despite the progress, much more is needed to get the world on track to achieve the ambitions of the Paris
agreement. The IEA projects that current policies will result in emissions leading to temperature increases of around 2.4°C, and that
clean energy investment needs to increase from the record level of USD 1.8 trillion in 2023 to around USD 4.5 trillion a year by the
early 2030s to be in line with the 1.5°C pathway.
As an industrial company focused on the production and delivery of oil, gas, electricity, low-carbon products and services, our business has both direct and indirect impacts on the climate. The indirect emissions (scope 3) associated with the use of the oil and
gas products we sell are many times higher than those under our operational control. There are also emissions in our broader supply
chain, with over 8000 direct suppliers delivering goods and services including transportation of our products and the capital goods
embedded in the projects we develop. While the scale and urgency of the climate challenge are clear, the world faces several related
imperatives, including affordability of energy, security of supply, and ensuring a just and equitable energy transition. This context presents a complex external landscape for Equinor as we execute on our transition strategy where climate-related changes in policy,
technology, markets and public sentiment presents risks and opportunities that could affect Equinor’s business plans and financial performance.
Management approach
Finding opportunities in the energy transition
Equinor sees opportunities for value creation in the energy transition both through optimisation of its oil and gas business and through
utilising its competitive capabilities across new areas of the energy system. In a decarbonising world with a broad energy mix, we
expect that policymakers and stakeholders will set a premium on oil and gas produced in a responsible and increasingly carbon
efficient way. We also see long term opportunities in developing a profitable low carbon and renewables portfolio which will help us meet our own net-zero ambitions and those of society at large.

In renewables, we have an ambition to become a leading global player in offshore wind. We were an early mover in key offshore wind
markets – including floating – and are well placed to strengthen our competitive position and achieve the economies of scale
necessary to improve returns. To build a competitive wind portfolio, we are applying our extensive experience in technology, innovation and project delivery. Another key opportunity set lies within low carbon solutions, where we focus on carbon capture and storage (CCS) and hydrogen. This is a natural role for Equinor: to decarbonise the energy we supply and to help industrial end-users
with transporting and storing captured carbon. Building on our strong position in industrial value chains in Europe, we are applying our
technical and engineering competence to bring low-carbon products and services to the market.

We are developing a broad funnel of
projects to be at the forefront of de-risking and maturing new technologies and business models.

These include early positioning in
CCS licences, innovative commercial agreements with industrial emitters for the transport and storage of emissions, and piloting of
high-impact hydrogen projects.
Equinor’s pathway to net zero
Equinor’s strategy for achieving net zero is summarised in our Energy transition plan (ETP), a plan that was informed by engagement
with a wide range of stakeholders, including shareholders, governments, non-governmental organisations,

academia, and civil society.
The ETP is based on three main pillars: reduction in our operated emissions to 2030; increased allocation of capex to investments in
renewables and low carbon solutions (gross capex*) to 2030; and reduction in the carbon intensity of energy we provide (including
scope 3) according to specific milestones on the way to net zero in 2050. In addition to the main corporate decarbonisation and
transition ambitions, the plan includes a series of short-term industrial project milestones that demonstrate our concrete commitment
to delivering our transition strategy. A 2023 progress report Energy transition plan, summarising performance on key ambitions, can be found in chapter 1.
Risk management and governance
As outlined in Equinor’s governing documents, the board is responsible for overseeing the company’s strategy, internal controls and risk management. Climate-related upside and downside risks, and Equinor’s strategic response to these are discussed frequently by

Group performance
Equinor 2023 Integrated Annual Report

the board.  Our management system includes our policies, requirements, and guidelines. Together with our corporate governance principles and performance framework, this forms the basis for how we are embedding climate and sustainability issues in our
business activities. Management of climate-related risks is embedded in our enterprise risk management framework and applied
across the company with the aim of creating value and avoiding incidents. We have standardised risk processes to identify, evaluate
and manage upside and downside risk, and which consider risks with potential to affect our business in the short, medium and long
term.
We assess climate-related risks across two main dimensions: transition risk and physical climate risk. To assess and manage transition risks we use scenario and sensitivity analysis, including net present value (NPV) stress tests against all relevant scenarios
published by the IEA. Details of our stress testing and scenario analysis are published in section Climate Scenario

Testing (Transition
Stress Test), Profitable portfolio. For physical climate risk, we map the exposure of our global asset portfolio against a range of climate-related perils and scenarios, including heat, flood, fire, and wind, and assess potential asset vulnerability. The results of the
2023 exposure mapping can be seen in section Physical Climate Risk, Profitable portfolio. Equinor aligns its climate-related
disclosures with the recommendations of the Task Force on Climate-related Financial Disclosures (TCFD) and we include explicit reference to the TCFD recommendations in section 5.6.

Success also requires an internal governance and performance framework that is informed by our transition ambitions.
Climate and energy transition-related goals and ambitions are included as part of the remuneration policies. Performance on the
upstream CO
2

intensity of the oil and gas portfolio is integrated as a performance indicator for the corporate CEC and is linked to
remuneration. The same performance indicator also influences remuneration as input to the decision on general bonus. The CEO, his
direct reports and Equinor’s wider leadership are assessed based on results within a broad range of topics, including safety, security
and sustainability. The ability of executive leaders to be role models and drive the energy transition forward forms part of the holistic performance evaluation.

Relevant policies and standards
•

The Equinor Book -> Our Vision
•

The Equinor Book -> Who We Are ->
Commitments
•

Code of Conduct
•

Our Climate Policies

Group performance
Equinor 2023 Integrated Annual Report

Performance disclosure

LOW CARBON
INDICATORS/METRICS
2023 AMBITION

(TARGET YEAR)
STATUS
PERFORMANCE
2023 2022
NET-ZERO PATHWAY
Upstream CO2

intensity, Scope 1

(kg CO2/boe)
<7 kg/boe (2025)
¹
<6 kg/boe (2030)
l 6.7 6.9
Absolute GHG emissions scope 1 and 2

(million tonnes
CO2e)
Net 50% emission

reduction

(2015 -> 2030)
v
11.6
(-30%)
11.4
(-31%)
Net carbon intensity

(gCO2e/MJ)
(Includes GHG emissions from scope 1, 2 and 3

- Category
11, Use of sold products )

-20% (2019 -> 2030)
-40% (2019 -> 2035)
t
67.0
(-1%)
66.5
(-2%)
Annual gross CAPEX*

to renewables and low

carbon
solutions (%)
>30% (2025)
>50% (2030)
t
20 14
Renewable energy

installed capacity

(GW, equity)
12-16 installed

(2030)
t
0.9 0.6
Highlighted: Performance indicator.
¹ 2025 ambition

changed to

7kg CO2e/boe

from 8kg CO2e/boe.
l
Ambition met in 2023.

o
Ambition not met in 2023.

t
Plan in place, on track to reach longer-term ambition.

v
Plan in place, not on track to reach longer-term ambition.
Acting on our own emissions
Our ambition is to reduce emissions from our own operations by net 50% by 2030 compared to

2015 levels. We aim for at least 90%
of this ambition to be realised by absolute emission reductions. Our total scope 1 and 2 operated greenhouse gas (GHG) emissions
for 2023 were 11.6 million tonnes CO
2
, meaning that our operated emissions are 30% lower than in 2015. However, because of several operational developments, including resumption of the Hammerfest LNG facility in Norway and the Peregrino field in Brazil,
the 2023 operated scope 1+2 emissions were 2% higher than in 2022. While operational factors contributed to a slight increase in
2023, we made progress on the portfolio of emission abatement measures that provide the main contribution to reaching our 2030
ambition. Examples of emissions abatement milestones in 2023 included the start-up of the Hywind Tampen offshore wind supplying renewable power to the Gullfaks and Snorre fields and the electrification of the Gina Krog field with power from shore. In 2023, the
Norwegian Government approved Snøhvit Future project, for full electrification of the Hammerfest

LNG facility, expected to result in
annual reductions of 850,000 tonnes of CO
2
.

Group performance
Equinor 2023 Integrated Annual Report

At the end of 2023, Equinor’s emissions prognosis shows that we are tracking slightly behind schedule on our ambition of a 50% net
reduction by 2030, assuming that all current abatement projects in the project portfolio are approved by our partners and authorities. A
portfolio of options for emissions abatement continues to be explored to enable us to reach the 2030 ambition.
Equinor continued its work to reduce the upstream CO
2

intensity, which was 6.7 kg CO2/boe in 2023, below the level of 6.9 kg
CO2/boe in 2022 and ambition of 7.0 kg CO2/boe in 2025. This development is, on track towards the ambition of 6 kg CO2/boe in
2030, and significantly lower than the industry average of 16 kg CO2/boe (IOGP 2022). Our 2023 upstream flaring intensity was 0.8
tonnes/1000 tonnes of hydrocarbon produced compared with 0.7 in 2022. The main reason for the marginal increase in flaring levels
in 2023 was the restart of production from the Njord A field and increased flaring at Gullfaks

C due to turnaround and maintenance.
Equinor’s low flaring levels are due to continued efforts to improve operational efficiency and leveraging the well-established gas
infrastructure in Norway. The average methane intensity of our operated assets in 2023 remained very low at 0.016% - around one tenth of the industry average (based on OGCI (Oil and Gas Climate Initiative) collective average) of 0.15%.

Equity scope 1 CO
2
emissions in 2023 were 9.5 million tonnes, an increase from 9.1 in 2022. The main driver of the increase was the first full-year
operation of the Triton gas-fired power plant since Equinor’s joint acquisition of the facility in 2022.
We were pleased to be named by the IEA as an “example of best practice” for the average emissions intensity of our Norwegian
upstream operations in its November 2023 report on the Oil & Gas Industry in Net Zero

Transitions.
The IEA also provided a framework for assessing oil and gas company alignment with its

Net Zero Emissions scenario. According to
the framework, companies in the sector can only be fully aligned with Net Zero Emissions if they do not have investments in new oil
and gas projects. For companies continuing to invest in new projects, the framework assesses alignment across two dimensions:
scope 1+2 emissions reductions and plans for investment into clean energy. The combination of Equinor's carbon efficient operations and its 2030 capex ambitions put us in the leading segment for each category.

Group performance
Equinor 2023 Integrated Annual Report

Source: https://www.iea.org/reports/the-oil-and-gas-industry-in-net-zero-transitions
Increased investments in renewables and low carbon solutions
In 2023, we saw continued progress on the leading indicator of capital allocation to transition-related activities,

with 20% of our gross
capex* allocated to renewables and low carbon solutions, a materially higher share than in 2022

(14%), and on track towards our
ambition of 50% in 2030. Over 90% of this investment was allocated to renewables, with the remainder allocated to our Northern
Lights Carbon Capture and Storage (CCS) project. However, on net carbon intensity (NCI), the metric we use to track our corporate progress towards net zero in 2050, we saw a regression in 2023. Our ambition is to reduce the NCI of the energy we provide by 20%
by 2030 and by 40% by 2035. This ambition includes scope 3 emissions from the use of our products. The NCI of the energy we
provided in 2023 was 67 CO2e/MJ, which is 1 percentage point higher than in 2022 and 1%

reduction compared to the 2019 baseline
year. The year-over-year rise was due to an increase in the ratio of oil to gas in our production portfolio as the energy security crisis in
Europe stabilised and the extraordinary increase in demand for Equinor’s gas seen in 2022 subsided. Key drivers for reducing net
carbon intensity in the coming years will be rapid buildout of our renewables business and the deployment and scaling up of low
carbon value chains, including carbon capture and storage (CCS). For renewables, we have an ambition to have an installed capacity
of 12-16GW by 2030, while for CCS we increased our ambitions in early 2024, targeting

30 million to 50 million tonnes per year (mtpa)
by 2035 - up from our previous ambition of 15-30mtpa.
In 2023, Equinor’s installed renewable capacity was 0.9GW (equity share) and renewable energy production was 1938GWh, an
increase on both metrics compared to 0.6GW and 1649GWh in 2022. The delivery of first power from our Dogger Bank A project in
October 2023 marked a significant milestone in the development of what will be the world’s largest offshore wind farm. The project,
which is expected to reach full commercial operation in 2026, is planned to have a total capacity of 3.6GW. Our acquisition of Rio
Energy,
a leading onshore renewables company in Brazil and the closing of the acquisition of Danish solar company BeGreen energy added
around 8 GW of capacity to our project pipeline.
Like other developers, Equinor faced an increasingly challenged business environment in the offshore wind sector in 2023. Empire
Wind, our flagship development on the US east coast, saw increased costs due to inflation and supply chain constraints.
Nevertheless, we remain committed to the ambition of profitable growth in renewables DELETED TEXT.

US federal approval of
Empire Wind in November was a welcomed development and we continue to work to improve value creation for the project.
DELETED TEXT
In addition to progress on renewables, we saw an increase in the volume of CO2 stored in 2023 to 0.8 million tonnes, up from 0.5
million tonnes in 2022. Accumulated, Equinor has stored 27.1 million tonnes of CO2 on the Norwegian

Continental Shelf since 1996.
We saw two major developments in our CCS portfolio in 2023: the acquisition of a 25% stake in

Bayou Bend, a major CCS project in
the US Gulf Coast with gross potential storage resources of more than one billion metric tonnes,

adding 5 million tonnes per year
(mtpa) of transport and storage to our portfolio; and the award by the UK North Sea Transition Authority to Equinor and its partners of
additional CCS storage licenses, which will enable the Northern Endurance Partnership project to double its CO
2

storage capacity to
around 10 mtpa from 2030.
These projects will be important contributors to our new ambition of 30-50 mtpa of transport and storage by 2035.
As outlined in our Energy transition plan, delivering on each pillar of our transition strategy will require the necessary frame conditions
and the support of policy makers. Our ambitions to continue to expand our global renewables and CCS portfolios will be contingent on

Group performance
Equinor 2023 Integrated Annual Report

governments putting in place the necessary permitting and fiscal regimes and making acreage available for both offshore wind and
carbon storage.
Supply chain decarbonisation
In our broader supply chain, we see opportunities to use our procurement and supplier relationships to drive decarbonisation in
integrated and adjacent sectors, including shipping, steel, and cement. Our Energy transition plan includes a commitment to “work
with our suppliers and customers, host governments, and civil society to develop the business models, policies and frameworks to
enable the world to achieve net zero by 2050”. In 2023 Equinor established group-wide expectations to all our suppliers that lay out
expectations to have net-zero plans and emissions reductions ambitions, and to disclose their emissions. They also include an
expectation for suppliers to work with their own suppliers on emissions disclosure and net-zero plans. Progress on the number of
suppliers that meet these expectations will be followed up and published as part of our annual reporting and internal performance
indicators were established by our procurement organisation to measure and incentivise compliance.
In 2023, we also signed up to the CDP Supply Chain module to get more detailed insight into our suppliers’ emissions data and
climate policies. Equinor contacted the most material suppliers, in total representing around two thirds of spending on upstream goods
and services: 60% responded, with over three quarters of respondents reporting scope 1+2 emissions and scope 3 emission
estimates. The 2023 data will provide a baseline from which we will be able to measure progress on our supplier expectations in
future years.
Monitoring of climate performance of most material suppliers
Oil and Gas Decarbonisation Charter
At COP28, Equinor signed the historic Oil and Gas Decarbonisation Charter, an industry-wide initiative joined by 50 national and international oil producing companies, equivalent to more than 40% of global oil and gas production. While Equinor’s emissions
reduction and transition plans already exceed the Charter’s provisions, the initiative provides a much needed platform for ambition and
transparency among companies and a framework for cooperation with national oil companies continued decarbonisation efforts.
Global Flaring and Methane Reduction Fund
In December 2023, Equinor became a founding corporate donor to the Global Flaring and

Methane Reduction (GFMR) fund, a new
World Bank-administered initiative to support flaring reduction and methane abatement in the oil and gas sector. The GFMR is a multi-
donor trust fund focused on helping developing countries cut carbon dioxide and methane emissions generated by the oil and gas
industry. According to the World Bank, the GFMR will provide more than $250 million and mobilise billions from the private sector to support those countries with the least capacity and resources to address these emissions. The partnership will focus on providing
grant funding, technical assistance, policy and regulatory reform advisory services, institutional strengthening,

and mobilising
financing to support action by governments and operators.
OGCI Satellite Monitoring Campaign
Policy and partnerships
In addition to laying out our own ambitions toward net zero, our Energy transition plan is an invitation to our partners, customers, suppliers, and host governments to work together on the necessary actions to accelerate the energy transition. In 2023 we achieved significant progress with partners in the public and private sector on accelerating decarbonisation.

Group performance
Equinor 2023 Integrated Annual Report

Together with fellow members of the Oil and Gas Climate Initiative, we made significant progress on a key initiative for industry leadership on methane emissions in 2023. OGCI’s flagship programme on methane is the Satellite Monitoring

Campaign, which
collects high-resolution data on large-magnitude methane plumes and uses confidential engagement with local operators to help them
identify and address the sources of the emissions. The SMC published its first set of findings in

2023; continued with execution on the
second phase of the project in Algeria, Kazakhstan, and Egypt; and began work on the third phase of the project, which more than
doubles the number of countries and assets covered and has the potential for the elimination of millions of tonnes of CO
2
e per year.
Policy engagement and advocacy
Equinor promotes policies supporting the goals of the Paris Agreement and actions to accelerate the energy transition. We also
actively work to ensure that the policy positions and advocacy of our membership organisations are supportive of and aligned with the
objectives of the Paris Agreement. To ensure transparency, we conducted and published our annual review of industry association and membership organisations in 2023 showing areas of potential misalignment. The 2023 review included details of our withdrawal
from industry association which was found to be misaligned with our climate policies. Our climate policy positions and our
expectations of our membership associations are available on Equinor.com. We engage with a wide range of external independent benchmarking and assessment organisations, including Climate Action 100+, CDP, InfluenceMap and others, in an effort to be a proactive stakeholder in the development of effective frameworks for assessing corporate performance in the energy transition.
Indicators

Boundary Unit 2023 2022 2021 2020 2019 2018
Energy production
Oil and gas production Operational
control
million barrels of
oil equivalent
(mmboe)
1,163 1,129 1,115 1,106 1,055 1,077
Oil and gas production Equity basis million barrels of
oil equivalent
(mmboe)
760 744 759 758 757 770
Gas to power Equity basis GWh 2,298 1,012 0 0 0 0
Renewable energy
delivered to grid
Equity basis GWh 1,859 1,641 1,562 1,662 1,754 1,251
Renewable energy
generated for use by
Equinor
Equity basis GWh 80 8 0 0 0 0
SUM renewable energy
generated
Equity basis GWh 1,938 1,649 1,562 1,662 1,754 1,251
Renewable installed
capacity
Operational
control
GW 1.2 0.9 0.7 0.7 0.7 0.8
Renewable installed
capacity
Equity basis GW 0.9 0.6 0.5 0.5 0.5 0.6
Net carbon intensity
Operational
control/Equity
basis
g CO
2
e per MJ
energy produced
67.0 66.5 67.1 67.8 67.8 n/r
CO
2

emissions captured
and stored per year
Operational
control
million tonnes 0.8 0.5 0.3 0.9 1.2 1.3
Accumulated CO
2
emissions captured and
stored
Operational
control
million tonnes 27.1 26.3 25.8 25.6 24.6 23.4
Gross capital expenditure*
in renewables and low
carbon solutions, share of
total
Equinor group % 20 14 11 4 2 4
Top suppliers, with near-
term emissions reductions
target, absolute or
intensity basis, within
2030
Equinor group % 71
1
65 n/r n/r n/r n/r
Indicators Boundary Unit 2023 2022 2021 2020 2019 2018
Scope 1 GHG
emissions
Operational control
million tonnes
CO
2
e
11.5 11.4 12.0 13.3 14.7 14.9
Scope 1+2 GHG
emissions Norway
Operational control
million tonnes
CO
2
e
10.9 11.0 11.1 11.9 12.4 13.0
Scope 1+2 GHG
Operational control
million tonnes
11.6 11.4 12.1 13.5 14.9 15.1

Group performance
Equinor 2023 Integrated Annual Report

emissions CO
2
e
Scope 2 GHG
emissions (location
based)
Operational control
million tonnes
CO
2
e
0.1 0.1 0.1 0.3 0.2 0.2
Scope 2 GHG
emissions (market
based)
Operational control
million tonnes
CO
2
e
3.1 2.5 2.7 2.5 2.9 3.0
Scope 3 GHG
emissions (GHG
Protocol cat. 11, use of
sold products)
Equity basis
million tonnes
CO
2
e
250 243 249 250 247 252
Business travel GHG
emissions (GHG
Protocol cat. 6)
Operational control
million tonnes
CO
2
e
0.09 0.05 0.01 0.02 0.1 0.1
CO
2

emissions
Operational control million tonnes 11.1 11.1 11.6 12.9 14.2 14.4
CO
2

emissions excl.
flaring
Operational control million tonnes 10.6 10.4 11.0 11.9 13.0 13.3
CO
2

emissions from
flaring
Operational control million tonnes 0.6 0.6 0.7 1.0 1.2 1.2
CO2 emissions from
upstream operations
Operational control million tonnes 7.5 7.6 7.8 8.7 9.6 9.3
CO
2

emissions from
midstream operations
Operational control million tonnes 3.6 3.5 3.8 4.2 4.6 5.1
CO
2

emissions from
other operations
Operational control million tonnes 0.01 0.02 0.01 0.01 0.01 0.11
CO
2

emissions
Equity basis million tonnes 9.5 9.1 9.9 10.1 11.5 11.6
Upstream CO
2
emissions intensity
Operational control
kg CO
2

per
barrel of oil
equivalent
(boe)
6.7 6.9 7.0 8.0 9.5 9.0
Upstream CO
2
emissions intensity
Equity basis
kg CO
2

per
barrel of oil
equivalent
(boe)
8.1 8.5 8.8 9.2 10.7 10.3
Maritime CO
2

emissions
Operational control
million tonnes
CO
2
e
4.1 3.8 3.8 4.9 n/r n/r
CH
4

emissions
Operational control
thousand
tonnes
11.5 11.2 14.5 17.7 19.0 20.0
CH4 intensity Operational control
% (m³ CH4
emitted per m³
marketed gas)
0.02 0.02 0.02 0.03 0.03 0.03
Hydrocarbons flared Operational control
thousand
tonnes
182 203 201 339 414 396

Group performance
Equinor 2023 Integrated Annual Report

Upstream flaring
intensity
Operational control
tonnes of
hydrocarbons
flared per 1000
tonnes of
hydrocarbon
produced
0.8 0.7 0.9 1.7 2.5 2.4
Routine flaring (share of
total)
Operational control % 4 3 14 31 27 21

Performance evaluation

For Equinor’s decarbonisation and transition ambitions, 2023 was a year of execution and capacity building against a backdrop of
continuing energy security concerns and new market challenges. Our 2023 performance on operated scope 1+2 emissions reductions
and net carbon intensity (NCI) was in line with expectations. Our year-over-year performance underlines the effects of market fluctuations, operational factors and project schedules on individual metrics, as well as the need to maintain a multiyear perspective to
see the effects of decarbonisation and transition investments.
2023 saw a significant increase in the power generated from our renewable portfolio as well as substantial additions to our portfolio
pipelines in renewables and CCS. As deployment of renewable and CCS accelerates in the coming years, we expect to see greater
progress in NCI reductions, with the majority of progress towards the 20% reduction ambition in 2030 expected in the second half of
this decade. As a leading indicator, capital allocation is the metric that showed the most progress in 2023 as we increased the share
of gross capex* to renewables and low carbon solutions, from 14% in 2022 to 20% in 2023.
We remain committed on delivering on the ambitions in our Energy transition plan. Meeting the 2030 and 2035 NCI ambitions will put
us well ahead of society’s progress towards net zero in 2050. Equinor’s ability to deliver on its transition ambitions and its net 2050
ambition will continue to be dependent on enabling policy and regulatory frameworks. It will also require continued engagement with
suppliers and peers. In both of these areas, we saw positive progress in 2023. Our participation in the CDP Supply Chain module
gave use a higher level of granularity into supplier emissions plans and performance while our new climate expectations to suppliers
send an important signal that we will use our influence as a customer to drive decarbonisation through the value chain. We are proud
to have engaged in several initiatives in 2023 to help the broader industry efforts towards decarbonisation,

including through our
participation in the Oil and Gas Decarbonisation Charter, our contribution to the World Bank Global Flaring and Methane Reduction
fund and our ongoing work with peers and partners through bilateral engagement and through industry associations.

2.3 Fuelling innovation
Building on our strong technological legacy, we are developing technologies to deliver reliable energy and realise our ambitions in the Energy transition plan towards net zero by 2050.
One of our strategic ambitions is to transform through technology. Building on our strong technological legacy, we are stepping up on innovation. In 2023 we invested more than USD 650 million
9

in R&D including digitalisation efforts. The TDI business area is working closely together with the other BAs to solve the most important challenges to reach our ambitions. By combining partnerships,
competence, data, technology and by fully utilising the opportunities within AI, we aim to secure longevity and competitiveness in our
oil and gas portfolio as well as unlock new business opportunities in the energy transition.
In our Energy transition plan, we set out to allocate 40% of our R&D funding to low carbon and renewable technologies by 2025. Two
years ahead of target, we achieved this ambition level in 2023.
Equinor is deepening its external technology collaboration in several dimensions. The main ambition for the academia agreements is
to develop capabilities that are needed to succeed in both current and new business. We are collaborating extensively with research
facilities and suppliers in Norway and internationally to accelerate innovation. We are also exploring how technology ecosystems, where industrial players are collaborating with start-ups and research facilities, can contribute to solving the big challenges the energy
transition brings.
Biodiversity is a topic with special focus across the research portfolio. Equinor collaborates and co-innovates with international
academic institutions and consultancies to ensure trustworthy and acknowledged results. A few examples of our work in this space
9
Research and digital investments included.

Group performance
Equinor 2023 Integrated Annual Report

include enhancing understanding of potential impacts of our activities on seabirds and migratory birds and utilising new infrastructure
such as drones, surveillance cameras etc. to document and disclose impacts on nature.
In the following sections, we summarise some of the key technologies that we are developing to deliver reliable energy, deliver on our
ambitions in the Energy transition plan and finally reach net zero by 2050. A significant share of the technologies and competence that
are developed for oil and gas can be reused for renewable, low carbon solutions and other new possible future business
opportunities.
Oil and Gas
To unlock the total potential in our oil and gas portfolio we are combining data, new technology and competence. Over the last two years we have invested USD 200 million in new high-quality exploration seismic data with technologies like Ocean bottom and
Topseis on the NCS, representing a step change in image quality. To significantly increase insight and processing speed we have
developed AI based technologies using deep learning algorithms which recognise complex patterns in pictures, sound waves, and
other data sets. By combining new technologies with our industry leading subsurface competence,

we are identifying opportunities in
mature areas that we were not able to see before. An example of this is the Troll area where 500 million new boe were proven with a
significant upside potential. This is equivalent to a full year of NCS equity production.
To secure competitiveness across the portfolio, we are constantly seeking improvements through technology in safety, emission reduction, value generation and cost. Some examples of such improvements from 2023 include:
By using drones for inspection in confined spaces, we reduced human exposure to hazardous components. Also, robots are used for
observation and cleaning operations on drilling deck to avoid humans in red zone.
In 2019 we opened our Integrated Operation Centre (IOC) in Bergen. IOC is monitoring a huge amount of data from our offshore
operations to optimise production and improve decisions through AI. The value created from increased production and reduced CO
2
emissions was more than USD 2 billion in 2023 (100%).
Using AI-based predictive maintenance to reduce unplanned downtime is one area where we have already seen large savings. One
recent example is from the Kårstø processing plant where a machine learning algorithm picked up early signals of a turbine failing.
The savings from this alone are estimated to be USD 30 million. We are widely implementing predictive maintenance across our entire
portfolio.
Offshore wind
In 2023 we made several technological achievements within offshore wind. Our focus areas in the offshore wind research are
improved early phase assessments, high quality metocean and wind modelling, improved hydrodynamics and marine concepts for
offshore wind farms. Environmental site characterisation for safe and cost-efficient design and operation of offshore wind farms is key.
We are utilising our world class competence on marine biology and weather/wake models for wind farm planning and layout.
Building on our experience from the Integrated Operation Centre we are introducing new technology for operation and maintenance at
the Dogger Bank windfarm. We have developed digital solutions, that in combination with sensor data and machine learning
algorithms, give us a unique operating system that can expand the lifetime of our wind turbines.

These solutions are currently not
available in the industry. This has extended the expected lifetime of the project from 25 to 35 years, allowing us to increase revenues from the merchant period, reduce operational costs and increase efficiency. We intend to scale these solutions to the entire wind portfolio.
We are using our offshore wind farms like Hywind Tampen, the world’s largest floating wind farm, to increase knowledge of possible environmental impact and how these can be mitigated.
Hydrogen and Ammonia
Equinor's research portfolio includes several projects addressing the safety, governance and potential environmental effects of
Hydrogen and Ammonia. Minimising and monitoring hydrogen leakages is vital for sustainable hydrogen deployment.

Equinor has
initiated projects aimed at detection and quantification of hydrogen emissions, as well as the development of sensors and
measurement procedures for fugitive hydrogen emissions.
Ammonia, a low carbon maritime fuel, has significant potential and we are participating in a pilot to demonstrate an ammonia-power
combustion engine, combined with an ammonia-powered fuel cell. The pilot combines EU funding through the EU ShipFC project and
ENOVA funding through the APOLLO project. The pilot is a platform supply vessel “Viking Energy”, owned and operated by Eidesvik
Offshore ASA and contracted to Equinor. Ammonia bunkering solutions will also be tested.

Group performance
Equinor 2023 Integrated Annual Report

To realise the hydrogen value chain, large scale hydrogen storage in salt caverns may be an important enabler. Equinor has conducted technology assessments and established a roadmap for hydrogen salt cavern qualification which includes participation in
external pilot projects including the EU-funded Hypster project.
Carbon Capture and Storage (CCS)
We have 27 years of experience from CCS on the NCS and our subsurface and drilling capabilities are crucial for de-risking and
developing CO
2

storage sites. Our experience in developing complex large offshore infrastructure, our pipeline operational capabilities and high-end technology capabilities like multiphase flow gives us a great starting point to develop next generation gas infrastructure
– CO
2

and H
2
.
The research projects address the entire CCS value chain to mature, cost-efficient technology solutions within CO
2

capture, transport,
and subsurface storage. To ensure safety and sustainability it is key to understand CO
2

behaviour and appropriately monitor CO
2

in
the subsurface.
Equinor has 22% ownership in Test Center Mongstad (TCM), the world's largest test center for CO
2

capture. Since its inception in
2012, almost all key global carbon capture companies have tested and developed technologies here. In 2023 we signed an
agreement to continue operations of TCM for 2 more years.
In 2023 we started implementing AI algorithms for automatic seismic fault interpretation, which are aimed at improving precision and
speed of fault interpretation for both oil and gas and within CCS. For CCS this is highly important as accurate and efficient mapping of
potential CO
2

leakage routes along faults are vital for identification of safe, long-term CO
2

sequestration sites.
Venture opportunities
Equinor Ventures is Equinor's corporate venture capital arm investing in innovative scalable companies and developing relationships to accelerate the energy transition. We believe that the innovation, creativity and agility of startups in collaboration with industrial
players like Equinor can drive change towards a low-carbon future. More than 70% of our venture capital and more than 90% of new
investments are allocated to renewables, low-carbon solutions and future opportunities.
Last year we entered a strategic partnership with Captura to develop an industrial scale solution to remove CO
2

from the ocean. We
will pilot Captura’s Direct Ocean Capture (DOC) technology at the Kårstø processing plants where we re-use the seawater used for
cooling the processing plant. The captured CO
2

is planned for the commissioning of the Northern Lights facilities. This pilot is an important step towards commerciality for DOC.
The second example is our partnership with Lithium de France (ldF), a start-up aiming to extract lithium and heat from brines. Equinor
and LdF have a strategic collaboration agreement which includes a wide range of topics related to lithium extractions from brines and
where Equinor’s core competence like subsurface is relevant. We are currently testing Direct

Lithium Extraction (DLE) technologies at
Equinor’s research center in Trondheim. The DLE technologies could pave the way for new types of lithium resources with a lower
environmental footprint than current extraction methods.

Reporting segment performance
Equinor 2023 Integrated Annual Report

Reporting

segment

performance
3.1
3.2
3.3
3.4
3.5
3.6
Our reporting segment s
E xploration
&

P
roduction Norway
Exploration & Production

International
Exploration & Production

USA
Marketing, M idstream and P rocessing
Renewables
Other group

Reporting segment performance
Equinor 2023 Integrated Annual Report

Reporting segment performance
Our reporting segments
Equinor’s operations are organised into business areas and followed up through operating
segments in order to effectively manage and execute our strategy, including the ability to measure the progress of the business against its strategic goals

Reporting segment performance
Equinor 2023 Integrated Annual Report

3.1 Exploration & Production Norway
The Exploration & Production Norway (E&P Norway) segment covers exploration, field development,

production, and operations on
the Norwegian continental shelf (NCS), which includes the North Sea, the Norwegian Sea,

and the Barents Sea. Equinor holds
202
operated licences and is partner in 82

licences across the NCS.
After more than 50 years of operation, Equinor’s equity production from the NCS remains high, at around 1,374 mboe per day
generated from 46

fields operated by Equinor and
7

fields operated by partners. E&P Norway’s net operating income exceeded USD
29 billion in 2023.
1) Producing over 2mboe/d
Equinor has a strong belief in the longevity of the NCS and expects substantial value creation for decades to come. The production
from NCS strengthens the energy security in Europe and is a key enabler in realising Equinor’s strategy.
Exploration activity

resulted in 12 commercial discoveries in 2023 all of which were made close to existing infrastructure, in line with
the exploration strategy. Approximately 80% of the wells each year are focused on infrastructure led exploration, while the remaining
20% test new ideas or new plays. Exploration activity was carried out in 28 wells with 26 wells completed in 2023, including 7
sidetracks, compared to activity in 22 wells with 19 wells completed in 2022.

Reporting segment performance
Equinor 2023 Integrated Annual Report

E&P Norway has a

project pipeline

of over 20 sanctioned projects where the largest projects are:
●

Johan Castberg (Equinor 50%, operator),

a subsea field development connected to the Johan Castberg FPSO currently under construction, with scheduled start-up in the fourth quarter of 2024.

●

Irpa (Equinor 51%, operator), a tie-in project to Asta Hansteen with planned start-up in 2026.
●

Halten East (Equinor 57.7%, operator), a tie-in project to Åsgard with scheduled start-up in 2025.
●

Snøhvit Future project (Equinor 36.79%, operator), which cuts emissions and extends the life of the Snøhvit field. Scope
covering onshore gas compression has scheduled start-up in 2028.
Carbon reduction ambitions:
E&P Norway’s ambition is to reduce the CO
2

emissions from operated fields by 50% by 2030, 70% by 2040, and be close to net zero
by 2050 (when compared to 2005 levels). E&P Norway aims to achieve these targets through energy efficiency (20%), consolidation
(20%) and electrification of long-lived production hosts (60%).
E&P Norway has adopted a plan backed by concrete actions and has sanctioned two thirds of the projects needed to reach the 2030
ambition while the remaining projects are being further matured.
Ongoing projects to electrify Sleipner, Troll B and Troll C (scheduled start-up in 2024), Oseberg (scheduled start-up in 2026), Njord
(scheduled start-up in 2027), and Snøhvit Melkøya (scheduled start-up in 2030) are expected to contribute further to reducing the
carbon footprint.
Electrification on the Norwegian continental shelf will reduce emissions in Norway. Offshore, the energy efficiency of power production is only about 25-35%, whereas in Europe, efficiency is about 60% if used in a gas-fired power plant, and close to 100% when used for
heating and industry. Replacing gas turbines, either completely, or partially,

with electric power therefore provides increased energy
efficiency and thus climate benefits.
Highlights for carbon reduction in 2023 include:
●

Hywind Tampen, offshore wind farm supplying power to Snorre and Gullfaks field was officially opened in August 2023.
●

Gina Krog started receiving power from shore in September 2023.
Key events
●

January: 26 new licences awarded in January 2023
●

February: PDO approved for
Halten East
●

March: Divested 28% equity share in the
Statfjord

field to OKEA.
●

March: Acquired equity interest in five discoveries in the Troll, Fram and Kvitebjørn area from Wellesley Petroleum AS
●

April: The
Bauge

field started production
●

May: The
Njord

field officially reopened
●

May:
Johan Sverdrup

produces at increased plateau
●

June: PDO approved for
Irpa and Verdande
●

August: The floating wind farm
Hywind Tampen

officially opened
●

August: The
Statfjord East

Gas lift project started production six months ahead of schedule

●

September: Replaced
Åsgard

subsea gas compression
●

September: PDO submitted for the
Eirin
gas field

●

September:
Gina Krog

started receiving electricity from shore
●

October:
Breidablikk began production, four months ahead of schedule
●

December: Equinor entered into an agreement to acquire Shell’s equity in and operatorship in the
Linnorm

discovery in the
Norwegian sea
●

January 2024: PDO for the
Eirin gas field approved
●

January 2024: 39 new licences awarded in January 2024

Reporting segment performance
Equinor 2023 Integrated Annual Report

Strategic progress
Transform the NCS to deliver sustained value for decades
Realising the potential of the NCS Delivering on CO
2

ambitions
From an oil and gas province to a
broad energy province
Equinor expects to continue to add
profitable barrels from the NCS towards
2035. With a robust project portfolio in the
execution phase and a valuable non-
sanctioned portfolio, field development
activity is expected to remain high on the
NCS. In addition, a large remaining
potential from improved recovery and
exploration could be realised through new
technologies. Overall, E&P Norway’s
ambition is to deliver 20-30 exploration
wells and 50-70 improved recovery wells
each year. This would result in at least
125 wells every year, including project
wells.
In 2023, E&P Norway was awarded 26
new production licences, and 12
discoveries were made close to existing
infrastructure.
The CO2 abatement portfolio is
progressing towards the ambition of a
50% emissions reduction from operations
in Norway by 2030, through electrification,
consolidation, and improved energy
efficiency on the existing installations. In
2023 approvals were received for Njord
Electrification and the Snøhvit Future
Project. The Gina Krog platform was
electrified and connected to the Utsira
High power grid in September. In August
the Hywind Tampen floating offshore wind
farm was officially opened, and it is
delivering 35% of Snorre and the Gullfaks
fields total energy needs.
Norway Energy Hub, Equinor's industrial
plan to transform the NCS into a broad
energy province led by E&P Norway, saw
good progress. Equinor and RWE signed
a collaboration agreement to develop low-
carbon energy solutions with a focus on
establishing an energy partnership
between Germany and Norway.
Equinor applied for new CO
2

storage
acreage during the year, and matured
Smeaheia CO
2

storage project further.
The Norwegian government also
announced two processes for awarding
offshore wind acreage on competitive
terms. Equinor is seeking to participate in
both. The first is announced to be held by
the Government in March 2024. Further
licence rounds from the authorities are
expected in 2025. Equinor continues to
support further development of CCS,
offshore wind, and hydrogen in Norway as
part of this industrial plan.
Exploratory wells drilled
1)

For the year ended 31 December
2023 2022 2021
North Sea
Equinor operated 12 6 10
Partner operated 9 3 2
Norwegian Sea
Equinor operated 3 4 2
Partner operated 1 4 0
Barents Sea
Equinor operated 0 2 2
Partner operated 1 0 2
Total (gross) 26 19 18
1) Wells completed during the year, including appraisals of
earlier discoveries.

Reporting segment performance
Equinor 2023 Integrated Annual Report

Performance review
Operational performance
In 2023, E&P Norway delivered solid production throughout the year, continuing to be a reliable energy provider to Europe. The

NCS
remains a globally competitive oil and gas province with significant high value resources that can be developed and produced with a
low carbon footprint enabled by world-class infrastructure.
Total production from the NCS in 2023 was on par with the production in 2022, with a strong close to the year compensating for operational challenges in second and third quarter. In total for 2023, liquids production increased by 7% and gas production decreased by 7% - delivering a total production of 1,374 mboe per day compared to 1,387 mboe per day in 2022. The decrease in gas
production was mainly caused by natural decline and unplanned turnaround extensions on several gas fields, including Troll and
Aasta Hansteen. The liquids production benefitted from Johan Sverdrup phase 2 coming on stream and increased full field capacity, in
addition to the startup of Breidablikk and re-start of production from Njord, Hyme and Bauge.

Over time, the volumes lifted and sold will equal entitlement production, but may be higher or lower in any period due to differences
between the capacities and timing of the vessels lifting the volumes and the actual entitlement production during the period.
In 2023, the Troll field produced an amount of
gas equivalent to 26% of E&P Norway's total
gas production on the NCS.
In 2023, Johan Sverdrup achieved a production
efficiency of 96%.
After 6 weeks of ramp-up, Breidablikk already
produced 20 mboe/d.

Reporting segment performance
Equinor 2023 Integrated Annual Report

E&P Norway - Financial information
For the year ended 31 December
(in USD million) 2023 2022 Change
Total revenues and other income 38,340 75,930 (50%)
Operating, selling, general and administrative expenses (3,759) (3,782) (1%)
Depreciation, amortisation and net impairment losses (5,017) (4,167) 20%
Exploration expenses (476) (366) 30%
Net operating income/(loss) 29,087 67,614 (57%)
Adjusted earnings* 29,577 66,260 (55%)
Additions to PP&E, intangibles and equity accounted

investments
5,939 4,922 21%
Organic capex* 5,383 4,848 11%
For the year ended 31 December
Operational information 2023 2022 Change
E&P Norway entitlement liquid and gas production

(mboe/day)
1,374 1,387 (1%)
E&P Norway entitlement liquids production (mboe/day) 645 605 7%
E&P Norway entitlement gas production (mboe/day) 729 782 (7%)
Average liquids price (USD/bbl) 78.6 97.5 (19%)
Average internal gas price (USD/MMBtu) 12.20 31.22 (61%)
Financial performance
Equinor revenues continued to remain strong for 2023 with production on par with 2022, even though lower prices for gas and liquids
during the year led to a decrease in net operating income and revenues compared to 2022. Other income was impacted by gain from
sale of ownership shares, with USD 222 million in 2023 for the Statfjord area compared to USD 730 million for Martin Linge and
Ekofisk in 2022. In addition, other income in 2022 included a significant positive effect on embedded derivatives from higher short term gas prices.
Increased operation and maintenance costs, as well as environmental expenses led to increased operating, selling, general and
administrative expenses from 2022 to 2023. The development in interest rates and increased cost estimates impacted the Gassled
removal cost negatively, when comparing 2023 to 2022. In contrast, falling energy prices, led to decreased transportation and electricity cost partially offsetting the increases. Exchange rate development in the NOK/USD during the year 2023 offset the cost
increases and their visibility in the reported numbers.
The NOK/USD exchange rate development in the year and the sale of ownership shares in Martin Linge and Ekofisk in 2022 reduced
depreciation, amortisation and net impairment losses in 2023. However, depreciation, amortisation and net impairment losses were negatively impacted by a USD 588 million impairment of a North Sea asset in 2023 as opposed to net impairment reversals of USD
819 million in 2022 driving an overall increase year-on-year.
Increased exploration drilling activity levels (28 wells this year compared to 22 wells last year) and increased seismic and field
development led to an increase in exploration expenses in 2023 compared to 2022. An increased capitalisation rate partially offset the
increase.
During 2023, organic capex* and additions to PP&E, intangibles and equity accounted investments increased mainly due to increased
activity in the sanctioned projects portfolio both for Equinor-

and partner operated projects. Decreased investments on the Johan
Sverdrup field following completion of phase 2 partially offset this.

Reporting segment performance
Equinor 2023 Integrated Annual Report

Sustainability performance
E&P Norway Performance
Performance indicator 2023 2022
Serious Incident Frequency (SIF) (number per
million hours worked)
0.4 0.5
Upstream CO2 intensity,

Scope 1 (kg CO2/boe)
6.4 6.6
Monitoring indicator
Total

Recordable Injury Frequency (TRIF)
(number per million hours worked)
3.4 3.8
SIF for E&P Norway improved in 2023 compared to the prior year. Although there was a slight increase in the number of actual
incidents compared to the previous year, the reduction in the number of incidents with serious potential, especially those associated with falling objects, offset this increase. TRIF also improved compared to 2022. However, there are still too many personnel injuries.
Throughout the year, reinforcement measures in the "I am Safety Roadmap" were carried out systematically. Measures related to increased attention on observations, reporting, and actions to prevent falling objects positively influenced the number of falling objects.
Increased attention to quality in compliance and leadership conversation, and pre-job briefings on site also contributed positively to
identifying and managing risks in the execution of work.
The reduction in the upstream CO
2

intensity is primarily attributable to Johan Sverdrup being fully electrified and producing at increased plateau. These gains were partially offset by turnarounds on the Troll fields, declining production at Martin Linge and startup of production on Njord.

CO
2
capture and storage (CCS) is important for E&P Norway’s sustainability performance. Emissions of more than

700 Ktonnes CO
2
were avoided in 2023 due to CCS at the Sleipner and Snøhvit fields. Through energy management, E&P Norway is making continuous
efforts to improve energy efficiency of its operations. In 2023, more than 60 energy efficiency measures were implemented with the potential to reduce around 200 Ktonnes of CO
2
.
As a response to Equinor’s biodiversity position, site-specific inventories (SSI) of important biodiversity features were established for
all facilities on the NCS in 2023. The SSI also included identification of possible pressures from site activities and an assessment of
how the pressures were managed.

Reporting segment performance
Equinor 2023 Integrated Annual Report

3.2 Exploration & Production International
The Exploration & Production International (E&P International) reporting segment covers exploration,

development and production of
oil and gas outside the NCS and the US.
E&P International was present in 12 countries and had production in 10 countries in 2023 producing at around 345 mboe per day,
from the combination of five operated assets and 16 partner operated assets. This accounted for around 17% of Equinor’s total equity
production of oil and gas in 2023, compared to 16% in 2022. E&P International reported a net operating income of USD 2.3 billion in
2023.
Equinor believes that continued development within well-established areas of the international portfolio will realise high value potential
for the future.
Exploration activity
: In 2023, four onshore appraisal wells in Argentina were completed by the operator YPF in Bajo del Toro license
in Vaca Muerta, including test production. Eight exploration licences were awarded in the year with four in the UK, three in Angola and one in Brazil.
A strong project pipeline

in core countries:
Brazil
●

Bacalhau (Equinor 40%, operator) is being developed with subsea wells tied back to an FPSO, with first oil scheduled for
2025. A second phase of the Bacalhau field development is being considered to fully exploit the value potential.
●

Raia (Equinor 35%, operator) includes both oil and gas discoveries and will be developed with a new FPSO, with start-up
expected in 2028. Raia represents one of the main gas projects in the country, playing a key role in the further development of the Brazilian gas market
.

UK
●

The Rosebank field (Equinor 80%, operator) will be developed with subsea wells tied back to a redeployed FPSO, with start-
up planned in 2026-2027

Reporting segment performance
Equinor 2023 Integrated Annual Report

Committing to low carbon ambitions
In 2023, E&P International continued to implement measures to deliver on its climate ambitions and worked closely with partners to
drive CO
2
and methane reductions in both operated and non-operated assets.
Peregrino in Brazil started importing gas to power turbines at the Peregrino C platform
10

and switched from diesel to fuel gas at the
FPSO. When completed, this is expected to avoid 100kt per year of CO
2

emissions. In addition, a vent gas recovery unit was
commissioned. This is expected to eliminate E&P International’s single biggest source of methane emissions.
Mariner in the UK is systematically implementing opportunities identified as part of the Emissions

Reduction Action Plan (ERAP).
Three of the prioritised projects include flare bypass tie-ins, use of biodiesel, and optimising crude pump controls, which are expected
to deliver emissions reductions of up to approximately 125kt CO
2
e over the field life
Key Events
●

March: Equinor signed an agreement to acquire
Suncor Energy UK Limited
●

March: Sale of
Corrib

was completed
●

May: Final investment decision to develop the
Raia

project (Formerly
BM-C-33
)

●

June:
Suncor Energy UK Limited
transaction closed

●

September: Final investment decision to progress Phase 1 of the
Rosebank

field
●

September: Declaration of Commerciality and Plans for Development was submitted for the
Raia concession
●

November: Agreement was reached to sell Equinor’s
Nigerian

business to Chappal Energies
●

December: Equinor signed an agreement with State Oil Company of Azerbaijan Republic

(SOCAR) for the sale of its
business in Azerbaijan
10

The Peregrino gas import is expected to be offline for 2024 due to pipeline repairs

Reporting segment performance
Equinor 2023 Integrated Annual Report

Strategic progress
Strengthening the current positions
Focusing and deepening Decarbonising the portfolio and improving sustainability performance
In 2023, E&P International executed on its strategy by deepening its portfolio in the UK through the acquisition of Suncor Energy
UK Limited. Progress was made in core areas of the operated
project portfolio by approving the final investments for the
Rosebank project in the UK and the Raia project in Brazil.
Additionally, E&P International took steps to focus its portfolio by signing an agreement to sell the business in Nigeria to Chappal
Energies and by agreeing to sell all interests in assets in
Azerbaijan to SOCAR.
Going forward, E&P International seeks to work systematically to improve the robustness of the portfolio. This is expected to improve the ability to deliver positive cash flow year-on-year. E&P
International continues to, in collaboration with partners and key stakeholders, mature the unsanctioned projects such as Bay du
Nord and Tanzania LNG with the aim to improve value and
resilience to low prices. Exploration will primarily be focused on lower-risk opportunities in areas with existing activities and where existing infrastructure can be leveraged.
Decarbonising and improving the sustainability performance of the portfolio remains a top priority to ensure competitiveness through the energy transition. E&P International has increased decarbonisation efforts in existing assets, and new production is designed for lower emission intensity. Mariner’s Emissions
Reduction Action Plan was submitted to the authorities in 2023 and implementation is in progress. All new development projects have been designed for lower emissions to support delivery of
Equinor’s Energy transition plan. Rosebank is going to be
designed for electrification from shore and the projects in Brazil will use combined-cycle gas turbines and closed flare system.
E&P International is also focusing on (i) increasing voluntary social investments in both core and other countries, along the
‘resilient host communities’ dimension in the just transition framework and (ii) 'identifying key biodiversity features associated with projects through site-specific inventories to enable
biodiversity preservation.

Exploratory wells
drilled
1)

For the year ended 31 December
2023 2022 2021
Americas (excluding US)
Equinor operated 0 3 0
Partner operated 4 7 2
Africa
Equinor operated 0 0 0
Partner operated 0 2 0
Other regions
Equinor operated 0 0 1
Partner operated 0 0 0
Total (gross) 4 12 3
1) Wells completed during the year, including appraisals of
earlier discoveries.

Reporting segment performance
Equinor 2023 Integrated Annual Report

Performance review
Operational performance
In 2023, E&P International achieved consistent growth in production throughout the year, with an increase of 17 mboe per day compared to 2022. Liquid volumes increased by 8%, while gas volumes decreased by 13%, compared to 2022. The main contributor
to the growth in liquid production was the Peregrino field which had a full year of production in 2023 following resumption of production
in the second half of 2022 and phase 2 start-up in October 2022. Additionally, the Buzzard field in the UK contributed positively to the growth following the Suncor Energy UK Limited acquisition in July 2023. The decrease in gas volumes is mainly due to the divestment
of the Corrib field in Ireland.
The decreased effect from production sharing agreements (PSA) in 2023 compared to 2022 was mainly caused by lower oil and gas
prices, in combination with a decrease in production from several fields with PSAs.
Peregrino is producing at plateau and is expected to
continue maintaining this level of production in the
coming years.
1)

51% of E&P International production in 2023 was from
Africa.
2)

E&P International's newly acquired equity shares of
Buzzard increased the average production in the UK by
15 mboe/d from mid-year 2023.

Reporting segment performance
Equinor 2023 Integrated Annual Report

E&P International - Financial information
For the year ended 31 December
(in USD million) 2023 2022 Change
Total revenues and other income 7,032 7,431 (5%)
Purchases [net of inventory] (70) (116) (40%)
Operating, selling, general and administrative expenses (2,176) (1,698) 28%
Depreciation, amortisation and net impairment losses (2,433) (1,731) 41%
Exploration expenses (20) (638) (97%)
Net operating income/(loss) 2,332 3,248 (28%)
Adjusted earnings* 2,863 3,806 (25%)
Additions to PP&E, intangibles and equity accounted

investments
4,376 2,623 67%
Organic capex* 2,553 1,864 37%
For the year ended 31 December
Operational information 2023 2022 Change
E&P International equity liquid and gas production

(mboe/day)
345 328 5%
E&P International entitlement liquid and gas production

(mboe/day)
266 235 13%
Production sharing agreements (PSA) effects (mboe/d) 79 94 (15%)
Average liquids price (USD/bbl) 72.6 92.0 (21%)
Financial performance

The growth in entitlement production across E&P international contributed to strong financial results,

despite the impact of lower prices
in 2023. The decrease in operating income and revenues was mainly due to the reduction in liquid commodity prices, as liquids
constitute 90% of E&P International’s entitlement production. The sharp decline in gas prices further contributed to the decrease in
revenues.
Increased operation and maintenance expenses associated with turnarounds across various fields led to increased operating
expenses from 2022 to 2023. Increased royalties and production fees linked to increased production at the Peregrino field also
contributed to the overall rise in costs. This was partially offset by decreased royalties at Roncador due to lower prices in

2023.
The inclusion of Buzzard following the Suncor Energy UK Limited acquisition, increased production from Peregrino in Brazil and
Bandurria Sur in Argentina, in addition to several new investments in producing fields resulted in an overall increase in depreciation
from 2022 to 2023.
Net impairment related to property, plant, and equipment increased from USD 286 million in 2022 to USD 310 million in 2023. In 2023, the impairment was mainly related to the planned exit from Azerbaijan. In 2022, the main contributors were impairments related to
Equinor’s exit from Russia, partially offset by an impairment reversal of an asset in the Europe and Asia area, supported by a slight
increase in reserves estimates.
Well costs related to Karabagh in Azerbaijan, and drilling costs in Canada expensed in 2022 were the main drivers for the reduction in
exploration expenses from 2022 to 2023. The capitalisation of previously expensed exploration wells in Brazil also positively impacted
the 2023 numbers.
The main driver for increased organic capex* from 2022 to 2023 is the development project Raia in Brazil,

following the final
investment decision in May 2023. In addition, increased activity from Argentina and the final investment decision for the Rosebank
project in the UK, added to the increase.
The Suncor Energy UK Limited acquisition in 2023 further influenced the movement in the
additions to PP&E, intangibles and equity accounted investments.

Reporting segment performance
Equinor 2023 Integrated Annual Report

Sustainability performance
E&P International

Performance
Performance indicator 2023 2022
Serious Incident Frequency (SIF)
(number per million hours worked)

11
0.9 0.4
Upstream CO2 intensity,

Scope 1 (kg
CO2/boe)
14 18
Monitoring indicator
Total

Recordable Injury Frequency
(TRIF) (number per million hours
worked)

1
3.0 2.5
E&P International’s SIF increased in 2023. Of the eight recorded serious incidents (SI), two of the incidents had major accident
potential, as described in section 2.2. Safe and secure operations. Five of the SIs happened in Brazil, one in Argentina, one in the US
and one in UK. These incidents were thoroughly investigated in order to learn and improve. Continuous work is ongoing to prevent
similar incidents in the future.
TRIF increased in 2023. Of the 27 recordable injuries, 20 happened in Brazil, four in

UK, two in the US, and one in Argentina. This
roughly corresponds to the distribution of manhours recorded by the different business clusters.
In 2023, E&P International continued to work diligently to improve its overall safety performance, in line with the I am Safety Roadmap.
Key focus areas included Major Accident Prevention, proactive and visible safety leadership, collaboration with suppliers and partners,
as well as the implementation of digital observation cards. While the results of 2023 do not reflect these, E&P International firmly
11

E&P International’s safety indicators include also E&P USA, due to low manhours reported in USA operations

Reporting segment performance
Equinor 2023 Integrated Annual Report

believes that consistently applying safety practices, protocols, and reporting routines to learn from incidents will strengthen the safety
performance over time. E&P International remains committed to the aspiration of zero harm, and this is reflected in the regular safety
trainings, focus on human and organisational principles as well as assurance activities, and the belief that all accidents are
preventable.
E&P International has a strong focus on reducing GHG emissions. For Equinor-operated licences this means continually identifying,
prioritising, and executing measures to reduce emissions. For partner-operated assets and joint-operated entities this means
supporting partners, operators, and relevant stakeholders to improve detection, reporting and forecasting of GHG emissions; to
identify the most effective opportunities to reduce emissions; and supporting implementation of these. CO
2

intensity of Equinor-
operated assets forms a performance indicator both at E&P International and business cluster level, and in

2023 it decreased for E&P
International following the return of the Peregrino field to full production.
Environmental performance is based around avoiding harm, with a performance indicator relating to accidental spills. In order to better
understand opportunities for protecting and enhancing nature, in 2023 site-specific inventories for biodiversity were completed for
Equinor-operated assets.

Reporting segment performance
Equinor 2023 Integrated Annual Report

3.3 Exploration & Production USA
The Exploration & Production USA (E&P USA) reporting segment covers exploration,

development and production of oil and gas in
the US. E&P USA is the 5th largest producer of oil & gas in the US Gulf of Mexico and the US onshore operations are Equinor’s
largest international production outside Norway.
E&P USA produced around 363 mboe per day, from the combination of two operated assets and 11 partner operated assets. The production accounted for 17% of Equinor’s total equity production of oil and gas in

2023, compared to 16% in 2022. E&P USA
reported a net operating income of USD 1,353 million for 2023.
Equinor has continued shaping the US oil and gas portfolio, focusing activity in areas with high value potential while maintaining a low
operational CO
2

footprint.
Exploration activity
: Equinor is one of the most active exploration companies in the Gulf of Mexico, with more than 100 exploration
leases in its portfolio including multiple prospects and leads. In 2023, E&P USA added leases to the portfolio of opportunities in the
Gulf of Mexico. Equinor continues to evaluate these prospects and mature the opportunities in the

Gulf of Mexico. In 2023, E&P USA
participated in drilling activity for five exploration prospects in the area. One prospect was determined to be a discovery while the
remaining four prospects were dry or non-commercial.
Strong project pipeline:
Vito platform (Equinor 36.89%, non-operated) was brought online in 2023 and reached plateau production during the year.
Development will continue by drilling additional production wells.
Sparta (Equinor 49%, non-operated) development was sanctioned at the end of 2023, which will include eight production wells tied
back to a semi-submersible floating production unit. The Sparta development will utilise 20k technology and have a designed capacity
of 100,000 boe per day at peak and is expected to start production in 2028.
Along with the development of Sparta, E&P USA continues to look for opportunities to add value through exploration and expansion
opportunities to existing infrastructure.
Committing to low carbon ambitions
The US assets, onshore and offshore, have some of the lowest carbon intensities within the Equinor international portfolio and E&P
USA remains committed to working with partners to maintain this.

Reporting segment performance
Equinor 2023 Integrated Annual Report

Key Events 2023
●

February: Vito in the US Gulf of Mexico on stream
●

December: Sanction of Sparta field

Strategic progress

Focusing and deepening Decarbonising the portfolio and improving sustainability
In 2023, E&P USA continued to deepen its portfolio in line with the overall E&P International strategy. Production started at the
Vito field reaching plateau production during the year. The
development of the Sparta project, a Paleogene subsalt
discovery in the Garden Banks area, was sanctioned. With these developments E&P USA continues to strengthen its presence in the US Gulf of Mexico.
Through the investments in onshore gas assets in the Appalachia
Basin, E&P USA continued to deliver valuable and low-carbon
gas production. Throughout 2023, E&P USA participated in the drilling and completion of 162 wells in the states of Pennsylvania,
West Virginia, and Ohio.

The US assets, onshore and offshore, have among the lowest
carbon intensities within the Equinor international portfolio. E&P
USA is still working to reduce CO
2
and methane emissions where
it is possible. On Appalachian Basin, a vapour recovery unit at the Eisenbarth well pad was installed in 2023, and work was
started to replace natural gas with nitrogen for valve actuation.
E&P USA is committed to minimising its environmental impact, and in 2023 completed a biodiversity site-specific inventory of the
Appalachian Basin gas asset. E&P USA has also started work to determine long-term, community- informed social investment
opportunities which create positive benefits for the communities, both of which support the just transition framework.

Exploratory wells
drilled
1)

For the year ended 31 December
2023 2022 2021
US
Equinor operated 0 1 1
Partner operated 4 0 2
Total (gross) 4 1 3
1) Wells completed during the year, including appraisals of
earlier discoveries.

Reporting segment performance
Equinor 2023 Integrated Annual Report

Performance review
Operational performance
The average daily production of liquids and gas increased by 12%, mainly due to the start-up of the

Vito offshore field in the US Gulf
of Mexico in the first quarter of 2023, the impact of new flowlines, which was installed in second half of 2022 in the Caesar Tonga field
in the US Gulf of Mexico, and additional wells onstream in the Appalachian basin. The increase was partially offset by a natural
decline in the Appalachian basin and several mature fields in the Gulf of Mexico.
During 2023, E&P USA completed drilling a carbon capture well in the Appalachian basin albeit with negative results.

E&P USA also
participated in five partner-operated exploration wells during 2023 to continue the high value potential opportunities. However, four of
the partner-operated exploration wells were determined to be dry or non-commercial.
Entitlement production differs from equity production in the USA where entitlement production is expressed net of royalty interests.
Equity production represents volumes that correspond to Equinor’s percentage ownership in a particular field and is larger than
Equinor’s entitlement production where the royalties are excluded from entitlement production.
Equinor's entitlement production in the USA was 16% of Equinor's total entitlement production in 2023.
The Gulf of Mexico portfolio had a record
high production efficiency in 2023.
During start-up in 2023, Vito field’s production
got ramped up to 33 mboe/d.
The Appalachian Basin assets have 439
mmboe of proved reserves in total.

Reporting segment performance
Equinor 2023 Integrated Annual Report

E&P USA - Financial information
For the year ended 31 December
(in USD million) 2023 2022 Change
Total revenues and other income 4,319 5,523 (22%)
Operating, selling, general and administrative expenses (1,178) (938) 26%
Depreciation, amortisation and net impairment losses (1,489) (361) >100%
Exploration expenses (299) (201) 49%
Net operating income/(loss) 1,353 4,022 (66%)
Adjusted earnings* 1,076 2,957 (64%)
Additions to PP&E, intangibles and equity accounted

investments
1,206 764 58%
Organic capex* 1,172 775 51%
For the year ended 31 December
Operational information 2023 2022 Change
E&P USA equity liquids and gas production (mboe/day) 363 324 12%
E&P USA entitlement liquid and gas production

(mboe/day)
314 279 12%
Royalties (mboe/d) 49 44 10%
Average liquids price (USD/bbl) 64.4 81.0 (20%)
Average internal gas price (USD/mmbtu) 1.77 5.55 (68%)
Financial performance

Increased entitlement production due to Vito field start-up, Caesar Tonga flowline installation, and increased well count partially offset the impact of lower realised liquids and gas prices which were the main drivers for the decrease in revenues in 2023 compared to
2022.
Operating expenses increased due the start-up of the Vito platform, combined with increased maintenance activity in the Appalachian
basin contributing to increased operations and maintenance expenditure.
Depreciation increased in 2023 due to additional production, decreased impairment reversals, and additional capital expenditures both
offshore and onshore. This increase was partially offset by improved reserves.
Impairment reversals related to property, plant, and equipment amounted to USD 290 million in 2023 which were primarily driven by improved expected reserves due to additional well opportunities. In 2022, impairment reversals amounted to USD 1,060 million mainly
driven by increased short-term prices.
Increased exploration expenses were driven by drilling activity for four exploration prospects in the Gulf of Mexico. The four prospects
were dry or non-commercial and were expensed accordingly, resulting in a significant increase in exploration cost.
Investments in 2023 in the recently sanctioned Sparta project, St. Malo Water Injection, and Appalachian Basin Partner

Operated
assets drove the increase in Organic capex* and additions to PPE, intangibles and equity accounted investments from 2022.

Reporting segment performance
Equinor 2023 Integrated Annual Report

Sustainability performance

E&P USA Performance
Performance indicator 2023 2022
Serious Incident Frequency (SIF) (number per
million hours worked)

12

N/A N/A
Upstream CO2 intensity, Scope 1 (kg
CO2/boe)
3.6 3.3
Monitoring indicator
Total Recordable Injury Frequency (TRIF)
(number per million hours worked
)
1
N/A N/A
In 2023 E&P USA experienced a slight improvement in the number of incidents while having increased activities. The 2023 numbers
included one serious incident and two recordable injuries. E&P USA had two serious incidents and two recordable injuries in 2022.
While there is progress, continued vigilance will always be necessary. E&P USA remains committed to the goal of zero incidents and has taken numerous measures to improve the overall safety performance and strengthen its reporting culture. E&P USA believes that
a learning culture where the safety practices, protocols, and reporting routines are consistently improved,

will strengthen the safety
performance in a more sustainable manner over time.
Equinor-operated assets recorded a small increase in CO
2

intensity compared to 2022 due to increased drilling and completion activity in the Appalachian Basin. Equinor-operated and partner-operated equity production from E&P USA,

covering approximately half of
Equinor’s production outside of Norway, had an upstream CO
2

intensity of 3 kg CO
2
/boe in 2023.
12

For E&P USA the hours worked are below one million and, therefore, separate frequencies are not calculated and published. The
safety indicators are reported on total E&P International level in section 3.2.

Reporting segment performance
Equinor 2023 Integrated Annual Report

3.4 Marketing, Midstream & Processing

Marketing, Midstream & Processing (MMP) works to maximise corporate value creation in Equinor’s mid-

and downstream business
through safe, reliable, and efficient operations. It is responsible for capturing the full value potential of all marketed and traded
products, such as crude oil, liquids, and natural gas. In addition, MMP is responsible for Equinor’s low carbon solutions.
Marketing, Midstream & Processing (MMP) is responsible for:
●

Marketing, trading, processing, and transporting crude oil and condensate, natural gas,

natural gas liquids (NGL) and refined
products.

●

Operation of a refinery, terminals, and processing plants.

●

Trading power.
●

Providing transport solutions for natural gas, liquids, and crude oil from Equinor assets, including pipelines, shipping, trucking,
and rail.

●

Developing Equinor’s low-carbon solutions.
The business activities within MMP are organised in the following business clusters:
In total, MMP markets, trades, and transports around 70% of all Norwegian gas exports and

60% of all liquids exports, comprising
Equinor’s own products, the Norwegian State’s direct financial interest (SDFI) equity production, and third-party volumes.

MMP presence across the world

Reporting segment performance
Equinor 2023 Integrated Annual Report

Gas and Power
Equinor’s gas marketing and trading business is conducted from Norway and from offices in Belgium, the UK, Germany and the US.
As owner of Danske Commodities (DC), a trading company for power and gas, MMP increased its presence in energy trading. DC is
active in Europe and also operates in the US, Brazil, Singapore and Australia. The major export markets for natural gas produced
from the NCS are the UK, Germany, France, the Netherlands and Belgium. LNG from the Snøhvit field, combined with third-party LNG cargoes, allows Equinor to reach global gas markets.
MMP is active in both the physical and exchange markets, such as the Intercontinental Exchange (ICE)

and Trayport,

and optimises
the value of the gas volumes through a mix of bilateral contracts and over the trading desk,

via its production and transportation
systems and downstream assets. Some of Equinor’s long-term gas contracts have price review clauses which can be triggered by the
parties
13
. MMP receives a marketing fee from E&P Norway for the Norwegian gas sold on behalf of the company.

Crude, products and liquids

MMP is responsible for the sale of crude oil and NGL produced on the NCS. It also markets the equity volumes from Equinor’s assets
in the US, Brazil, Canada, Angola, Nigeria, Algeria, Azerbaijan, and the UK, as well as third-party volumes. Value is maximised
through marketing, physical and financial trading, and the optimisation of owned and leased capacity such as refineries, processing,
terminals, storage, pipelines, railcars, and vessels.

These operations are headquartered in Norway, with offices in the UK, Singapore, the US, and Canada.

MMP main assets
The below table shows MMP’s main assets including ownership and operator responsibilities.

Asset Type Country Capacity/Size
Ownership Operated
Mongstad refinery Refinery Norway 226000 bbl/day
100% Y
Tjeldbergodden

Methanol plant Norway 2600 ton/day
82% Y
Kårstø
1
Gas processing plant Norway 151 MSm3/day
5% TSP
2
Kollsnes
1
Gas processing plant Norway 97 MSm3/day
5% TSP
2
Gassled

Gas processing
plants and pipelines NW. Europe

5% N
Nyhamna

Gas processing plant Norway 84 MSm3/day
30.1% N
Aldbrough Gas Storage

Gas Storage

U.K.
260 MSm3
storage
33.3% N
Etzel Gas Lager

Gas Storage

Germany
1200 MSm3
storage
24.78% Y
Mongstad terminal

Crude oil terminal Norway 9.4 mbbl storage
65% Y
Sture terminal Crude oil terminal Norway 6.7 mbbl storage
36.2% Y
Triton Power

Power Generation U.K. 1200 MW
50% N
1)

Part of Gassled. 2) Technical service provider
Low-carbon solutions
Equinor believes decarbonising hydrocarbons with carbon capture and storage (CCS) is key to reaching net zero, and aims to
combine its long experience from CCS on the NCS, its reservoir expertise and experience from developing value chains with peers,
suppliers and customers to develop large-scale, commercially viable decarbonisation solutions. By 2030,

more than 50% of Equinor’s
gross capex* is intended to be dedicated to renewables and low carbon solutions. Equinor’s solutions include:
●

Developing carbon management services to offer industries based on CO
2

transport and storage:

-
Northern Lights:

Equinor is, together with Shell and TotalEnergies, developing infrastructure for CO
2

transport and storage
on the NCS from various industries. Phase 1 has a capacity of 1.5 million tonnes of CO
2

annually and is planned to be
operational in 2024. The Northern Lights infrastructure will enable the transport of CO
2

from industrial capture sites to a
terminal in Øygarden for intermediate storage before transport by pipeline for permanent storage.

Phase 1 is fully utilised
with Oslo Celsio, Heidelberg Cement Brevik, Yara Sluiskil and Ørsted’s two biomass power stations Asnæs and Avedøre as the first customers.
13
For ongoing price reviews, Equinor provides in

its financial statements for probable liabilities

based on Equinor’s best judgement. For further information,

see note 26 Other commitments, contingent liabilities

and contingent
assets to the Consolidated financial statements.

Reporting segment performance
Equinor 2023 Integrated Annual Report

-

Future CCS projects under development include:
o
East Coast Cluster & Net Zero Teesside power:

Equinor is a partner in the bp-operated CO
2
transport and storage
project Northern Endurance Partnership (NEP) in the UK. NEP will serve CO
2

capture projects in the two industrial
clusters Teesside and Humber and have an annual storage capacity of 4 million tonnes.
o
Smeaheia:

Equinor was awarded the CO
2

storage licence for Smeaheia in the North Sea by the Norwegian Ministry of
Energy in 2022 on a 100% equity basis. The licence has an estimated CO
2

storage capacity of 20 million tonnes
annually.
o
CO
2

Highway Europe
is a large-scale CO
2
pipeline planned to connect CO
2
capture projects in North-West Europe to
different
storage sites on the NCS. The pipeline is planned to have a capacity of between 20-30 million tonnes annually.
o
Bayou Bend:
Equinor has a 25% interest in Bayou Bend CCS LLC, which is positioned to be one of the largest US
CCS projects located along the Gulf Coast in Southeast Texas. The project aims to have a CO
2

storage potential of 10-
20 million tonnes annually.
●

Providing hydrogen by reforming natural gas with CCS. Hydrogen provides a solution to hard to abate emissions from industries.
Equinor is involved in projects aimed at producing low-carbon hydrogen from natural gas with CCS,

including the H2BE project in
Belgium, the H2M Eemshaven project in the Netherlands, and a proposed 600 MW low-carbon hydrogen production plant at
Saltend Chemicals Park in the UK.

Key events

●

June: Equinor signs long-term LNG purchase agreement with Cheniere
●

June: Net Zero Teesside Power project progressed
●

July:

Equinor acquires stake in the Bayou Bend CCS project
●

October:

New supply agreement for natural gas signed with RWE
●

December: Major gas sales agreement signed with Germany’s state-owned company SEFE
Strategic progress

Positioned for short- and long-term value creation
Asset backed trading strategy with limited downside and
large upside and well positioned for market volatility
Uniquely positioned to build low carbon value chains
During 2023 MMP worked to maximise value from Equinor’s
equity production of oil and gas for the producing units and to capture value from Equinor’s global mid-

and downstream
positions through marketing, trading, and optimisation.
MMP operated its onshore plants and shipping portfolio in a
safe, secure and competitive manner to ensure flow
assurance. MMP utilised its asset-backed trading strategy,
capturing both financial and physical market opportunities
.
As a leading energy trading company, Danske Commodities
(DC) connects producers and large-scale consumers to
wholesale markets. DC brings renewables to the market at
scale, and through their portfolio of gas storages and assets,
DC provides the flexibility needed to meet the energy demands and intermittency of renewable power generation. DC also
supported Equinor’s power and renewables strategy as the
balancing agent for Dogger Bank wind power production.
Low-carbon solutions strategy aimed to develop new business
and reduce GHG emissions through CO
2

transportation and
storage, hydrogen value chains for natural gas
decarbonisation, technology development, carbon footprint
reduction and the market development of low-carbon products.
Within low carbon, Equinor strengthened its position in the US with the acquisition in Bayou Bend. Equinor will participate in the first power generation with CO
2

capture through Net Zero
Teesside which together with Northern Endurance Partnership
were selected for funding by UK authorities. Customers for
CCS storage in Northern Lights phase 1 are now fully secured.

Reporting segment performance
Equinor 2023 Integrated Annual Report

Performance review
Operational performance
The total natural gas sales volumes were 58.9 bcm in 2023, a decrease of 4.4 bcm compared to total volumes for 2022. This
difference is mainly due to decreased production from the NCS caused by turnarounds and natural decline of gas producing fields.
The average crude, condensate and NGL sales were 2.6 mmbbl per day in 2023, 17% higher than 2022
14

due to increased sales of
equity and third-party volumes.
High regularity at onshore gas processing plants, ensured gas deliveries and portfolio flexibility allowing MMP to continue to be a
reliable provider of energy in Europe. MMP utilised its transport systems and shipping portfolio to deliver crude, LNG and products
where they were needed the most,

thereby increasing the overall value creation.
In 2023, the average realised piped gas price in Europe was USD 13.86 per MMBtu, down from

USD 32.84 per MMBtu in 2022.
European gas prices reduced significantly during the year compared to 2022 due to decreased demand, increased LNG imports and
increased storage levels.
In 2023, the average realised piped gas price in North America was USD 2.09 MMBtu, down from

USD 5.89 MMBtu in 2022. North
American gas price decrease was driven by high gas production, storage surplus and mild weather.
All of Equinor's gas produced on the NCS is sold by MMP and purchased from E&P Norway at the fields’ lifting point at a market-
based internal price with a deduction for the cost of bringing the gas from the field to the market and a marketing fee. The NCS
transfer price for gas was USD 12.20 per MMBtu in 2023, a decrease from USD 31.22 per MMBtu in 2022,

aligned with market price
development.

14

Sold liquids volumes restated for 2022 and 2021.

Reporting segment performance
Equinor 2023 Integrated Annual Report

MMP - Financial information
For the year ended 31 December
(in USD million) 2023 2022 Change
Total revenues and other income 105,908 148,105 (28%)
Purchases [net of inventory] (95,769) (139,916) (32%)
Operating, selling, general and administrative expenses (4,916) (4,591) 7%
Depreciation, amortisation and net impairment losses (1,239) 14 N/A
Net operating income/(loss) 3,984 3,612 10%
Adjusted earnings*
1)
3,242 4,234 (23%)
- Gas and Power
2)
2,038 3,942 (48%)
- Crude, Products and Liquids
2)
1,359 683 99%
- Other
2)
(155) (391) 60%
Additions to PP&E, intangibles and equity accounted

investments
844 1,212 (30%)
Organic capex* 191 288 (34%)
For the year ended 31 December
Operational information 2023 2022 Change
Liquid sales volume (mmbbl)
3)
956.3 815.9 17%
Natural gas sales Equinor (bcm) 58.9 63.3 (7%)
Natural gas entitlement sales Equinor (bcm) 53.2 56.1 (5%)
Power generation (GWh) Equinor share 2,298 1,012 >100%
Realised piped gas price Europe (USD/MMBtu)
3)
13.86 32.84 (58%)
Realised piped gas price US (USD/MMBtu) 2.09 5.89 (65%)
1) Restated. For more information, see Amended principles

for Adjusted earnings* in the section 5.6 Use and

reconciliation of non-GAAP
financial measures

2) From 2023, the presentation of MMP’s adjusted earnings*

was changed to align with organisational structure

and management’s review of
performance, with retrospective effect.
3) Restated. Restatement due to a change in

definition of the price marker for realised gas

price and improved methodology for calculating
liquids sales volumes. For more information, see section 5.7

Other definitions and abbreviations
Financial performance

Net operating income includes net effects from changes in fair value related to storage and commodity derivatives utilised to manage
price risk exposure. During 2023, the net operating income included impairments of USD

343 million, in contrast to USD 895 million of
net impairment reversals in the prior year.
Adjusted earnings* in 2023 decreased from the previous year. The result from Crude, Products and Liquids doubled by effectively capturing financial and physical market opportunities and optimising the shipping portfolio. However, this was more than offset by a decreased result from Gas and Power trading, as reduced gas market volatility and diminished geographical spreads reduced the
2023 result compared to the extraordinary performance in 2022.
Total revenues and other income decreased from 2023 to 2022 due to lower gas and oil sales prices in both Europe and North
America and decreased gas volumes. This was partially offset by increased liquid sales.
Purchases [net of inventory] decreased from 2022 to 2023 due to lower prices for both gas and liquids.
The increase in Operating expenses and selling, general and administrative expenses from 2022 to 2023 was mainly due to significant increased transportation costs for liquids and increased selling, general and administrative expenses mainly due to
increased activity within Low Carbon Solutions.

Reporting segment performance
Equinor 2023 Integrated Annual Report

Depreciation, amortisation and net impairment increased from 2022 to 2023 driven by the impairment of refinery assets in 2023 and
an impairment reversal in 2022.
The main driver for the decrease in organic capex* from 2022 to 2023 are lower investments in projects related to onshore plants.
Sustainability performance
Marketing, Midstream and Processing Performance
Performance indicator 2023 2022
Serious Incident Frequency (SIF) (number per
million hours worked)
0.4 0.6
CO
2

emissions reduction (kt)
55 358
Monitoring indicator
Total Recordable Injury Frequency (TRIF)
(number per million hours worked)
3.5 3.0
MMP’s systematic efforts within safety resulted in a reduction in the frequency of serious incidents in 2023. As part of the “I am safety
framework” main priorities for the Onshore Plants in 2023 included actions to prevent major accidents including trainings, actions to
prevent falling objects, strengthening use of lifesaving rules and C&L, proactive reporting and learning, self-assessments, and internal
verifications. Within shipping, MMP worked closely with the shipowners to improve reporting and learning from incidents. All shipping
companies operating for MMP must be prequalified before contracts are entered into, and all vessels undergo regular thorough
inspections. During the third quarter MMP experienced a man overboard fatality on a tanker in

Malaysia.
MMP achieved CO
2

emission reductions in 2023 of a total of 55 Ktonnes of CO
2

due to more efficient and stable operations in
Hammerfest LNG and process improvements at Mongstad and Kårstø. The decrease against last year is due to the large reduction
achieved last year through the rebuild of the Mongstad Combined Heat and Power.
As a part of Equinor’s biodiversity position, site-specific inventories of important biodiversity features were established for all onshore
facilities. Possible pressures from activities and operations were assessed, using both internal and external data and analyses. The
site-specific inventory is an important contribution to future sustainability and biodiversity risk management,

both at site level and a
regional level.

Reporting segment performance
Equinor 2023 Integrated Annual Report

3.5 Renewables
Renewables (REN) segment is responsible for safe, profitable operations and project development in renewable energy activity
.
The focus for REN is offshore wind, onshore renewables, and energy storage solutions across four main regions: the
Americas, Asia-Pacific, Europe, and Norway.
Power is currently being produced from 5 offshore wind farms and 5 onshore wind and solar projects, with an additional 16 projects under construction and development, operated by Equinor and partners.

In 2023, REN achieved a significant milestone with the first power generation from the largest offshore wind farm in the UK,
Dogger Bank, and further expansion in onshore renewables in the Americas and Europe.
By 2030, Equinor aims to become a leading provider of renewable energy globally and maintain the position as Norway's leading energy major. Simultaneously,

Equinor seeks to grow its presence and emerge as a leading company in the energy transition in selected international markets.

Map of activities

Reporting segment performance
Equinor 2023 Integrated Annual Report

Overview

Offshore wind
Equinor is a leading player in the offshore wind industry, with a strong commitment to harnessing the power of wind energy to drive the transition towards sustainable and renewable energy sources. Equinor is seeking opportunities for floating offshore wind and is developing offshore projects and partnerships in selected markets. Floating wind is still at an early development phase compared with other renewable energy sources. REN’s offshore wind activities span multiple regions, including Norway, the UK, the US Northeast, and the Baltic Sea, where wind farms are being operated and developed.
The below table shows REN’s offshore wind assets in operation including ownership and operator responsibilities.
Asset Asset type Country Generation capacity
Equinor (MW)
Ownership Operated
Sheringham Shoal Fixed UK 127 40% Y
Dudgeon Offshore

Wind Farm
Fixed UK 141 35% Y
Hywind Scotland Floating UK 23 75% Y
Arkona Fixed Germany 96 25% N/RWE
Hywind Tampen
1
Floating Norway 36 41% Y
1

Hywind Tampen is owned by E&P Norway segment and operated by REN segment.
REN is currently planning and developing several offshore wind projects in Northern Europe, the US and South Korea.

Dogger Bank A
started generating first power in 2023 and is expected to officially commence operation in 2024. Dogger Bank

B and C are under
construction and are expected to start generating power during the next three years. During the developmental stage, SSE
Renewables operates these three projects, which Equinor will assume operatorship when the wind farms come on stream.
Offshore wind projects on the US Northeast Coast are facing cost inflation and supply chain constraints. The rejection of petitions
relating to offtake agreements resulted in the recognition of an impairment loss for the year. Equinor and bp decided to reset the
Empire Wind 2 project and explore alternative business opportunities. On 25 January 2024, Equinor entered a swap transaction with
bp, under which Equinor will take full ownership of the Empire Wind lease and projects and bp will take full ownership of the Beacon
Wind lease and projects. Following the signing of agreement, Equinor submitted a bid for the Empire Wind

1 project in New York’s
fourth offshore wind solicitation round and on 29 February 2024 was awarded the offtake contract.
Onshore renewables and energy storage solutions
As the demand for integrated solar, wind, and energy storage solutions continues to rise, Equinor is expanding its presence in onshore renewable energy in specific power markets across Europe, North America, and South America. Equinor is also integrating battery storage assets into its renewable portfolio, with a primary focus on the UK and the US, two prominent battery storage markets where the company holds substantial offshore wind assets. These market entries involve the acquisition of local energy companies and Equinor aims to enhance value through collaboration with local teams, fostering transformation and leveraging synergies within the company.

The below table shows REN’s onshore assets in operation including ownership and operator responsibilities.
Asset Asset type Country Generation capacity
Equinor (MW)
Storage capacity
(MW/MWh)
Ownership Operated
Apodi Solar Brazil 71 44% N/Scatec
Wilko Onshore wind Poland 26 100% Y/Wento
Stępień Solar Poland 58 100% Y/Wento
Zagórzyca Solar Poland 60 100% Y/Wento
Serra da Babilônia 1 Onshore wind Brazil 223 100% Y/Rio Energy
Blandford Road Battery storage UK 25/50 100% Y/Noriker
Equinor currently has three onshore renewable projects under construction in Europe, with an expected completion date within the next two years, at which point the projects are expected to begin generating power.
In addition, hydrogen based on renewable energy sources is expected be a key contributor to the energy transition, primarily by decarbonising the hard-to-abate sectors. Equinor has taken positions in green hydrogen projects in Northwest Europe and is exploring further opportunities. Green hydrogen has the potential to unlock additional value through storage and balancing energy systems where renewables penetration is high.

Reporting segment performance
Equinor 2023 Integrated Annual Report

Key events
●

January: Acquisition of leading Danish solar developer BeGreen was closed

●

June: The second Polish solar plant Zagórzyca started production
●

Aug: The Hywind Tampen,

the world’s largest floating offshore wind farm, officially opened

●
September: Acquisition of the Wilko onshore wind farm in Poland
●

October: Sold the 117 MW Guañizuil II power plant in Argentina
●

October: First power from Dogger Bank A offshore wind farm, SSE lead developer

●

Nov: Acquisition of onshore renewables company Rio Energy in Brazil.

●

January (2024): Blandford Road, the first commercial battery storage asset, started operations in the UK
●

January (2024): Empire Wind 2 offshore wind project announced reset, seeking new future offtake opportunities.

o

Swap transaction with bp, under which Equinor will take full ownership of the Empire Wind lease and projects and bp will take full ownership of the Beacon Wind lease and projects.

o
Submitted bid for the Empire Wind 1 project in New York’s fourth offshore wind solicitation round
●

February (2024): Empire Wind 1 awarded offtake contract in New York’s fourth offshore wind solicitation round.

Strategic progress

Developing a high-value renewables business

Delivering on Equinor’s strategy to be a leader in the energy transition requires profitable growth at scale in renewables.
REN is aiming to deliver above 65 TWh from renewables power generation by 2035, with real project returns in the 4-8% range and
further potential equity value upsides from the selective use of project financing and farm-downs. Renewables growth initially relies on
the following two strategic pillars, which will over time converge into flexible power and energy offerings in selected markets.
Becoming an offshore wind major and floating wind leader Building onshore renewables and storage positions
REN aims to create value through industrial scale-up in offshore wind by building on its early entry and successful track-record in the industry and leveraging the leading position in floating offshore wind. Key milestones in 2023 include reaching full
production capacity at Hywind Tampen, the world’s largest
floating wind farm, as well as delivering first power from Dogger
Bank, the world’s largest offshore wind farm.
REN aims to build low-cost onshore renewables positions in
attractive markets, backed by storage and trading. REN’s
onshore strategy is to enter markets through the acquisition of local companies with strong teams and capabilities. Key
milestones in 2023 include the closing of the BeGreen
transaction in Denmark, the acquisition of Rio Energy in Brazil
(onshore wind and solar), and the expansion of Wento – onshore renewables platform in Poland – into onshore wind.

Reporting segment performance
Equinor 2023 Integrated Annual Report

Performance review
Operational performance
Power generation (Equinor share) was 1,859 GWh (gigawatt hours) in 2023, compared to 1,641 GWh in 2022. In 2023, the offshore
wind farms produced 1,384 GWh with the majority coming from Dudgeon, Sheringham Shoal and Arkona, while onshore renewables
contributed an additional 474 GWh of power, mainly from the onshore wind farm, Serra da Babilonia, in Brazil. The substantial increase in production was driven by the ramp-up of new onshore power plants in Poland and Brazil compared to 2022.
In 2023, the equity-based installed renewable energy capacity was 0.86 GW. REN has a pipeline to deliver on the strategic ambition towards 2030 of 12-16 GW installed renewables capacity, with associated production of 35-60 TWh annually. There is line of sight to
2030 GW ambition. Value creation will be the priority over reaching volume targets.
Progress was demonstrated in 2023 on both project execution and on building the portfolio pipeline. Hywind

Tampen, the world’s
largest floating wind farm, was officially opened in August, supplying renewable power to the Snorre and Gullfaks fields in Norway.
Another significant achievement was the world's largest offshore wind farm, Dogger Bank A (SSE lead developer), reaching first
power in the UK. In addition, REN successfully initiated production from solar projects in Brazil and Poland and diversified its
renewable portfolio by making bolt-on acquisitions of onshore platforms in Denmark, Poland and

Brazil. The acquisition of the onshore
solar and wind platforms in these countries was a significant move towards expanding the portfolio and providing more options for
sustainable energy generation.
REN - Financial information
For the year ended 31 December
(in USD million) 2023 2022 Change
Revenues third party, other revenue and other income 50 127 (61%)
Net income/(loss) from equity accounted investments (33) 58 N/A
Total revenues and other income 17 185 (91%)
Operating, selling, general and administrative expenses (462) (265) 74%
Depreciation, amortisation and net impairment losses (312) (4) >100%
Net operating income/(loss) (757) (84) >(100%)
Adjusted earnings* (454) (184) >(100%)
Additions to PP&E, intangibles and equity accounted

investments
2,007 298 >100%
Organic capex* 843 247 >100%
For the year ended 31 December
Operational information 2023 2022 Change
Renewables power generation (GWh) Equinor

share
1,859 1,641 13%
Financial performance

European offshore wind assets in operation within the equity accounted investment portfolio decreased in revenue contribution by
26% within net income/(loss) from equity accounted investments in 2023. This decline was due to lower prices experienced in 2023,
increased maintenance costs and increased expenditure associated with early phase projects.
Added revenue from the newly acquired onshore wind farm in Brazil and the start-up of production at solar plants in Poland
contributed positively to total revenues in 2023. Combined with the decreased results from equity accounted investments in 2023, total
revenues and other income decreased relative to 2022. Favourable effects of divestments early in 2022 significantly impacted the
decline.

Reporting segment performance
Equinor 2023 Integrated Annual Report

The notable decrease in net operating income for 2023 compared to the prior year was primarily due to the recognition of a USD 300
million impairment in the third quarter for offshore wind projects in the US Northeast following the rejection of petitions related to
offtake agreements. In addition, increased business development expenditures and increased operating activity levels contributed to
an upward trend in operating and administrative expenses in 2023. The increased costs associated with maturing projects, which
predominantly originated from offshore wind activities in the UK and Asia, contributed to the reduction in adjusted earnings* in 2023
compared to 2022.
For 2023, USD 114 million of organic capex* was allocated for onshore renewables, while USD 729 million was for offshore wind projects and investments related to projects in the US and the UK. In 2022, total organic capex* was USD 247 million, mainly related
to investments in US and the Europe.
The acquisitions of BeGreen and Rio Energy in the year drove the increase in additions to

PP&E, intangibles and equity accounted
investments compared to 2022.
The gross capex* for the renewable business amounted to USD 2.6 billion, of which organic gross capital expenditures* amounted to
USD 1.5 billion. Equinor’s ambition is to have more than 50% of gross capex* allocated to renewable and low carbon solutions by
2030 and is on track to deliver on the ambitions.
Sustainability performance

Renewables Performance
Performance indicator 2023 2022
Serious Incident Frequency (SIF) (number per
million hours worked)
1.0 0.8
Monitoring indicator
Total Recordable Injury Frequency (TRIF)
(number per million hours worked)
2.2 4.3
Renewables offshore wind GHG intensity,
scope 1 and 2 (g CO
2
/kWh)
3.2 2.9
The number and frequency of personnel injuries for Renewables was reduced over the last year. However, REN experienced four
potential serious incidents in 2023, resulting in a negative development in the serious incident frequency. Continuous improvements for routine operational activities have been established and are ongoing.

The GHG intensity for offshore wind fields in operation recorded a slight increase over the last year, mainly because maritime vessel
diesel consumption increased more than electricity production. Reducing maritime emissions is part of the activities planned for 2024
to support the net-zero ambition.
To address Equinor Renewables’ aims within circularity and biodiversity, following ambitions have been set:
●

Ban landfill of blades from 2024 and perform 100% recirculation of decommissioned blades by 2030.
●

All new offshore wind projects will establish net positive biodiversity impact plans.
Site-specific inventories of key biodiversity features were established for four Equinor operated offshore wind assets in operation,
Sheringham Shoal, Dudgeon, Hywind Scotland and Hywind Tampen.

Reporting segment performance
Equinor 2023 Integrated Annual Report

3.6 Other group
The Other reporting segment includes activities in Projects, Drilling and Procurement (PDP), the

Technology,

Digital & Innovation
(TDI) segment and corporate staffs and support functions.
Overview
Technology,

Digital & Innovation
To strengthen the development of technologies, digital solutions and innovation, Equinor has gathered the activities into a business area, Technology,

Digital & Innovation (TDI).

TDI brings together research, technology development, specialist advisory services, digitisation, IT, improvement, innovation, ventures and future business to one technology powerhouse. TDI is responsible for safe and efficient development and operation of assets;
and for providing expertise, projects and products across the company.
Equinor Ventures is also part of TDI. Ventures is a corporate venture capital arm investing in innovative scalable companies and developing relationships to accelerate the energy transition. To read more about Equinor Ventures, please see section 2.3 Research and innovation.
In 2023 TDI updated the Equinor Technology Strategy with a mission to transform through technology by six guiding principles and addressing strategic themes across three pillars, see overview below.
Projects, Drilling & Procurement
Projects, Drilling & Procurement (PDP) is responsible for oil and gas field development, well delivery, electrification, CCS and
hydrogen projects, and procurement in Equinor. PDP aims to deliver safe, secure and efficient project development, including well construction, founded on world-class project execution and technology excellence. PDP utilises innovative technologies, digital
solutions and carbon-efficient concepts to shape a competitive project portfolio at the forefront of the energy industry transformation.
Sustainable value is created together with suppliers through a simplified and standardised fit-for-purpose approach.
In 2023 PDP had 33 projects (including third party projects) in execution, 8 of which came on stream during the year. 105 wells were
delivered, and 98 of these were on the Norwegian continental shelf. Through 2023 PDP contributed to the Equinor strategy by
executing and driving projects, such as:
●
One of the projects delivered in 2023 was Breidablikk, a tie in to Grane. The project came on stream in October, four months
ahead of schedule. The project was delivered within budget and with higher initial production than expected. The project is
highly profitable, provides important volumes to the market and value to the Norwegian society and its owners.
●

The Wisting investment decision was postponed to mature a profitable Wisting project together with partners and suppliers.
Also, the Bay Du Nord investment decision was postponed to further improve overall project competitiveness.
●

PDP has a front role in developing new projects related to carbon capture and storage, such as the

Northern Lights project,
Smeaheia and CO
2

Highway Europe.
PDP Transforming Execution (PDPTex) project:
Going forward, PDP aims to transform to ensure long-term competitiveness, safeguard Equinor’s licence to operate and efficiently
manage an increasingly diverse and complex portfolio. This requires addressing new challenges and opportunities which will be done
in the PDPTex project:

Reporting segment performance
Equinor 2023 Integrated Annual Report

1.
Lift human rights understanding, performance and transparency
2.
Secure longevity of oil and gas cash flow from NCS, by making marginal tie-back volumes profitable
3.
Accelerate the CCS business build, generating new cash flows and reducing net carbon intensity
Corporate staff and support functions
Corporate staff and support functions comprise the non-operating activities supporting Equinor and include head office and central
functions that provide business support such as finance and control, corporate communication, safety, security and sustainability, corporate audit, legal and compliance and people and organisation.

Performance review
Financial performance
In 2023 the Other reporting segment recorded a net operating loss of USD 92 million compared to a net operating loss of USD 178
million in 2022. The improvement was mainly due to an increase in proceeds from insurance claims, relating to South Riding Point and
the fire at Melkøya LNG in 2020.
The sum of equity accounted investments and non-current segment assets was relatively consistent with the prior year at USD 1,075
million for the year ending 31 December 2023, compared to USD 1,096 million for the year ending 31 December 2022. The organic
capex* for Other reporting segment was USD 91 million in 2023 and USD 76 million in

2022.
Sustainability performance
Other group Performance
Performance indicator 2023 2022
Serious Incident Frequency (SIF) (number per million hours worked) 0.2 0.3
TDI R&D expenditure on renewables, low-carbon solutions and energy efficiency (share of total)
40% 36%
Monitoring indicator
Total Recordable Injury Frequency (TRIF) (number per million hours worked)
1.3 1.6
Altogether the safety results of the Other reporting segment improved in 2023 compared to 2022.

This was mainly due to the good
development in PDP and TDI but was offset by a slight increase SIF and TRIF in the Corporate staff and support function.
The safety results for TDI continued to improve with zero SIs in 2023. TDI had one recordable incident,

reducing TRIF from 2022 to
2023. Focus areas included preventing falling objects and safety incidents on pressurised systems for test rigs and laboratories. TDI
also contributes to improving safety through technology by improving safety in new value chains (H
2
, NH
3
, CO
2
), establishing
monitoring methods for corrosion under insulation, and using drones and robotics to improve health and safety.
PDP repeated another year without serious well control incidents. The total number of serious incidents was

11 in 2023, decreased
from 19 in 2022. The improvements were related to the systematic and consequent follow up of the PDP safety charters between
Equinor and contractors over many years. The SIF incidents included two serious personnel injuries. PDP is committed to further
improvements in its safety results to avoid serious injuries and well control incidents.

In the Energy transition plan, Equinor set out to allocate 40% of the TDI R&D funding to low carbon and renewable technologies by
2025. Two years ahead of target, Equinor achieved this ambition in 2023. Two important 2023 milestones that are the outcome of research projects in TDI were:

Reporting segment performance
Equinor 2023 Integrated Annual Report

●

FPSO with technology to lower emissions - Bacalhau will be the first asset to have a FPSO in Brazil that uses combined cycle
gas turbines, which is expected to significantly reduce carbon emissions. The technology combines a gas turbine with a steam
turbine to take advantage of excess heat that would otherwise be lost. The introduction of combined cycle technology is expected
to increase energy efficiency and reduce CO
2

emissions by about 3 million tons over the field lifetime (-25%).
●

Methane measurements using drones - In June 2023, Equinor successfully tested three drone-based technologies,

and one
LIDAR-based technology for methane measurements at Kollsnes to meet current and future methane measurement obligations
and requirements. Data collection was deemed successful by vendors and results are being analysed.
One of PDP’s main focus is developing projects that contribute to deliver on Equinor’s 'Scope

1 and 2 GHG emissions’ performance
indicator of a 50% reduction by 2030, and tailor for portfolio optimisation by project emissions forecast.

PDP Procurement and
Supplier Relations is accelerating the energy transition by integrating net zero in supply chain management, through upstream Scope
3 emissions data collection and supplier collaboration for net zero. PDP drilling & well is mainly pursuing efficiency and reduced
emissions in its drilling operations. PDP is supporting the inclusion of Equinor biodiversity position: Site-specific inventories of
important biodiversity features, enhancement opportunities for existing project sites and plans on how to have a positive contribution
to biodiversity are a requisite for all projects.

Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

156
Financial

statements
and

notes
4.1

Consolidated financial statements

of the Equinor Group
4.2

Parent company financial statements

Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

157
4.1 Consolidated financial statements

of the Equinor group

CONSOLIDATED STATEMENT

OF INCOME
Full year
(in USD million) Note 2023 2022 2021
Revenues 7 106,848 149,004 88,744
Net income/(loss) from equity accounted investments 15 (1) 620 259
Other income 6 327 1,182 1,921

Total revenues and other income 7 107,174 150,806 90,924

Purchases [net of inventory variation]

(48,175) (53,806) (35,160)
Operating expenses

(10,582) (9,608) (8,598)
Selling, general and administrative expenses

(1,218) (986) (780)
Depreciation, amortisation and net impairment
12, 13,
14
(10,634) (6,391) (11,719)
Exploration expenses 13 (795) (1,205) (1,004)
Total operating expenses (71,404) (71,995) (57,261)
Net operating income/(loss) 5 35,770 78,811 33,663
Interest income and other financial income 10 2,449 1,222 38
Interest expenses and other financial expenses 10 (1,660) (1,379) (1,223)
Other financial items 10 1,325 (50) (895)
Net financial items 2,114 (207) (2,080)

Income/(loss) before tax 37,884 78,604 31,583
Income tax 11 (25,980) (49,861) (23,007)
Net income/(loss)

11,904 28,744 8,576

Attributable to shareholders of the company 20 11,885 28,746 8,563
Attributable to non-controlling interests

19 (3) 14
Basic earnings per share (in USD) 20 3.93 9.06 2.64
Diluted earnings per share (in USD) 20 3.93 9.03 2.63

Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

158
CONSOLIDATED STATEMENT

OF COMPREHENSIVE INCOME
Full year
(in USD million) Note 2023 2022 2021
Net income/(loss)

11,904 28,744 8,576
Actuarial gains/(losses) on defined benefit pension

plans
(276) 461 147
Income tax effect on income and expenses recognised

in OCI
1)
66 (105) (35)
Items that will not be reclassified to the Consolidated

statement of income
22 (211) 356 111
Foreign currency translation effects (587) (3,609) (1,052)
Share of OCI from equity accounted investments (113) 424 0
Items that may subsequently be reclassified to the Consolidated statement of income
(701) (3,186) (1,052)
Other comprehensive income/(loss) (911) (2,829) (940)
Total comprehensive income/(loss) 10,992 25,914 7,636
Attributable to the shareholders of the company 10,974 25,917 7,622
Attributable to non-controlling interests 19 (3) 14
1) Other Comprehensive Income (OCI).

Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

159
CONSOLIDATED BALANCE SHEET

At 31 December
(in USD million) Note 2023 2022
ASSETS
Property, plant and equipment 12 58,822 56,498
Intangible assets 13 5,709 5,158
Equity accounted investments 15 2,508 2,758
Deferred tax assets 11 7,936 8,732
Pension assets 22 1,260 1,219
Derivative financial instruments 28 559 691
Financial investments 16 3,441 2,733
Prepayments and financial receivables 16 1,291 2,063
Total non-current assets

81,525 79,851
Inventories 17 3,814 5,205
Trade and other receivables
1)
18 16,933 22,452
Derivative financial instruments 28 1,378 4,039
Financial investments 16 29,224 29,876
Cash and cash equivalents
2)
19 9,641 15,579

Total current assets

60,990 77,152

Assets classified as held for sale 6 1,064 1,018
Total assets

143,580 158,021
EQUITY AND LIABILITIES
Shareholders’ equity

48,490 53,988
Non-controlling interests

10 1
Total equity 20 48,500 53,989
Finance debt 21 22,230 24,141
Lease liabilities 25 2,291 2,409
Deferred tax liabilities 11 13,345 11,996
Pension liabilities 22 3,925 3,671
Provisions and other liabilities 23 15,304 15,633
Derivative financial instruments 28 1,795 2,376
Total non-current liabilities

58,890 60,226
Trade, other payables and provisions 24 11,870 13,352
Current tax payable

12,306 17,655
Finance debt 21 5,996 4,359
Lease liabilities 25 1,279 1,258
Dividends payable 20 2,649 2,808
Derivative financial instruments 28 1,619 4,106
Total current liabilities

35,719 43,539

Liabilities directly associated with the assets classified

as held for sale
6 471 268
Total liabilities

95,080 104,032
Total equity and liabilities

143,580 158,021

Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

160
1)

Of which Trade receivables of USD 13,017 million in 2023 and

USD 17,334 million in 2022.
2)

Includes collateral deposits of USD 1,572 million

for 2023 related to certain requirements set out

by exchanges where Equinor is
participating. The corresponding figure for 2022 is

USD 6,128 million.

Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

161
CONSOLIDATED STATEMENT

OF CHANGES IN EQUITY
(in USD million)
Share
capital
Additional
paid-in
capital
Retained
earnings
Foreign
currency
translation
reserve
OCI from equity
accounted
investments
1)
Shareholders'
equity
Non-
controlling
interests Total equity
At 1 January 2021 1,164 6,852 30,050 (4,194) 0 33,873 19 33,892
Net income/(loss) 8,563 8,563 14 8,576
Other comprehensive income/(loss) 111 (1,052) (940) (940)
Total comprehensive income/(loss) 7,636
Dividends (2,041) (2,041) (2,041)
Share buy-back (429) (429) (429)
Other equity transactions (15) (15) (18) (33)
At 31 December 2021 1,164 6,408 36,683 (5,245) 0 39,010 14 39,024
Net income/(loss) 28,746 28,746 (3) 28,744
Other comprehensive income/(loss) 356 (3,609) 424 (2,829) (2,829)
Total comprehensive income/(loss) 25,914
Dividends (7,549) (7,549) (7,549)
Share buy-back (22) (3,358) (3,380) (3,380)
Other equity transactions (10) (10) (10) (20)
At 31 December 2022 1,142 3,041 58,236 (8,855) 424 53,988 1 53,989
Net income/(loss) 11,885 11,885 19 11,904
Other comprehensive income/(loss) (211) (587) (113) (911) (911)
Total comprehensive income/(loss) 10,992
Dividends (10,783) (10,783) (10,783)
Share buy-back (42) (3,037) (2,606) (5,685) (5,685)
Other equity transactions (3) (3) (10) (13)
At 31 December 2023 1,101 0 56,521 (9,442) 310 48,490 10 48,500
1)

OCI items from equity accounted investments

that may subsequently be reclassified to the Consolidated

statement of income, are
presented as part of OCI from equity accounted

investments. OCI items that will not be reclassified

to the Consolidated statements of income
will be included in retained earnings.

Please refer to note 20 Shareholders’ equity, capital distribution and earnings per share for more details.

Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

162
CONSOLIDATED STATEMENT

OF CASH FLOWS
Full year
(in USD million) Note 2023 2022 2021
Income/(loss) before tax 37,884 78,604 31,583
Depreciation, amortisation and net impairment 12, 13, 14 10,634 6,391 11,719
Exploration expenditures written off 13 (53) 342 171
(Gains)/losses on foreign currency transactions and

balances
(852) (2,088) (47)
(Gains)/losses on sale of assets and businesses 6 8 (823) (1,519)
(Increase)/decrease in other items related to operating

activities
1)
(1,313) 468 106
(Increase)/decrease in net derivative financial instruments 28 1,041 1,062 539
Interest received 1,710 399 96
Interest paid (1,042) (747) (698)
Cash flows provided by operating activities before

taxes paid and working capital items
48,016 83,608 41,950
Taxes paid (28,276) (43,856) (8,588)
(Increase)/decrease in working capital 4,960 (4,616) (4,546)
Cash flows provided by operating activities

24,701 35,136 28,816
Cash used in business combinations 6 (1,195) 147 (111)
Capital expenditures and investments 6 (10,575) (8,758) (8,040)
(Increase)/decrease in financial investments 443 (10,089) (9,951)
(Increase)/decrease in derivative financial instruments (1,266) 1,894 (1)
(Increase)/decrease in other interest-bearing items (87) (23) 28
Proceeds from sale of assets and businesses 6 272 966 1,864
Cash flows provided by/(used in) investing activities (12,409) (15,863) (16,211)
Repayment of finance debt 21 (2,818) (250) (2,675)
Repayment of lease liabilities 25 (1,422) (1,366) (1,238)
Dividends paid 20 (10,906) (5,380) (1,797)
Share buy-back 20 (5,589) (3,315) (321)
Net current finance debt and other financing activities 2,593 (5,102) 1,195
Cash flows provided by/(used in) financing activities 21 (18,142) (15,414) (4,836)
Net increase/(decrease) in cash and cash equivalents (5,850) 3,860 7,768
Foreign currency translation effects (87) (2,268) (538)
Cash and cash equivalents at the beginning

of the period (net of overdraft)
19 15,579 13,987 6,757
Cash and cash equivalents at the end of the

period (net of overdraft)
2)
19 9,641 15,579 13,987
1)

The line item mainly consists of provisions, unrealised

gains and losses and items of income

or expense for which the cash effects are
included in increase/(decrease) in working capital within

operating cash flow and investing cash flows. In

2023 the main item is related to
interest income and expense included in the line

item interest received and interest paid. In 2022

the line item includes

a fair value loss
related to inventory of USD 672 million. The amount

for 2021 includes USD (822) million in redetermination

settlement for the Agbami
field.

2)

At 31 December 2023 and 2022 cash and cash

equivalents net overdraft was zero. At 31 December

2021 cash and cash equivalents
included a net overdraft of USD 140 million.
Interest paid
in cash flows provided by operating activities

excludes capitalised interest of USD 468 million, USD

382 million, and USD 334
million for the years ending 31 December 2023,

2022 and 2021, respectively. Capitalised interest is included in Capital expenditures

and

Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

163
investments in cash flows used in investing activities.

Total interest paid amounts to USD 1,510 million, USD 1,129 million, and USD 1,032 million for the years 2023, 2022 and 2021, respectively.

Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

164
Notes to the Consolidated financial statements
Table of contents for

notes to the financial statements
1 Organisation
2 Accounting policies
3 Climate change and energy transition
4 Financial risk and capital management
5 Segments
6 Acquisitions and disposals
7
Total

revenues and other income
8 Salaries and personnel expenses
9
Auditor’s remuneration and Research and development
expenditures
10 Financial items
11 Income taxes
12 Property, plant and equipment
13 Intangible assets
14 Impairments
15 Joint arrangements and associates
16 Financial investments and financial receivables
17 Inventories
18 Trade and other receivables
19 Cash and cash equivalents
20 Shareholders’ equity, capital distribution and earnings per share
21 Finance debt
22 Pensions
23 Provisions and other liabilities
24 Trade, other payables and provisions
25 Leases
26 Other commitments, contingent liabilities and contingent assets
27 Related parties
28 Financial instruments and fair value measurement
29 Subsequent events

Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

165
1 Organisation
The Equinor Group (Equinor) consists of Equinor ASA and its subsidiaries. Equinor ASA is incorporated and domiciled in Norway and
listed on the Oslo Børs (Norway) and the New York Stock Exchange (USA). The address of its registered office is Forusbeen 50, N-
4035 Stavanger, Norway.
Equinor’s objective is to develop, produce and market various forms of energy and derived products and services, as well as other
businesses. The activities may also be carried out through participation in or cooperation with other companies. Equinor Energy AS, a
100% owned operating subsidiary of Equinor ASA and owner of all of Equinor's oil and gas activities and net assets on the Norwegian
continental shelf, is co-obligor or guarantor for certain debt obligations of Equinor ASA.
The Consolidated financial statements of Equinor for the full year 2023 were approved for issuance by the board of directors on 12
March 2024 and is subject to approval by the annual general meeting on 14 May 2024.
2 Accounting policies
Statement of compliance
The Consolidated financial statements of Equinor ASA and its subsidiaries (Equinor) have been prepared in accordance with IFRS
Accounting Standards as adopted by the European Union (EU) and with IFRS Accounting Standards as issued by the International
Accounting Standards Board (IASB), IFRIC® Interpretations issued by IASB and the additional requirements of the Norwegian
Accounting Act, effective on 31 December 2023.
Basis of preparation
The Consolidated financial statements are prepared on the historical cost basis with some exceptions where fair value measurement
is applied. These exceptions are specifically disclosed in the accounting policies sections in relevant notes. The material accounting
policies described in these Consolidated financial statements have been applied consistently to all periods presented.
Certain amounts in the comparable years have been restated or reclassified to conform to current year presentation. All amounts in
the Consolidated financial statements are denominated in USD millions, unless otherwise specified. The subtotals and totals in some
of the tables in the notes may not equal the sum of the amounts shown in the primary financial statements due to rounding.
The line items included in Total operating expenses in the Consolidated statement of income are presented as a combination of function and nature in conformity with industry practice. Purchases [net of inventory variation]

and Depreciation, amortisation and net
impairments are presented on separate lines based on their nature, while Operating expenses and Selling, general and administrative
expenses as well as Exploration expenses are presented on a functional basis. Significant expenses such as salaries, pensions, etc.
are presented by their nature in the notes to the Consolidated financial statements.
Basis of consolidation
The Consolidated financial statements include the accounts of Equinor ASA and its subsidiaries as well as Equinor’s interests in jointly
controlled and equity accounted investments. All intercompany balances and transactions, including unrealised profits and losses
arising from Equinor's internal transactions, have been eliminated.
Foreign currency translation
Foreign exchange differences arising on translation of transactions, assets and liabilities to the functional currency of individual entities in Equinor are recognised in the Consolidated statement of income as foreign exchange gains or losses within Net financial
items. However, foreign exchange differences arising from the translation of estimate-based provisions are generally accounted for as part of the change in the underlying estimate.
When preparing the Consolidated financial statements, the financial statements of entities with functional currencies other than the
Group’s presentation currency USD are translated into USD, and the foreign exchange differences are recognised separately in the
Consolidated statement of comprehensive income within Other comprehensive income (OCI).
The cumulative amount of such
translation differences relating to an entity is reclassified to the Consolidated statement of income and reflected as a part of the gain or loss on disposal of that entity.
Loans from Equinor ASA to subsidiaries and equity accounted investments with other functional currencies than the parent company,
and for which settlement is neither planned nor likely in the foreseeable future, are considered part of the parent company’s net
investment in the subsidiary. Foreign exchange differences arising on such loans are recognised in OCI in the Consolidated financial statements.

Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

166
Statement of cash flows
In the statement of cash flows, operating activities are presented using the indirect method, where Income/(loss)

before tax is adjusted
for changes in inventories and operating receivables and payables, the effects of non-cash items such as depreciations,

amortisations
and impairments, provisions, unrealised gains and losses and undistributed profits from associates, and items of income or expense
for which the cash effects are investing or financing cash flows. Increase/decrease in financial investments,

derivative financial
instruments, and other interest-bearing items are all presented net as part of Investing activities, either because the transactions are
financial investments and turnover is quick, the amounts are large, and the maturities are short,

or due to materiality.
--------------------------------------------------------------------------------------------------------------------------------
Accounting judgement and key sources of estimation uncertainty
The preparation of the Consolidated financial statements requires management to make accounting judgements, estimates and
assumptions.
Information about judgements made in applying the accounting policies that have the most significant effects on the amounts
recognised in the Consolidated financial statements is described in the following notes:
Note 6 – Acquisitions and disposals
Note 7 – Total revenues and other income
Note 25 – Leases
Estimates used in the preparation of these Consolidated financial statements are prepared based on customised models.

The
assumptions on which the estimates are based rely on historical experience, external sources of information and various other factors
that management assesses to be reasonable under the current conditions and circumstances. These estimates and assumptions form
the basis of making the judgements about carrying values of assets and liabilities when these are not readily apparent from other
sources. Actual results may differ from these estimates. The estimates and underlying assumptions are reviewed on an on-going
basis considering the current and expected future set of conditions.
Equinor is exposed to several underlying economic factors affecting the overall results, such as commodity prices, foreign currency
exchange rates, market risk premiums and interest rates as well as financial instruments with fair values derived from changes in
these factors. The effects of the initiatives to limit climate changes and the potential impact of the energy transition are relevant to
several of these economic assumptions. In addition, Equinor's results are influenced by the level of production, which in the short term
may be influenced by, for instance, maintenance programmes. In the long-term, the results are impacted by the success of exploration, field developments and operating activities.
The most important matters in understanding the key sources of estimation uncertainty are described in each of the following notes:
Note 3 – Climate change and energy transition
Note 11 – Income taxes
Note 12 – Property, plant and equipment
Note 13 – Intangible assets
Note 14 – Impairments
Note 23 – Provisions and other liabilities
Note 26 – Other commitments, contingent liabilities and contingent assets
--------------------------------------------------------------------------------------------------------------------------------
Adoption of new IFRS Accounting Standards, amendments to IFRS Accounting Standards and IFRIC Interpretations
New IFRS Accounting Standards, amendments to IFRS Accounting Standards and IFRIC Interpretations effective and adopted by
Equinor from 1 January 2023 do not have significant impact on Equinor’s Consolidated financial statements upon adoption. This
includes among others IFRS 17 Insurance Contracts and amendments to IAS 12 International Tax Reform – Pillar Two Model Rules
(top-up tax).
IFRS Accounting Standards, amendments to IFRS Accounting Standards,

and IFRIC Interpretations issued, but not yet effective, are either not expected to materially impact Equinor's Consolidated financial statements upon adoption or are not expected to be relevant.
Equinor has not early adopted any IFRS Accounting Standard, amendments to IFRS Accounting Standards, or IFRIC

Interpretations
issued, but not yet effective.
3 Climate change and energy transition
Risks arising from climate change and the transition to a lower carbon economy
Policy, legal, regulatory,

market and technology developments related to climate change, can affect Equinor’s business plans

and
financial performance. Shifts in stakeholder focus between energy security, affordability and sustainability add uncertainty to delivery and outcomes associated with Equinor’s strategy. In its long-term planning, Equinor analyses how the global energy markets may

Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

167
develop, such as future changes in demand for Equinor’s products (oil, gas and power in key markets). Commodity price sensitivities
are presented in a table below, including the World Energy Outlook 2023 (WEO) scenarios presented by International Energy Agency
(IEA), and in note 14 Impairments.
Equinor assesses climate risk from two perspectives: transition risk, which relates to the financial robustness of the company’s
business model and portfolio in various decarbonisation scenarios; and physical climate risk, which relates to the exposure and
potential vulnerability of Equinor’s assets to climate-related perils in different climate change scenarios. Equinor’s net-zero strategy
and climate related ambitions are responses to the challenges and opportunities presented by the energy transition. Below is a
summary of relevant risks and risk adjusting actions:
Risks – upsides and downsides Risk adjusting actions
Transition risks
●
Stricter climate laws, regulations,

and policies as well
as adverse litigation outcomes could adversely impact
Equinor's financial results and outlook, including the
value of its assets. These might be direct impacts, or
indirect impacts through changes in consumer
behaviour or technology developments.
●
Changing demand and more cost-competitive
solutions for renewable energy and low-carbon
solutions represent both threats and opportunities for
Equinor future value creation and the value of
Equinor’s assets.
●
Multiple factors in the energy transition contribute to
uncertainty in future energy price assumptions and
changes in investor and societal sentiment can affect
Equinor’s access to capital markets and financing
costs.
●

Strong competition for assets, changing levels of
policy support, and different commercial/contractual
models may lead to diminishing returns within the
renewable and low carbon industries and hinder
Equinor ambitions. These investments may be
exposed to interest rate risk and inflation risk.
●

Equinor sees opportunities for value creation in the
energy transition both through optimisation of
Equinor’s oil and gas business and through utilising its
competitive capabilities across new areas of the
energy system. In a decarbonising world with a broad
energy mix, the expectation is that policymakers and
stakeholders will set a premium on oil and gas
produced in a responsible and increasingly carbon
efficient way.
●
Equinor monitors trends in relevant policies and
regulations and addresses regulatory and policy risk
in capital investment processes and through
enterprise risk management in the business line.

●
Equinor has developed its corporate strategy and
Energy transition plan (ETP) to demonstrate
commitment to a low carbon business transformation
that balances investor and societal expectations.
●
Equinor includes actual or default minimum carbon
pricing across investments, applies price robustness
criteria and routinely stress tests the portfolio for
different future price scenarios towards net zero.
Hurdle rates and other financial sensitivity testing are
included in decision making.
●

Equinor has presented an ambitious abatement plan
to reduce absolute emissions and emissions
intensity from its activities.

●

Equinor assesses climate-related risks related to
external technology development trends and invests
in research, innovation and technology ventures that
support positive value creation for its portfolio.
Examples of relevant technologies within Equinor’s
portfolio include carbon capture and storage (CCS),
blue/green hydrogen, battery technology, solar and
wind renewable energy, low CO2 intensity solutions,
improvements in methane emissions and application
of renewables in oil and gas production.
Physical
climate
risks
●

Changes in physical climate parameters could impact
Equinor 's operations, resulting in disruption to
operations, increased costs, or incidents. This could
be through extreme weather events or chronic
physical impacts such as rising sea level
accompanied by increased wave heights. As
Equinor’s renewable portfolio grows, unexpected
changes in meteorological parameters, such as
average wind speed or changes in wind patterns and
cloud cover can affect energy production as well as
factors such as maintenance and equipment lifetimes.
●
Physical climate risks are taken into account through
technical and engineering functions in design,
operations, and maintenance, with consideration of
how the external physical environment may be
changing.
●

With assistance from leading expert consultants and
climate scenario models, Equinor continues to
assess vulnerability of its assets to potential climate-
related changes in the physical environment.
However, there is uncertainty regarding the
magnitude of impact and time horizon for the
occurrence of physical impacts of climate change,
which leads to uncertainty regarding the potential
impact for Equinor.
Impact on Equinor’s financial statements
CO2-cost and EU ETS carbon credits
Equinor’s oil & gas operations in Europe are part of the EU Emission Trading System (EU ETS). Equinor buys EU ETS allowances
(quotas or carbon credits) for the emissions related to its oil & gas production and processing. Currently Equinor receives a share of
free quotas according to the EU ETS regulation, according to which free quotas are to be phased out by 2035.

Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

168
Total expensed CO2 cost related to emissions and purchase of CO2 quotas in Equinor related to activities resulting in GHG emissions
(Equinor’s share of the operating licences in addition to land-based facilities)

amounted to USD 486 million in 2023, USD 510 million
in 2022 and USD 428 million in 2021. A large portion of the cost of CO2 is related to the purchase of EU ETS quotas. The table below
shows, on a 100% operated basis, an analysis of number of quotas utilised and the related monetary amounts recognised in financial
statements by Equinor’s operated licences and land-based facilities subject to the requirements under EU ETS. Allocated free quotas
consist of actual free quotas received in ETS during the year. The closing balance for the number of quotas consists mainly of purchased quotas for current year and remaining quotas after the settlement of current and previous year(s), including free quotas.
The closing balance in USD consists mainly of the value of the remaining quotas after the preliminary allocation of the current year
quotas.
Number of EU ETS quotas in
thousands
in USD million
2023 2022 2023 2022
Opening balance at 1 January 10,782 11,026 20 59
Allocated free quotas 356 3,697
Purchased quotas on the ETS market 7,822 5,985 708 509
Sold quotas on the ETS market 0 0
Returned excess free quotas (544) 0
Settled quotas (offset against emissions) (9,840) (9,926) (635) (548)
Closing balance at 31 December 8,576 10,782 93 20
All numbers in the table are presented gross (100%) for Equinor operated licenses and include both

EU ETS and UK ETS quotas.
Investments in renewables and low carbon solutions
Equinor’s ambition is to build a focused, carbon efficient oil and gas portfolio complemented with renewable and low-carbon solutions
to create long-term value while supplying reliable energy with progressively lower emissions. 2023 saw a significant increase in the
power generated from Equinor’s renewable portfolio as well as substantial additions to the portfolio pipelines in renewables. However, due to inflation and supply chain constraints, Equinor recognised an impairment in the

Renewables segment on the US North East
Coast offshore wind projects, see note 14 Impairments for more details.
Equinor’s investments in renewables are included as Additions to PP&E, intangibles and equity accounted investments in the REN-
segment in note 5 Segments. See table below for details. Over the course of 2023, the acquisition of BeGreen, a commercial-scale
offshore wind lease in California, Rio Energy in Brazil and investments related to projects in the

US and the UK contributed to the
significant increase in the book value compared to the prior year. See note 6 Acquisitions and disposals for more details.
(in USD million) 2023 2022
Offshore, REN 880 146
Onshore, REN 1,127 152
Total Additions to PP&E, intangibles and equity accounted investments - REN 2,007 298
Low carbon solutions (within MMP) 179 36
Accounting policies - cost of CO2 quotas
Purchased CO2 quotas under the EU Emissions Trading System (EU ETS) are reflected at cost in Operating expenses as incurred in
line with emissions. Accruals for CO2 quotas required to cover emissions to date are valued at market price and reflected as a current
liability within Trade, other payables and provisions. Quotas owned, but exceeding the emissions incurred to date, are carried in the
balance sheet at cost price, classified as Other current receivables, as long as such purchased quotas are acquired in order to cover
own emissions and may be kept to cover subsequent years’ emissions.
Obligations resulting from current year emissions and the corresponding amounts for quotas that have been bought, paid, and
expensed, but which have not yet been surrendered to the relevant authorities, are reflected net in the balance sheet.

Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

169
Total Additions to PP&E, intangibles and equity accounted investments - REN

and
LCS

2,186 334
Equinor is making significant steps to industrialise CCS and is already involved in the Northern

Lights project in Norway providing CO2
transport and storage solutions (in partnership with Shell and TotalEnergies). Equinor is also pursuing CCS projects in other regions that have the necessary frame conditions for low carbon solutions. The acquisition of a 25% stake in Bayou

Bend, positions Equinor to
be one of the largest US carbon capture and storage projects located along the Gulf Coast in Southeast

Texas. Acquisition
investments and capital contributions in these projects amounted to USD 179 million in 2023 (USD

36 million in 2022).
Investments in electrification of oil and gas assets
During 2023, Equinor invested around USD 200 million in electrification (around USD 250 million in 2022). Equinor’s abatement
projects primarily include full and partly electrification of offshore assets in Norway at key fields and plants, including the Troll,
Oseberg, Sleipner, Njord and the Hammerfest LNG plant, mainly by power from shore. Emissions abatement milestones in 2023 included the start-up of the Hywind Tampen offshore wind supplying carbon-free power to the Gullfaks A field and the electrification of the Gina Krog field with power from shore.
Research and development activities (R&D)
Equinor is involved in several R&D projects aimed at optimizing oil and gas activities, reducing emissions, and developing new
business opportunities in renewables and low carbon solutions. Equinor’s total R&D activities are presented in note 9 Auditor’s
remuneration and Research and development expenditures (expensed R&D) and in note 12 Property, Plant & Equipment (capitalised
R&D).
Effects on estimation uncertainty
The effects of the initiatives to limit climate changes and the potential impact of the energy transition are relevant to some of Equinor’s
economic assumptions and future cash flow estimations. The resulting effects and Equinor's exposure to them are sources of
uncertainty. Estimating global energy demand and commodity prices towards 2050 is challenging due to various complex factors, including technology change, taxation and production limits, which may change over time. This could lead to significant changes in
accounting estimates, such as useful life (depreciation period and timing of asset retirement obligations), value-in-use (impairment
assessments), and deferred tax assets (see note 11 Income taxes for expected utilisation period of tax losses carried forward and recognised as deferred tax assets).
Commodity prices
Equinor’s commodity price assumptions applied in value-in-use impairment testing are based on management’s best estimate of
future market trends. This price-set is currently not equal to the price-set in accordance with achieving net zero emissions by 2050 as
outlined in the WEO Net Zero Emissions by 2050 scenario. Changes in how the world acts with regards to achieving the goals in the
Paris agreement could have a negative impact on the valuation of Equinor’s assets. Calculated possible impairments of upstream
production assets and certain intangible assets using assumed prices for two scenarios estimated by the International Energy Agency
(IEA) are provided in the sensitivity table below. These illustrative impairment sensitivity calculations are based on a simplified model with limitations as described in note 14 Impairments. A linear bridging was applied between current prices and the first price point in
the price sets disclosed in both scenarios. USD 2 per bbl of transportation cost was added to the

Brent-prices in the scenarios for
comparability with management’s current best estimate. The IEA scenarios primarily stress oil and gas prices, not reflecting the
potential impact on Equinor’s renewable and low carbon projects or trading and refinery margins.

Furthermore, the MMP and REN
segments represent only around 12% of Equinor’s total book value of non-current segment assets and equity accounted investments,
as disclosed in note 5 Segments.
Cost of CO
2
The EU ETS price has increased significantly from 25 EUR/tonne in 2020 to an average cost of EU ETS allowances of 86 EUR/tonne
in 2023 (81 EUR/tonne in 2022). In its commodity price assumptions Equinor projects the price to remain high, in the region of 80
EUR/tonne for the next couple of years in real 2023 terms. In 2040 the price expected to increase to around 130 EUR/tonne (109
EUR/tonne projected in 2022), thereafter increasing to around 150 EUR/tonne in 2050 (135 EUR/tonne project in 2022) in real 2023
terms. As such, Equinor expects greenhouse gas emission costs to increase from current levels and to have a wider geographical
range than today, and a global tax on CO2 emissions will have a negative impact on the valuation of Equinor’s oil and gas assets.
Currently, Equinor pays CO2 fees in Norway, the UK, Germany,

Canada and Nigeria. Norway’s Climate Action Plan for the period
2021-2030 (Meld. St 13 (2020-2021)) which assumes a gradually increased CO2 tax (the total of EU ETS + Norwegian CO2 tax) in
Norway to 2,000 NOK/ tonne (real 2020) in 2030 is used for impairment calculations of Norwegian upstream assets.
Equinor’s responses to this risk include evaluation of carbon intensity on both project and portfolio level in investment and divestment decisions. Equinor currently uses an internal cost of carbon, set at 82 USD/tonne in 2025 and increasing to 115 USD/ tonne by 2030
and staying flat thereafter (in countries with higher carbon costs, country specific cost expectations are used). This cost-scenario is
uncertain but serves as a placeholder for possible future CO2 pricing systems, making sure the assets are financially robust.
Climate-related considerations are included directly in the impairment calculations by estimating the CO2 taxes in the cash flows, and
indirectly through estimated commodity prices related to supply and demand. The CO2 prices also have effect on the estimated
production profiles and economic cut-off of the projects. To reflect that carbon will have a cost for all Equinor’s assets, the current best

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Equinor 2023 Integrated Annual Report

170
estimate of CO
2

prices is considered to be EU ETS for countries outside EU where carbon is not already subject to taxation or where
Equinor has not established specific estimates.
Sensitivity table
The table below presents some relevant prices and variables compared to management’s best estimate, and an illustrative potential
impairment effect given these scenarios. The scenario price-sets were retrieved from IEA’s report, World Energy Outlook 2023. Prices were adjusted for inflation and presented in Real 2023. See section Profitable portfolio in Chapter

2.2. in the Integrated annual report
for more details about the scenarios:

Management's price assumptions
1)
Net Zero Emissions (NZE) by 2050
Scenario
4)
Announced Pledges Scenario (APS)
5)
Brent blend, 2030 78 USD/bbl 46 USD/bbl 79 USD/bbl
Brent blend, 2040 73 USD/bbl 37 USD/bbl 72 USD/bbl
Brent blend, 2050 68 USD/bbl 28 USD/bbl 65 USD/bbl
TTF, 2030 9.1 USD/MMBtu 4.5 USD/MMBtu 6.8 USD/MMBtu
TTF, 2040 9.5 USD/MMBtu 4.4 USD/MMBtu 6.2 USD/MMBtu
TTF, 2050 9.5 USD/MMBtu 4.3 USD/MMBtu 5.6 USD/MMBtu
EU ETS
2), 3)
, 2030 123 USD/tCO
2
146 USD/tCO
2
141 USD/tCO
2
EU ETS
2), 3)
, 2040 150 USD/tCO
2
214 USD/tCO
2
182 USD/tCO
2
EU ETS
2), 3)
, 2050 176 USD/tCO
2
261 USD/tCO
2
208 USD/tCO
2
Illustrative potential impairment (USD) ~ 10.0 billion ~ 3.0 billion
1)

Management’s future commodity price assumptions

applied when estimating value in use, see note 14

Impairments.
2)

Scenarios: Price of CO
2

quotas in advanced economies with net zero pledges,

not including any other CO
2

taxes.
3)

EU ETS price assumptions have been translated from EUR

to USD using Equinor’s assumptions for currency rates, EUR/USD

= 1,176.
4)

A scenario where all national energy and climate targets

made by governments are met on time and in full. Using

this scenario, the world is expected to
reach a 1.7ºC increase in the year 2100.
5)

A scenario where the world moves on a potential path towards limiting global warming to 1.5 °C relative to pre-industrial levels.
Compared to last year’s results, the illustrative potential impairments associated with the APS scenario have increased from less than
USD 0.5 billion to around USD 3 billion. Similarly, the NZE scenario has increased to around USD 10 billion, compared to around USD
4 billion last year. This is significantly impacted by the linear bridging between the current commodity prices and the first price point for
the WEO scenarios, consistent with previous year’s methodology, but with lower current prices this year.
An increase in systematic climate risk may result in a higher discount rate applied for impairment testing purposes. Please see note 14
Impairments for further information on discount rate sensitivity.
Robustness of Equinor’s portfolio, and risk of stranded assets
The transition to renewable energy, technological development, and the expected reduction in global demand for carbon-based energy, may impact the future profitability of certain upstream oil and gas assets. Equinor uses scenario analysis to outline different possible energy futures, some of which imply lower oil and natural gas prices and higher CO
2

tax. If this materialises, it can lead to a
decrease in the cash flow from oil and gas, and potentially reduce the economic lifetime of some assets. Equinor seeks to mitigate this
risk by improving the resilience of the existing upstream portfolio, maximising the efficiency of the infrastructure on the NCS and
optimising the high-quality international portfolio. The project portfolio is robust to low oil and gas prices and actions are in place to
maintain cost discipline across the company. Equinor will continue to add high value barrels to the portfolio through exploration and increased recovery, with the expectation to maintain strong oil and gas cash flow from operations until 2035. Equinor aims to maintain significant capex flexibility in the current portfolio, with only sanctioned projects being committed representing less than 50% of the
yearly organic capex from 2025. This is expected to allow Equinor to optimise and re-prioritise non-sanctioned projects to ensure
continued generation of high value through cycles. Equinor will continuously assess the current and future exposure of its portfolio and
take preventative measures to manage physical climate risks.
Based on the current production profiles, approximately 65% of Equinor’s proved oil and gas reserves, as defined by the SEC, are
expected to be produced in the period 2024-2030 and more than 99% in the period 2024-2050.

This indicates a lower risk of early
cessation of production and can provide flexibility in adapting to the changing market conditions or a shift in global energy demand.
Equinor aims to continue to selectively explore for new resources with a focus on mature areas with existing infrastructure to minimise emissions and maximise value. During the transition, Equinor anticipates allocating a reducing share of its gross capex to oil and gas in the coming years and the volume of production is likely to decrease over time. Reaching Equinor’s net
50% reduction ambition for operated scope 1 and 2 emissions will require a company-wide, coordinated effort to execute and mature the abatement projects, improve energy efficiency, develop new technologies, and strengthen the resilience of the portfolio. Equinor aims to achieve a 20% reduction in net carbon intensity by 2030 and a 40% reduction by 2035, including

Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

171
scope 3 emissions. The combination of increased renewables and decarbonised energy, the scale up of low carbon solutions such as CCS and optimisation of the oil and gas portfolio provides confidence that Equinor can meet its medium-term ambitions. As such, Equinor’s ambition to become a net-zero company by 2050 have currently not resulted in the identification of additional assets being triggered for impairment or earlier cessation.
Any future exploration may be restricted by regulations, market, and strategic considerations. Provided that the economic assumptions
would deteriorate to such an extent that undeveloped assets controlled by Equinor should not materialise,

assets at risk are mainly
comprised of the intangible assets Oil and Gas prospects, signature bonuses and the capitalised exploration costs, with a total
carrying value of USD 3,205 million in 2023 (USD 3,634 million in 2022). See note

13 Intangible assets for more information regarding
Equinor’s intangible assets.
Timing of Asset Retirement Obligations (ARO)
As mentioned above, there are currently no assets triggered for earlier cessation as a result of Equinor’s ambition to become a net-
zero company by 2050. However, if the business cases of Equinor’s producing oil and gas assets should change materially, this could affect the timing of cessation of the assets. A shorter production period will increase the carrying value of the liability. To

illustrate,
performing removal five years earlier than currently scheduled would increase the liability by around USD

1.2 billion before tax (around
USD 1 billion in 2022). See note 23 Provisions and other liabilities for more information regarding Equinor’s ARO, including expected
timing of cash outflows of recognised asset retirement obligations. The most significant cash outflows are expected within the year
2043.
4 Financial risk and capital management
General information and financial risks
Equinor's business activities naturally expose Equinor to financial risks such as market risk (including commodity price risk, currency
risk, interest rate risk and equity price risk), liquidity risk and credit risk. Equinor’s approach to risk management includes assessing
and managing risk in activities using a holistic risk approach, by considering relevant correlations at portfolio level between the most
important market risks and the natural hedges inherent in Equinor’s portfolio. This approach allows Equinor to reduce the number of
risk management transactions and avoid sub-optimisation.
The corporate risk committee, which is an advisory body in Enterprise Risk Management, is responsible for Equinor’s

Enterprise Risk
Management and for proposing appropriate measures to adjust risk at the corporate level.

This includes assessing Equinor’s financial
risk policies.
Market risk
Equinor operates in the worldwide crude oil, refined products, natural gas, and electricity markets and is exposed to market risks
including fluctuations in hydrocarbon prices, foreign currency rates, interest rates, and electricity prices that can affect the revenues
and costs of operating, investing, and financing. These risks are managed primarily on a short-term basis with a focus on achieving
the highest risk-adjusted returns for Equinor within the given mandate. Long-term exposures are managed at the corporate level,
while short-term exposures are managed according to trading strategies and mandates. Mandates in the trading organisations within
crude oil, refined products, natural gas, and electricity are relatively restricted compared to the total market risk of Equinor.
Commodity price risk
Equinor’s most important long-term commodity risk (crude oil and natural gas)

is related to future market prices as Equinor´s risk
policy is to be exposed to both upside and downside price movements. In the longer term, also power price risk is to a large extent
expected to contribute to Equinor’s commodity price risk portfolio. To manage short-term commodity risk, Equinor enters into commodity-based derivative contracts, including futures, options, over-the-counter (OTC) forward contracts, market swaps and
contracts for differences related to crude oil, petroleum products, natural gas, power and emissions. Equinor’s bilateral gas sales
portfolio is exposed to various price indices with a combination of gas price markers.
The term of crude oil and refined oil products derivatives are usually less than one year, and they are traded mainly on the Inter-
Continental Exchange (ICE), the CME group, the OTC Brent market, and crude and refined products swap markets. The term of
natural gas, power, and emission derivatives is usually three years or less, and they are mainly OTC physical forwards and options,
NASDAQ OMX Oslo forwards, and futures traded on the European Energy Exchange (EEX), NYMEX and ICE.
The table below contains the commodity price risk sensitivities of Equinor's commodity-based derivative contracts. Equinor's assets
and liabilities resulting from commodity-based derivative contracts consist of both exchange traded and non-exchange traded instruments, including embedded derivatives that have been bifurcated and recognised at fair value in the Consolidated balance
sheet.
Price risk sensitivities at the end of 2023 and 2022 at 30% are assumed to represent a reasonably possible change based on the
duration of the derivatives. Since none of the derivative financial instruments included in the table below are part of hedging
relationships, any changes in the fair value would be recognised in the Consolidated statement of income.

Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

172
Commodity price sensitivity At 31 December
2023 2022
(in USD million) - 30% + 30% - 30% + 30%
Crude oil and refined products net gains/(losses) 442 (442) 666 (666)
Natural gas, electricity and CO2 net gains/(losses) 86 (52) (3) 140
Currency risk
Equinor’s cash flows from operating activities deriving predominantly from oil and gas sales, operating expenses and capital
expenditures are mainly in USD, but taxes, dividends to shareholders on the Oslo Børs and a share of our operating expenses and
capital expenditures are in NOK. Accordingly, Equinor’s currency management is primarily linked to mitigate currency risk related to payments in NOK. This means that Equinor regularly purchases NOK, primarily spot,

but also on a forward basis using conventional
derivative instruments.
The following currency risk sensitivity for financial instruments has been calculated, by assuming a 11% reasonable possible change
in the most relevant foreign currency exchange rates that impact Equinor’s financial accounts, based on balances at 31 December
2023. As of 31 December 2022, a change of 12% in the most relevant foreign currency exchange rates was viewed as a reasonable
possible change. With reference to the table below, a negative figure represents a negative equity impact / loss, while a positive figure
represents a positive equity impact / gain.
Currency risk sensitivity At 31 December 2023
(in USD million) NOK EUR GBP
Impact from an 11% strengthening of given currency vs USD on:
Shareholders equity through OCI 1,519 406 903
Shareholders equity through P&L (413) (418) (92)
Impact from an 11% weakening of given currency vs USD on:
Shareholders equity through OCI (1,519) (406) (903)
Shareholders equity through P&L 413 418 92
Currency risk sensitivity At 31 December 2022
(in USD million) NOK EUR GBP
Impact from a 12% strengthening of given currency vs

USD on:
Shareholders equity through OCI 3,552 837 750
Shareholders equity through P&L (889) (259) (389)
Impact from a 12% weakening of given currency

vs USD on:
Shareholders equity through OCI (3,552) (837) (750)
Shareholders equity through P&L 889 259 389
Interest rate risk
Bonds are normally issued at fixed rates in a variety of currencies (among others USD, EUR and GBP) and some of these bonds are
converted to floating USD bonds by using interest rate and currency swaps. Equinor manages its interest rates exposure on its bond
portfolio based on risk and reward considerations from an enterprise risk management perspective. This means that the fixed/floating
mix on interest rate exposure may vary from time to time. For more detailed information about Equinor’s long-term debt portfolio see
note 21 Finance debt.
The following interest rate risk sensitivity has been calculated by assuming a change of 1.3 percentage points as a reasonable
possible change in interest rates at the end of 2023. In 2022, a change of 1.2 percentage points in interest rates was viewed as a
reasonable possible change. A decrease in interest rates will have an estimated positive impact on net financial items in the
Consolidated statement of income, while an increase in interest rates will have an estimated negative impact on net financial items in
the Consolidated statement of income.
Interest risk sensitivity At 31 December
2023
2022

Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

173
(in USD million)

- 1.3 percentage
points
+ 1.3 percentage
points

- 1.2 percentage
points
+ 1.2 percentage
points
Positive/(negative) impact on net financial items 336 (333) 369 (366)
Equity price risk
Equinor’s captive insurance company holds listed equity securities as part of its portfolio.

In addition, Equinor holds some other listed
and non-listed equities mainly for long-term strategic purposes. By holding these assets, Equinor is exposed to equity price risk,
defined as the risk of declining equity prices, which can result in a decline in the carrying value of certain Equinor’s assets recognised
in the balance sheet. The equity price risk in the portfolio held by Equinor’s captive insurance company is managed, with the aim of
maintaining a moderate risk profile, through geographical diversification and the use of broad benchmark indexes.
The following equity price risk sensitivity has been calculated, by assuming a 35% reasonable possible change in equity prices that
impact Equinor’s financial accounts, based on balances at 31 December 2023. At 31 December

2022, a change of 35% in equity
prices was equally viewed as a reasonable possible change. The estimated gains and the estimated losses following from a change in
equity prices would impact the Consolidated statement of income.
Equity price sensitivity At 31 December
2023
2022
(in USD million) - 35% + 35% - 35% + 35%
Net gains/(losses) (552) 552 (450) 450
Liquidity risk
Liquidity risk is the risk that Equinor will not be able to meet obligations of financial liabilities when they become due. The purpose of
liquidity management is to ensure that Equinor always has sufficient funds available to cover its financial obligations.
The main cash outflows include the quarterly dividend payments and Norwegian petroleum tax payments made six times per year.
Trading in collateralised commodities and financial contracts also exposes Equinor to liquidity risk related to potential collateral calls from counterparties.

If the cash flow forecasts indicate that the liquid assets will fall below target levels,

new long-term funding will be considered. Equinor
raises debt in all major capital markets (USA, Europe and Asia) for long-term funding purposes.

The policy is to have a maturity profile
with repayments not exceeding 5% of capital employed in any year for the nearest five years. Equinor’s non-current financial liabilities
have a weighted average maturity of approximately nine years. For more information about Equinor’s non-current financial liabilities,
see note 21 Finance debt.
Short-term funding needs will normally be covered by the USD 5.0 billion US Commercial paper programme

(CP) which is backed by
a revolving credit facility of USD 6.0 billion, supported by 19 core banks, maturing in 2026.

The facility supports secure access to
funding, supported by the best available short-term rating. As at 31 December 2023 the facility has not been drawn upon.
The table below shows a maturity profile, based on undiscounted contractual cash flows, for Equinor’s financial liabilities.
At 31 December
2023 2022
(in USD million)
Non-derivative financial
liabilities
Lease
liabilities
Derivative
financial
liabilities
Non-derivative financial
liabilities
Lease
liabilities
Derivative
financial
liabilities
Year 1 20,209 1,369 857 20,172 1,325 1,065
Year 2 and 3 6,035 1,434 636 6,292 1,421 752
Year 4 and 5

5,601 496 404 5,785 504 486
Year 6 to 10 6,846 405 1,016 8,749 465 1,202
After 10 years 10,751 72 340 11,204 120 706
Total specified 49,442 3,776 3,253 52,202 3,835 4,211
Credit risk

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Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

174
Credit risk is the risk that Equinor’s customers or counterparties will cause Equinor financial loss by failing to honour their obligations.
Credit risk arises from credit exposures with customer accounts receivables as well as from financial investments,

derivative financial
instruments and deposits with financial institutions. Equinor uses risk mitigation tools to reduce or control credit risk both on a
counterparty and portfolio level. The main tools include bank and parental guarantees, prepayments,

and cash collateral.
Prior to entering into transactions with new counterparties, Equinor’s credit policy requires all counterparties where Equinor has
material credit exposure to be formally identified and assigned internal credit ratings. The internal credit ratings reflect Equinor’s
assessment of the counterparties' credit risk and are based on a quantitative and qualitative analysis of recent financial statements
and other relevant business information. All counterparties are re-assessed regularly.
Equinor has pre-defined limits for the absolute credit risk level allowed at any given time on Equinor’s portfolio as well as maximum
credit exposures for individual counterparties. Equinor monitors the portfolio on a regular basis and individual, material exposures
against limits on a daily basis. Equinor’s total credit exposure is geographically diversified among a number of counterparties within
the oil and energy sector, as well as larger oil and gas consumers and financial counterparties. The majority of Equinor’s credit
exposure is with investment- grade counterparties.
The following table contains the carrying amount of Equinor’s financial receivables and derivative financial instruments split by
Equinor’s assessment of the counterparty's credit risk. Trade and other receivables include 1% overdue receivables of more than 30
days. A provision has been recognised for expected credit losses of trade and other receivables using the expected credit loss model.
Only non-exchange traded instruments are included in derivative financial instruments.
(in USD million)
Non-current financial
receivables
Trade and other
receivables
Non-current
derivative financial
instruments
Current derivative
financial instruments
At 31 December 2023
Investment grade, rated A or above 193 5,857 305 565
Other investment grade 8 5,132 7 565
Non-investment grade or not rated 140 5,204 247 248
Total financial assets 341 16,193 559 1,378
At 31 December 2022
Investment grade, rated A or above 1,633 6,125 390 1,715
Other investment grade 12 8,725 41 1,393
Non-investment grade or not rated 14 6,761 259 931
Total financial assets 1,659 21,611 690 4,039
For more information about Trade and other receivables, see note 18 Trade and other receivables.
The table below presents the amounts offset under the terms of various offsetting agreements for financial assets and liabilities. These agreements are mainly entered into to manage the credit risks associated with over-the-counter commodity trading as well as regular commodity purchases and sales and enable Equinor and their counterparties to set off financial liabilities against financial assets in the ordinary course of business as well as in case of default. In addition, exchange-traded commodity derivatives are offset towards collateral receipts/payments as a result of day-to-day cash settlements based on change in fair value of open derivative positions. Amounts not qualifying for offsetting consists of collateral receipts or payments which usually is settled on a gross basis. Normally these amounts will offset in a potential default situation. There exist no restrictions on collaterals received.

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Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

175
(in USD million)
Gross amounts of
recognised
financial assets/
liabilities
Gross amounts
offset in the
balance sheet
Net amounts
presented in the
balance sheet
Amounts of
remaining rights
to set-off not
qualifying for
offsetting Net amount
At 31 December 2023
Financial assets
Trade receivables 17,139 3,133 14,006 0 14,006
Collateral receivables 8,713 6,526 2,186 2,186 0
Derivative financial instruments 12,767 10,829 1,937 677 1,260
Total financial assets 38,619 20,488 18,129 2,863 15,266
Financial liabilities
Trade payables 14,184 3,133 11,051 0 11,051
Collateral liabilities 7,791 7,333 458 458 0
Derivative financial instruments 13,437 10,023 3,414 2,405 1,009
Total financial liabilities 35,412 20,488 14,923 2,863 12,060
(in USD million)
Gross amounts of
recognised
financial assets/
liabilities
Gross amounts
offset in the
balance sheet
Net amounts
presented in the
balance sheet
Amounts of
remaining rights
to set-off not
qualifying for
offsetting Net amount
At 31 December 2022
Financial assets
Trade receivables 25,607 7,464 18,143 0 18,143
Collateral receivables 16,923 13,455 3,468 3,468 0
Derivative financial instruments 28,535 23,806 4,730 1,708 3,022
0
Total financial assets 71,065 44,725 26,341 5,176 21,164
Financial liabilities
Trade payables 19,913 7,464 12,449 0 12,449
Collateral liabilities 13,936 12,365 1,571 1,571 0
Derivative financial instruments 31,377 24,895 6,482 3,605 2,877
Total financial liabilities 65,226 44,725 20,502 5,176 15,326
Capital management
The main objectives of Equinor's capital management policy are to maintain a strong overall financial position and to ensure sufficient
financial flexibility. Equinor’s primary focus is on maintaining its credit rating in the A category on a stand alone basis (excluding uplifts for Norwegian Government ownership). Equinor’s current long-term ratings are AA- with a stable outlook (including one notch uplift)
and Aa2 with a stable outlook (including two notch uplift) from S&P and Moody’s, respectively. In order to monitor financial robustness, a key ratio utilised by Equinor is the non-GAAP metric of “Net interest-bearing debt adjusted

(ND2) to Capital employed adjusted
(CE2)”.
At 31 December
(in USD million) 2023 2022
Net interest-bearing debt adjusted, including lease

liabilities (ND1)
(5,040) (6,750)
Net interest-bearing debt adjusted (ND2) (8,610) (10,417)

Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

176
Capital employed adjusted, including lease liabilities

(CE1)
43,460 47,239
Capital employed adjusted (CE2) 39,890 43,571
Net debt to capital employed adjusted, including

lease liabilities (ND1/CE1)
(11.6%) (14.3%)
Net debt to capital employed adjusted (ND2/CE2) (21.6%) (23.9%)
ND1 is defined as Equinor's interest-bearing financial liabilities less cash and cash equivalents and current financial investments,
adjusted for collateral deposits and balances held by Equinor's captive insurance company (amounting to USD

2,030 million and USD
6,538 million for 2023 and 2022, respectively). CE1 is defined as Equinor's total equity (including non-controlling interests) and ND1.
ND2 is defined as ND1 adjusted for lease liabilities (amounting to USD 3,570 million and USD 3,668 million for 2023 and 2022,
respectively). CE2 is defined as Equinor's total equity (including non-controlling interests) and ND2.

5 Segments
Accounting policies
Equinor’s operations are managed through operating segments identified on the basis of those components of Equinor that are
regularly reviewed by the chief operating decision maker, Equinor's Corporate Executive Officer (CEO). The reportable segments
Exploration & Production Norway (E&P Norway), Exploration & Production International (E&P

International), Exploration & Production
USA (E&P USA), Marketing, Midstream & Processing (MMP) and Renewables

(REN) correspond to the operating segments. The
operating segments Projects, Drilling & Procurement (PDP), Technology, Digital & Innovation (TDI) and Corporate staff and functions are aggregated into the reportable segment Other based on materiality. The majority of the costs in PDP and TDI is allocated to the three Exploration & Production segments, MMP and REN.
The accounting policies of the reporting segments equal those described in these Consolidated financial statements, except for the
line-item Additions to PP&E, intangibles and Equity accounted investments in which movements related to changes in asset
retirement obligations are excluded as well as provisions for onerous contracts which reflect only obligations towards group external
parties. The measurement basis of segment profit is net operating income/(loss). Deferred tax assets,

pension assets, non-current
financial assets, total current assets and total liabilities are not allocated to the segments. Transactions between the segments,

mainly
from the sale of crude oil, gas, and related products, are performed at defined internal prices which have been derived from market
prices. The transactions are eliminated upon consolidation.
The Exploration & Production operating segments are responsible for the discovery and appraisal of new resources, commercial
development and safe and efficient operation of the oil and gas portfolios within their respective geographical areas: E&P Norway on
the Norwegian continental shelf, E&P USA in USA and E&P International worldwide outside of E&P Norway and E&P USA.
PDP is responsible for global project development, well deliveries, and sourcing across Equinor.
TDI encompasses research, technology development, specialist advisory services, digitalisation, IT, improvement, innovation, and ventures and future business.
MMP is responsible for the marketing, trading, processing and transportation of crude oil and condensate,

natural gas, NGL and
refined products, and includes refinery, terminals, and processing plant operation. MMP is also managing power and emissions trading and the development of transportation solutions for natural gas, liquids, and crude oil, including pipelines,

shipping, trucking and rail. In
addition, MMP is in charge of low carbon solutions in Equinor.
REN is developing, exploring, investing in, and operating areas within renewable energy such as offshore wind, green hydrogen,
storage solutions, and solar power.
Segment information for the years ended 31 December 2023, 2022, and 2021 are presented below. For revenues per geographical
area, please see note 7 Total revenues and other income. For further information on the following items affecting the segments, please refer to the related notes: note 6 Acquisitions and disposals, note 14 Impairments, and note 26 Other commitments, contingent
liabilities, and contingent assets.

Financial statements and supplements
Consolidated financial statements and notes
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177

2023
E&P
Norway

E&P
International E&P USA MMP REN Other
Eliminations

Total group (in USD million)
Revenues third party 230 993 277 105,242 20 85 0 106,848
Revenues and other income inter-segment 37,999 6,009 4,009 633 12 33 (48,695) 0
Net income/(loss) from equity accounted
investments 0 28 0 12 (33) (8) 0 (1)
Other income 111 1 32 23 18 142 0 327
Total revenues and other income

38,340 7,032 4,319 105,908 17 253 (48,695) 107,174
Purchases [net of inventory variation] 0 (70) 0 (95,769) 0 (1) 47,665 (48,175)
Operating, selling, general and
administrative expenses (3,759) (2,176) (1,178) (4,916) (462) (201) 893 (11,800)
Depreciation and amortisation (4,429) (2,123) (1,779) (897) (12) (133) 0 (9,373)
Net impairment (losses)/reversals (588) (310) 290 (343) (300) (10) 0 (1,260)
Exploration expenses (476) (20) (299) 0 0 0 0 (795)
Total operating expenses (9,253) (4,700) (2,966) (101,925) (774) (345) 48,558 (71,404)
Net operating income/(loss) 29,087 2,332 1,353 3,984 (757) (92) (137) 35,770
Additions to PP&E, intangibles and equity
accounted investments 5,939 4,376 1,206 844 2,007 128 0 14,500
Balance sheet information
Equity accounted investments

3 0 0 783 1,665 57 0 2,508
Non-current segment assets

28,915 17,977 11,049 3,997 1,575 1,018 0 64,530
Non-current assets not allocated to
segments

14,487
Total non-current assets

81,525
Assets classified as held for sale 0 1,064 0 0 0 0 0 1,064

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Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

178

2022
E&P
Norway
E&P
International
E&P

USA MMP REN Other Eliminations Total group (in USD million)
Revenues third party 304 1,099 305 147,164 16 115 0 149,004
Revenues and other income inter-segment 74,631 6,124 5,217 527 0 55 (86,554) 0
Net income/(loss) from equity accounted
investments 0 172 0 406 58 (16) 0 620
Other income 994 35 0 9 111 33 0 1,182
Total revenues and other income

75,930 7,431 5,523 148,105 185 187 (86,554) 150,806
Purchases [net of inventory variation] 0 (116) 0 (139,916) 0 0 86,227 (53,806)
Operating, selling, general and
administrative expenses (3,782) (1,698) (938) (4,591) (265) (223) 904 (10,593)
Depreciation and amortisation (4,986) (1,445) (1,422) (881) (4) (142) 0 (8,878)
Net impairment (losses)/reversals 819 (286) 1,060 895 0 0 0 2,487
Exploration expenses (366) (638) (201) 0 0 0 0 (1,205)
Total operating expenses (8,315) (4,183) (1,501) (144,493) (269) (365) 87,130 (71,995)
Net operating income/(loss) 67,614 3,248 4,022 3,612 (84) (178) 577 78,811
Additions to PP&E, intangibles and equity
accounted investments 4,922 2,623 764 1,212 298 176 0 9,994
Balance sheet information
Equity accounted investments

3 550 0 688 1,452 65 0 2,758
Non-current segment assets

28,510 15,868 11,311 4,619 316 1,031 0 61,656
Non-current assets not allocated to
segments

15,437
Total non-current assets

79,851
Assets classified as held for sale 0 1,018 0 0 0 0 0 1,018

Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

179
2021
E&P
Norway
E&P
International
E&P

USA MMP REN Other Eliminations Total group (in USD million)
Revenues third party 261 1,115 377 86,883 8 99 0 88,744
Revenues and other income inter-segment 38,972 4,230 3,771 321 0 41 (47,335) 0
Net income/(loss) from equity accounted
investments 0 214 0 22 16 7 0 259
Other income 154 5 0 168 1,386 208 0 1,921
Total revenues and other income 39,386 5,565 4,149 87,393 1,411 355 (47,335) 90,924
Purchases [net of inventory variation] 0 (58) 0 (80,873) 0 (1) 45,772 (35,160)
Operating, selling, general and
administrative expenses (3,653) (1,405) (1,074) (3,753) (163) (432) 1,102 (9,378)
Depreciation and amortisation (6,002) (1,734) (1,665) (869) (3) (158) 0 (10,432)
Net impairment (losses)/reversals 1,102 (1,587) (69) (735) 0 2 0 (1,287)
Exploration expenses (363) (451) (190) 0 0 0 0 (1,004)
Total operating expenses (8,915) (5,237) (2,998) (86,230) (166) (590) 46,873 (57,261)
Net operating income/(loss) 30,471 329 1,150 1,163 1,245 (234) (461) 33,663
Additions to PP&E, intangibles and equity
accounted investments 4,943 1,834 690 517 457 64 0 8,506
Balance sheet information
Equity accounted investments 3 1,417 0 113 1,108 45 0 2,686
Non-current segment assets 36,502 15,422 11,406 4,006 157 1,032 0 68,527
Non-current assets not allocated to
segments 13,406
Total non-current assets 84,618
Assets classified as held for sale 0 676 0 0 0 0 0 676

Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

180
Non-current assets by country
At 31 December
(in USD million)
2023 2022
Norway 32,977 33,242
USA 12,587 12,343
Brazil 10,871 9,400
UK 5,535 3,688
Canada 1,157 1,171
Angola 1,103 895
Denmark 973 497
Argentina 648 615
Algeria 474 622
Poland 447 270
Other 265 1,672
Total non-current assets
1)
67,038 64,414
1)
Excluding deferred tax assets, pension assets and

non-current financial assets. Non-current assets

are attributed to country of
operations.

Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

181
6 Acquisitions and disposals
Accounting policies
Business combinations and divestments
Business combinations, except for transactions between entities under common control, are accounted for using the acquisition
method when control is transferred to the group. The purchase price includes total consideration paid to acquire the entity’s assets
and liabilities, as well as contingent consideration at fair value. The acquired identifiable assets, liabilities and contingent liabilities are
measured at fair value at the date of the acquisition. Acquisition costs incurred are expensed under

Selling, general and administrative
expenses. Changes in the fair value of contingent consideration resulting from events after the acquisition date are recognised in the
Consolidated statement of income under Other income.
Equinor recognises a gain or loss on disposal of a subsidiary when control is lost. Any interest retained in the former subsidiary is
measured at fair value at the time of loss of control. However, when partially divesting subsidiaries that do not constitute a business, and where the retained investment in the former subsidiary is an associate or a jointly controlled investment, Equinor recognises the
gain or loss only on the divested part within Other income or Operating expenses,

respectively. The interest retained in the former
subsidiary is initially not remeasured, and subsequently accounted for using the equity method.
On the NCS, all disposals of assets are performed including the tax base (after-tax). Any gain includes the release of tax liabilities
previously recognised related to the assets in question and is recognised in full in Other income in the Consolidated statement of
income.
Assets classified as held for sale
Non-current assets are classified separately as held for sale in the Consolidated balance sheet when a sale is highly probable. This
condition is met when an asset is available for immediate sale in its present condition,

Equinor’s management is committed to the
sale, and the sale is expected to be completed within one year from the date of classification. In Equinor, these requirements are
normally met when management has approved a negotiated letter of intent with the counterparties (a ‘DGC’). Liabilities directly
associated with the assets classified as held for sale and expected to be included as part of the sales transaction, are also classified
separately.
Accounting judgement regarding acquisitions
Determining whether an acquisition meets the definition of a business combination requires judgement to be applied on a case-by-
case basis. Acquisitions are assessed to establish whether the transaction represents a business combination or an asset purchase,
and the conclusion may materially affect the financial statements both in the transaction period and subsequent periods. Similar
assessments are performed upon the acquisition of an interest in a joint operation. Depending on the specific facts, acquisitions of oil
and gas exploration and evaluation licences for which a development decision has not yet been made have largely been concluded to
represent asset purchases, while purchases of producing assets have largely been concluded to represent business acquisitions.
Accounting judgement regarding partial divestments
The policy regarding partial divestments of subsidiaries is based on careful consideration of the requirements and scope of IFRS 10
Consolidated Financial Statements and IAS 28 Investments in Associates and Joint Ventures. The assessment requires judgement to be applied on a case-by-case basis, considering the substance of the transactions. In evaluating the IFRS Accounting Standards’
requirements, Equinor acknowledges pending considerations related to several relevant and similar issues which have been
postponed by the IASB in anticipation of concurrent consideration at a later date. Where assets are transferred into separate legal
entities concurrently with a portion of the entities’ shares being sold to a third party, thereby resulting in Equinor’s loss of control of
those asset-owning subsidiaries, and where investments in joint ventures are established simultaneously, Equinor has concluded to recognise the gain only on the divested portion.
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2023
Acquisitions
Acquisition of Rio Energy
On 3 November 2023, Equinor closed a transaction with Denham Capital to acquire 100% of the shares in Horus Investimentos S.A.,
the parent company of Rio Energy Participações S.A., a leading onshore renewables company in

Brazil. The cash consideration
amounted to USD 82 million in addition to USD 268 million in capital contribution to settle

Rio Energy’s external financing. The
acquired portfolio includes a producing onshore wind farm in the north-eastern state of Bahia, a pre-construction solar photovoltaic
(PV) portfolio and a pipeline of 1.2 GW of onshore wind and solar projects. This transaction resulted in an increase in Equinor’s
property, plant and equipment of USD 350 million. The transaction has been accounted for as a business combination within the REN segment. The purchase price and the purchase price allocation are preliminary.

Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

182
Acquisition of Suncor Energy UK Limited
On 30 June 2023, Equinor closed a transaction with Suncor Energy UK Holdings Ltd to acquire 100% of the shares in Suncor Energy
UK Limited for a total consideration of USD 847 million after customary adjustments for working capital. The transaction includes a
non-operated interest in the producing Buzzard oil field (29.89%) and an additional interest in the operated Rosebank development
(40%). The transaction has been accounted for within the E&P International segment as a business combination, resulting in an
increase in Equinor’s property, plant and equipment of USD 1,490 million and deferred tax liabilities of USD 672 million.

The purchase
price allocation remains preliminary.
Acquisition of BeGreen
On 26 January 2023, Equinor closed a transaction with the Bregentved Group and members of the executive board of BeGreen Solar
Aps to acquire 100% of the shares in the Danish solar developer BeGreen Solar Aps.

The cash consideration amounted to USD 252
million (EUR 235 million), in addition to a consideration contingent on the successful delivery of future solar projects above an agreed
megawatt threshold. The transaction has been accounted for within the REN segment as a business combination, resulting in an
increase of Equinor’s intangible assets of USD 423 million.
Disposals
Equinor Energy Ireland Limited
On 31 March 2023, Equinor closed the transaction with Vermilion Energy Inc (Vermillion) to sell Equinor’s non-operated equity position in the Corrib gas project in Ireland, covering 100% of the shares in Equinor Energy

Ireland Limited (EEIL). Prior to closing,
Equinor received an extraordinary dividend of USD 371 million from EEIL. Total consideration amounted to USD 362 million, including cash settlement of contingent consideration. A loss of USD 258 million has been recognised within the E&P International segment and
presented in the line item Operating expenses in the Consolidated statement of income.
Held for sale
Divestment of interest in Azerbaijan
On 22 December 2023, Equinor entered into an agreement with the State Oil Company of the Republic of Azerbaijan (SOCAR) to sell
its interest in its Azerbaijan assets. The assets comprise a 7.27% non-operated interest in the Azeri Chirag

Gunashli (ACG) oil fields in
the Azerbaijan sector of the Caspian Sea, 8.71% interest in the Baku-Tbilisi-Ceyhan (BTC) pipeline and 50% in the Karabagh oil
field. Closing is expected during 2024 subject to regulatory and contractual approvals. The assets have been classified as held for
sale resulting in a USD 310 million impairment within the E&P International segment,

presented in the line item Depreciation,
amortisation and net impairments in the Consolidated statement of income.
2022
Acquisitions
Acquisition of Triton Power
On 1 September 2022, Equinor and SSE Thermal Generation Holdings Limited (SSE

Thermal) closed a transaction to acquire the UK
power company Triton Power Holdings Ltd (Triton Power) from Triton Power Partners LP owned by Energy Capital Partners (ECP).
Equinor’s share of the consideration was USD 141 million (GBP 120 million), after adjustments that mainly related to net debt and
working capital. The key plant included in the purchase of Triton Power is the Saltend Power Station with an installed capacity of 1.2
GW. Equinor and SSE Thermal own 50% each of Triton Power, and Equinor is accounting for the investment under the equity method as a joint venture in the MMP segment.
Acquisition of Statfjord
On 31 May 2022, Equinor closed a transaction to acquire all of Spirit Energy’s ownership interests in production licences in the
Statfjord area which covers the Norwegian and UK Continental Shelves ranging from

11.56% to 48.78%. All licences are operated by
Equinor. The cash consideration received was USD 168 million. The assets and liabilities acquired have been reflected in accordance with the principles in IFRS 3 Business Combinations. The transaction is reflected in the E&P Norway and E&P International segments.
In the segment E&P Norway, the acquisition resulted in an increase of USD 98 million in property, plant and equipment, an increase of
USD 390 million in asset retirement obligation, a reduction of deferred tax liability of USD

298 million and an increase in taxes payable
of USD 98 million. In the segment E&P International, the acquisition resulted in an increase of USD 98 million in property, plant and
equipment, an increase of USD 241 million in asset retirement obligation and an increase of deferred tax asset of USD 86 million.
Disposals
Ekofisk and Martin Linge on the Norwegian Continental Shelf
On 30 September 2022, Equinor closed a transaction with Sval Energi AS to divest Equinor’s entire ownership share in the Greater
Ekofisk Area including its share in Norpipe Oil AS, and a 19% ownership share in Martin Linge.

The cash consideration at closing
amounted to USD 293 million. Equinor retained a 51% ownership share in Martin Linge and continues as operator of the field. The

Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

183
disposal resulted in a decrease in property, plant and equipment of USD 1,493 million, a decrease in asset retirement obligation of
USD 376 million, a decrease in deferred tax liability of USD 597 million and a decrease in taxes payable of USD 686 million. A post-
tax gain of USD 655 million is presented in the line item Other income in the Consolidated statement of income in the E&P Norway
segment.
Exit Russia
Following Russia’s invasion of Ukraine in February 2022, Equinor announced that it had decided to stop new investments in Russia
and start the process of exiting Equinor’s joint arrangements. Based on this decision, Equinor evaluated its assets in Russia and
recognised net impairments of USD 1,083 million in the first quarter, of which USD 251 million was related to property, plant and equipment and intangible assets and USD 832 million was related to investments accounted for using the equity method. The
impairments were net of contingent consideration from the time of acquiring the assets. The impairments were recognised in the line
items Depreciation, amortisation and net impairment losses and Exploration expenses in the Consolidated statement of income based
on the nature of the impaired assets and reflected in the E&P International segment. During the second quarter, Equinor transferred
its participating interests in four Russian entities to Rosneft and was released from all future commitments and obligations with no
material impact on the financial statements. The ownership interests in Kharyaga were transferred to the operator.
Equinor has stopped trading in Russian oil. This means that Equinor will not enter into any new trades or engage in new transport of
oil and oil products from Russia. Equinor has assessed the accounting impact of certain commitments arising from such contracts
entered into prior to the invasion and deem the impact to be immaterial.
10% of Dogger Bank C
On 10 February 2022, Equinor closed the transaction with Eni to sell a 10% equity interest in the Dogger Bank C project in the UK for
a total consideration of USD 91 million (GBP 68 million), resulting in a gain of USD

87 million (GBP 65 million). After closing, Equinor’s
ownership share is 40%. Equinor continues to equity account for the remaining investment as a joint venture. The gain is presented in
the line item Other income in the Consolidated statement of income in the REN segment.

Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

184
7 Total

revenues and other income

Accounting policies
Revenue recognition
Equinor presents Revenue from contracts with customers and Other revenue as a single caption,

Revenues, in the Consolidated
statement of income.
Revenue from contracts with customers
Revenue from the sale of crude oil, natural gas, petroleum products, power and other merchandise is recognised when a customer
obtains control of those products, which for tangible products normally is when title passes at point of delivery, based on the
contractual terms of the agreements. Each such sale normally represents a single performance obligation.

In the case of natural gas
as well as power, which is delivered on a continuous basis through pipelines and grid, sales are completed over time in line with the delivery of the actual physical quantities.
Sales and purchases of physical commodities are presented on a gross basis as Revenues from contracts with customers and
Purchases [net of inventory variation] respectively in the Consolidated statement of income. When the contracts are deemed financial
instruments or part of Equinor’s trading activities, they are settled and presented on a net basis as Other revenue. Reference is made
to note 28 Financial instruments and fair value measurement for a description of accounting policies regarding derivatives. Sales of
Equinor’s own produced oil and gas volumes are always reflected gross as Revenue from contracts with customers.
Revenues from the production of oil and gas in which Equinor shares an interest with other companies are recognised on the basis of
volumes lifted and sold to customers during the period (the sales method). Where Equinor has lifted and sold more than the
ownership interest, an accrual is recognised for the cost of the overlift. Where Equinor has lifted and sold less than the ownership
interest, costs are deferred for the underlift.
Certain long-term LNG and natural gas sales contracts include clauses which entail price reviews at regular intervals at the discretion
of either party. Where updated prices have not yet been agreed upon for volumes already delivered, it is necessary to estimate the amount of variable consideration Equinor expects to be entitled to for these volumes. In the frequently volatile markets, there is a
degree of estimation uncertainty and reasoned judgement in establishing the expected variable consideration.
Other revenue
Items representing a form of revenue, or which are related to revenue from contracts with customers,

are presented as other revenue
if they do not qualify as revenue from contracts with customers. These other revenue items include taxes paid in-kind under certain
production sharing agreements (PSAs) and the net impact of commodity trading and commodity-based derivative instruments related
to sales contracts or revenue-related risk management.
Transactions with the Norwegian State
Equinor markets and sells the Norwegian State's share of oil and gas production from the

Norwegian continental shelf (NCS). The
Norwegian State's participation in petroleum activities is organised through the Norwegian State’s Direct Financial

Interests (SDFI). All
purchases and sales of the SDFI's oil and natural gas liquids production are classified as purchases [net of inventory variation] and
revenues from contracts with customers, respectively.
Equinor sells, in its own name, but for the SDFI’s account and risk, the SDFI’s production of natural gas including Liquefied Natural
Gas (LNG). These gas sales and related expenditures refunded by the SDFI are presented net in the Consolidated financial
statements. Natural gas sales made in the name of Equinor’s subsidiaries are also presented net of the SDFI’s share in the
Consolidated statement of income, but this activity is reflected gross in the Consolidated balance sheet.
Accounting judgement related to transactions with the Norwegian State
Whether to account for the transactions gross or net involves the use of significant accounting judgement. In making the judgement,
Equinor has considered whether it controls the State-originated crude oil volumes prior to onwards sales to third party customers.
Equinor directs the use of the volumes, and although certain benefits from the sales subsequently flow to the SDFI, Equinor
purchases the crude oil volumes from the SDFI and obtains substantially all the remaining benefits.

On that basis, Equinor has
concluded that it acts as principal in these sales.
Regarding gas sales, Equinor concluded that ownership of the gas had not been transferred from the SDFI to Equinor. Although
Equinor has been granted the ability to direct the use of the volumes, all the benefits from the sales of these volumes flow to the SDFI.
On that basis, Equinor is not considered the principal in the sale of the SDFI’s natural gas volumes.
Reference is made to note 27 Related parties for detailed financial information regarding transactions performed between Equinor and
SDFI.

Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

185
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Revenues from contracts with customers by geographical areas
Equinor has business operations in around 30

countries.
When attributing the line-item Revenues from contracts with customers for 2023 to the country of the legal entity executing the sale, Norway constitutes 79% and USA constitutes

18%. For 2022 the revenues to
Norway and USA constituted 84% and 13% respectively, and for 2021 81% and 13% respectively. Revenues from contracts with customers are mainly reflecting such revenues from the reporting segment MMP.
Revenues from contracts with customers and

other revenues
(in USD million) Note 2023 2022 2021
Crude oil 56,861 58,524 38,307
Natural gas 26,386 65,232 28,050

- European gas
23,174 58,239 24,900

- North American gas
1,111 2,884 1,783

- Other incl LNG
2,102 4,109 1,368
Refined products 10,083 11,093 11,473
Natural gas liquids 8,345 9,240 8,490
Transportation 1,425 1,470 921
Other sales 3,032 4,702 1,006
Total revenues from contracts with customers 106,132 150,262 88,247
Taxes paid in-kind 342 412 345
Physically settled commodity derivatives 1,331 (2,534) (1,075)
Gain/(loss) on commodity derivatives (1,041) 739 951
Change in fair value of trading inventory (334) (194) 0
Other revenues 418 319 276
Total other revenues 716 (1,258) 497
Revenues 106,848 149,004 88,744
Net income/(loss) from equity accounted investments 15 (1) 620 259
Other income 6 327 1,182 1,921
Total revenues and other income 107,174 150,806 90,924

Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

186
8 Salaries and personnel expenses

(in USD million, except average number of employees) 2023 2022 2021
Salaries
1)
2,876 2,875 2,962
Pension costs
2)
441 458 488
Payroll tax
511 433 414
Other compensations and social costs
375 324 288
Total payroll expenses
4,203 4,090 4,152
Average number of employees
3)
22,600 21,500 21,400
1)

Salaries include bonuses and expatriate costs in addition to base pay.
2)

See note 22 Pensions.
3)

Part time employees amount to 2% for 2023 and 3% for 2022 and 2021.
Total payroll expenses are accumulated in cost-pools and partially charged to partners of Equinor operated licences on an hours incurred basis.
Compensation to the board of directors (BoD) and the corporate executive committee

(CEC)
(in USD million)
1)
2023 2022 2021
Current employee benefits
10.7 12.9 12.2
Post-employment benefits
0.3 0.4 0.4
Other non-current benefits
0.0 0.0 0.0
Share-based payment benefits
0.3 0.2 0.1
Total benefits
11.3 13.5 12.7
1) All figures in the table are presented on accrual basis.
At 31 December 2023, 2022, and 2021 there are no loans to the members of the BoD or the CEC.
Share-based compensation
Equinor's share saving plan provides employees with the opportunity to purchase Equinor shares through monthly salary deductions
and a contribution by Equinor. If the shares are kept for two full calendar years of continued employment following the year of purchase, the employees will be allocated one bonus share for each share they have purchased.
Estimated compensation expense including the contribution by Equinor for purchased shares, amounts vested for bonus shares
granted and related social security tax was USD 78 million, USD 85 million, and USD

79 million related to the 2023, 2022 and 2021
programmes, respectively. For the 2024 programme (granted in 2023), the estimated compensation expense is USD 83 million. At 31
December 2023 the amount of compensation cost yet to be expensed throughout the vesting period is

USD 176 million.
See note 20 Shareholders’ equity, capital distribution and earnings per share for more information about share-based compensation.

Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

187
9 Auditor’s remuneration and Research and development expenditures

Auditor's remuneration
Full year
(in USD million, excluding VAT) 2023 2022 2021
Audit fee 14.9 11.4 14.4
Audit related fee

1.2 1.8 1.1
Tax fee - - -
Other service fee

- - -
Total remuneration 16.1 13.2 15.5
In addition to the figures in the table above, the audit fees and audit related fees related to Equinor operated licences amount to USD
0.5 million, USD 0.6 million and USD 0.5 million for 2023, 2022 and 2021, respectively.
Research and development expenditures (R&D)
Equinor has R&D activities within exploration, subsurface, drilling and well, facilities, low carbon and renewables. R&D activities
contribute to maximising and developing long-term value from Equinor’s assets. R&D expenditures are partially financed by partners
of Equinor operated licences.
R&D expenditures including amounts charged to partners were USD 311 million, USD 308 million and USD 291 million in 2023, 2022 and 2021, respectively. Equinor's share of the expenditures has been recognised within Total operating expenses in the Consolidated statement of income.

Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

188
10 Financial items
Full year
(in USD million) 2023 2022 2021
Foreign currency exchange gains/(losses) derivative

financial instruments

(1,476) 797 870
Other foreign currency exchange gains/(losses) 2,328 1,291 (823)
Net foreign currency exchange gains/(losses) 852 2,088 47
Dividends received 218 93 39
Interest income financial investments, including

cash and cash equivalents
1,468 398 38
Interest income non-current financial receivables 31 30 26
Interest income other current financial assets and other

financial items
732 701 48
Interest income and other financial income 2,449 1,222 151
Gains/(losses) financial investments 123 (394) (348)
Gains/(losses) other derivative financial instruments 351 (1,745) (708)
Interest expense bonds and bank loans and net

interest on related derivatives
(1,263) (1,029) (896)
Interest expense lease liabilities (132) (90) (93)
Capitalised borrowing costs 468 382 334
Accretion expense asset retirement obligations (538) (449) (453)
Interest expense current financial liabilities and

other financial expense
(195) (192) (114)
Interest expenses and other financial expenses (1,660) (1,379) (1,223)
Net financial items 2,114 (207) (2,080)
Equinor's main financial items relate to assets and liabilities in the fair value through profit or loss and the amortised cost categories.
For more information about financial instruments by category see note 28 Financial instruments and fair value measurement.
Foreign currency exchange gains/(losses) derivative financial instruments include fair value changes of currency derivatives related to
liquidity and currency risk. Other foreign currency exchange gains/(losses) includes a fair value gain from derivatives related to non-
current debt of USD 315 million in 2023, and a loss of USD 691 million and USD 702 million in

2022 and 2021 respectively.
Interest income financial investments, including cash and cash equivalents includes interest income related to balances at amortised
cost of USD 1,410 million,

USD 364 million, and USD 12 million for 2023, 2022 and 2021, respectively.
Gains/(losses) other derivative financial instruments primarily include fair value changes from interest rate related derivatives, with a
gain of USD 332 million in 2023 and a loss of USD 1,760 million and USD 724 million in 2022 and 2021 respectively.
Interest expense bonds and bank loans and net interest on related derivatives includes interest expenses of USD 857 million, USD
918 million, and USD 990 million for 2023, 2022 and 2021, respectively, on financial liabilities at amortised cost. It also includes net interest on related derivatives at fair value through profit or loss, amounting to a net interest expense of USD 405 million for 2023 and
USD 111

million for 2022, and a net interest income of USD 94 million for 2021.

Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

189
11 Income

taxes
Accounting policies

Income tax
Income tax in the Consolidated statement of income comprises current income tax and effects of changes in deferred tax positions.
Income tax is recognised in the Consolidated statement of income except when it relates to items recognised in other comprehensive
income (OCI).
Current tax consists of the expected tax payable for the year and any adjustment to tax payable for previous years. Uncertain tax
positions and potential tax exposures are analysed individually. The outcomes of tax disputes are mostly binary in nature, and in each case the most likely amount for probable liabilities to be paid (including penalties) or assets to be received (disputed tax positions for
which payment has already been made) is recognised within Current tax or Deferred tax as appropriate.

Deferred tax assets and liabilities are recognised for the future tax consequences attributable to differences between the carrying
amounts of existing assets and liabilities and their respective tax bases, and on unused tax losses and credits carried forward, subject
to the initial recognition exemption. A deferred tax asset is recognised only to the extent that it is probable that future taxable income
will be available against which the asset can be utilised. For a deferred tax asset to be recognised based on future taxable income,
convincing evidence is required, considering the existence of contracts, production of oil or gas in the near future based on volumes of
expected reserves, observable prices in active markets, expected volatility of trading profits,

expected foreign currency rate
movements and similar facts and circumstances.
When an asset retirement obligation or a lease contract is initially reflected in the accounts, a deferred tax liability and a corresponding
deferred tax asset are recognised simultaneously and accounted for in line with other deferred tax items.
Equinor has adopted amendments to IAS 12 – International Tax Reform – Pillar Two Model Rules (top-up tax) with effect from 1
January 2023. Equinor has applied the mandatory exception and does not recognise or disclose information about deferred tax assets
and liabilities related to Pillar Two income taxes.

The mandatory exception applies retrospectively. However, since no new legislation to implement the top-up tax was enacted or substantively enacted on 31 December 2022 in any jurisdiction in which Equinor operates,

and no related deferred tax was recognised
at that date, the retrospective application has no impact on the Consolidated financial statements.

Estimation uncertainty regarding income tax
Equinor incurs significant amounts of income taxes payable to various jurisdictions and may recognise significant changes to deferred
tax assets and deferred tax liabilities. There may be uncertainties related to interpretations of applicable tax laws and regulations
regarding amounts in Equinor’s tax returns, which are filed in a number of tax regimes. For cases of uncertain tax treatments, it may take several years to complete the discussions with relevant tax authorities or to reach resolutions of the appropriate tax positions
through litigation.
The carrying values of income tax related assets and liabilities are based on Equinor's interpretations of applicable laws, regulations
and relevant court decisions. The quality of these estimates, including the most likely outcomes of uncertain tax treatments, is
dependent upon proper application of at times very complex sets of rules, the recognition of changes in applicable rules and, in the
case of deferred tax assets, management's ability to project future earnings from activities that may apply loss carry forward positions
against future income taxes. Climate-related matters and the transition to carbon-neutral energy-consumption globally have increased
the uncertainty in determining key business assumptions used to assess the recoverability of deferred tax assets through sufficient
future taxable income before tax losses expire.
-----------------------------------------------------------------------------------------------------------------------------------

Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

190
Significant components of income tax expense
Full year
(in USD million) 2023 2022 2021
Current income tax expense in respect of

current year
(24,028) (52,124) (21,271)
Prior period adjustments (121) (112) (28)
Current income tax expense (24,149) (52,236) (21,299)
Origination and reversal of temporary differences (1,529) (2,136) (1,778)
Recognition / derecognition of previously (un)recognised

deferred tax assets
(137) 4,401 126
Change in tax regulations 4 0 4
Prior period adjustments (169) 110 (60)
Deferred tax income/(expense) (1,831) 2,375 (1,708)
Income tax (25,980) (49,861) (23,007)
Changes to tax regimes
Pillar Two
On 24 November 2023 the Norwegian Ministry of Finance published a draft resolution on the implementation of the OECD Pillar Two
Model Rules into Norwegian legislation. The rules are introducing a global minimum tax of 15%. The proposal was sanctioned in
January 2024 and the Norwegian Top Up Tax

Act (No: “Suppleringsskatteloven”) has entered into effect for the income year 2024.
The Pillar Two rules will be applicable to the Equinor group, but Equinor’s preliminary assessment is that we do not expect any
significant economic impact from the rules.

Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

191
Reconciliation of statutory tax rate to effective

tax rate
Full year
(in USD million)
2023 2022 2021
Income/(loss) before tax 37,884 78,604 31,583
Calculated income tax at statutory rate
1)
(8,833) (18,168) (7,053)
Calculated Norwegian Petroleum tax
2)
(17,226) (36,952) (17,619)
Tax effect uplift
3)
160 259 914
Tax effect of permanent differences regarding divestments 82 417 90
Tax effect of permanent differences caused by functional currency different from tax currency 5 145 150
Tax effect of other permanent differences 453 403 228
Recognition / derecognition of previously (un)recognised deferred tax assets
4)
(137) 4,401 126
Change in unrecognised deferred tax assets (29) (34) 619
Change in tax regulations 4 0 4
Prior period adjustments (290) (3) (88)
Other items including foreign currency effects (169) (327) (378)
Income tax (25,980) (49,861) (23,007)
Effective tax rate 68.6% 63.4% 72.8%
1)

The weighted average of statutory tax rates was 23.3% in 2023, 23.1% in 2022 and 22.3% in 2021. The

rates are influenced by
earnings composition between tax regimes with lower statutory tax rates and tax regimes with higher statutory tax rates.
2)

The Norwegian petroleum income is taxable at a tax rate of 71.8% after deducting a calculated

22% corporate tax.
3)

As from 2023 the uplift deduction for investments on NCS has been abolished except for asset investments that fall under the
temporary rules enacted under the Covid-19 pandemic. For investments with PUD submitted to the authorities before 31
December 2022 the rules allow a direct deduction of the whole uplift in the year the capital expenditure is incurred. In 2022 the
rate was 17.69% and this rate was reduced to 12.4% in 2023.

4)

Equinor performs its assessment on DTA recognition based on sources of income such as the reversal pattern of taxable timing differences and projections of taxable income and recognises the amount of deferred tax assets that is probable to be realised. In
2023 USD 137 million was derecognised due to an increase in valuation allowance mainly related to Angola and Canada,
compared to a recognition of USD 4,401 million in 2022 mainly related to unused accumulated tax losses in the US.

Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

192
Deferred tax assets and liabilities comprise
(in USD million)
Tax losses
carried
forward
Property,
plant and
equipment

and
intangible
assets
Asset
retirement
obligations
Lease
liabilities Pensions Derivatives Other Total
Deferred tax assets 8,575 514 7,816 1,298 747 446 1,495 20,892
Deferred tax liabilities (28) (26,042) 0 (2) (6) 0 (300) (26,378)
Net asset/(liability) at 31 December
2023 8,547 (25,528) 7,816 1,296 741 446 1,195 (5,485)
Deferred tax assets 8,105 694 7,356 1,306 694 1,131 1,348 20,634
Deferred tax liabilities (28) (23,356) 0 (3) (12) (3) (411) (23,813)
Net asset/(liability) at 31 December
2022 8,077 (22,662) 7,356 1,303 682 1,128 937 (3,179)
Changes in net deferred tax liability during the

year were as follows:
(in USD million) 2023 2022 2021
Net deferred tax liability at 1 January 3,179 7,655 6,250
Charged/(credited) to the Consolidated statement of

income
1,831 (2,375) 1,708
Charged/(credited) to Other comprehensive income (66) 105 35
Acquisitions and disposals 981 (968) 36
Foreign currency translation effects and other effects (440) (1,239) (374)
Net deferred tax liability at 31 December 5,485 3,179 7,655

Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

193
Deferred tax assets and liabilities are offset to the extent that the deferred taxes relate to the same fiscal authority, and there is a
legally enforceable right to offset current tax assets against current tax liabilities. After netting deferred tax assets and liabilities by
fiscal entity and reclassification to Assets held for sale, deferred taxes are presented on the Consolidated balance sheet as follows:
At 31 December
(in USD million) 2023 2022
Deferred tax assets 7,936 8,732
Deferred tax liabilities 13,345 11,996
Net deferred tax classified as held for sale (76) 85
Deferred tax assets are recognised based on the expectation that sufficient taxable income will be available through reversal of
taxable temporary differences or future taxable income. At year-end 2023, the deferred tax assets of USD 7,952 million were primarily
recognised in the US, the UK, Norway, Angola, Canada and Brazil. Of this amount, USD 965 million was recognised in entities which have suffered a tax loss in either the current or the preceding period. The corresponding amounts for 2022, were

USD 8,817 million
and USD 1,953 million, respectively. The tax losses will be utilised through reversal of taxable temporary differences and future taxable income,

mainly from production of oil and gas. Around 80% of the tax losses carried forward and recognised as deferred tax
assets are expected to be fully utilised within 10 years.

Unrecognised deferred tax assets
At 31 December
2023 2022
(in USD million)
Basis Tax Basis Tax
Deductible temporary differences 2,555 1,030 2,558 968
Unused tax credits 0 185 0 129
Tax losses carried forward 3,944 947 3,458 930
Total unrecognised deferred tax assets 6,499 2,162 6,016 2,027
Approximately 90% of the unrecognised carry forward tax losses can be carried forward indefinitely. The majority of the unrecognised tax losses that cannot be carried forward indefinitely expire after 2027. The unrecognised tax credits expire from 2030, while the
unrecognised deductible temporary differences do not expire under the current tax legislation. Deferred tax assets have not been
recognised in respect of these items because currently there is insufficient evidence to support that future taxable profits will be
available to secure utilisation of the benefits.
At year-end 2023, unrecognised deferred tax assets in Angola and Canada represents USD

712 million and USD 415 million,
respectively, of the total unrecognised deferred tax assets of USD 2,162 million. Similar amounts for 2022 were USD 636 million in
Angola and USD 346 million in Canada of a total of USD 2,027 million. The remaining unrecognised deferred tax assets originate from
several different tax jurisdictions.

Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

194
12 Property,

plant and equipment
Accounting policies
Property, plant and equipment
Property, plant and equipment is reflected at cost, less accumulated depreciation and impairment. The initial cost of an asset comprises its purchase price or construction cost, any costs directly attributable to bringing the asset into operation,

the initial estimate
of an asset retirement obligation, exploration costs transferred from intangible assets and, for qualifying assets, borrowing costs.
Contingent consideration included in the acquisition of an asset or group of similar assets is initially measured at its fair value, with
later changes in fair value other than due to the passage of time reflected in the book value of the asset or group of assets, unless the
asset is impaired. Property, plant and equipment include costs relating to expenditures incurred under the terms of production sharing agreements (PSAs) in certain countries, and which qualify for recognition as assets of Equinor. State-owned entities in the respective countries, however, normally hold the legal title to such PSA-based property, plant and equipment.
Expenditure on major maintenance refits or repairs comprises the cost of replacement assets or parts of assets, inspection costs and
overhaul costs. Inspection and overhaul costs, associated with regularly scheduled major maintenance programmes planned and
carried out at recurring intervals exceeding one year, are capitalised and amortised over the period to the next scheduled inspection and overhaul. All other maintenance costs are expensed as incurred.
Capitalised exploration and evaluation expenditures, development expenditure on the construction,

installation or completion of
infrastructure facilities such as platforms, pipelines and the drilling of production wells, and field-dedicated transport systems for oil
and gas are capitalised as Producing oil and gas properties within Property, plant and equipment. Such capitalised costs, when designed for significantly larger volumes than the reserves from already developed and producing wells, are depreciated using the
unit of production method (UoP) based on proved reserves expected to be recovered from the area during the concession or contract
period. Depreciation of production wells uses the UoP method based on proved developed reserves, and capitalised acquisition costs
of proved properties are depreciated using the UoP method based on total proved reserves. In the rare circumstances where the use
of proved reserves fails to provide an appropriate basis reflecting the pattern in which the asset’s future economic benefits are
expected to be consumed, a more appropriate reserve estimate is used. Depreciation of other assets and transport systems used by
several fields is calculated on the basis of their estimated useful lives, normally using the straight-line method. Each part of an item of
property, plant and equipment with a cost that is significant in relation to the total cost of the item is depreciated separately. For exploration and production assets, Equinor has established separate depreciation categories which as a minimum distinguish
between platforms, pipelines and wells.
The estimated useful lives of property, plant and equipment are reviewed on an annual basis, and changes in useful lives are accounted for prospectively. An item of property, plant and equipment is derecognised upon disposal. Any gain or loss arising on derecognition of the asset is included in Other income or Operating expenses, respectively, in the period the item is derecognised.
Monetary or non-monetary grants from governments, when related to property, plant and equipment and considered reasonably certain, are recognised in the Consolidated balance sheet as a deduction to the carrying value of the asset and subsequently
recognised in the Consolidated statement of income over the life of the depreciable asset as a reduced depreciation expense.
Research and development
Equinor undertakes research and development both on a funded basis for licence holders and on an unfunded basis for projects at its
own risk, developing innovative technologies to create opportunities and enhance the value of current and future assets. Expenses
relate both to in-house resources and the use of suppliers. Equinor's own share of the licence holders' funding and the total costs of
the unfunded projects are considered for capitalisation under the applicable IFRS Accounting

Standard requirements. Subsequent to
initial recognition, any capitalised development costs are accounted for in the same manner as Property, plant and equipment. Costs
not qualifying for capitalisation are expensed as incurred, see note 9 Auditor’s remuneration and Research and development
expenditures for more details.
Estimation uncertainty regarding determining oil and gas reserves
Reserves quantities are, by definition, discovered, remaining, recoverable and economic. Recoverable oil and gas quantities are
always uncertain. Estimating reserves is complex and based on a high degree of professional judgement involving geological and
engineering assessments of in-place hydrocarbon volumes, the production, historical recovery and processing yield factors and
installed plant operating capacity. The reliability of these estimates depends on both the quality and availability of the technical and economic data and the efficiency of extracting and processing the hydrocarbons.
Estimation uncertainty; Proved oil and gas reserves
Proved oil and gas reserves may impact the carrying amounts of oil and gas producing assets, as changes in the proved reserves, will
impact the unit of production rates used for depreciation and amortisation. Proved oil and gas reserves are those quantities of oil and
gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible
from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government
regulations. Unless evidence indicates that renewal is reasonably certain, estimates of proved reserves only reflect the period before

Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

195
the contracts providing the right to operate expire. For future development projects, proved reserves estimates are included only
where there is a significant commitment to project funding and execution and when relevant governmental and regulatory approvals
have been secured or are reasonably certain to be secured.
Proved reserves are divided into proved developed and proved undeveloped reserves. Proved developed reserves are to be
recovered through existing wells with existing equipment and operating methods, or where the cost of the required equipment is
relatively minor compared to the cost of a new well. Proved undeveloped reserves are to be recovered from new wells on undrilled
acreage, or from existing wells where a relatively major capital expenditure is required. Undrilled well locations can be classified as
having proved undeveloped reserves if a development plan is in place indicating that they are scheduled to be drilled within five years
unless specific circumstances justify a longer time horizon. Specific circumstances are for instance fields which have large up-front
investments in offshore infrastructure, such as many fields on the NCS, where drilling of wells is scheduled to continue for much
longer than five years. For unconventional reservoirs where continued drilling of new wells is a major part of the investments, such as
the US onshore assets, the proved reserves are always limited to proved well locations scheduled to be drilled within five years.
Proved oil and gas reserves have been estimated by internal qualified professionals based on industry standards and are governed by
the oil and gas rules and disclosure requirements in the U.S. Securities and Exchange Commission

(SEC) regulations S-K and S-X,
and the Financial Accounting Standards Board (FASB) requirements for supplemental oil and gas disclosures. The estimates have been based on a 12-month average product price and on existing economic conditions and operating methods as required, and
recovery of the estimated quantities have a high degree of certainty (at least a 90% probability).

An independent third party has
evaluated Equinor's proved reserves estimates, and the results of this evaluation do not differ materially from Equinor's estimates.
Estimation uncertainty; Expected oil and gas reserves
Changes in the expected oil and gas reserves may materially impact the amounts of asset retirement obligations, as a consequence
of timing of the removal activities. It will also impact value-in-use calculations for oil and gas assets,

possibly affecting impairment
testing and the recognition of deferred tax assets. Expected oil and gas reserves are the estimated remaining, commercially
recoverable quantities, based on Equinor's judgement of future economic conditions, from projects in operation or decided for
development. As per Equinor’s internal guidelines, expected reserves are defined as the ‘forward looking mean reserves’ when based
on a stochastic prediction approach. In some cases, a deterministic prediction method is used, in which case the expected reserves
are the deterministic base case or best estimate. Expected reserves are therefore typically larger than proved reserves as defined by
the SEC, which are high confidence estimates with at least a 90% probability of recovery when a probabilistic approach is used.
Expected oil and gas reserves have been estimated by internal qualified professionals based on industry standards and classified in
accordance with the Norwegian resource classification system issued by the Norwegian Petroleum

Directorate.
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Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

196
(in USD million)
Machinery,
equipment and
transportation
equipment
Production
plants and oil
and gas
assets
Refining and
manufacturing
plants
Buildings
and land
Assets under
development
Right of use
assets
4)
Total
Cost at 1 January 2023 1,343 171,948 8,285 562 10,815 6,633 199,586
Additions through business acquisition
7)
48 1,121 339 38 370 8 1,923
Additions and transfers
6)
113 7,286 60 19 3,196 1,087 11,761
Changes in asset retirement obligations 0 772 0 0 55 0 827
Disposals at cost (64) (3,567) (446) (29) (30) (634) (4,771)
Assets reclassified to held for sale
8)
(1) (3,944) 0 0 (245) (8) (4,198)
Foreign currency translation effects 0 (2,705) (133) 1 (64) (36) (2,937)
Cost at 31 December 2023 1,438 170,911 8,105 591 14,097 7,050 202,191
Accumulated depreciation and impairment at
1 January 2023 (1,203) (131,455) (6,763) (338) (135) (3,194) (143,088)
Depreciation (44) (7,976) (224) (26) 0 (1,079) (9,350)
Impairment (2) (844) (323) 0 (18) (1) (1,188)
Reversal of impairment 0 288 0 0 3 0 290
Transfers
6)
1 (11) 0 (1) 10 0 (2)
Accumulated depreciation and impairment
on disposed assets 52 3,355 442 28 22 634 4,533
Accumulated depreciation and impairment
assets classified as held for sale
8)
1 3,176 0 0 0 6 3,183
Foreign currency translation effects 7 2,142 88 0 3 10 2,251
Accumulated depreciation and impairment at
31 December 2023
5)
(1,188) (131,325) (6,780) (337) (117) (3,623) (143,369)
Carrying amount at 31 December 2023 250 39,585 1,325 254 13,980 3,427 58,822
Estimated useful lives (years)

3 - 20
UoP
1)

15 - 30

10 - 33
2)

1 - 20
3)

Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

197
(in USD million)
Machinery,
equipment and
transportation
equipment
Production
plants and oil
and gas
assets
Refining and
manufacturing
plants
Buildings
and land
Assets under
development
Right of use
assets Total
Cost at 1 January 2022 1,335 183,358 8,481 596 12,614 5,850 212,234
Additions and transfers
6)
52 9,390 378 6 (813) 1,319 10,332
Changes in asset retirement obligations 0 (4,756) 0 0 (48) 0 (4,805)
Disposals at cost (9) (3,487) 2 (20) (5) (347) (3,865)
Foreign currency translation effects (36) (12,557) (576) (19) (934) (188) (14,310)
Cost at 31 December 2022 1,343 171,948 8,285 562 10,815 6,633 199,586
Accumulated depreciation and impairment
at 1 January 2022 (1,188) (137,763) (7,926) (320) (344) (2,619) (150,159)
Depreciation (52) (7,643) (160) (33) 0 (969) (8,856)
Impairment (8) (187) (39) 0 (49) (4) (286)
Reversal of impairment 4 2,585 802 0 207 0 3,599
Transfers
6)
(2) (20) 2 0 20 (8) (8)
Accumulated depreciation and impairment
on disposed assets 8 2,002 (4) 5 0 347 2,359
Foreign currency translation effects 34 9,571 562 9 30 59 10,264
Accumulated depreciation and impairment
at 31 December 2022
5)
(1,203) (131,455) (6,763) (338) (135) (3,194) (143,088)
Carrying amount at 31 December 2022 140 40,493 1,522 224 10,679 3,439 56,498
Estimated useful lives (years)

3 - 20
UoP
1)

15 - 20

10 - 33
2)

1 - 20
3)
1)

Depreciation according to unit of production method.
2)

Land is not depreciated
. Buildings include leasehold improvements.
3)

Depreciation linearly over contract period.
4)

Right of use assets at 31 December 2023 mainly consist of Land and buildings USD 1,038 million, Vessels USD 1,578 million and Drilling rigs USD 504 million.
5)

See note 14 Impairments.
6)

The carrying amount of assets transferred to Property plant and equipment from Intangible assets in 2023 and 2022 amounted to
USD 1,280 million and USD 982 million, respectively.
7)

For additions through business acquisition, see note 6 Acquisitions and disposals.
8)

For assets reclassified to held for sale, see note 6 Acquisitions and disposals.

Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

198
13 Intangible assets
Accounting policies
Intangible assets including goodwill
Intangible assets are stated at cost, less accumulated amortisation and impairment. Intangible assets include acquisition cost for oil
and gas prospects, expenditures on the exploration for and evaluation of oil and natural gas resources, goodwill, and other intangible
assets. Intangible assets relating to expenditures on the exploration for and evaluation of oil and natural gas resources are not
amortised. When the decision to develop a particular area is made, related intangible exploration and evaluation assets are
reclassified to Property, plant and equipment.
Goodwill acquired in a business combination is allocated to each cash generating unit (CGU), or group of units, expected to benefit
from the combination’s synergies. Following initial recognition, goodwill is measured at cost less any accumulated impairment.

In
acquisitions made on a post-tax basis according to the rules on the NCS, a provision for deferred tax is reflected in the accounts
based on the difference between the acquisition cost and the tax depreciation basis transferred from the seller. The offsetting entry to such deferred tax amounts is reflected as goodwill, which is allocated to the CGU or group of CGUs on whose tax depreciation basis
the deferred tax has been computed.
Other intangible assets with a finite useful life, are depreciated over their useful life using the straight-line method.
Oil and gas exploration, evaluation and development expenditures
Equinor uses the successful efforts method of accounting for oil and gas exploration costs. Expenditures to acquire mineral interests
in oil and gas properties, including signature bonuses, expenditures to drill and equip exploratory wells and evaluation expenditures
are capitalised within Intangible assets as Exploration expenditures and Acquisition costs - oil and gas prospects. Geological and
geophysical costs and other exploration and evaluation expenditures are expensed as incurred.
Exploration wells that discover potentially economic quantities of oil and natural gas remain capitalised as intangible assets during the
evaluation phase of the discovery. This evaluation is normally finalised within one year after well completion. If, following the evaluation, the exploratory well has not found potentially commercial quantities of hydrocarbons,

the previously capitalised costs are
evaluated for derecognition or tested for impairment. Any derecognition or impairment is classified as Exploration expenses in the
Consolidated statement of income.
Capitalised exploration and evaluation expenditures related to offshore wells that find proved reserves, are transferred to Property,
plant and equipment at the time of sanctioning of the development project. The timing from evaluation of a discovery until a project is
sanctioned could take several years depending on the location and maturity, including existing infrastructure, of the area of discovery, whether a host government agreement is in place, the complexity of the project and the financial robustness of the project. For
onshore wells where no sanction is required, the transfer to Property, plant and equipment occurs at the time when a well is ready for production.
For exploration and evaluation asset acquisitions (farm-in arrangements) in which Equinor has decided to fund a portion of the selling
partner's exploration and/or future development expenditures (carried interests), these expenditures are reflected in the Consolidated
financial statements as and when the exploration and development work progresses.
Equinor reflects exploration and evaluation asset disposals (farm-out arrangements) on a historical cost basis with no gain or loss
recognition. Consideration from the sale of an undeveloped part of an asset reduces the carrying amount of the asset. If the
consideration exceeds the carrying amount of the asset, the excess amount is reflected in the

Consolidated statement of income
under Other income. Equal-valued exchanges (swaps) of exploration and evaluation assets with only immaterial cash considerations
are accounted for at the carrying amounts of the assets given up with no gain or loss recognition.
Estimation uncertainty regarding exploration activities
Exploratory wells that have found reserves, but where classification of those reserves as proved depends on whether a major capital
expenditure can be justified, will remain capitalised during the evaluation phase for the findings on the exploration wells. Thereafter it
will be considered a trigger for impairment evaluation of the well if no development decision is planned for the near future, and there
moreover are no concrete plans for future drilling in the licence. Judgements as to whether these expenditures should remain
capitalised, be derecognised or impaired in the period may materially affect the carrying values of these assets and consequently, the operating income for the period.
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Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

199
(in USD million)
Exploration
expenses
Acquisition
costs - oil and
gas prospects Goodwill Other Total
Cost at 1 January 2023 1,599 2,035 1,380 528 5,542
Additions through business acquisition 0 5 348 446 799
Additions 410 360 9 210 989
Disposals at cost 0 0 (10) (124) (135)
Transfers (961) (319) 4 (4) (1,280)
Expensed exploration expenditures previously capitalised 114 (61) 0 0 53
Foreign currency translation effects 7 16 2 16 41
Cost at 31 December 2023 1,169 2,036 1,733 1,072 6,010
Accumulated amortisation and impairment at 31 December

2023
1)
(302) (302)
Carrying amount at 31 December 2023 1,169 2,036

1,733
2)
770 5,709
(in USD million)
Exploration
expenses
Acquisition
costs - oil and
gas prospects Goodwill Other Total
Cost at 1 January 2022 1,958 2,670 1,467 722 6,816
Additions 227 4 36 57 324
Disposals at cost (10) (50) 0 1 (58)
Transfers (227) (516) 0 (239) (982)
Expensed exploration expenditures previously capitalised (283) (59) 0 0 (342)
Impairment of goodwill 0 0 (3) 0 (3)
Foreign currency translation effects (65) (14) (121) (13) (213)
Cost at 31 December 2022 1,599 2,035 1,380 528 5,542
Accumulated amortisation and impairment at 31 December

2022
1)
(384) (384)
Carrying amount at 31 December 2022 1,599 2,035 1,380 144 5,158
1) See note 14 Impairments.
2) Goodwill at 31 December 2023 mainly consists of technical goodwill related to business acquisitions in

2019, of which USD 533
million in the Exploration & Production Norway area and USD 440 million in the Marketing

Midstream & Processing area.
The table below shows the aging of capitalised exploration expenditures.
(in USD million) 2023 2022
Less than one year 345 250
Between one and five years 458 340
More than five years 366 1,009
Total capitalised exploration expenditures 1,169 1,599

Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

200
The table below shows the components of the exploration

expenses.
Full year
(in USD million) 2023 2022 2021
Exploration expenditures 1,275 1,087 1,027
Expensed exploration expenditures previously capitalised (53) 342 171
Capitalised exploration (427) (224) (194)
Exploration expenses 795 1,205 1,004
14 Impairments

Accounting policies
Impairment of property, plant and equipment, right-of-use assets, intangible assets including goodwill and equity accounted investments
Equinor assesses individual assets or groups of assets for impairment whenever events or changes in circumstances indicate that the
carrying value may not be recoverable. Assets are grouped into cash generating units (CGUs).

Normally, separate CGUs are
individual oil and gas fields or plants, or equity accounted investments. Each unconventional asset play is considered a single CGU
when no cash inflows from parts of the play can be reliably identified as being largely independent of the cash inflows from other parts
of the play. In impairment evaluations, the carrying amounts of CGUs are determined on a basis consistent with that of the recoverable amount.
Unproved oil and gas properties are assessed for impairment when facts and circumstances suggest that the carrying amount of the
asset or CGU to which the unproved properties belong may exceed its recoverable amount,

and at least once a year. Exploratory
wells that have found reserves, but where classification of those reserves as proved depends on whether major capital expenditure
can be justified or where the economic viability of that major capital expenditure depends on the successful completion of further
exploration work, will remain capitalised during the evaluation phase for the exploratory finds.

If, following evaluation, an exploratory
well has not found proved reserves, the previously capitalised costs are tested for impairment.

After the initial evaluation phase for a
well, it will be considered a trigger for impairment testing of a well if no development decision is planned for the near future and there
is no firm plan for future drilling in the licence.
Goodwill is reviewed for impairment annually or more frequently if events or changes in circumstances indicate that the carrying value
may be impaired. Impairment is determined by assessing the recoverable amount of the CGU,

or group of units, to which the goodwill
relates. When impairment testing goodwill originally recognised as an offsetting item to the computed deferred tax provision in a post-
tax transaction on the NCS, the remaining amount of the deferred tax provision will factor into the impairment valuation.

Impairment and reversals of impairment are presented in the Consolidated statement of income as Exploration expenses or
Depreciation, amortisation and net impairment, on the basis of the nature of the impaired assets as either exploration assets
(intangible exploration assets) or development and producing assets (property, plant and equipment and other intangible assets), respectively.
Measurement
The recoverable amount applied in Equinor’s impairment assessments is normally estimated value in use. Equinor may also apply the
assets’ fair value less cost of disposal as the recoverable amount when such a value is available,

reasonably reliable, and based on a
recent and comparable transactions.
Value in use is determined using a discounted cash flow model. The estimated future cash flows are based on reasonable and supportable assumptions and represent management's best estimates of the range of economic conditions that will exist over the
remaining useful life of the assets, as set down in Equinor's most recently approved forecasts.

Assumptions and economic conditions
in establishing the forecasts are reviewed by management on a regular basis and updated at least annually. For assets and CGUs with an expected useful life or timeline for production of expected oil and natural gas reserves extending beyond five years, including
planned onshore production from shale assets with a long development and production horizon, the forecasts reflect expected
production volumes, and the related cash flows include project or asset specific estimates reflecting the relevant period. Such
estimates are established based on Equinor's principles and assumptions and are consistently applied.
The estimated future cash flows are adjusted for risks specific to the asset or CGU and discounted using a real post-tax discount rate
which is based on Equinor's post-tax weighted average cost of capital (WACC). Country risk specific to a project is included as

a
monetary adjustment to the projects’ cash flow. Equinor considers country risk primarily as an unsystematic risk. The cash flow is

Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

201
adjusted for risk that influences the expected cash flow of a project and which is not part of the project itself. The use of post-tax
discount rates in determining value in use does not result in a materially different determination of the need for, or the amount of,
impairment that would be required if pre-tax discount rates had been used.
Impairment reversals
A previously recognised impairment is reversed only if there has been a change in the estimates used to determine the asset’s
recoverable amount since the last impairment was recognised. Previously recognised impairments of goodwill are not reversed in
future periods.
Estimation uncertainty regarding impairment
Evaluating whether an asset is impaired or if an impairment should be reversed requires a high degree of judgement and may to a
large extent depend upon the selection of key assumptions about the future. In Equinor's line of business, judgement is involved in
determining what constitutes a CGU. Development in production, infrastructure solutions, markets, product pricing, management
actions and other factors may over time lead to changes in CGUs such as splitting one original

CGU into several CGUs.
The key assumptions used will bear the risk of change based on the inherent volatile nature of macro-economic factors such as future
commodity prices and discount rates, and uncertainty in asset specific factors such as reserve estimates and operational decisions
impacting the production profile or activity levels. Changes in foreign currency exchange rates will also affect value in use, especially
for assets on the NCS, where the functional currency is NOK. When estimating the recoverable amount, the expected cash flow
approach is applied to reflect uncertainties in timing and amounts inherent in the assumptions used in the estimated future cash flows.
For example, climate-related matters (see also Note 3
Climate change and energy transition
) are expected to have a pervasive effect on
the energy industry, affecting not only supply, demand and commodity prices, but also technology changes, increased emission-
related levies, and other matters with mainly mid-term and long-term effects. These effects have been factored into the price assumptions used for estimating future cash flows using probability-weighted scenario analyses.
The estimated future cash flows, reflecting Equinor’s, market participants’ and other external sources’ assumptions about the future
and discounted to their present value, involve complexity. In order to establish relevant future cash flows, impairment testing requires long-term assumptions to be made concerning a number of economic factors such as future market prices,

refinery margins, foreign
currency exchange rates and future output, discount rates, impact of the timing of tax incentive regulations, and political and country
risk among others. Long-term assumptions for major economic factors are made at a group level, and there is a high degree of
reasoned judgement involved in establishing these assumptions, in determining other relevant factors such as forward price curves, in
estimating production outputs, and in determining the ultimate terminal value of an asset.
------------------------------------------------------------------------------------------------------------------------------
Net impairments/(reversal of impairments)
Full year
(in USD million) 2023 2022 2021
Property, plant and equipment
897 (3,313) 1,285
Intangible assets
61 62 154
Equity accounted investments
363 832 0
Total

net impairments/(reversals) including exploration expenses
1,321 (2,419) 1,439
1)

The intangible assets line includes Goodwill, amortizable intangible assets, and certain acquisition costs related to oil and
gas prospects.

Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

202
For impairment purposes, the asset’s carrying amount is compared to its recoverable amount. The table below describes,

per area,
the Producing and development assets being impaired/(reversed), net impairment/(reversal), and the carrying amount after
impairment.
At 31 December 2023 At 31 December 2022 At 31 December 2021
(in USD million)
Carrying
amount after
impairment

Net
impairment
loss/
(reversal)
Carrying
amount after
impairment

Net
impairment
loss/
(reversal)
Carrying
amount after
impairment

Net
impairment
loss/
(reversal)
Exploration & Production Norway
887 588 3,201 (819) 5,379 (1,102)
Exploration & Production USA - onshore
0 0 546 (204) 1,979 48
Exploration & Production USA - offshore Gulf of Mexico
1,165 (290) 2,691 (882) 798 18
Europe and Asia
0 310 1,551 295 1,566 1,609
Marketing, Midstream & Processing
949 343 1,416 (895) 868 716
Renewables USA - offshore
134 300 0 0 0 0
Other
112 10 30 0 20 (7)
Total
3,247 1,261 9,435 (2,505) 10,611 1,282
Exploration & Production Norway
In 2023, the net impairment mainly relates to reduced expected reserves on a producing asset on the

Norwegian Continental Shelf.
2022, the net impairment reversal was mainly caused by increased price estimates and changed gas export strategy. In 2021, the net
impairment reversal was mainly due to increased price estimates and an upward reserve revision.
Exploration & Production USA - onshore
In 2023, there were no impairments related to exploration and production assets USA – onshore.

In 2022, the impairment reversal
was caused by increased gas price assumptions, while in 2021 the net impairment was caused by revision of reserves and sale of an
asset.
Exploration & Production USA - offshore Gulf of Mexico
In 2023, impairment reversals mainly relate to increased expected reserves on a producing asset. In 2022,

the impairment reversal
was caused by increased price assumptions and higher reserves estimates, while in 2021, the impairment was due to a negative
reserve revision.
Exploration & Production International – Europe and Asia
In 2023, the impairment relates to the held for sale reclassification of Azerbaijan assets at the end of the year (see note 6 Acquisitions
and disposals). In 2022, the net impairment was mainly caused by the decision to exit Russia. This was to a large extent offset by a
reversal on Mariner in the UK mainly due to optimisation of the production profile and higher prices, supported by a slight increase in
reserves estimates. In 2021, the net impairment was mainly caused by downward reserve revisions partially offset by higher prices.
Marketing, Midstream & Processing
In 2023, net impairment mainly relates to expectations of stabilizing refinery margins at a lower level than the margins consumed in
recent periods. In 2022 the net impairment reversal was mainly related to increased refinery margin assumptions,

while in 2021, the
impairment losses were caused by increased CO
2

fees and – quotas on a refinery and a classification to held for sale.
Renewables USA – Offshore
In 2023, Equinor’s offshore wind projects on the US North East Coast are facing increased costs due to inflation and supply chain
constraints. On 12 October 2023, the New York State Public Service Commission (PSC) rejected price increase petitions related to offtake agreements from several offshore and onshore wind farm developers, including Equinor’s joint ventures. As a consequence,
an impairment of USD 300 million has been recognised. The recoverable amount of Equinor’s investments in the offshore wind
projects on the US North East Coast has been established applying a fair value approach.

These investments are accounted for using
the equity method.
Accounting assumptions
There are inherent uncertainties in the assumptions, however the commodity price assumptions as well as currency assumptions
reflect management’s best estimate of the price and currency development over the life of the Group’s assets based on its view of
relevant current circumstances and the likely future development of such circumstances, including energy demand development,
energy and climate change policies as well as the speed of the energy transition, population and economic growth, geopolitical risks,

Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

203
technology and cost development and other factors. Management’s best estimate also takes into consideration a range of external
forecasts.
Equinor has performed a thorough and broad analysis of the expected development in drivers for the different commodity markets and
exchange rates. Significant uncertainty exists regarding future commodity price development due to the transition to a lower carbon
economy, future supply actions by OPEC+ and other factors. Such analysis resulted in changes in the long-term price assumptions with effect from the second quarter of 2023. The main price assumptions applied in impairment and impairment reversal assessments
are disclosed in the table below as price-points on price curves. Previous price-points applied from the third quarter of 2022 and up to
and including the first quarter of 2023 are provided in brackets.

Year
Prices in real term 1) 2025 2030 2040 2050
Brent Blend (USD/bbl) 79 (78) 78 (78) 73 (73) 68 (68)
European gas (USD/MMBtu) - TTF

15.5 20.9 9.1 (9.9) 9.5 (9.4) 9.5 (9.4)
Henry Hub (USD/MMBtu) 3.6 (4.2) 4.3 (3.9) 4.3 (3.9) 4.3 (3.9)
Electricity Germany (EUR/MWh) 106 (122) 78 (74) 71 (60) 71 (60)
EU ETS (EUR/tonne) 90 (84) 105 (84) 128 (111) 150 (137)
1) Basis year 2023. The prices in the table are

price-points on price-curves.
Climate considerations are included in the impairment calculations directly by estimating the CO
2

taxes in the cash flows. Indirectly,
the expected effect of climate change is also included in the estimated commodity prices where supply and demand are considered.
The prices also have effect on the estimated production profiles and economic cut-off of the projects. Furthermore, climate considerations are a part of the investment decisions following Equinor’s strategy and commitments to the energy transition.
Norway’s Climate Action Plan for the period 2021-2030 (Meld. St 13 (2020-2021)) which assumes a gradually increased CO
2

tax (the
total of EU ETS + Norwegian CO
2

tax) in Norway to 2,000 NOK/tonne in 2030 is used for impairment calculations of Norwegian
upstream assets.
To reflect that carbon will have a cost for all our assets the current best estimate is considered to be EU ETS for countries outside EU where carbon is not already subject to taxation or where Equinor has not established specific estimates.
The long-term NOK currency exchange rates are expected to be unchanged compared to previous long-term assumptions. The
NOK/USD rate from 2026 and onwards is kept at 8.50, the NOK/EUR at 10.00. The USD/GBP rate is kept at 1.35.
The base discount rate applied in value in use calculations is 5.0% real after tax. The discount rate is derived from Equinor’s weighted
average cost of capital. For projects, mainly within the REN segment in periods with fixed low risk income, a lower discount rate will be
considered. A derived pre-tax discount rate is in the range of 24% for E&P Norway, 6% for E&P USA and 7% for MMP depending on
the asset’s characteristics, such as specific tax treatments, cash flow profiles, and economic life. The pre-tax rates for 2022 were

42-
102%, 6-9% and 7% respectively, in addition to 8-9% for E&P International.
Sensitivities
Significant downward adjustments in Equinor's commodity price assumptions would result in impairment losses on certain producing
and development assets, including intangible assets subject to impairment assessment, while an opposite adjustment could lead to
impairment-reversals. Assuming a reasonably possible 30% decline in commodity price forecasts over the assets' lifetime could result
in an illustrative impairment recognition of approximately USD 11 billion before tax effects. See note 3 Climate change and energy transition for possible effect of using the prices in a 1.5ºC compatible Net Zero Emission by 2050 scenario and the Announced
Pledges.
Similarly, for illustrative purposes, Equinor assessed the sensitivity of the discount rate used in the value in use calculations for upstream producing assets and certain related intangible assets. It was determined an increase in the discount rate from 5.0% to 6%
real after tax, in isolation, the impairment amount recognised could have a potential impact of USD 2 billion before tax effects.
The illustrative impairment sensitivities above are based on a simplified method, which assumes no changes to other input factors.
However, Equinor notes a price reduction of 30% or those representing Net Zero Emission scenario and Announced Pledges
Scenario would likely impact business plans and other factors used in estimating an asset’s recoverable amount. The correlated
changes reduce the stand-alone impact of the price sensitivities. Changes in such input factors would likely include a reduction in the
cost level in the oil and gas industry and offsetting foreign currency effects, which has historically occurred following significant changes in commodity prices.

Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

204
15 Joint arrangements and associates
Accounting policies
Joint operations and similar arrangements, joint ventures and associates
A joint arrangement is a contractual arrangement whereby Equinor and other parties undertake an activity subject to joint control, i.e.
when decisions about the relevant activities require the unanimous consent of the parties sharing control. Such joint arrangements are
classified as either joint operations or joint ventures. In determining the appropriate classification, Equinor considers the nature of
products and markets of the arrangements and whether the substance of the agreements is that the parties involved have rights to
substantially all the arrangement's assets and obligations for the liabilities, or whether the parties involved have rights to the net
assets of the arrangement. Equinor accounts for its share of assets, liabilities, revenues and expenses in joint operations in
accordance with the principles applicable to those particular assets, liabilities, revenues and expenses.
Those of Equinor's exploration and production licence activities that are within the scope of IFRS 11 Joint Arrangements have been
classified as joint operations. A considerable number of Equinor's unincorporated joint exploration and production activities are
conducted through arrangements that are not jointly controlled, either because unanimous consent is not required among all parties
involved, or no single group of parties has joint control over the activity. Licence activities where control can be achieved through agreement between more than one combination of involved parties are considered to be outside the scope of IFRS 11, and these
activities are accounted for on a pro-rata basis using Equinor's ownership share. Currently, Equinor uses IFRS 11 by analogy for all such unincorporated licence arrangements whether these are in scope of IFRS 11 or not. Reference is made to note 5 Segments for financial information related to Equinor’s participation in joint operations within upstream activities.
Joint ventures, in which Equinor has rights to the net assets currently include the majority of

Equinor’s investments in the Renewables
(REN) operating and reporting segment. Equinor’s participation in joint arrangements that are joint ventures and investments in
companies in which Equinor has neither control nor joint control but has the ability to exercise significant influence over operating and
financial policies, are classified and accounted for as equity accounted investments.
Under the equity method, the investment is carried on the Consolidated balance sheet at cost plus post-acquisition changes in
Equinor’s share of net assets of the entity, less distributions received and less any impairment in value of the investment. Equinor also reflects its share of the investment’s other comprehensive income (OCI) arisen after the acquisition. The part of an equity accounted
investment’s dividend distribution exceeding the entity’s carrying amount in the Consolidated balance sheet is reflected as income from equity accounted investments in the Consolidated statement of income. Equinor will subsequently only reflect the share of net
profit in the investment that exceeds the dividend already reflected as income.
The Consolidated statement of income reflects Equinor’s share of the results after tax of an equity accounted entity, adjusted to
account for depreciation, amortisation and any impairment of the equity accounted entity’s assets based on their fair values at the
date of acquisition. In case of material differences in accounting policies, adjustments are made in order to bring the accounts of the
equity accounted investment in line with Equinor’s accounting policies. Net income/loss from equity accounted investments is
presented on a separate line as part of Total revenues and other income, as investments in and participation with significant influence in other companies engaged in energy-related business activities is considered to be part of Equinor’s main operating activities.
Acquisition of ownership shares in joint ventures and other equity accounted investments in which the activity constitutes a business,
are accounted for in accordance with the requirements applicable to business combinations. Please refer to note 6 Acquisitions and
disposals for more details on acquisitions.
Equinor as operator of joint operations and similar arrangements
Indirect operating expenses such as personnel expenses are accumulated in cost pools. These costs are allocated on an hours’
incurred basis to business areas and Equinor-operated joint operations under IFRS 11 and to similar arrangements (licences) outside the scope of IFRS 11. Costs allocated to the other partners' share of operated joint operations and similar arrangements are reimbursed and only Equinor's share of the statement of income and balance sheet items related to Equinor-operated joint operations
and similar arrangements are reflected in the Consolidated statement of income and the Consolidated balance sheet.
-----------------------------------------------------------------------------------------------------------------------------

Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

205
Joint ventures and other equity accounted investments
(in USD million) 2023 2022
Net investments at 1 January 2,758 2,686
Net income/(loss) from equity accounted investments (1) 620
Impairment
1)
(363) (832)
Acquisitions and increase in capital 926 337
Dividend and other distributions (286) (210)
Other comprehensive income/(loss) (10) 384
Divestments, derecognition and decrease in paid in

capital
2)
(517) (22)
Other 0 (205)
Net investments at 31 December 2,507 2,758
1)

Mainly related to Renewable offshore wind industry in US, see also note 14 Impairments.
2)

Mainly related to change in accounting treatment for Bandurria Sur (accounted for by proportionally consolidation from 1
st

of April
2023).
Equity accounted investments consist of several investments, none above USD 0.5 billion. None of the investments are significant on
an individual basis. Voting rights correspond to ownership share.

16 Financial investments and financial receivables
Non-current financial investments
At 31 December
(in USD million) 2023 2022
Bonds 1,863 1,448
Listed equity securities 1,035 794
Non-listed equity securities 543 491
Financial investments 3,441 2,733
Bonds and equity securities mainly relate to investment portfolios held by Equinor’s captive insurance company and other listed and
non-listed equities held for long-term strategic purposes, mainly accounted for using fair value through profit or loss.

Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

206
Non-current prepayments and financial receivables
At 31 December
(in USD million) 2023 2022
Interest-bearing financial receivables

341 1,658
Other interest-bearing receivables 40 66
Prepayments and other non-interest-bearing receivables 910 339
Prepayments and financial receivables 1,291 2,063
Prepayments and other non-interest-bearing receivables mainly relate to commodity sales contracts with customers and lease
prepayments. Interest-bearing financial receivables primarily relate to loans to employees and project financing of equity accounted
companies. Other interest-bearing receivables primarily relate to financial sublease and tax receivables.
Current financial investments
At 31 December
(in USD million) 2023 2022
Time deposits 17,846 12,373
Interest-bearing securities 11,378 17,504
Financial investments 29,224 29,876
At 31 December 2023, current financial investments
include USD 458 million in investment portfolios held by Equinor’s captive
insurance company which mainly are accounted for using fair value through profit or loss.

The corresponding balance at 31 December
2022 was USD 410 million.
For information about financial instruments by category, see note 28 Financial instruments and fair value measurement
.

Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

207
17 Inventories
Accounting policies
Inventories
Commodity inventories not held for trading purposes are stated at the lower of cost and net realisable value. Cost is determined by the
first-in first-out method and comprises direct purchase costs, cost of production, transportation, and manufacturing expenses.
Commodity inventories held for trading purposes are measured at fair value less cost to sell (FVLCS), with subsequent changes in fair
value recognised in the Consolidated statement of income as part of Revenues. These inventories are categorised within level 2 of the
fair value hierarchy.
------------------------------------------------------------------------------------------------------------------------------
At 31 December
(in USD million) 2023 2022
Crude oil 2,051 2,115
Petroleum products 380 451
Natural gas 54 127
Commodity inventories at the lower of cost and net

realisable value
2,485 2,693
Natural gas held for trading purposes measured

at fair value
810 1,994
Other 520 517
Total inventories 3,814 5,205
Inventories held for trading purposes consist of natural gas storages held by Danske Commodities.

Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

208
18 Trade and other receivables
At 31 December
(in USD million) 2023 2022
Trade receivables from contracts with customers
1)
10,706 15,213
Other current receivables 1,774 992
Collateral receivables
2)
2,186 3,468
Receivables from participation in joint operations and

similar arrangements
471 661
Receivables from equity accounted associated companies

and other related parties
1,056 1,276
Total financial trade and other receivables 16,193 21,611
Non-financial trade and other receivables 740 841
Trade and other receivables 16,933 22,452
1) Trade receivables from contracts with customers are shown net of an immaterial provision for expected

losses.
2) Mainly related to cash paid as security for

a portion of Equinor's credit exposure.

For more information about the credit quality of Equinor's counterparties, see note 4 Financial risk and capital management. For
currency sensitivities, see note 28 Financial instruments and fair value measurement. For further information on receivables from
equity accounted associated companies and other related parties, see note 27 Related parties.
19 Cash and cash equivalents
Accounting policies
Cash and cash equivalents are accounted for at amortised cost and include cash in hand, bank deposits, and short-term highly liquid
investments with original maturity of three months or less which are readily convertible to known amounts of cash and subject to
insignificant risk of changes in fair value. Contractually mandatory deposits in escrow bank accounts are included as restricted cash
and cash equivalents if the deposits are provided as part of the Group’s operating activities and therefore are deemed as held for the
purpose of meeting short-term cash commitments, and the deposits can be released from the escrow account without undue
expenses.

At 31 December
(in USD million) 2023 2022
Cash at bank available 2,295 2,220
Time deposits 1,337 836
Money market funds 1,875 3,106
Interest-bearing securities 2,563 3,276
Restricted cash and cash equivalents, including collateral

deposits
1,572 6,140
Cash and cash equivalents 9,641 15,579
Restricted cash and cash equivalents at 31 December 2023 includes collateral deposits of USD 1,572 million related to trading
activities. Correspondingly,

collateral deposits at 31 December 2022 were USD 6,128 million. Collateral deposits are related to certain
requirements of exchanges where Equinor is trading. The terms and conditions related to these requirements are determined by the
respective exchanges.

Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

209
20 Shareholders' equity,

capital distribution and earnings per share
Number of shares NOK per value NOK USD
Share capital at 1 January 2023 3,175,470,159 2.50 7,938,675,397.50 1,142,036,265
Capital reduction (172,365,554) 2.50 (430,913,885.00) (41,519,325)
Share capital at 31 December 2023 3,003,104,605 2.50 7,507,761,512.50 1,100,516,940
Number of shares NOK per value Common Stock
Authorised and issued 3,003,104,605 2.50 7,507,761,512.50
Treasury shares
Share buy-back programme (49,486,793) 2.50 (123,716,982.50)
Employees share saving plan (8,884,668) 2.50 (22,211,670.00)
Total outstanding shares 2,944,733,144 2.50 7,361,832,860.00
Equinor ASA has only one class of shares and all shares have voting rights. The holders of shares are entitled to receive dividends as
and when declared and are entitled to one vote per share at the annual general meeting of the company.
Dividend
During 2023, dividend for the third and for the fourth quarter of 2022 and dividend for the first and second quarter of 2023 were
settled. Dividend declared but not yet settled is presented as dividends payable in the Consolidated balance sheet. The Consolidated
statement of changes in equity shows declared dividend in the period (retained earnings). Dividend declared in 2023 relates to the
fourth quarter of 2022 and to the first three quarters of 2023.
On 6 February 2024, the board of directors proposed to the annual general meeting on 14 May 2024 an ordinary cash dividend for the
fourth quarter of 2023 of USD 0.35 per share and an extraordinary cash dividend of USD 0.35 per share. The Equinor share will trade
ex-dividend 15 May 2024 on Oslo Børs and for ADR holders on New York Stock Exchange. Record date will be 16 May 2024 and payment date will be 28 May 2024.
At 31 December
(in USD million) 2023 2022
Dividends declared 10,783 7,549
USD per share or ADS 3.6000 2.4000
Dividends paid 10,906 5,380
USD per share or ADS 3.6000 1.6800
NOK per share 37.8522 16.4837
-------------------------------------------------------------------------------------------------------------------------------------
Accounting policies
Share buy-back
Where Equinor has either acquired own shares under a share buy-back programme or has placed an irrevocable order with a third
party for Equinor shares to be acquired in the market, such shares are reflected as a reduction in equity as treasury shares. Treasury
shares are not included in the weighted average number of ordinary shares outstanding in the calculation of Earnings per share. The
remaining outstanding part of an irrevocable order to acquire shares is accrued for and classified as Trade, other payables and provisions.
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Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

210
Share buy-back programme
The purpose of the share buy-back programme is to reduce the issued share capital of the company. All shares repurchased as part
of the programme will be cancelled. According to an agreement between Equinor and the Norwegian

State, the Norwegian State will
participate in share buy-backs on a proportionate basis, ensuring that its ownership interest in Equinor remains unchanged at 67%.
On 6 February 2024, the board of directors decided to announce a two-year share buy-back programme for 2024-2025 of USD 10-12
billion in total, with USD 6 billion for 2024. The share buy-back programme will be subject to market outlook and balance sheet
strength.
The first tranche of up to USD 1.2 billion of the 2024 share buy-back programme will commence on 8 February and end no later than
5 April 2024. The first tranche of the 2024 share buy-back programme is based on the authorisation from the annual general meeting
in May 2023, valid until the next annual general meeting, but no later than 30 June

2024. Commencement of new share buy-back
tranches after the first tranche in 2024 will be decided by the board of directors on a quarterly basis in line with the company’s
dividend policy and will be subject to existing and new board authorisations for share buy-back from the company’s annual general
meeting and agreement with the Norwegian State regarding share buy-back.
Number of shares 2023 2022
Share buy-back programme at 1 January 42,619,172 13,460,292
Purchase 63,748,254 56,290,671
Cancellation (56,880,633) (27,131,791)
Share buy-back programme at 31 December 49,486,793 42,619,172
Equity impact of share buy-back programmes
(in USD million) 2023 2022
First tranche 330 330
Second tranche 550 440
Third tranche 550 605
Fourth tranche 550 605
Total open market share 1,980 1,980
Norwegian state share
1)
3,705 1,399
Total 5,685 3,380
1) Relates to second to fourth tranche of previous year programme and first tranche of current year programme.
Based on the authorisation from the annual general meeting on 10 May 2023, the Board of directors has, on a quarterly basis,
decided on share buy-back tranches. The 2023 programme was up to USD 6 billion,

including shares to be redeemed from the
Norwegian State.
During 2023, four tranches of in total USD 6 billion were launched,

including shares to be redeemed from the Norwegian State. The acquisition of the fourth tranche in the open market was finalised in January 2024. As of 31 December 2023, USD 410 million of the
fourth tranche had been purchased in the open market, of which USD 388 million had been settled.

Due to an irrevocable agreement
with a third party, the remaining order of USD 162 million is accrued for and classified as Trade, other payables and provisions.
In order to maintain the Norwegian State’s ownership share in Equinor, a proportionate share of the second, third and fourth tranche of the 2022 programme as well as the first tranche of the 2023 programme was redeemed and annulled after approval by the annual
general meeting on 10 May 2023. The liability to the Norwegian State of USD 3.705 billion

(NOK 39.071 billion) was settled in June
2023.

Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

211
Employees share saving plan
Number of shares 2023 2022
Share saving plan at 1 January 10,908,717 12,111,104
Purchase 2,204,207 2,127,172
Allocated to employees (4,228,256) (3,329,559)
Share saving plan at 31 December 8,884,668 10,908,717
In 2023 and 2022 treasury shares were purchased to employees participating in the share saving plan for USD 68 million and USD 72
million, respectively. For further information, see note 8 Salaries and personnel expenses.

Earnings per share
(in USD million) 2023 2022
Basic earnings per share
Net income (loss) attributable to shareholders of

the company
11,885 28,746
Weighted average number of ordinary shares outstanding 3,021 3,174
Basic earnings per share (in USD) 3.93 9.06
Diluted earnings per share
Net income (loss) attributable to shareholders of

the company
11,885 28,746
Weighted average number of ordinary shares outstanding, diluted 3,027 3,183
Diluted earnings per share (in USD) 3.93 9.03
Basic and diluted earnings per share amounts are calculated by dividing the Net income (loss) for the year attributable to shareholders
by relevant weighted average number of ordinary shares outstanding during the year. Shares purchased to employees participating in the share saving plan is the only diluting element.

21 Finance debt
Non-current finance debt
Finance debt measured at amortised cost
Weighted average interest
rates in %
1)
Carrying amount in USD
millions at 31 December
Fair value in USD

millions at 31 December
2)
2023 2022 2023 2022 2023 2022
Unsecured bonds
United States Dollar (USD)
3.82 3.82 15,705 17,190 15,037 16,167
Euro (EUR)
1.51 1.42 6,633 7,465 6,177 6,782
Great Britain Pound (GBP)
6.08 6.08 1,747 1,652 2,013 1,836
Norwegian Kroner (NOK)
4.18 4.18 295 304 302 311
Total unsecured bonds
24,380 26,612 23,529 25,097
Unsecured loans
Brazilian real (BRL)
10.10 - 179 - 179 -
Japanese Yen (JPY)
4.30 4.30 71 76 83 90

Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

212
Total unsecured loans
250 76 262 90
Total
24,630 26,688 23,791 25,187
Non-current finance debt due within one year
2,400 2,547 2,415 2,597
Non-current finance debt
22,230 24,141 21,376 22,590
1)

Weighted average interest rates are calculated based on the contractual rates on the loans per currency at 31 December and do
not include the effect of swap agreements.
2)

Fair values are determined from external calculation models based on market observations from various sources, classified at
level 2 in the fair value hierarchy. For more information regarding fair value hierarchy, see note 28 Financial instruments and fair value measurement.
Unsecured bonds amounting to USD 15,705 million are denominated in USD and unsecured bonds denominated in other currencies
amounting to USD 7,848 million are swapped into USD. One bond denominated in EUR amounting to USD 827 million is not
swapped. The table does not include the effects of agreements entered into to swap the various currencies into

USD. For further
information see note 28 Financial instruments and fair value measurement.
Substantially all unsecured bonds and unsecured bank loan agreements contain provisions restricting future pledging of assets to
secure borrowings without granting a similar secured status to the existing bondholders and lenders.
No new bonds were issued in 2023.
Out of Equinor's total outstanding unsecured bond portfolio, 34 bond agreements contain provisions allowing Equinor to call the debt
prior to its final redemption at par or at certain specified premiums if there are changes to the Norwegian tax laws. The carrying
amount of these agreements is USD 24,076 million at the 31 December 2023 closing currency exchange rate.
For more information about the revolving credit facility, maturity profile for undiscounted cash flows and interest rate risk management, see note 4 Financial risk and capital management.

Non-current finance debt maturity profile
At 31 December
(in USD million) 2023 2022
Year 2 and 3 4,683 4,794
Year 4 and 5 4,511 4,510
After 5 years 13,035 14,837
Total repayment of non-current finance debt 22,230 24,141
Weighted average maturity (years - including current portion) 9 9
Weighted average annual interest rate (% - including current portion) 3.41 3.29

Current finance debt
At 31 December
(in USD million) 2023 2022
Collateral liabilities 458 1,571
Non-current finance debt due within one year 2,400 2,547
Other including US Commercial paper programme

and bank overdraft
3,138 241
Total current finance debt 5,996 4,359
Weighted average interest rate (%) 3.77 2.22

Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

213
Collateral liabilities and other current liabilities mainly relate to cash received as security for a portion of Equinor's credit exposure and
outstanding amounts on US Commercial paper (CP) programme. Issuance on the CP programme amounted to USD 1,895 million as
of

31 December 2023 and USD 227 million as of 31 December 2022.
Reconciliation of cash flows from financing activities

to finance line items in balance sheet

(in USD million)
Non-current
finance debt
Current
finance
debt
Financial
receivable
Collaterals
1)
Additional
paid in
capital
2)
Non-
controlling
interest
Dividend
payable
Lease
liabilities
3)
Total
At 1 January 2023 24,140 4,359 (3,468) 3,041 1 2,808 3,667
Repayment of finance debt (2,818) (2,818)
Repayment of lease liabilities (1,422) (1,422)
Dividend paid (10,906) (10,906)
Share buy-back (5,589) (5,589)
Net current finance debt and other
finance activities 1,385 1,287 (69) (10) 2,593
Net cash flow from financing activities (2,818) 1,385 1,287 (5,658) (10) (10,906) (1,422) (18,142)
Transfer to current portion 147 (147)
Effect of exchange rate changes 321 44 (5) - (25)
Dividend declared 10,783
Debt in RIO Energy 437
New leases 1,379
Other changes 2 354 (1) 2,617 19 (36) (29)
Net other changes 907 251 (6) 2,617 19 10,747 1,325
At 31 December 2023 22,230 5,995 (2,185) - 10 2,649 3,570
(in USD million)
Non-current
finance debt
Current
finance
debt
Financial
receivable
Collaterals
1)
Additional
paid in
capital
2)
Non-
controlling
interest
Dividend
payable
Lease
liabilities
3)
Total
At 1 January 2022 27,404 5,273 (1,577) 6,408 14 582 3,562
Repayment of finance debt (250) (250)
Repayment of lease liabilities (1,366) (1,366)
Dividend paid (5,380) (5,380)
Share buy-back (3,315) (3,315)
Net current finance debt and other
finance activities - (2,982) (2,038) (73) (8) (5,102)
Net cash flow from financing activities (250) (2,982) (2,038) (3,388) (8) (5,380) (1,366) (15,414)
Transfer to current portion (2,297) 2,297
Effect of exchange rate changes (710) (78) 145 (3) (149)
Dividend declared 7,549
New leases 1,644
Other changes (7) (151) 21 (2) 57 (24)

Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

214
Net other changes (3,014) 2,068 145 21 (5) 7,606 1,471
At 31 December 2022 24,140 4,359 (3,468) 3,041 1 2,808 3,667
1)

Financial receivable collaterals are included in Trade and other receivables in the Consolidated balance sheet. See note

18
Trade and other receivables for more information.
2)

Other changes in additional paid in capital have been moved to retained earnings.

3)

See note 25 Leases for more information.

22 Pensions
Accounting policies
Equinor has pension plans for employees that either provide a defined pension benefit upon retirement or a pension dependent on
defined contributions and related returns. A portion of the contributions are provided for as notional contributions, for which the liability
increases with a promised notional return, set equal to the actual return of assets invested through the ordinary defined contribution
plan. For defined benefit plans, the benefit to be received by employees generally depends on many factors including length of
service, retirement date and future salary levels.
Equinor's proportionate share of multi-employer defined benefit plans is recognised as liabilities in the Consolidated balance sheet as
sufficient information is considered available, and a reliable estimate of the obligation can be made.
The cost of pension benefit plans is expensed over the period that the employees render services and become eligible to receive
benefits. The calculation is performed by an external actuary. Equinor's net obligation from defined benefit pension plans is calculated separately for each plan by estimating the amount of future benefit that employees have earned in return for their services in the
current and prior periods. That benefit is discounted to determine its present value, and the fair value of any plan assets is deducted.
The recognition of a net surplus for the funded plan is based on the assumption that the net assets represent a future value for
Equinor, either as a possible distribution to premium fund which can be used for future funding of new liabilities, or as disbursement of equity in the pension fund.
Contributions to defined contribution schemes are recognised in the Consolidated statement of income as pension costs in the period
in which the contribution amounts are earned by the employees.
Notional contribution plans, reported in the parent company Equinor ASA, are recognised as Pension liabilities with the actual value of
the notional contributions and promised return at reporting date. Notional contributions are recognised in the Consolidated statement
of income as periodic pension cost, while changes in fair value of the employees’ notional assets are reflected in the Consolidated
statement of income under Net financial items.
Periodic pension cost is accumulated in cost pools and allocated to business areas and Equinor’s operated joint operations (licences)
on an hours’ incurred basis and recognised in the Consolidated statement of income based on the function of the cost.
------------------------------------------------------------------------------------------------------------------------------------
Pension plans in Equinor
The main pension plans for Equinor ASA and its most significant subsidiaries are defined contribution plans which includes certain
unfunded elements (notional contribution plans). In addition, several employees and former employees of the Equinor Group is a
member of certain defined benefit plans. The benefit plan in Equinor ASA was closed in 2015 for new employees and for employees
with more than 15 years to regular retirement age. Equinor's defined benefit plans are generally based on a minimum of 30 years of
service and 66% of the final salary level, including an assumed benefit from the Norwegian National

Insurance Scheme. The
Norwegian companies in the group are subject to, and complies with, the requirements of the Norwegian

Mandatory Company
Pensions Act.
The defined benefit plans in Norway are managed and financed through Equinor Pensjon (Equinor's pension fund - hereafter Equinor
Pension). Equinor Pension is an independent pension fund that covers the employees in Equinor's

Norwegian companies. The
pension fund's assets are kept separate from the company's and group companies' assets. Equinor Pension is supervised by the
Financial Supervisory Authority of Norway ("Finanstilsynet") and is licenced to operate as a pension fund.
Equinor has more than one defined benefit plan, but the disclosure is made in total since the plans are not subject to materially
different risks. Pension plans outside Norway are not material and as such not disclosed separately. In this note pension costs are

Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

215
presented on a gross basis before allocation to licence partners. In the Consolidated statement of income, the pension costs in
Equinor ASA are presented net of costs allocated to licence partners.
Equinor is also a member of a Norwegian national agreement-based early retirement plan (“AFP”), and the premium is calculated
based on the employees' income but limited to 7.1 times the basic amount in the National Insurance scheme (7.1 G). The premium is
payable for all employees until age 62. Pension from the AFP scheme will be paid from the AFP plan administrator to employees for
their full lifetime.

Net pension cost
Total pension costs amount to USD 441 million in 2023, USD 458 million in 2022 and USD 488 million in 2021. In addition, interest cost and interest income related to defined benefit plans are included in the Consolidated statement of income within Net financial
items.

Changes in pension liabilities and plan assets

during the year
(in USD million) 2023 2022
Pension liabilities at 1 January 7,664 9,358
Current service cost 145 183
Interest cost 318 105
Actuarial (gains)/losses and currency effects 338 (1,785)
Changes in notional contribution liability and other

effects
56 67
Benefits paid (284) (258)
Losses/(gains) from curtailment, settlement or plan

amendment
91 (5)
Pension liabilities at 31 December 8,328 7,664
Fair value of plan assets at 1 January 5,213 6,404
Interest income 190 116
Return on plan assets (excluding interest income) 202 (622)
Company contributions 211 104
Benefits paid (141) (121)
Losses (gains) from curtailment, settlement or plan

amendment
113 (5)
Other effects - 6
Foreign currency translation effects (124) (669)
Fair value of plan assets at 31 December 5,664 5,213
Net pension liability at 31 December 2,665 2,452
Represented by:
Asset recognised as non-current pension assets

(funded plan)
1,260 1,219
Liability recognised as non-current pension liabilities

(unfunded plans)
3,925 3,671
Pension liabilities specified by funded and unfunded

pension plans
8,328 7,664
Funded 4,404 3,994
Unfunded 3,925 3,670
Equinor recognised an actuarial loss from changes in financial assumptions in 2023. No changes in interest rate compared to year
end 2022, but other assumptions increased with 50 basis points. An actuarial gain was recognised in 2022.

Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

216
Actuarial assumptions
Assumptions used to determine
benefit obligations in %
Rounded to the nearest quartile 2023 2022
Discount rate
3.75 3.75
Rate of compensation increase
4.00 3.50
Expected rate of pension increase
3.25 2.75
Expected increase of social security base amount (G-amount)
3.75 3.25
Weighted-average duration of the defined benefit obligation
13.25 13.50
The assumptions presented are for the Norwegian companies in Equinor which are members of Equinor's pension fund. The defined
benefit plans of other subsidiaries are immaterial to the consolidated pension assets and liabilities.
Sensitivity analysis
The table below presents an estimate of the potential effects of changes in discount rate and expected rate of pension increase for the
defined benefit plans. The following estimates are based on facts and circumstances as of 31 December

2023.
Discount rate
Expected rate of
pension increase
(in USD million) 0.50% -0.50% 0.50% -0.50%
Effect on:
Defined benefit obligation at 31 December 2023 (521) 587 494 (451)
The sensitivity of the financial results to each of the key assumptions has been estimated based on the assumption that all other
factors would remain unchanged. The estimated effects on the financial result would differ from those that would actually appear in the
Consolidated financial statements because the Consolidated financial statements would also reflect the relationship between these
assumptions.

Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

217
Pension assets
The plan assets related to the defined benefit plans were measured at fair value. Equinor Pension invests in both financial assets and
real estate.
The table below presents the portfolio weighting as approved by the board of Equinor Pension for 2023. The portfolio weight during a
year will depend on the risk capacity.
Target portfolio
weight (in %) 2023 2022
Equity securities 33.6 32.9

30-38
Interest bearing investments 61.7 60.5

52-65
Real estate 4.7 6.6

5-10
Total 100.0 100.0
In 2023, 100% of the equity securities and 13% of bonds had quoted market prices in an active market. 87% of bonds and 100% of
money market instruments had market prices based on inputs other than quoted prices. If quoted market prices are not available, fair
values are determined from external calculation models based on market observations from various sources.
In 2022, 44% of the equity securities and 3% of bonds had quoted market prices in an active market.

54% of the equity securities,
97% of bonds and 100% of money market instruments had market prices based on inputs other than quoted prices.
For definition of the various levels, see note 28 Financial instruments and fair value measurement.
Estimated company contributions to be made to Equinor Pension in 2024 is approximately USD

109 million.
23 Provisions and other liabilities
Accounting policies
Asset retirement obligations (ARO)
Provisions for asset retirement obligations (ARO) are recognised when Equinor has an obligation

(legal or constructive) to dismantle
and remove a facility or an item of property, plant and equipment and to restore the site on which it is located, and when a reliable estimate of that liability can be made. Normally an obligation arises for a new facility, such as an oil and natural gas production or transportation facility, upon construction or installation. An obligation may also arise during the period of operation of a facility through a change in legislation or through a decision to terminate operations or be based on commitments associated with Equinor's ongoing
use of pipeline transport systems where removal obligations rest with the volume shippers.
The amount recognised is the present value of the estimated future expenditures determined in accordance with local conditions and
requirements. The cost is estimated based on current regulations and technology, considering relevant risks and uncertainties. The discount rate used in the calculation of the ARO is a market-based risk-free rate based on the applicable currency and time horizon of
the underlying cash flows. The provisions are classified under Provisions in the Consolidated balance sheet.
When a provision for ARO is recognised, a corresponding amount is recognised as an increase of the related asset within property,
plant and equipment and is subsequently depreciated over the useful life of the asset. Any change in the present value of the
estimated expenditure is reflected as an adjustment to the provision and the corresponding adjustment to the carrying value of the
property, plant and equipment. When a decrease in the ARO related to a producing asset exceeds the carrying amount of the asset, the excess is recognised as a reduction of Depreciation, amortisation and net impairment in the Consolidated statement of income.
When an asset has reached the end of its useful life, all subsequent changes to the ARO are recognised as they occur in Operating
expenses in the Consolidated statement of income.
Removal provisions associated with Equinor's role as shipper of volumes through third party transport systems are expensed as
incurred.
Estimation uncertainty regarding asset retirement obligations
Establishing the appropriate estimates for such obligations are based on historical knowledge combined with knowledge of ongoing
technological developments, expectations about future regulatory and technological development and involve the application of
judgement and an inherent risk of significant adjustments. The costs of decommissioning and removal activities require revisions due
to changes in current regulations and technology while considering relevant risks and uncertainties. Most of the removal activities are

Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

218
many years into the future, and the removal technology and costs are constantly changing. The speed of the transition to renewable
energy sources may also influence the production period, hence the timing of the removal activities.

The estimates include
assumptions of norms, rates and time required which can vary considerably depending on the assumed removal complexity.
Moreover, changes in the discount rate and foreign currency exchange rates may impact the estimates significantly. As a result, the initial recognition of ARO and subsequent adjustments involve the application of significant judgement.
---------------------------------------------------------------------------------------------------------------------------------
(in USD million)
Asset retirement
obligations
Other

provisions and
liabilities Total
Non-current portion at 31 December 2022
11,569 4,064 15,633
Current portion at 31 December 2022 reported

as Trade, other payables and
provisions 165 494 659
Provisions and other liabilities at 31 December 2022
11,734 4,558 16,292
New or increased provisions and other liabilities
488 443 931
Change in estimates
845 25 870
Amounts charged against provisions and other liabilities
(126) (301) (427)
Effects of change in the discount rate
(276) 13 (263)
Reduction due to divestments
(403) 97 (306)
Accretion expenses
462 76 538
Reclassification, transfer and other
(174) (1,387) (1,561)
Foreign currency translation effects
(190) 62 (128)
Provisions and other liabilities at 31 December 2023
12,360 3,586 15,946
Non-current portion at 31 December 2023
12,171 3,133 15,304
Current portion at 31 December 2023 reported

as Trade, other payables and
provisions 190 452 642

Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

219
Equinor's estimated asset retirement obligations (ARO) have increased by USD 626 million to USD

12,360 million at 31 December
2023 compared to year-end 2022. Changes in ARO are reflected within Property, plant and equipment and Provisions and other liabilities in the Consolidated balance sheet.
In certain production sharing agreements (PSA), Equinor’s estimated share of asset retirement obligation (ARO) is paid into an escrow
account over the producing life of the field. These payments are considered down-payments of the liabilities and included in the line
item Amounts charged against provisions and other liabilities.
Claims and litigations mainly relate to expected payments for unresolved claims. The timing and amounts of potential settlements in
respect of these claims are uncertain and dependent on various factors that are outside management's control. For further information
on provisions and contingent liabilities, see note 26 Other commitments, contingent liabilities and contingent assets.

The timing of cash outflows of asset retirement obligations depends on the expected cease of production at the various facilities.
Line item Reclassification, transfer and other includes USD 1,388 million related to SDFI liability. See note 27 Related parties for further details.
Sensitivities with regards to discount rate on the total ARO portfolio
The discount rate sensitivity has been calculated by assuming a reasonably possible change of 1.3 percentage points.
An increase in the discount rate of 1.3 percentage points would reduce the ARO liability by USD

1,994 million. A corresponding
reduction would increase the liability by USD 2,507 million. See note 3 Climate change and energy transition for sensitivity with
regards to change in the removal year.

Expected timing of cash outflows
(in USD million)
Asset retirement
obligations
Other

provisions and
liabilities Total
2024 - 2028 1,512 2,580 4,092
2029 - 2033 997 342 1,339
2034 - 2038 2,605 134 2,739
2039 - 2043 4,610 (42) 4,568
Thereafter 2,636 572 3,208
At 31 December 2023 12,360 3,586 15,946
24 Trade, other payables and provisions
At 31 December
(in USD million) 2023 2022
Trade payables 5,317 6,207
Non-trade payables and accrued expenses 2,210 2,688
Payables due to participation in joint operations and

similar arrangements
2,283 2,074
Payables to equity accounted associated companies

and other related parties
1,242 1,479
Total financial trade and other payables 11,052 12,449
Current portion of provisions and other non-financial

payables
819 903
Trade, other payables and provisions 11,870 13,352
Included in Current portion of provisions and other non-financial payables are certain provisions that are further described in note 23
Provisions and other liabilities and in note 26 Other commitments, contingent liabilities and contingent assets. For information

Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

220
regarding currency sensitivities, see note 28 Financial instruments and fair value measurement.

For further information on payables to
equity accounted associated companies and other related parties, see note 27 Related parties.
25 Leases
Accounting policies
Leases
A lease is defined as a contract that conveys the right to control the use of an identified asset for a period of time in exchange for
consideration. At the date at which the underlying asset is made available for Equinor, the present value of future lease payments
(including extension options considered reasonably certain to be exercised) is recognised as a lease liability. The present value is
calculated using Equinor’s incremental borrowing rate. A corresponding right-of-use

(RoU) asset is recognised, including lease
payments and direct costs incurred at the commencement date. Lease payments are reflected as interest expense and a reduction of
lease liabilities. The RoU assets are depreciated over the shorter of each contract’s term and the assets’ useful life.
Short term leases (12 months or less) and leases of low value assets are expensed or (if appropriate)

capitalised as incurred,
depending on the activity in which the leased asset is used.
Many of Equinor’s lease contracts, such as rig and vessel leases, involve several additional services and components, including
personnel cost, maintenance, drilling related activities, and other items. For a number of these contracts, the additional services
represent a not inconsiderable portion of the total contract value. Non-lease components within lease contracts are accounted for
separately for all underlying classes of assets and reflected in the relevant expense category or (if appropriate) capitalised as
incurred, depending on the activity involved.
Accounting judgement regarding leases
In the oil and gas industry, where activity frequently is carried out through joint arrangements or similar arrangements, the application of IFRS 16 Leases requires evaluations of whether the joint arrangement or its operator is the lessee in each lease agreement and
consequently whether such contracts should be reflected gross (100%) in the operator’s financial statements, or according to each
joint operation partner’s proportionate share of the lease.
In many cases where an operator is the sole signatory to a lease contract of an asset to be used in the activities of a specific joint
operation, the operator does so implicitly or explicitly on behalf of the joint arrangement. In certain jurisdictions,

and importantly for
Equinor as this includes the Norwegian continental shelf (NCS), the concessions granted by the authorities establish both a right and
an obligation for the operator to enter into necessary agreements in the name of the joint operations

(licences).
As is the customary norm in upstream activities operated through joint arrangements, the operator will manage the lease, pay the
lessor, and subsequently re-bill the partners for their share of the lease costs. In each such instance, it is necessary to determine whether the operator is the sole lessee in the external lease arrangement, and if so, whether the billings to partners may represent
sub-leases, or whether it is in fact the joint arrangement which is the lessee, with each participant accounting for its proportionate
share of the lease. Where all partners in a licence are considered to share the primary responsibility for lease payments under a
contract, Equinor’s proportionate share of the related lease liability and RoU asset will be recognised net by Equinor. When Equinor is
considered to have the primary responsibility for the full external lease payments, the lease liability is recognised gross (100%).
--------------------------------------------------------------------------------------------------------------------------------
Equinor leases certain assets, notably drilling rigs, transportation vessels, storages and office facilities for operational activities.
Equinor is mostly a lessee, and the use of leases serves operational purposes rather than as a tool for financing.

Information related to lease payments and lease

liabilities
(in USD million) 2023 2022
Lease liabilities at 1 January 3,667 3,562
New leases, including remeasurements and cancellations 1,379 1,644
Gross lease payments (1,590) (1,484)
Lease interest 138 95
Lease repayments

(1,452) (1,452) (1,389) (1,389)
Foreign currency translation effects (25) (149)

Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

221
Lease liabilities at 31 December 3,569 3,667
Current lease liabilities 1,279 1,258
Non-current lease liabilities 2,291 2,409
Equinor recognised revenues of USD 337 million in 2023 and USD 319 million in 2022 related to lease costs recovered from licence
partners related to lease contracts being recognised gross by Equinor.
Commitments relating to lease contracts which had not yet commenced at year-end are included within Other commitments in note

26 Other commitments, contingent liabilities and contingent assets.
A maturity profile based on undiscounted contractual cash flows for lease liabilities is disclosed in note 4 Financial risk and capital
management.
Non-current lease liabilities maturity profile
At 31 December
(in USD million) 2023 2022
Year 2 and 3 1,342 1,360
Year 4 and 5 470 483
After 5 years 478 566
Total repayment of non-current lease liabilities 2,291 2,409
The Right of use assets are included within the line item Property, plant and equipment in the Consolidated balance sheet. See also note 12 Property, plant and equipment.

Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

222
26 Other commitments, contingent liabilities and contingent

assets
Accounting policies
Estimation uncertainty regarding levies
Equinor’s global business activities are subject to taxation on income and indirect taxes in various jurisdictions around the world. In these jurisdictions, governments can respond to global or local development, including climate related matters and public fiscal balances, by issuing new laws or other regulations stipulating changes in income tax, value added tax, tax on emissions, customs duties or other levies which may affect profitability and even the viability of Equinor’s business in that jurisdiction. Equinor mitigates this risk by using local legal representatives and staying up to date with the legislation in the jurisdictions where activities are carried out. Occasionally, legal disputes arise from difference in interpretations. Equinor’s legal department, together with local legal representatives, estimate the outcome from such legal disputes based on first-hand knowledge. Such estimates may differ from the actual results.
--------------------------------------------------------------------------------------------------------------------------------

Contractual commitments
Equinor had contractual commitments of USD 11,259 million as of 31 December 2023. The contractual commitments reflect Equinor's proportional share and mainly comprise construction and acquisition of property, plant and equipment as well as committed investments/funding or resources in equity accounted entities. It also includes Equinors’ estimated expenditures related to
commitments to drill a certain number of wells, commitments which sometimes can be a prerequisite to be awarded oil and gas
exploration and production licences.
At the end of 2023, Equinor was committed to participate in 34 wells, with an average ownership interest of approximately 46%.
Equinor's share of estimated expenditures to drill these wells amounts to USD 609 million. Additional wells that Equinor may become
committed to participating in depending on future discoveries in certain licences are not included in these numbers.
Other long-term commitments
Equinor has entered into various long-term agreements for pipeline transportation as well as terminal use, processing,

storage and
entry/exit capacity commitments and commitments related to specific purchase agreements. The agreements ensure the rights to the
capacity or volumes in question, but also impose on Equinor the obligation to pay for the agreed-upon service or commodity,
irrespective of actual use. The contracts' terms vary, with durations of up to 2060.
Take-or-pay contracts for the purchase of commodity quantities are only included in the table below if their contractually agreed pricing is of a nature that will or may deviate from the obtainable market prices for the commodity at the time of delivery.
Obligations payable by Equinor to entities accounted for in the Equinor group using the equity method are included in the table below
with Equinor’s full proportionate share. For assets (such as pipelines) that are included in the Equinor accounts through joint
operations or similar arrangements, and where consequently Equinor’s share of assets, liabilities, income and expenses (capacity
costs) are reflected on a line-by-line basis in the Consolidated financial statements, the amounts in the table include the net
commitment payable by Equinor (i.e. Equinor’s proportionate share of the commitment less Equinor's ownership share in the
applicable entity).
The table below also includes USD 3,600 million as the non-lease components of lease agreements reflected in the accounts
according to IFRS 16, as well as leases not yet commenced. For commenced leases, please refer to note 25 Leases.
Nominal minimum other long-term commitments at 31 December 2023:
(in USD million)
2024 2,659
2025 1,972
2026 1,615
2027 1,187
2028 1,010
Thereafter 6,775
Total other long-term commitments 15,218

Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

223
Guarantees
Equinor has guaranteed for its proportionate share of some of our associates’ long-term bank debt,

payment obligations under
contracts, and certain third-party obligations. The total amount guaranteed at year-end 2023 is USD

1,564 million. The book value of
the guarantees is immaterial.
Contingent liabilities and contingent assets
Claim from Petrofac regarding multiple variation order requests performed in Algeria (In Salah)
Petrofac International (UAE) LLC (“PIUL”) was awarded the EPC Contract to execute the ISSF Project (the In Salah Southern Fields
Project in central Algeria). Following a suspension of activity in 2013, PIUL issued multiple

Variation Order Requests (“VoRs”) related
to the costs incurred for stand-by and remobilization costs. Several VoRs have been paid, but the settlement of the remaining has been unsuccessful. PIUL initiated arbitration in August 2020 claiming an estimated amount of USD 533 million, of which Equinor holds
a 31.85% share. Equinor's maximum exposure amounts to USD 163 million. Equinor has provided for its best estimate in the matter.
Withholding tax dispute regarding remittances from Brazil to Norway
Remittances made from Brazil for services are normally subject to withholding income tax.

In 2012, Equinor’s subsidiaries in Brazil
filed a lawsuit to avoid paying this tax on remittances made to Equinor ASA and Equinor

Energy AS under the Double Tax Treaty
Brazil has with Norway. The lawsuit relates to services without transfer of technology on fields where Equinor is a partner. Court proceedings through several levels in the legal system have been ongoing, and a final verdict has not yet been reached. Withholding
tax has not been paid since 2014. Equinor's share of maximum exposure in the case at year end 2023 is estimated at approximately
USD 159 million. Although Equinor continues to be of the view that all applicable tax regulations have been applied in the case, recent
developments in similar litigation in Brazil have led to an updated evaluation of the likelihood of loss, and Equinor has provided for the
best estimate in the case as income tax expense.
Suit for an annulment of Petrobras’ sale of the interest in BM-S-8 to Equinor
In March 2017, an individual connected to the Union of Oil Workers of Sergipe (Sindipetro) filed a class action suit against Petrobras,
Equinor, and ANP - the Brazilian Regulatory Agency - to seek annulment of Petrobras’ sale of the interest and operatorship in BM-S-8 to Equinor, which was closed in November 2016 after approval by the partners and authorities. In February 2022, sentence in the annulment case was issued at the first instance level, and Equinor won on all merits. The case was appealed by the plaintiff and
Equinor has filed counter arguments. At the end of 2023, the acquired interest remains on Equinor’s balance sheet, where the assets
related to phase 1 have been reclassified to property, plant and equipment and the assets related to phase 2 are presented as intangible assets, all of which are part of the Exploration & Production International (E&P International)

segment.
Brazilian law creating uncertainty regarding certain tax incentives
Equinor is currently part in two legal matters in the state of Rio de Janeiro in Brazil related to a law requiring taxpayers that benefits
from ICMS tax incentives (i.e. Repetro) to deposit 10% of the savings made from such benefits into a state fund. Equinor is of the
opinion that specific incentives so far relevant for the Roncador and Peregrino fields are not in scope of the law, while the state of Rio
de Janeiro requires deposits to be paid with the addition of fines and interest. While legal developments in 2023 have included
clarification from the Supreme Court that the law is constitutional, subject to a final ruling, Equinor’s litigation in the matter continues,
mainly related to the law’s impact specifically for Repetro and other state tax incentives. Equinor believes that our view in the matter
will ultimately be upheld by the courts, and no amounts have consequently been provided for in the financial statements. At year-end
2023, the maximum exposure for Equinor in the matter has been estimated to be a total of USD 114 million.

KKD oil sands partnership
Canadian tax authorities have issued a notice of reassessment for 2014 for Equinor's Canadian subsidiary which was party to
Equinor's divestment of 40% of the KKD Oil Sands partnership at that time. The reassessment adjusts the allocation of the proceeds
of disposition of certain Canadian resource properties from the partnership. Maximum exposure is estimated to be approximately USD
380 million. Following an administrative appeal process with Canadian tax authorities, Equinor commenced court proceedings in the
matter in 2023. While the court process may take several years, the reassessment will impact

Equinor’s tax paying position while the
proceedings are ongoing. Equinor is of the view that all applicable tax regulations have been applied in the case and that Equinor has
a strong position. No amounts have consequently been provided for in the financial statements.
Other claims
During the normal course of its business, Equinor is involved in legal proceedings, and several other unresolved claims are currently
outstanding. The ultimate liability or asset, in respect of such litigation and claims cannot be determined at this time. Equinor has
provided in its Consolidated financial statements for probable liabilities related to litigation and claims based on its best estimate.
Equinor does not expect that its financial position, results of operations or cash flows will be materially affected by the resolution of
these legal proceedings. Equinor is actively pursuing the above disputes through the contractual and legal means available in each
case, but the timing of the ultimate resolutions and related cash flows, if any, cannot at present be determined with sufficient reliability.

Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

224
Provisions related to claims other than those related to income tax are reflected within note

23 Provisions and other liabilities.
Uncertain income tax related liabilities are reflected as current tax payables or deferred tax liabilities as appropriate, while uncertain
tax assets are reflected as current or deferred tax assets.

27 Related parties
Transactions with the Norwegian State
The Norwegian State is the majority shareholder of Equinor and also holds major investments in other Norwegian companies. As of

31 December 2023, the Norwegian State had an ownership interest in Equinor of 67.0% (excluding

Folketrygdfondet, the Norwegian
national insurance fund, of 3.6%). This ownership structure means that Equinor participates in transactions with many parties that are
under a common ownership structure and therefore meet the definition of a related party.
For accounting policies and accounting judgement related to transactions with the Norwegian State,

see note 7 Total revenues and
other income. Total purchases of oil and natural gas liquids from the Norwegian State amounted to USD 10.1 billion, USD 12.6 billion and USD 9.6 billion in 2023, 2022 and 2021, respectively. Payables to equity accounted associated companies and other related parties specified in note 24 Trade and other payables are mostly related to these purchases, and is included in the below table within
Trade, other payables and provisions. In addition, Equinor sells in its own name, but for the Norwegian State’s account and risk, the
Norwegian State’s gas production.
Trade and other receivables include a receivable from the Norwegian State under the Marketing Instruction in relation to the state’s
(SDFI) participation in the gas sales activities of a foreign subsidiary of Equinor, estimated at USD 0.1 billion. At year-end 2022, the corresponding estimated amount of USD 1.5 billion was classified as a non-current item and included within

Prepayments and
financial receivables. The decrease is mainly related to reduced cost price for gas storage volume and realised gains in the period. A
corresponding non-current liability of USD 0.1 billion has been recognised, representing SDFI's estimated interest in the gas sales
activities in the foreign subsidiary, and is included within Provisions and other liabilities in the below table. The estimated total non-
current liabilities to SDFI amount to USD 0.8 billion at 31 December 2023 (USD 2.1 billion at year end 2022).
In addition, the line-item Finance debt, which form part of the sub-total Total current liabilities, includes a liability of USD 0.9 billion to
SDFI due to cash received for collateral deposits requirement (0 at year end 2022).
Transactions with the Norwegian State related to Equinor’s share buy-back programme are presented in note 20 Shareholders’ equity,
capital distribution and earnings per share.
Other transactions
In its ordinary business operations, Equinor enters into contracts such as pipeline transport, gas storage and processing of petroleum
products, with companies in which Equinor has ownership interests.
Gassled and certain other infrastructure assets are operated by Gassco AS, which is an entity under common control by the
Norwegian Ministry of Energy. Gassco’s activities are performed on behalf of and for the risk and reward of pipeline and terminal owners, and capacity payments flow through Gassco to the respective owners. Equinor payments that flowed through Gassco in this
respect amounted to USD 1.0 billion in 2023, USD 1.2 billion and USD 1.0 billion in 2022 and 2021 respectively. The stated amounts
represent Equinor’s capacity payment net of Equinor’s own ownership interests in Gassco operated infrastructure. In addition, Equinor manages, in its own name, but for the Norwegian State’s account and risk, the Norwegian State’s share of the Gassco costs. These
transactions are presented net.
Equinor has had transactions with other associated companies and joint ventures in the course of its ordinary business, for which
amounts have not been disclosed due to materiality. In addition, Equinor has had transactions with joint operations and similar arrangements where Equinor is operator. Indirect operating expenses incurred as operator are charged to the joint operation or similar
arrangement based on the “no-gain/no-loss” principle.
Related party transactions with management are presented in note 8 Salaries and personnel expenses. Related party transactions
due to Equinor’s share buy-back programme are presented in note 20 Shareholders’

equity, capital distribution and earnings per
share. Outstanding balances to related parties split on SDFI and other related parties are presented in the below table. All related
party transactions are carried out on market terms.

Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

225
At 31 December 2023
Norwegian State's Direct
Financial Interests
Equity accounted
associated companies
and other related
parties
Third parties Total amount
(in USD million)
Assets
Prepayments and financial receivables 0 103 1,188 1,291
Trade and other receivables 1,007 49 15,877 16,933
Liabilities
Non-current provisions and other liabilities 850 - 14,454 15,304
Trade, other payables and provisions 1,195 47 10,628 11,870
Current finance debt

893 - 5,103 5,996
At 31 December 2022
Norwegian State's Direct
Financial Interests
Equity accounted
associated companies
and other related
parties
Third parties Total amount
(in USD million)
Assets
Prepayments and financial receivables 1,461 61 541 2,063
Trade and other receivables 1,103 173 21,176 22,452
Liabilities
Non-current provisions and other liabilities 2,072 - 13,561 15,633
Trade, other payables and provisions 1,419 60 11,873 13,352
Current finance debt

- - 4,359 4,359
28 Financial instruments and fair value measurement
Accounting policies
Financial assets
Financial assets are initially recognised at fair value when Equinor becomes a party to the contractual provisions of the asset.
Short-term highly liquid investments with original maturity exceeding 3 months are classified as current financial investments. Current
financial investments are primarily accounted for at amortised cost.
Trade receivables are carried at the original invoice amount less a provision for doubtful receivables which represent expected losses computed on a probability-weighted basis.
A part of Equinor's financial investments is managed together as an investment portfolio of Equinor's captive insurance company and
is held in order to comply with specific regulations for capital retention. The investment portfolio is managed and evaluated on a fair
value basis in accordance with an investment strategy and is accounted for at fair value through profit or loss.
Financial assets are presented as current if they contractually will expire or otherwise are expected to be recovered within 12 months
after the balance sheet date, or if they are held for the purpose of being traded. Financial assets and financial liabilities are shown
separately in the Consolidated balance sheet, unless Equinor has both a legal right and a demonstrable intention to net settle certain
balances payable to and receivable from the same counterparty.
Gains and losses arising on the sale, settlement or cancellation of financial assets are recognised within

Net financial items.
Financial liabilities
Financial liabilities are initially recognised at fair value when Equinor becomes a party to the contractual provisions of the liability. The
subsequent measurement of financial liabilities is either as financial liabilities at fair value through profit or loss or financial liabilities
measured at amortised cost using the effective interest method, depending on classification. The latter applies to Equinor's non-
current bank loans and bonds.

Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

226
Financial liabilities are presented as current if the liability is expected to be settled as part of Equinor’s normal operating cycle, the
liability is due to be settled within 12 months after the balance sheet date, Equinor does not have the right to defer settlement of the
liability more than 12 months after the balance sheet date, or if the liabilities are held for the purpose of being traded.
Gains and losses arising on the repurchase, settlement or cancellation of liabilities are recognised within Net financial items.
Derivative financial instruments
Equinor uses derivative financial instruments to manage certain exposures to fluctuations in foreign currency exchange rates, interest
rates and commodity prices. Such derivative financial instruments are initially recognised at fair value on the date on which a
derivative contract is entered into and are subsequently remeasured at fair value through profit and loss. The impact of commodity-
based derivative financial instruments is recognised in the Consolidated statement of income as part of Revenues,

as such derivative
instruments are related to sales contracts or revenue-related risk management for all significant purposes. The impact of other
derivative financial instruments is reflected under Net financial items.
Derivatives are carried as assets when the fair value is positive and as liabilities when the fair value is negative. Derivative assets or
liabilities expected to be settled, or with the legal right to be settled more than 12 months after the balance sheet date, are classified
as non-current. Derivative financial instruments held for the purpose of being traded are however always classified as current.
Contracts to buy or sell a non-financial item that can be settled net in cash or another financial instrument are accounted for as
financial instruments. However, contracts that are entered into and continue to be held for the purpose of the receipt or delivery of a non-financial item in accordance with Equinor's expected purchase, sale or usage requirements,

also referred to as own-use, are not
accounted for as financial instruments. Such sales and purchases of physical commodity volumes and power are reflected in the
Consolidated statement of income as Revenue from contracts with customers and Purchases [net of inventory variation], respectively.
This is applicable to a significant number of contracts for the purchase or sale of crude oil and natural gas, as well as for some
contracts for the purchase or sale of power.
For contracts to sell a non-financial item that can be settled net in cash, but which ultimately are physically settled despite not
qualifying as own use prior to settlement, the changes in fair value are included in Gain/loss on commodity derivatives. When these
derivatives are physically settled, the previously recognised unrealised gain/loss is included in Physically settled commodity
derivatives. Both these elements are included as part of Revenues. The physical deliveries made through such contracts are included
in Revenue from contracts with customers at contract price.
Derivatives embedded in host contracts which are not financial assets within the scope of IFRS 9 are recognised as separate
derivatives and are reflected at fair value with subsequent changes through profit and loss, when their risks and economic
characteristics are not closely related to those of the host contracts, and the host contracts are not carried at fair value. Where there is
an active market for a commodity or other non-financial item referenced in a purchase or sale contract,

a pricing formula will, for
instance, be considered to be closely related to the host purchase or sales contract if the price formula is based on the active market
in question. A price formula with indexation to other markets or products will however result in the recognition of a separate derivative.
In Equinor, this mainly relates to certain natural gas sales contracts where the pricing formula references power.
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Financial instruments by category
The following tables present Equinor's classes of financial instruments and their carrying amounts by the categories as they are
defined in IFRS 9 Financial Instruments. For financial investments, the difference between measurement as defined by IFRS 9
categories and measurement at fair value is immaterial. For trade and other receivables and payables, and cash and cash
equivalents, the carrying amounts are considered a reasonable approximation of fair value. See note 21 Finance debt for fair value information of non-current bonds and bank loans.
At 31 December 2023 Fair value
through profit
or loss
Non-financial
assets
Total carrying
amount (in USD million) Note Amortised cost
Assets
Non-current derivative financial instruments

559 559
Non-current financial investments 16 75 3,366 3,441
Prepayments and financial receivables 16 341 950 1,291
Trade and other receivables 18 16,193 740 16,933
Current derivative financial instruments

1,378 1,378

Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

227
Current financial investments 16 28,822 402 29,224
Cash and cash equivalents 19 7,767 1,875 9,641
Total

53,198 7,580 1,690 62,467
At 31 December 2022 Fair value
through profit
or loss
Non-financial
assets
Total carrying
amount (in USD million) Note Amortised cost
Assets
Non-current derivative financial instruments

691 691
Non-current financial investments 16 117 2,616 2,733
Prepayments and financial receivables 16 1,658 404 2,063
Trade and other receivables 18 21,611 841 22,452
Current derivative financial instruments

4,039 4,039
Current financial investments 16 29,577 300 29,876
Cash and cash equivalents 19 12,473 3,106 15,579
Total

65,436 10,752 1,245 77,433

Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

228
At 31 December 2023
Amortised
cost
Fair value
through
profit or loss
Non-financial
liabilities
Total
carrying
amount (in USD million) Note
Liabilities
Non-current finance debt 21 22,230 22,230
Non-current derivative financial instruments

1,795 1,795
Trade, other payables and provisions 24 11,052 819 11,870
Current finance debt 21 5,996 5,996
Dividend payable 2,649 2,649
Current derivative financial instruments

1,619 1,619
Total

41,927 3,414 819 46,159
At 31 December 2022
Amortised
cost
Fair value
through
profit or loss
Non-financial
liabilities
Total
carrying
amount (in USD million) Note
Liabilities
Non-current finance debt 21 24,141 24,141
Non-current derivative financial instruments

2,376 2,376
Trade, other payables and provisions 24 12,449 903 13,352
Current finance debt 21 4,359 4,359
Dividend payable 2,808 2,808
Current derivative financial instruments

4,106 4,106
Total

43,757 6,482 903 51,142

Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

229
Measurement of fair values
Quoted prices in active markets represent the best evidence of fair value and are used by Equinor in determining the fair values of
assets and liabilities to the extent possible. Financial instruments quoted in active markets will typically include financial instruments
with quoted market prices obtained from the relevant exchanges or clearing houses. The fair values of quoted financial assets,
financial liabilities and derivative instruments are determined by reference to mid-market prices, at the close of business on the
balance sheet date.
Where there is no active market, fair value is determined using valuation techniques. These include using recent arm's-length market
transactions, reference to other instruments that are substantially the same, discounted cash flow analysis, and pricing models and
related internal assumptions. In the valuation techniques, Equinor also takes into consideration the counterparty and its own credit
risk. This is either reflected in the discount rate used or through direct adjustments to the calculated cash flows. Consequently, where
Equinor reflects elements of long-term physical delivery commodity contracts at fair value, such fair value estimates to the extent
possible are based on quoted forward prices in the market and underlying indexes in the contracts, as well as assumptions of forward
prices and margins where observable market prices are not available. Similarly, the fair values of interest and currency swaps are estimated based on relevant quotes from active markets, quotes of comparable instruments, and other appropriate valuation
techniques.
Fair value hierarchy
The following table summarises each class of financial instruments which are recognised in the

Consolidated balance sheet at fair
value, split by Equinor's basis for fair value measurement.
(in USD million)
Non-current
financial
investments
Non-current
derivative
financial
instruments
- assets
Current
financial
investments
Current
derivative
financial
instruments
- assets
Cash
equivalents
Non-current
derivative
financial
instruments
- liabilities
Current
derivative
financial
instruments
- liabilities
Net fair
value
At 31 December 2023
Level 1 1,294 0 - 6 0 - 1,300
Level 2 1,528 104 402 1,195 1,875 (1,754) (1,577) 1,773
Level 3 543 455 177 (42) (41) 1,092
Total fair value 3,366 559 402 1,378 1,875 (1,795) (1,619) 4,166
At 31 December 2022
Level 1 903 - - 25 - (60) 868
Level 2 1,222 97 300 3,722 3,106 (2,352) (3,952) 2,143
Level 3 491 594 292 (24) (94) 1,259
Total fair value 2,616 691 300 4,039 3,106 (2,376) (4,106) 4,270
Level 1, fair value based on prices quoted in an active market for identical assets or liabilities,

includes financial instruments actively
traded and for which the values recognized in the Consolidated balance sheet are determined based on observable prices on identical
instruments. For Equinor this category will, in most cases, only be relevant for investments in listed equity securities and government
bonds.
Level 2, fair value based on inputs other than quoted prices included within level 1, which are derived from observable market
transactions, includes Equinor's non-standardised contracts for which fair values are determined on the basis of price inputs from
observable market transactions. This will typically be when Equinor uses forward prices on crude oil, natural gas, interest rates and
foreign currency exchange rates as inputs to the valuation models to determine the fair value of it derivative financial instruments.
Level 3, fair value based on unobservable inputs, includes financial instruments for which fair values are determined on the basis of
input and assumptions that are not from observable market transactions. The fair values presented in this category are mainly based
on internal assumptions. The internal assumptions are only used in the absence of quoted prices from an active market or other
observable price inputs for the financial instruments subject to the valuation.
The fair value of certain earn-out agreements and embedded derivative contracts are determined by the use of valuation techniques
with price inputs from observable market transactions as well as internally generated price assumptions and volume profiles. The
discount rate used in the valuation is a risk-free rate based on the applicable currency and time horizon of the underlying cash flows
adjusted for a credit premium to reflect either Equinor's credit premium, if the value is a liability, or an estimated counterparty credit

Financial statements and supplements
Consolidated financial statements and notes
Equinor 2023 Integrated Annual Report

230
premium if the value is an asset. In addition, a risk premium for risk elements not adjusted for in the cash flow may be included when
applicable. The fair values of these derivative financial instruments have been classified in their entirety in the third category within
current derivative financial instruments and non-current derivative financial instruments. Another reasonable assumption, that could
have been applied when determining the fair value of these contracts, would be to extrapolate the last observable forward prices with
inflation. If Equinor had applied this assumption, the fair value of the contracts included would have increased by approximately USD
0.3 billion at end of 2023, while at end of 2022 the increase in fair value was approximately

USD 0.5 billion.
During 2023 the financial instruments within level 3 have had a net decrease in fair value of USD

167 million, of which a loss of USD
191 million was recognised in the Consolidated statement of income, mainly due to changes in fair value of certain embedded
derivatives and earn-out agreements. During 2022, the same financial instruments had a net increase in fair value of USD 416 million,
of which a gain of USD 370 million was recognised in the Consolidated statement of income.
29 Subsequent events
Swap of US Offshore Wind assets
In January 2024, Equinor entered into a swap agreement

with bp. Equinor will acquire bp’s 50% share and

take full ownership of Empire
Offshore Wind Holdings LLC, including the Empire Wind lease

and projects, while bp will acquire Equinor’s

50% share and take full ownership
of Beacon Wind Holdings LLC, including the Beacon

Wind lease and projects. It is anticipated that

Equinor will consolidate Empire Wind and
derecognise its 50% share of Beacon Wind in

the first quarter of 2024. Equinor will also

acquire bp's 50% interest in the South Brooklyn
Marine Terminal (SBMT) lease. The transaction, pending regulatory approvals, is anticipated to be cash neutral, with the exception of standard
cash and working capital settlements and will be

recognised in the REN segment.

Financial statements and supplements
Parent company financial statements and notes
Equinor 2023 Integrated Annual Report

231
4.3 Parent company financial statements

STATEMENT

OF INCOME EQUINOR ASA
Full year
(in USD million) Note 2023 2022
Revenues 3 62,286 68,154
Net income/(loss) from subsidiaries and other equity accounted investments
10 10,056 28,630
Other income

100 0

Total revenues and other income

72,442 96,784

Purchases [net of inventory variation]

(58,195) (64,932)
Operating expenses

(2,522) (2,499)
Selling, general and administrative expenses

(390) (342)
Depreciation, amortisation and net impairment 9 (664) (623)
Exploration expenses (13) (23)
Total operating expenses (61,784) (68,419)
Net operating income/(loss)

10,658 28,365
Interest income and other financial income 7 3,746 2,178
Interest expenses and other financial expenses 7 (3,084) (1,889)
Other financial items 7 980 (1,176)

Net financial items 1,641 (888)

Income/(loss) before tax

12,299 27,477

Income tax 8 (618) 68

Net income/(loss)

11,681 27,546

Financial statements and supplements
Parent company financial statements and notes
Equinor 2023 Integrated Annual Report

232
STATEMENT

OF COMPREHENSIVE INCOME EQUINOR ASA
Full year
(in USD million) Note 2023 2022
Net income/(loss) 11,681 27,546
Actuarial gains/(losses) on defined benefit pension

plans
(276) 461
Income tax effect on income and expense recognised

in OCI
1)
66 (105)
Items that will not be reclassified to the Statement

of income
17 (211) 356
Foreign currency translation effects (378) (2,389)
Share of OCI from equity accounted investments 10 (113) 424
Items that may subsequently be reclassified to the Statement of income
(491) (1,965)
Other comprehensive income/(loss) (702) (1,609)
Total comprehensive income/(loss) 10,979 25,937
Attributable to the equity holders of the company 10,979 25,937
1) Other Comprehensive Income (OCI).

Financial statements and supplements
Parent company financial statements and notes
Equinor 2023 Integrated Annual Report

233
BALANCE SHEET EQUINOR ASA
At 31 December
(in USD million) Note 2023 2022
ASSETS
Property, plant and equipment 9, 20 1,820 2,021
Intangible assets

15 4
Investments in subsidiaries and other equity

accounted companies
10 49,408 50,548
Deferred tax assets 8 1,144 1,354
Pension assets 17 1,234 1,163
Derivative financial instruments 2 91 95
Financial investments 2 208 166
Prepayments and financial receivables

612 1,838
Receivables from subsidiaries and other equity accounted

companies
11 14,642 19,129

Total non-current assets

69,175 76,319

Inventories 12 1,580 1,771
Trade and other receivables 13 11,064 14,190
Receivables from subsidiaries and other equity accounted

companies
11 10,084 26,413
Derivative financial instruments 2 424 979
Financial investments 11 28,706 29,466
Cash and cash equivalents 14 6,187 10,204

Total current assets

58,045 83,023

Total assets

127,220 159,342

Financial statements and supplements
Parent company financial statements and notes
Equinor 2023 Integrated Annual Report

234
BALANCE SHEET EQUINOR ASA
At 31 December
(in USD million) Note 2023 2022
EQUITY AND LIABILITIES
Share capital

1,101 1,142
Reserves for valuation variances

7,975 8,705
Reserves for unrealised gains

469 131
Retained earnings

36,628 40,936

Total equity 15 46,173 50,914

Finance debt 16 22,051 24,141
Lease liabilities 20 1,074 1,269
Liabilities to subsidiaries and other equity accounted

companies

515 315
Pension liabilities 17 3,909 3,656
Provisions and other liabilities 18 384 1,841
Derivative financial instruments 2 1,795 2,376

Total non-current liabilities

29,729 33,598

Trade, other payables and provisions 19 5,207 4,037
Current tax payable 180 255
Finance debt 16 5,488 2,786
Lease liabilities 20 546 528
Dividends payable 15 4,698 5,608
Liabilities to subsidiaries and other equity accounted

companies
11 33,954 59,587
Derivative financial instruments 2 1,245 2,029

Total current liabilities

51,319 74,830

Total liabilities

81,047 108,428
Total equity and liabilities 127,220 159,342

Financial statements and supplements
Parent company financial statements and notes
Equinor 2023 Integrated Annual Report

235
STATEMENT

OF CASH FLOWS EQUINOR ASA
Full year
(in USD million) Note 2023 2022
Income/(loss) before tax 12,299 27,477
Depreciation, amortisation and net impairment 9 664 623
(Gains)/losses on foreign currency transactions and

balances
(615) (756)
(Gains)/losses on sale of assets and businesses 10 258 0
(Income)/loss from equity accounted subsidiaries

and investments
1)
17,702 (20,758)
(Increase)/decrease in other items related to operating

activities
(1,020) (321)
(Increase)/decrease in net derivative financial instruments 2 (185) 561
Interest received 2,375 1,059
Interest paid (2,977) (1,763)
Cash flows provided by operating activities before

taxes paid and working capital items
28,500 6,122
Taxes paid (225) 135
(Increase)/decrease in working capital 1,127 2,665
Cash flows provided by operating activities 29,401 8,923
Capital expenditures and investments 9, 10 (2,294) (5,823)
(Increase)/decrease in financial investments 1,116 (9,937)
(Increase)/decrease in derivative financial instruments (1,324) 1,930
(Increase)/decrease in other interest-bearing items (129) 8
(Increase)/decrease in financial receivables from group

companies
3,778 4,553
Proceeds from sale of assets and businesses and

capital contribution received
1,677 202
Cash flows provided by/(used in) investing activities 2,825 (9,069)
Repayment of finance debt 16 (2,556) (250)
Repayment of lease liabilities 20 (567) (588)
Dividends paid 15 (10,906) (5,380)
Share buy-back 15 (5,589) (3,315)
Net current finance debt and other financing activities 3,240 (5,690)
Increase/(decrease) in financial receivables and payables

to/from subsidiaries
2)
(19,732) 16,431
Cash flows provided by/(used in) financing activities (36,109) 1,208
Net increase/(decrease) in cash and cash equivalents (3,882) 1,062
Foreign currency translation effects (135) (1,568)
Cash and cash equivalents at the beginning of

the period (net of overdraft)
14 10,204 10,710
Cash and cash equivalents at the end of the

period (net of overdraft)
3)
14 6,187 10,204
1) The line includes dividend from Equinor Energy

AS of USD 25,954 million in 2023 and

USD 6,807 million in 2022.
2) Mainly deposits in Equinor group's internal bank

arrangement.
3) At 31 December 2023 and 2022 cash and

cash equivalents net overdraft were zero.

Financial statements and supplements
Parent company financial statements and notes
Equinor 2023 Integrated Annual Report

236
Notes to the Financial statements Equinor ASA
1 Organisation and material accounting policies
Equinor ASA (“the company”) is the parent company of the Equinor Group (Equinor), consisting of Equinor ASA and its subsidiaries.
Equinor ASA’s main activities include shareholding in group companies, group management, corporate functions and group financing.
Equinor ASA also carries out activities related to external sales of oil and gas products, purchased externally or from group
companies, including related refinery and transportation activities. Reference is made to disclosure note 1 Organisation in Equinor’s
Consolidated financial statements.
The financial statements of Equinor ASA have been prepared in accordance with simplified application of international accounting
standards according to section 3-9 of the Norwegian Accounting Act and regulations regarding simplified application of international
accounting standards issued by the Norwegian Ministry of Finance on 7 February 2022. The

presentation currency of Equinor ASA is
US dollar (USD), consistent with the presentation currency for the group financial statements and with the company’s functional
currency.
Equinor ASA’s financial statements should be read in connection with the Consolidated financial statements of Equinor, published together with these financial statements. With the exceptions described below, Equinor ASA applies the accounting policies of the group, as described in Equinor’s Consolidated financial statements.
Subsidiaries, associated companies and joint ventures
Shareholdings and interests in subsidiaries and associated companies (companies in which Equinor

ASA does not have control, or
joint control, but has the ability to exercise significant influence over operating and financial policies, generally when the ownership
share is between 20% and 50%), as well as Equinor ASA’s participation in joint arrangements that are joint ventures, are accounted for using the equity method. Under the equity method, the investment is carried on the balance sheet at cost plus post-acquisition
changes in Equinor ASA’s share of net assets of the entity, less distribution received and less any impairment in value of the investment. Goodwill may arise as the surplus of the cost of investment over Equinor ASA’s share of the net fair value of the identifiable assets and liabilities of the subsidiary, joint venture or associate. Goodwill included in the balance sheets of subsidiaries and associated companies is tested for impairment as part of the related investment in the subsidiary or associated company. The
Statement of income reflects Equinor ASA’s share of the results after tax of an equity-accounted entity, adjusted to account for depreciation, amortisation and any impairment of the equity-accounted entity’s assets based on their fair values at the date of
acquisition in situations where Equinor ASA has not been the owner since the establishment of the entity. Equinor also reflects its
share of the investment’s other comprehensive income (OCI) arisen after the acquisition. Net income/loss from equity accounted
investments is presented as part of Total revenues and other income, as these investments in other companies engaged in energy-
related business activities are considered part of Equinor ASA’s main operating activities.
Within Equinor ASA’s equity,

a reserve for valuation variances has been established. All positive differences between the equity accounted investments’ carrying value and the acquisition cost are allocated to this reserve.
Expenses related to the Equinor group as operator of joint operations and similar arrangements (licences)
Indirect operating expenses incurred by the company, such as personnel expenses, are accumulated in cost pools. Such expenses are allocated in part on hours incurred cost basis to Equinor Energy AS, to other group companies and to licences where Equinor
Energy AS or other group companies are operators. Costs allocated in this manner reduce the expenses in the company's statement
of income, with the exception of operating subleases and cost recharges related to lease liabilities being recognised gross, which are
presented as revenues in Equinor ASA.
Asset transfers between the company and its subsidiaries
Transfers of assets and liabilities between the company and the entities that it directly or indirectly controls are accounted for at the carrying amounts (continuity) of the assets and liabilities transferred, when the transfer is part of a reorganisation within the Equinor
group.
Embedded derivatives
Embedded derivatives within sales or purchase contracts between Equinor ASA and other companies within the Equinor group are
not separated from the host contract.
Dividends payable and group contributions
Dividends are reflected as Dividends payable within current liabilities. Group contributions for the year to other entities within Equinor's
Norwegian tax group are reflected in the balance sheet as current liabilities within

Liabilities to group companies. Under simplified
application of international accounting standards according to section 3-9 of the Norwegian Accounting

Act the presentation of
dividends payable and group contributions payable differs from the presentation under IFRS Accounting Standards,

as it also includes
dividends and group contributions payable which at the date of the balance sheet is subject to a future annual general meeting
approval before distribution.
Reserves for unrealised gains
Reserves for unrealised gains included within the company’s equity consists of accumulated unrealised gains on non-exchange
traded financial instruments and accumulated positive fair value changes from embedded derivatives.

Financial statements and supplements
Parent company financial statements and notes
Equinor 2023 Integrated Annual Report

237
2 Financial risk management and measurement of financial instruments
General information relevant to financial risks
Equinor ASA's activities expose the company to market risk, liquidity risk and credit risk. The management of such risks does not
substantially differ from the Group’s. See note 4 Financial risk and capital management in the Consolidated financial statements.
Measurement of financial instruments by categories
The following tables present Equinor ASA's classes of financial instruments and their carrying amounts by the categories as they are
defined in IFRS 9 Financial Instruments. For financial investments, the difference between measurement as defined by IFRS 9
categories and measurement at fair value is immaterial. For trade and other receivables and payables and cash and cash equivalents,
the carrying amounts are considered a reasonable approximation of fair value.
See note 21 Finance debt in the Consolidated financial statements for fair value information of non-current bonds and bank loans and
note 28 Financial instruments and fair value measurement in the Consolidated financial statements where fair value measurement is
explained in detail.
(in USD million) Note
Amortised
cost
Fair value
through profit
or loss
Non-
financial
assets
Total
carrying
amount
At 31 December 2023
Assets
Non-current derivative financial instruments

91 91
Non-current financial investments 208 208
Prepayments and financial receivables

201 411 612
Receivables from subsidiaries and other equity accounted

companies
11 14,163 479 14,642
Trade and other receivables 13 10,884 180 11,064
Receivables from subsidiaries and other equity accounted

companies
11 10,036 48 10,084
Current derivative financial instruments

424 424
Current financial investments 11 28,706 28,706
Cash and cash equivalents 14 4,312 1,875 6,187
Total financial assets 68,302 2,598 1,119 72,018
(in USD million) Note
Amortised
cost
Fair value
through profit
or loss
Non-
financial
assets
Total
carrying
amount
At 31 December 2022
Assets
Non-current derivative financial instruments

95 95
Non-current financial investments 166 166
Prepayments and financial receivables

1,645 193 1,838
Receivables from subsidiaries and other equity accounted

companies
11 18,563 566 19,129
Trade and other receivables 13 13,963 227 14,190
Receivables from subsidiaries and other equity accounted

companies
11 26,363 50 26,413
Current derivative financial instruments

979 979
Current financial investments 11 29,466 29,466
Cash and cash equivalents 14 7,098 3,106 10,204
Total financial assets 97,098 4,346 1,037 102,481

Financial statements and supplements
Parent company financial statements and notes
Equinor 2023 Integrated Annual Report

238
(in USD million)
Not
e
Amortised
cost
Fair value
through
profit or
loss
Non-
financial
liabilities
Total carrying
amount
At 31 December 2023
Liabilities
Non-current finance debt 16 22,051 22,051
Liabilities to subsidiaries and other equity accounted

companies
27 488 515
Non-current derivative financial instruments

1,795 1,795
Trade and other payables 19 5,114 93 5,207
Current finance debt 16 5,488 5,488
Dividends payable 4,698 4,698
Liabilities to subsidiaries and other equity accounted

companies
11 33,954 33,954
Current derivative financial instruments

1,245 1,245
Total financial liabilities 71,332 3,041 581 74,953
(in USD million)
Not
e
Amortised
cost
Fair value
through
profit or
loss
Non-
financial
liabilities
Total carrying
amount
At 31 December 2022
Liabilities
Non-current finance debt 16 24,141 24,141
Liabilities to subsidiaries and other equity accounted

companies
25 291 315
Non-current derivative financial instruments

2,376 2,376
Trade and other payables 19 3,707 329 4,037
Current finance debt 16 2,786 2,786
Dividends payable 5,608 5,608
Liabilities to subsidiaries and other equity accounted

companies
11 59,587 59,587
Current derivative financial instruments

2,029 2,029
Total financial liabilities 95,854 4,405 620 100,879

Financial statements and supplements
Parent company financial statements and notes
Equinor 2023 Integrated Annual Report

239
Financial instruments recognised at fair value through profit or loss, with a net fair value of negative USD 442 million in 2023 and
negative USD 59 million in 2022, are mainly classified within Level 1 and Level 2 categories in the

Fair Value hierarchy.
The following table contains the estimated fair values of Equinor ASA’s derivative financial instruments split by type.
Fair value of
assets
Fair value of
liabilities

Net fair value (in USD million)
At 31 December 2023
Foreign currency instruments 130 (478) (348)
Interest rate instruments 81 (1,761) (1,679)
Crude oil and refined products 52 (19) 33
Natural gas and electricity

251 (783) (531)
Total fair value 515 (3,041) (2,526)
At 31 December 2022
Foreign currency instruments 82 (595) (514)
Interest rate instruments 56 (2,418) (2,362)
Crude oil and refined products 31 (12) 19
Natural gas and electricity

905 (1,380) (475)
Total fair value 1,074 (4,405) (3,331)
Sensitivity analysis of market risk
Commodity price risk
Equinor ASA's assets and liabilities resulting from commodity based derivative contracts consist of both exchange traded and non-
exchange traded instruments mainly in crude oil, refined products and natural gas.
Price risk sensitivities at the end of 2023 and 2022 at 30% are assumed to represent a reasonably possible change based on the
duration of the derivatives.
At 31 December
2023 2022
(in USD million) - 30% + 30% - 30% + 30%
Crude oil and refined products net gains/(losses) 222 (222) 342 (342)
Natural gas and electricity net gains/(losses) 63 (63) 530 (530)

Financial statements and supplements
Parent company financial statements and notes
Equinor 2023 Integrated Annual Report

240
Currency risk
The following currency risk sensitivity has been calculated by assuming a 11% reasonable possible change in the main foreign currency exchange rates that impact Equinor ASA’s financial accounts, based on balances at 31 December 2023. At 31 December
2022, a change of 12% in the most relevant foreign currency exchange rates was viewed as a reasonable possible change. With
reference to the table below, a negative figure represents a negative equity impact / loss, while a positive figure represents a positive equity impact / gain.
The currency risk sensitivity of Equinor ASA mainly differs from that of the Group due to interest-bearing receivables and liabilities
from/to subsidiaries. For more detailed information about these receivables and liabilities, see note 11 Financial assets and liabilities.
Currency risk sensitivity At 31 December 2023
(in USD million) NOK EUR GBP BRL
Impact from an 11% strengthening of given currency vs USD on:
Shareholders equity through OCI 816 406 903 47
Shareholders equity through P&L 376 (418) (88) 600
Impact from an 11% weakening of given currency vs USD on:
Shareholders equity through OCI (816) (406) (903) (47)
Shareholders equity through P&L (376) 418 88 (600)
Currency risk sensitivity At 31 December 2022
(in USD million) NOK EUR GBP BRL
Impact from an 12% strengthening of given currency

vs USD on:
Shareholders equity through OCI 2,761 837 750 6
Shareholders equity through P&L (189) (259) (95) 519
Impact from an 12% weakening of given currency

vs USD on:
Shareholders equity through OCI (2,761) (837) (750) (6)
Shareholders equity through P&L 189 259 95 (519)
Interest rate risk
The following interest rate risk sensitivity has been calculated by assuming a change of 1.3 percentage points as a reasonable
possible change in interest rates at the end of 2023. A change of 1.2 percentage points in interest rates was viewed as a reasonable
possible change in 2022. The estimated gains following from a decrease in the interest rates and the estimated losses following from
an interest rate increase would impact the company’s statement of income.
Interest risk sensitivity
At 31 December
2023 2022
(in USD million)

- 1.3 percentage
points sensitivity
+ 1.3 percentage
points sensitivity

- 1.2 percentage
points sensitivity
+ 1.2 percentage
points sensitivity
Positive/(negative) impact on net financial items 569 (569) 795 (795)

Financial statements and supplements
Parent company financial statements and notes
Equinor 2023 Integrated Annual Report

241
3 Revenues
Full year
(in USD million) 2023 2022
Revenues third party 61,050 65,386
Intercompany revenues 1,236 2,768
Revenues

62,286 68,154
4 Salaries and personnel expenses
Equinor ASA remuneration
(amounts in USD million) 2023 2022
Salaries
1)
2,360 2,428
Pension cost
2)
374 416
Payroll tax 415 357
Other compensations and social costs 312 266
Total remuneration 3,462 3,467
Average number of employees
3)
19,700 18,700
1) Salaries include bonuses and expatriate costs in addition to base pay.
2) See note 17 Pensions.
3) Part time employees amount to 2% for both 2023 and 2022.
Total payroll expenses are accumulated in cost-pools and charged to partners of Equinor operated licences and group companies on an hours incurred basis. For further information see note 22 Related parties.
Compensation to and share ownership of the board of directors (BoD), the corporate executive committee (CEC) and the
corporate assembly
Compensation to the BoD during 2023 was USD 0.8 million and the total share ownership of the members of the BoD at the end of
the year was 15,270 shares. Compensation to the CEC during 2023 was USD 10,5 million and the total share ownership of the
members of the CEC at the end of the year was 288,672 shares. Compensation to the corporate assembly during 2023 was USD 0,1
million and the total share ownership of the members of the corporate assembly at the end of the year was 18,794 shares.
At 31 December 2023 and 2022 there are no loans to the members of the BoD or the CEC.
The 2023 remuneration report for the CEC, BoD and the corporate assembly is available at Equinor.com/Reports. The 2021 executive remuneration policy is applicable for 2023 and is included as an Appendix to the 2023 remuneration report.

Financial statements and supplements
Parent company financial statements and notes
Equinor 2023 Integrated Annual Report

242
Severance pay arrangements
The chief executive officer and the executive vice presidents are entitled to a severance payment equivalent to six months’ salary,
commencing after the six months’ notice period, when the resignation is requested by the company. The same amount of severance payment is also payable if the parties agree that the employment should be discontinued, and the executive vice president gives
notice pursuant to a written agreement with the company. Any other payment earned by the executive vice president during the period of severance payment will be fully deducted. This relates to earnings from any employment or business activity where the executive
vice president has active ownership.
The entitlement to severance payment is conditional on the chief executive officer or the executive vice president not being guilty of
gross misconduct, gross negligence, disloyalty or other material breach of his/her duties.
The chief executive officer’s/executive vice president’s own notice will not instigate any severance payment.
5 Share-based compensation
Equinor's share saving plan provides employees with the opportunity to purchase Equinor shares through monthly salary deductions.
If the shares are kept for two full calendar years of continued employment, following the year of purchase, the employees will be
allocated one bonus share for each one they have purchased.
Estimated compensation expense including the contribution by Equinor ASA for purchased shares,

amounts vested for bonus shares
granted and related social security tax was USD 69 million in 2023, and USD 77 million in 2022. For the 2024 programme (granted in
2023), the estimated compensation expense is USD 74 million. At 31 December 2023, the amount of compensation cost yet to be
expensed throughout the vesting period is USD 157 million.

6 Auditor’s remuneration
Auditor's remuneration
(in USD million, excluding VAT) 2023 2022
Audit fee 5.9 5.1
Audit related fee 0.4 0.5
Total remuneration 6.3 5.6
There are no fees incurred related to tax advice or other services.

Financial statements and supplements
Parent company financial statements and notes
Equinor 2023 Integrated Annual Report

243
7 Financial items
Full year
(in USD million) 2023 2022
Foreign currency exchange gains/(losses) derivative

financial instruments

(1,427) 809
Other foreign currency exchange gains/(losses) 2,042 (53)
Net foreign currency exchange gains/(losses) 615 756
Interest income from group companies 1,617 1,218
Interest income other current financial assets and other

financial items
2,129 960
Interest income and other financial income 3,746 2,178
Gains/(losses) financial investments 14 (187)
Gains/(losses) other derivative financial instruments 351 (1,745)
Interest expense to group companies (1,541) (710)
Interest expense non-current finance debt and lease liabilities (1,333) (1,069)
Interest expense current financial liabilities and

other financial expenses
(211) (110)
Interest expenses and other financial expenses (3,084) (1,889)
Net financial items 1,641 (888)
Equinor's main financial items relate to assets and liabilities categorised in the fair value through profit or loss category and the
amortised cost category. For more information about financial instruments by category see note 2 Financial risk management and measurement of financial instruments.
Foreign currency exchange gains/(losses) derivative financial instruments include fair value changes of currency derivatives related to
liquidity and currency risk. The line item Other foreign currency exchange gains/(losses) includes a fair value gain from derivatives
related to non-current debt of USD 316 million in 2023 and a loss of USD 691 million in 2022.
Interest income other current financial assets and other financial items includes interest income related to balances at amortised cost
of USD 1,646 million and USD 404 million for 2023 and 2022, respectively.
Gains/(losses) financial investments include a net gain of USD 14 million in 2023 and a net loss of USD 194 million and 2022, from
non-current financial investments in the fair value through profit and loss category.
Gains/(losses) other derivative financial instruments primarily includes fair value changes from interest rate related derivatives. For
2023, a gain of USD 332 million is included,

compared to a loss of USD 1,760 million in 2022.
Interest expense non-current finance debt and lease liabilities primarily includes two items; interest expense on financial liabilities at
amortised cost (USD 856 million and USD 912 million for 2023 and 2022, respectively), and net interest on related derivatives at fair
value through profit or loss (net interest expense of USD 405 million and USD 111 million, for 2023 and 2022, respectively).

Financial statements and supplements
Parent company financial statements and notes
Equinor 2023 Integrated Annual Report

244
8 Income taxes
Income tax
Full year
(in USD million) 2023 2022
Current taxes (349) (233)
Change in deferred tax (269) 301
Income tax (618) 68
Reconciliation of Norwegian statutory tax rate

to effective tax rate
Full year
(in USD million) 2023 2022
Income/(loss) before tax
12,299 27,477
Nominal tax rate
1)
(2,706) (6,045)
Tax effect of:
Permanent differences caused by NOK being the tax currency (136) 50
Tax effect of permanent differences related to equity accounted companies 2,411 6,289
Other permanent differences 29 (36)
Income tax prior years (109) (16)
Other (107) (172)
Income tax (618) 68
Effective tax rate 5.0% (0.2%)
1)

Statutory tax rate is 22% for 2023 and 2022.

Financial statements and supplements
Parent company financial statements and notes
Equinor 2023 Integrated Annual Report

245
Significant components of deferred tax assets and

liabilities were as follows:
At 31 December
(in USD million)
2023 2022
Deferred tax assets
Pensions 628 588
Derivatives 407 623
Lease liabilities 345 380
Other 118 157
Total deferred tax assets 1,498 1,749
Deferred tax liabilities
Property, plant and equipment 354 394
Total deferred tax liabilities 354 394
Net deferred tax assets
1)
1,144 1,355
1)

At 31 December 2023, Equinor ASA had recognised net deferred tax assets of USD

1,1 billion, as it is considered probable that
taxable profit will be available to utilise the deferred tax assets.
Movement in deferred tax
(in USD million) 2023 2022
Deferred tax assets at 1 January 1,355 1,117
Charged to the Statement of income (269) 301
Actuarial losses pension

59 (98)
Other 0 34
Deferred tax assets at 31 December 1,144 1,355

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Equinor 2023 Integrated Annual Report

246
9 Property,

plant and equipment
(in USD million)
Machinery,
equipment and
transportation
equipment
Buildings
and land Other
Right of
use
assets
3)
Total
Cost at 1 January 2023 771 292 160 3,743 4,966
Additions and transfers 27 3 0 428 459
Disposals at cost (2) 0 0 (372) (375)
Cost at 31 December 2023 796 295 160 3,799 5,051
Accumulated depreciation and impairment at 1 January

2023
(722) (170) (154) (1,899) (2,945)
Depreciation (27) (12) (1) (620) (660)
Accumulated depreciation and impairment on disposed

assets
2 0 0 372 375
Accumulated depreciation and impairment at 31 December

2023
(746) (183) (155) (2,147) (3,230)
Carrying amount at 31 December 2023 50 113 5 1,652 1,820
Estimated useful lives (years) 3 - 10 10 - 33
1)
1 - 19
2)
1)

Land is not depreciated. Buildings include

leasehold improvements.

2)

Depreciation linearly over contract period.
3)

Right of use assets as per 31 December

2023 consist of Vessels USD 884 million, Land and buildings

USD 677 million and Storage
facilities USD 92 million.
10 Investments in subsidiaries and other equity accounted

companies
2023 (in USD million)
Equinor
Energy AS
Other Equity
accounted
investments
Total
Investments at 1 January 26,652 23,896 50,548
Net income/(loss) from subsidiaries and other equity accounted investments
9,044 1,012 10,056
Increase/(decrease) in paid-in capital 0 2,249 2,249
Distributions (9,208) (3,055) (12,263)
Share of OCI from equity accounted investments 0 (113) (113)
Foreign currency translation effects (1,397) 956 (441)
Divestment 0 (628) (628)
Investments at 31 December 25,091 24,317 49,408
2022 (in USD million)
Equinor
Energy AS
Other Equity
accounted
investments
Total
Investments at 1 January 21,096 15,220 36,316
Net income/(loss) from subsidiaries and other equity accounted investments
24,754 3,876 28,630

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Equinor 2023 Integrated Annual Report

247
Increase/(decrease) in paid-in capital 0 5,794 5,794
Distributions (17,498) (708) (18,206)
Share of OCI from equity accounted investments 0 423 423
Foreign currency translation effects (1,700) (688) (2,388)
Divestment 0 (20) (20)
Investments at 31 December 26,652 23,896 50,548
The closing balance of investments at 31 December 2023 of USD 49,408 million consists of investments in subsidiaries amounting to
USD 49,353 million and investments in other equity accounted companies amounting to USD 55 million.

In 2022, the amounts were
USD 50,483 million and USD 65 million respectively.
The foreign currency translation adjustments relate to currency translation effects from subsidiaries with functional currencies other
than USD.
In 2023, Net income/(loss) from subsidiaries and other equity accounted investments was impacted by a net impairment loss of USD
696 million after tax.
In 2022, Net income/(loss) from subsidiaries and other equity accounted investments was impacted by net impairment reversals of
USD 1,241 million after tax mainly caused by increased price estimates partially offset by the effect from the decision to exit Russia which amounted to USD 994 million after tax.
Increase/(decrease) in paid-in capital in 2023 mainly consist of equity contribution from Equinor ASA to Equinor UK Limited of USD
1,566 million, Equinor New Energy AS of USD 255 million, Equinor Insurance AS of USD 210 million and Equinor Ventures AS of
USD 196 million.
Increase/(decrease) in paid-in capital in 2022 mainly consist of equity contributions from Equinor

ASA to Equinor Refining Norway AS
of USD 4,145 million, Equinor New Energy AS of USD 974 million and Equinor UK Ltd of USD 629 million.
Distributions during 2023 consist of dividend from Equinor Energy AS of USD 9,190 million,

change in group contributions from group
companies related to previous years of USD 291 million and dividends from group companies of

USD 2,782 million related to 2022.
Distributions during 2022 consist of dividend from Equinor Energy AS of USD 17,550 million related to 2022, change in group
contributions from group companies related to previous years of USD 451 million and dividends from group companies of USD 1,107
million related to 2021.
The sale of Equinor Energy Ireland Limited was closed during 2023, and a loss of USD

258 million has been recognised and
presented in the line item Operating expenses in the Statement of income.
The acquisition costs for investments in subsidiaries and other equity accounted companies were USD 41,432 million at 31 December
2023 and USD 41,843 million at 31 December 2022.
The following table shows significant subsidiaries

and equity accounted companies directly

held by Equinor ASA at 31 December
2023:
Name
Ownership
share in %
Country of
incorporation Name
Ownership
share in %
Country of
incorporation
Equinor Angola Block 17 AS 100 Norway Equinor New Energy AS 100 Norway
Equinor Apsheron AS 100 Norway Equinor Refining Norway AS 100 Norway
Equinor Energy AS 100 Norway Equinor UK Ltd. 100 United Kingdom
Equinor In Salah AS 100 Norway Equinor Ventures AS 100 Norway
Equinor Insurance AS 100 Norway
For Investments, voting rights correspond to ownership.

Financial statements and supplements
Parent company financial statements and notes
Equinor 2023 Integrated Annual Report

248
11 Financial

assets and liabilities
Non-current receivables from subsidiaries and other

equity accounted companies
At 31 December
(in USD million) 2023 2022
Interest-bearing receivables from subsidiaries and other

equity accounted companies
14,163 18,563
Non-interest-bearing receivables from subsidiaries 479 566
Receivables from subsidiaries and other equity accounted

companies
14,642 19,129
Interest-bearing receivables from subsidiaries and other equity accounted companies are mainly related to Equinor Energy AS and
Equinor Brasil Energia Ltda. The remaining amount on financial receivables interest bearing primarily relate to long-term funding of
other subsidiaries.
Of the total interest-bearing non-current receivables at 31 December 2023 USD 2,434 million is due later than five years. USD 11,729
million is due within the next five years.
Current receivables from subsidiaries and other equity accounted companies include positive internal bank balances of USD 1,593
million at 31 December 2023. The corresponding amount was USD 332 million at

31 December 2022.
Current financial investments
At 31 December
(in USD million) 2023 2022
Time deposits 17,822 12,350
Interest-bearing securities

10,884 17,116
Financial investments 28,706 29,466
Interest-bearing securities per debtor category

At 31 December
(in USD million) 2023 2022
Public Sector 1,405 2,982
Banks 5,820 9,280
Credit undertakings 593 1,048
Private Sector - Other 3,065 3,806
Total Interest-bearing securities 10,884 17,116
Current financial investments in Equinor ASA are accounted for at amortised cost. For more information about financial instruments by
category, see note 2 Financial risk management and measurement of financial instruments.
In 2023, interest-bearing securities were split in the following currencies:

NOK (44%), EUR (19%), SEK (15%), USD (11%), AUD (9%),
and GBP (2%). Time deposits were split in EUR (47%), NOK (42%) and USD (11%). In 2022, interest-bearing securities were split in:
EUR (32%), USD (27%), NOK (21%), SEK (11%), DKK (6%), GBP (2%) and AUD (1%) while time deposits were split in: EUR (48%),
NOK (39%) and USD (13%).
Current liabilities to subsidiaries and other equity accounted companies
Liabilities to subsidiaries and other equity accounted companies of USD 33,954 million at 31 December

2023 and USD 59,587 million
at 31 December 2022 mainly relates to Equinor group’s internal bank arrangements.

Financial statements and supplements
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Equinor 2023 Integrated Annual Report

249
12 Inventories
At 31 December
(in USD million) 2023 2022
Crude oil 1,157 1,244
Petroleum products 417 505
Other 6 22
Inventories 1,580 1,771

13 Trade and other receivables
At 31 December
(in USD million) 2023 2022
Trade receivables 7,371 10,624
Other receivables 3,693 3,566
Trade and other receivables 11,064 14,190
Other receivables mainly consist of collateral receivables.

Total collateral receivables amount to USD 2,120
million in 2023 and USD 2,902 million in 2022.

This is mainly related to cash paid as security

for a portion of
Equinor’s credit exposure.
14 Cash and cash equivalents
At 31 December
(in USD million) 2023 2022
Cash at banks 88 166
Time deposits 1,253 836
Money market funds 1,875 3,106
Interest-bearing securities 2,547 3,263
Collateral deposits 423 2,833
Cash and cash equivalents 6,187 10,204
Collateral deposits consist of restricted cash and cash equivalents pledged as collateral related to trading activities. Collateral deposits
are related to certain requirements set out by exchanges where Equinor ASA is trading.

The terms and conditions related to these
requirements are determined by the respective exchanges.

Financial statements and supplements
Parent company financial statements and notes
Equinor 2023 Integrated Annual Report

250
15 Equity and shareholders
Change in equity
(in USD million) 2023 2022
Shareholders’ equity at 1 January 50,914 37,428
Net income/(loss) 11,681 27,546
Actuarial gain/(loss) defined benefit pension plans (211) 356
Foreign currency translation effects (377) (2,389)
Dividend (10,032) (9,061)
Share buy-back

(5,685) (3,380)
Share of OCI from equity accounted investments (113) 424
Value of stock compensation plan (3) (10)
Total equity at 31 December 46,173 50,914
The accumulated foreign currency translation effect as of 31 December 2023 decreased total equity by USD

3,831 million.

At 31 December 2022, the corresponding effect was a decrease in total equity of USD 3,453 million. The foreign currency translation
adjustments relate to currency translation effects from subsidiaries with functional currencies other than USD.
Common stock
Number of shares NOK per value
At 31 December 2023
Common stock
Authorised and issued 3,003,104,605 2.50 7,507,761,512.50
Treasury shares/Share buy-back programme (49,486,793) 2.50 (123,716,982.50)
Treasury shares/Share saving plan (8,884,668) 2.50 (22,211,670.00)
Total outstanding shares 2,944,733,144 2.50 7,361,832,860.00
There is only one class of shares and all the shares have the same voting rights.

Share buy-back programme
Based on the authorisation from the annual general meeting on 10 May 2023, the Board of directors has, on a quarterly basis,
decided on share buy-back tranches. The 2023 programme was up to USD 6 billion,

including shares to be redeemed from the
Norwegian State.
During 2023, four tranches of in total USD 6 billion were launched, including shares to be redeemed from the Norwegian State. The
acquisition of the fourth tranche in the open market was finalised in January 2024. As of 31 December 2023, USD 410 million of the
fourth tranche had been purchased in the open market, of which USD 388 million had been settled.

Due to an irrevocable agreement
with a third party, the remaining order of USD 162 million is accrued for and classified as Trade, other payables and provisions.
In order to maintain the Norwegian State’s ownership share in Equinor, a proportionate share of the second, third and fourth tranche of the 2022 programme as well as the first tranche of the 2023 programme was redeemed and annulled after approval by the annual
general meeting on 10 May 2023. The liability to the Norwegian State of USD 3.705 billion

(NOK 39.071 billion) was settled in June
2023.
Number of shares
2023 2022
Share buy-back programme at 1 January 42,619,172 13,460,292
Purchase 63,748,254 56,290,671

Financial statements and supplements
Parent company financial statements and notes
Equinor 2023 Integrated Annual Report

251
Cancellation (56,880,633) (27,131,791)
Share buy-back programme at 31 December 49,486,793 42,619,172
Employees' share saving plan
Number of shares 2023 2022
Share saving plan at 1 January 10,908,717 12,111,104
Purchase 2,204,207 2,127,172
Allocated to employees (4,228,256) (3,329,559)
Share saving plan at 31 December 8,884,668 10,908,717
In 2023 and 2022, treasury shares were purchased to employees participating in the share saving plan for USD 68 million and USD
72 million, respectively. For further information, see note 5 Share-based compensation.
For information regarding the 20 largest shareholders in Equinor ASA, please see Major shareholders in section 5.1 Shareholder
information.
16 Finance debt
Non-current finance debt
At 31 December
(in USD million) 2023 2022
Unsecured bonds
24,380 26,612
Unsecured loans
71 76
Total

24,451 26,688
Non-current finance debt due within one year
2,400 2,547
Non-current finance debt
22,051 24,141
Weighted average interest rate (%)
3.36 3.29
Equinor ASA uses currency swaps to manage foreign currency exchange risk on its non-current financial liabilities. For information
about the Equinor Group and Equinor ASA´s interest rate risk management, see note 4 Financial risk and capital management in the
Consolidated financial statements and note 2 Financial risk management and measurement of financial instruments in these financial
statements.
No new bonds were issued in 2023.
Substantially all unsecured bond and unsecured bank loan agreements contain provisions restricting future pledging of assets to
secure borrowings without granting a similar secured status to the existing bond holders and lenders.
Out of Equinor ASA total outstanding unsecured bond portfolio, 34 bond agreements contain provisions allowing Equinor to call the
debt prior to its final redemption at par or at certain specified premiums if there are changes to the

Norwegian tax laws. The carrying
amount of these agreements is USD 24,076 million at the 31 December 2023 closing currency exchange rate.
Short-term funding needs will normally be covered by the USD 5,000 million US Commercial paper programme

(CP) which is backed
by a revolving credit facility of USD 6,000 million, supported by 19 core banks, maturing in 2026. The facility supports secure access
to funding, supported by the best available short-term rating. As of 31 December 2023, the facility has not been drawn.

Financial statements and supplements
Parent company financial statements and notes
Equinor 2023 Integrated Annual Report

252
Non-current finance debt repayment profile
(in USD million) Repayments
2025 2,414
2026 2,237
2027 2,376
2028 2,095
Thereafter 12,929
Total repayment of non-current finance debt 22,051
Current finance debt
At 31 December
(in USD million) 2023 2022
Collateral liabilities and other current financial liabilities 3,089 239
Non-current finance debt due within one year 2,400 2,547
Current finance debt 5,488 2,786
Weighted average interest rate (%) 3.75 2.13
Collateral liabilities and other current financial liabilities relate mainly to cash received as security for a portion of Equinor ASA's credit
exposure and outstanding amounts on US Commercial paper (CP) programme. At 31 December

2023, USD 1,895 million was issued
on the CP programme. Corresponding at 31 December 2022 was USD 227 million.
17 Pensions
Equinor ASA is subject to the Mandatory Company Pensions Act, and the company's pension scheme follows the requirements of the
Act. For a description of the pension scheme in Equinor ASA, reference is made to note 22 Pensions in the Consolidated financial
statements.
Employer contribution for pension cost is accrued for

in current service cost and for the notional and defined

contribution plans. Unpaid
employer contribution is recognised as part of the

pension liabilities.

Net pension cost
Total pension costs amount to USD 374 million in 2023, USD 416 million in 2022 and

USD 446 million in 2021. In addition, interest

cost and
interest income related to defined benefit plans are

included in the Statement of income within Net financial

items.

Financial statements and supplements
Parent company financial statements and notes
Equinor 2023 Integrated Annual Report

253
Changes in pension liabilities and plan assets

during the year
(in USD million) 2023 2022
Pension liabilities at 1 January 7,441 8,938
Current service cost 143 181
Interest cost 303 98
Actuarial (gains)/losses and currency effects 308 (1,587)
Changes in notional contribution liability and other

effects
56 62
Benefits paid (274) (251)
Pension liabilities at 31 December 7,977 7,441
Fair value of plan assets at 1 January 4,946 5,919
Interest income 173 109
Return on plan assets (excluding interest income) 247 (452)
Company contributions 208 100
Benefits paid (132) (115)
Foreign currency translation effects (140) (615)
Fair value of plan assets at 31 December 5,302 4,946
Net pension liability at 31 December 2,676 2,495
Represented by:
Asset recognised as non-current pension assets

(funded plan)
1,234 1,163
Liability recognised as non-current pension liabilities

(unfunded plans)
3,909 3,657
Pension liabilities specified by funded and unfunded

pension plans
7,977 7,441
Funded 4,068 3,784
Unfunded 3,909 3,657

Financial statements and supplements
Parent company financial statements and notes
Equinor 2023 Integrated Annual Report

254
Actuarial assumptions and sensitivity analysis
Actuarial assumptions, sensitivity analysis, portfolio weighting and information about pension assets in Equinor Pension are presented
in note 22 Pensions in the Consolidated financial statements for Equinor Group. The number of employees, including pensioners,
related to the main benefit plan in Equinor ASA is 8,670 at end of 31 December

2023 and 8,697 at end of 31 December 2022. In
addition, all employees are members of the early retirement plan (“AFP”) and different groups of employees are members of other unfunded plans.
Estimated company contributions to be made to Equinor Pension in 2024 is approximately USD

109 million.

18 Provisions and other liabilities
(in USD million)
Non-current portion at 31 December 2022
1,841
Current portion at 31 December 2022
183
Provisions and other liabilities at 31 December 2022
2,024
New or increased provisions and other liabilities
0
Change in estimates
(222)
Amounts charged against provisions and other liabilities
13
Reclassification, transfer and other
(1,346)
Foreign currency translation effects
0
Provisions and other liabilities at 31 December 2023
469
Non-current portion at 31 December 2023
384
Current portion at 31 December 2023
86
Line item Reclassification, transfer and other includes USD 1,347 million related to SDFI liability.
See also comments on provisions in note 21 Other commitments, contingent liabilities and contingent assets
.
19 Trade, other payables and provisions
At 31 December
(in USD million) 2023 2022
Trade payables 2,673 1,331
Non-trade payables, accrued expenses and provisions 1,512 1,665
Payables to equity accounted associated companies

and other related parties
1,021 1,041
Trade, other payables and provisions 5,207 4,037

Financial statements and supplements
Parent company financial statements and notes
Equinor 2023 Integrated Annual Report

255
20 Leases
Equinor ASA leases certain assets, notably transportation vessels, storage facilities and office buildings which are used in operational
activity. Equinor ASA is mostly a lessee in its lease contracts and the leases serve operational purposes rather than as a tool for financing.
Information related to lease payments and lease liabilities
(in USD million) 2023 2022
Lease liabilities at 1 January 1,797 1,696
New leases, including remeasurements and cancellations 428 783
Gross lease payments (636) (645)
Lease interest 53 36
Lease repayments

(584) (584) (609) (609)
Foreign currency translation effects (21) (74)
Lease liabilities at 31 December 1,621 1,797
Current lease liabilities 546 528
Non-current lease liabilities 1,074 1,269
Equinor ASA recognised revenues of USD 146 million in 2023 and USD 199 million in 2022 related to lease costs recovered from
other Equinor group entities related to lease contracts being recognised gross by Equinor

ASA.
Commitments relating to lease contracts which had not yet commenced at year-end are included within Other long-term commitments
in note 21 Other Commitments, contingent liabilities and contingent assets.
Non-current lease liabilities' maturity profile
At 31 December
(in USD million) 2023 2022
Year 2 and 3 576 659
Year 4 and 5 210 257
After 5 years 288 354
Total repayment of non-current lease liabilities 1,074 1,269
Undiscounted contractual lease payments for Equinor's lease liabilities are USD 592 million in

2024, USD 862 million within two to
five years and USD 316 million after five years.
The right of use assets are included within the line item Property, plant and equipment in the balance sheet. See also note 9 Property, plant and equipment.

21 Other commitments, contingent liabilities and contingent

assets
Contractual commitments
Equinor ASA has entered into various long-term agreements for pipeline transportation as well as terminal use, processing, storage
and entry/exit capacity commitments and commitments related to specific purchase agreements. The agreements ensure the rights to
the capacity or volumes in question, but also impose on Equinor the obligation to pay for the agreed-upon service or commodity,
irrespective of actual use. The contracts' terms vary with durations of up to 2060.

Financial statements and supplements
Parent company financial statements and notes
Equinor 2023 Integrated Annual Report

256
Take-or-pay contracts for the purchase of commodity quantities are only included in the table below if their contractually agreed pricing is of a nature that will or may deviate from the obtainable market prices for the commodity at the time of delivery.
Obligations payable by Equinor ASA to entities accounted for as associates and joint ventures are included gross in the table below.
Obligations payable by Equinor ASA to entities accounted for as joint operations (for example pipelines) and where consequently
Equinor’s share of assets, liabilities, income and expenses (capacity costs) are reflected on a line-by-line basis in the Financial
statements, are included net (i.e. gross commitment less Equinor ASA’s ownership share).
The table below includes USD 931 million related to the non-lease components of lease agreements reflected in the accounts
according to IFRS 16, as well as leases not yet commenced. See note 20 Leases for information regarding lease related
commitments.
Nominal minimum other long-term commitments at 31 December 2023:
(in USD million)
2024 1,084
2025 1,080
2026 811
2027 748
2028 689
Thereafter 5,165
Total other long-term commitments 9,576
Guarantees
Equinor ASA has provided parent company guarantees and also counter-guaranteed certain bank guarantees to cover liabilities of
subsidiaries in countries of operations. Equinor ASA has guaranteed for its proportionate portion of an associate’s long-term bank
debt, payment obligations under the contracts and some third-party obligations, amounting to USD

305 million. The fair value and
book value of the guarantees are immaterial.
Contingencies
Equinor ASA is the participant in certain entities ("DAs") in which the company has unlimited responsibility for its proportionate share
of such entities' liabilities, if any, and participates in certain companies ("ANSs") in which the participants in addition have joint and several liabilities. For further details, see note 10 Investments in subsidiaries and other equity accounted investments.
Other claims
During the normal course of its business, Equinor ASA is involved in legal proceedings,

and several other unresolved claims are
currently outstanding. The ultimate liability or asset in respect of such litigation and claims cannot be determined at this time. Equinor
ASA has provided in its financial statements for probable liabilities related to litigation and claims based on the company's best
judgment. Equinor ASA does not expect that its financial position, results of operations or cash flows will be materially affected by the
resolution of these legal proceedings.
Provisions related to claims and disputes are reflected within note 18 Provisions and other liabilities.

Financial statements and supplements
Parent company financial statements and notes
Equinor 2023 Integrated Annual Report

257
22 Related parties
Reference is made to note 27 Related parties in the Consolidated financial statements for information regarding Equinor ASA’s related
parties. This includes information regarding related parties as a result of Equinor ASA’s ownership structure and also information regarding transactions with the Norwegian State.
Transactions with group companies
Revenue transactions with related parties are presented in note 3 Revenues. Total intercompany revenues amounted to USD 1.2 billion and USD 2.8 billion in 2023 and 2022, respectively. Intercompany revenues consisted of commodity sales and purchases with subsidiaries, mainly attributed to sales of crude oil and sales of refined products to Equinor Marketing

& Trading (US) Inc. of USD 2.2
billion and USD 2.5 billion in 2023 and 2022, partly offset by net gas purchases from physically settled commodity derivatives with
Danske Commodities A/S of USD 1.2 billion and USD 0.4 billion in 2023 and 2022.
Equinor ASA sells natural gas and pipeline transport on a back-to-back basis to Equinor Energy

AS. Similarly, Equinor ASA enters
into certain financial contracts, also on a back-to-back basis with Equinor Energy AS. All of the risks related to these transactions are
carried by Equinor Energy AS and the transactions are therefore not reflected in Equinor

ASA's financial statements.
Equinor ASA buys volumes from its subsidiaries and sells them into the market. Total purchases of goods from subsidiaries amounted to USD 32.9 billion and USD 33.8 billion in 2023 and 2022, respectively. The major part of intercompany purchases of goods is attributed to Equinor Energy AS, USD 18.5 billion and USD 21.3 billion in 2023 and 2022, respectively and Equinor US Holdings Inc,
USD 9 billion and USD 6.5 billion in 2023 and 2022, respectively.
Expenses incurred by the company, such as personnel expenses, are accumulated in cost pools. Such expenses are allocated in part on an hours incurred cost basis to Equinor Energy AS, to other group companies, and to licences where Equinor Energy AS or other
group companies are operators. Costs allocated in this manner are not reflected in Equinor

ASA's financial statements. Expenses
allocated to group companies amounted to USD 6.6 billion and USD 10.5 billion in 2023 and

2022, respectively. The major part of the
allocation is related to Equinor Energy AS, USD 5.6 billion, and USD 9.6 billion in 2023 and 2022,

respectively.
Other transactions
Reference is made to note 27 Related parties in the Consolidated financial statements for information regarding Equinor ASAs
transactions with related parties based on ordinary business operations.
Current receivables and current liabilities from subsidiaries and other equity accounted companies are included in note 11 Financial
assets and liabilities.
Related party transactions with management and management remunerations for 2023 are presented in note 4 Salaries and
personnel expenses.

Financial statements and supplements
Equinor 2023 Integrated Annual Report

The board of directors and the chief executive officer approves the consolidated financial statements for the group,

the parent
company financial statements for Equinor ASA as of 31 December 2023 and the board of directors’

report.

12 March 2024
THE BOARD OF DIRECTORS OF

EQUINOR ASA
/s/ JON ERIK REINHARDSEN
CHAIR
/s/ ANNE DRINKWATER
DEPUTY CHAIR
/s/ REBEKKA GLASSER HERLOFSEN /s/ JONATHAN LEWIS
/s/ FINN BJØRN RUYTER /s/ TOVE ANDERSEN /s/ HAAKON BRUUN-HANSSEN
/s/ STIG LÆGREID /s/ PER MARTIN LABRÅTEN /s/ HILDE MØLLERSTAD
/s/ ANDERS OPEDAL

PRESIDENT

AND CEO

Additional information
Equinor 2023 Integrated Annual Report

Additional

information
5.1
5.2
5.3
5.4
5.5
5.6
5.7
5.8
Shareholder information
Risk factors
EU Taxonomy

for sustainable activities
Additional sustainability information
Statements on this report incl. independent auditor reports
Use and reconciliation of non-GAAP financial measures
Other definitions and abbreviations
Forward-looking statements

Additional information
Equinor 2023 Integrated Annual Report

5.1 Shareholder information
Major shareholders
The Norwegian State is the largest shareholder in Equinor. It has a direct ownership interest of 67%, which is managed by the
Norwegian Ministry of Trade, Industry and Fisheries, and a 3.6% indirect interest through the National Insurance Fund
(Folketrygdfondet), totalling 70.6%.

Additional information
Equinor 2023 Integrated Annual Report

Equinor has one class of shares, and each share confers one vote at the annual general meeting.

The Norwegian State does not
have any voting rights that differ from the rights of other ordinary shareholders.
Pursuant to the Norwegian Public Limited Liability Companies Act, a majority of at least two-thirds of the votes cast at the general
meeting is required to amend our articles of association. As long as the Norwegian State owns more than one-third of our shares,
it is able to prevent any amendments to our articles of association. Since the Norwegian State,

acting through the Norwegian
Ministry of Trade, Industry and Fisheries, has more than two-thirds of the shares in the company, it also has the sole power to amend our articles of association. In addition, as majority shareholder, the Norwegian State has the power to control any decision at a general meeting that requires a majority vote, including approval of dividend proposed by the BoD and election of the majority
of the corporate assembly which, in turn, has the power to elect the BoD.
The Norwegian State endorses the principles set out in The Norwegian Code of Practice for Corporate Governance,and has
stated that it expects companies in which the State has an ownership interest to adhere to the code. The principle of ensuring
equal treatment of different groups of shareholders is a key element in the State's own guidelines.

In companies in which the State
is one of the shareholders, its intention is to exercise the same rights and obligations as any other shareholder and not act in a
manner that has a detrimental effect on the rights or financial interests of other shareholders. In addition to the principle of equal
treatment of shareholders, emphasis is also placed on transparency in relation to the State's ownership and on general meetings
being the correct forum for owner decisions and formal resolutions.
Shareholders at 31st of December 2023 Number of Shares Ownership in %
1 Government of Norway 2,012,080,085 67.0%
2 Folketrygdfondet 107,381,599 3.6%
3 The Vanguard Group, Inc.
1)
33,351,324 1.1%
4 BlackRock Institutional Trust Company, N.A.
1)
28,866,990 1.0%
5 T. Rowe Price Associates, Inc.
1)
20,095,889 0.7%
6 DNB Asset Management AS 19,929,666 0.7%
7 Storebrand Kapitalforvaltning AS 19,690,113 0.7%
8 KLP Fondsforvaltning AS 18,220,065 0.6%
9 Arrowstreet Capital, Limited Partnership
1)
17,381,133 0.6%
10 RBC Global Asset Management (UK) Limited 16,892,817 0.6%
11 Dodge & Cox
1)
14,150,538 0.5%
12 Nuveen LLC
1)
13,008,248 0.4%
13 Fidelity Management & Research Company LLC
1)
12,949,739 0.4%
14 State Street Global Advisors (US)
1)
11,824,393 0.4%
15 BlackRock Advisors (UK) Limited 11,130,795 0.4%
16 SAFE Investment Company Limited 10,135,834 0.3%
17 Amundi Asset Management, SAS 9,304,533 0.3%
18 Wellington Management Company, LLP
1)
8,761,910 0.3%
19 Schroder Investment Management Ltd. (SIM) 8,675,563 0.3%
20 Sarasin & Partners LLP 8,360,610 0.3%
1) Shareholders with a US-registered address
Source: Data collected by third party, authorised by Equinor, 31st of December 2023.
Equinor's share incentive plans
Since 2004, Equinor has had share savings plans for its employees. The purpose of these plans is to strengthen the business
culture and encourage loyalty through employees becoming part-owners of the company. As of 31.12.2023, 84% of eligible employees worldwide participated in share incentive plans.
Through regular salary contributions, employees can invest up to 5% of their base salary in Equinor shares. In addition, the company
provides a contribution of up to a maximum of NOK 1,500 per year (approximately USD

150) to the total share investment made by
employees in Norway. After a holding period of two calendar years following the year of purchase
15
, one extra share is awarded for
each share purchased. Under current Norwegian tax legislation, the share award is a taxable employee benefit, with a value equal to
the value of the shares awarded and taxed at the time of the award.
15
For members of the Corporate Executive Committee, the holding period is three calendar years following the year of purchase.

Additional information
Equinor 2023 Integrated Annual Report

Equinor ASA runs a share-based long-term incentive (LTI) plan for approximately 100 employees (comprising executive committee members, senior vice presidents, and nominated vice presidents). A gross LTI grant is made at a fixed percentage of the employee’s base salary. Equinor shares are allocated for the net-after-tax amount, to be held in for a period of 36 months. The gross LTI grant is a taxable employee benefit.
On behalf of the company, the BoD is authorised to acquire Equinor shares on the open market in order to continue the operation of the share-based incentive plans. This authorisation is valid until 30 June 2024, and it is Equinor’s intention to renew it at the
annual general meeting on 14 May 2024.
Voting rights may not be exercised for shares in Equinor ASA which belong to the company itself or a subsidiary.
Share buy-backs
For the period 2013-2023, the BoD was authorised by the annual general meeting to repurchase Equinor shares on the open
market for subsequent annulment. It is Equinor’s intention to renew this authorisation at the annual general meeting in May 2024.
The annual general meeting on 10 May 2023 authorised the BoD to acquire shares in the open market. The authorisation is valid
until either 30 June 2024 or the annual general meeting in 2024 (whichever is the earliest).

A total of 64,861,696 shares were
bought back as part of this 2023 share buy-back programme for USD 1.98 billion. Of the announced share buy-back programme
of USD 6 billion for 2023, 67% will be settled with the Norwegian State in order to keep the

State’s ownership share unchanged.
The State share of the first tranche of the 2023 programme was settled in June 2023,

while the State share of the second, third
and fourth tranches in 2023 will be settled in July 2024, subject to approval by the annual general meeting in May 2024.

Additional information
Equinor 2023 Integrated Annual Report

Summary of share buy-backs
All share buy-backs have been carried out in the open market and pursuant to the authorisations outlined above. Also, see note
20 Shareholders’ equity and dividends to the Consolidated financial statements for more information.

Period in
which shares
were bought
back
Shares repurchased under AGM mandate for share-based
incentive plans
Shares repurchased under AGM mandate for
subsequent annulment
Number of
shares
repurchase
d
1)
Average
price per
share in
NOK
Total number
of shares
purchased as
part of
programme
Maximum
number of
shares that may
yet be
purchased
under the
programme
authorisation
Number of
shares
repurchased
2
)
Average
price per
share in
NOK
Total number
of shares
bought back
in the market
Maximum
number of
shares that
may yet be
bought back in
the market
under AGM
mandate
3)
Average
price per
share in
NOK
Total number
of shares
repurchased
Jan-23 376,047 311.13 8,403,299 6,796,701 3,434,958 320.63 46,054,130 28,945,870 319.69 3,811,005
Feb-23 375,164 327.86 8,778,463 6,421,537 5,391,501 322.51 51,445,631 23,554,369 322.86 5,766,665
Mar-23 417,673 296.88 9,196,136 6,003,864 5,435,002 312.25 56,880,633 18,119,367 311.15 5,852,675
Apr-23 404,004 306.93 9,600,140 5,599,860 - -

-

94,000,000 306.93 404,004
May-23 492,290 300.94 492,290 10,507,710 5,081,465 298.59 5,081,465 88,918,535 298.80 5,573,755
Jun-23 384,592 322.42 876,882 10,123,118 11,604,252 309.48 16,685,717 77,314,283 309.90 11,988,844
Jul-23 418,680 300.95 1,295,562 9,704,438 3,527,000 311.30 20,212,717 73,787,283 310.20 3,945,680
Aug-23 391,723 321.66 1,687,285 9,312,715 6,337,076 320.98 26,549,793 67,450,207 321.02 6,728,799
Sep-23 352,858 357.08 2,040,143 8,959,857 6,899,000 347.72 33,448,793 60,551,207 348.18 7,251,858
Oct-23 337,998 372.78 2,378,141 8,621,859 3,864,000 358.67 37,312,793 56,687,207 359.80 4,201,998
Nov-23 361,555 354.03 2,739,696 8,260,304 6,192,000 357.13 43,504,793 50,495,207 356.96 6,553,555
Dec-23 387,957 335.09 3,127,653 7,872,347 5,982,000 330.23 49,486,793 44,513,207 330.53 6,369,957
Jan-24 419,574 309.84 3,547,227 7,452,773 4,548,400 318.52 54,035,193 39,964,807 317.79 4,967,974
Total 5,120,115

322.68
4)
68,296,654

325.49
4)

324.14
4)
73,416,769
1)
The shares bought back from February 2023 to January

2024 were acquired on the open market under

the buyback programme for shares
to be used in the share-based incentive plans

for employees announced 8 February 2023,

with duration from 15 February 2023 to

15
January 2024.

2)
The shares bought back in the market have

been bought under the following tranches:
Tranches Announced Duration Maximum total
consideration (USD)*

Fourth tranche for 2022

28 October 2022

27 January 2023

1,830,000,000

First tranche for 2023

8 February 2023

24 March 2023

1,000,000,000

Second tranche for 2023

4 May 2023

25 July 2023

1,666,666,667

Third tranche for 2023

26 July 2023

26 October 2023

1,666,666,667

Fourth tranche for 2023

27 October 2023

29 January 2024

1,666,666,667

* Including the State's share

3)
The maximum number of shares that may yet be

bought back in the market from January 2023

to March 2023 refers to the authorisation
granted by the annual general meeting in May 2022.

The maximum number of shares that may yet be

bought back in the market from May
2023 to January 2024 refers to the authorisation

granted by the annual general meeting in

May 2023.
4) Weighted average price per share.

Additional information
Equinor 2023 Integrated Annual Report

5.2 Risk factors
The risks discussed below could, separately or in combination, affect our operational and financial performance, the implementation of
our strategy, our reputation and the value of our securities.
Strategic and commercial risks
Prices and markets
Fluctuating prices of oil and natural gas as well as exchange rates and general macroeconomic conditions impact our financial
performance. Generally, Equinor does not have control over the factors that affect market developments and prices.
Uncertainty in global and regional energy supply and demand means that Equinor's long-term plans should take into consideration
many outcomes for how global energy markets may develop. Examples of factors that can affect supply and demand, and
consequently the prices of oil, natural gas, electricity and other energy products include: global and regional economic conditions,
political and regulatory developments, geopolitical tensions, the actions of OPEC+ and other large energy suppliers, the social and
health situation in any country or region, technological advances, availability of energy resources or access to energy-related
acreages, development of supply chains and consumer preferences, including those related to climate issues.
Over recent years, there has been significant volatility in energy prices, triggered by the supply and demand impacts of the Covid-19
pandemic and the post-pandemic recovery, the European security situation, including Russia’s invasion of Ukraine, and its effect on global energy flows. Hamas' attack on Israel in October 2023 and the subsequent war between the parties, have escalated the
potential for further tension in the Middle East and added to uncertainty and volatility in energy prices.
Energy prices and predominantly oil and natural gas prices are the primary drivers of Equinor’s business results, financial condition
and liquidity, and its ability to finance planned capital expenditures. A significant or prolonged period of low prices could lead to changes in production, impairment of assets or reassessment of the viability of projects under development and future business
opportunities.
Increases in prices can lead to increased taxes, cost inflation or higher access costs for Equinor.
Fluctuating foreign exchange rates, especially between USD, EUR, GBP and NOK, can have a significant impact on Equinor’s
operational and financial results. A large percentage of Equinor’s revenues and cash receipts are denominated in or driven by USD,
sales of gas and refined products are mainly denominated in EUR and GBP, while a large portion of operating expenses, capital expenditures and income taxes payable accrue in NOK. The majority of Equinor’s long-term debt has USD exposure. See also the
description of market risk (including commodity price risk and currency risk) in note 4 Financial risk and capital management in the
Consolidated Financial Statements.
Such risks could have a material adverse effect on Equinor’s business, financial condition, and results of operations.
Hydrocarbon resource base and renewable and low carbon opportunities
Changes to Equinor’s hydrocarbon resource base estimates and the ability to access renewable and low-carbon opportunities can
impact future production, revenues, and expenditures as well as delivery of our strategy .
Our estimates relating to current and future energy resources depend on many factors, variables and assumptions that are beyond
Equinor’s control, and which may prove to be incorrect over time. The reliability of resource estimates depends on the quality and
quantity of Equinor’s geological, technical and economic data together with extensive engineering judgements. Substantial upward or
downward revisions in Equinor’s resources outlook may be required should additional information become available after the initial
estimates were prepared. A substantial downward revision could potentially lead to impairments.
Equinor’s future oil and gas resource base depends on the company’s timely success in accessing,

acquiring, and developing
attractive opportunities. If unsuccessful, future production will decline and future revenue will be reduced. Equinor’s access to
resources is impacted by the choices of governments and, outside of Norway, national oil and gas companies. Changes in fiscal terms and fluctuations in oil and gas prices will have a direct impact on Equinor’s resource base. Proved oil and gas reserves are estimated
based on the US Securities and Exchange Commission (SEC) requirements and may differ substantially from Equinor’s view on
expected reserves and contingent resources.
Equinor’s ability to build material renewable and low-carbon business portfolios depends on access to attractive opportunities where
the right commercial terms are key. Future conditions, along with risks and uncertainties in power, hydrogen and carbon markets as well as internal factors, will influence our ability to achieve our ambitions relating to renewable energy resources and low-carbon
business.

Additional information
Equinor 2023 Integrated Annual Report

Such risks could have a material adverse effect on Equinor’s business, financial condition and results of operations.
Climate change and transition to a lower carbon economy
Policy, legal, regulatory,

market and technology developments, including stakeholder sentiment, related to the issue of climate
change, can affect our business plans and financial performance.
Shifts in stakeholder focus between energy security, affordability and sustainability add uncertainty to delivery and outcomes associated with Equinor’s strategy.
Stricter climate laws, regulations, and policies as well as adverse litigation outcomes could adversely impact Equinor's financial results
and outlook, including the value of its assets. This might be directly (through regulatory changes towards energy systems free of
unabated fossil fuels, changes in taxation, increased costs or access to opportunities)

or indirectly (through changes in consumer
behaviour or technology developments).
Equinor expects greenhouse gas emission costs to increase from current levels and to have a wider geographical range than today.
Equinor applies a default minimum carbon price in investment analysis starting at USD 82 per tonne in 2025, increasing towards USD
115 per tonne by 2030. In countries where the actual or predicted carbon price is higher than our default at any point in time, Equinor applies the actual or expected cost, such as in Norway where both a CO
2

tax and the EU Emission Trading System (EU ETS) apply. A
higher carbon price provides an incentive to reduce emissions and increase investment in new low-carbon solutions and technology.
Changing demand for renewable energy and low-carbon technologies, and innovation and technology changes supporting their cost-
competitive development, represent both threats and opportunities for Equinor.
Market development and our ability to reduce costs and capitalise on technology improvements are important but unpredictable risk
factors. Multiple factors in the energy transition contribute to uncertainty in future energy price assumptions,

and changes in investor
and societal sentiment can affect our access to capital markets, attractiveness for investors, and potentially restrict access to finance or increase financing costs.
Strong competition for assets, changing levels of policy support, and different commercial/contractual models may lead to diminishing
returns within the renewable and low-carbon industries and hinder Equinor ambitions. These investments may be exposed to interest
rate risk and inflation risk.
Equinor’s net-zero strategy and climate-related ambitions are responses to challenges and opportunities in the energy transition.
There is no assurance that these ambitions will be achieved or that all stakeholders will accept our approach or methods to set,
measure or reach our ambitions. Successful strategy execution depends on development of new technologies, new value chains,
societal shifts in consumer demand, as well as firm leadership from policy makers. Should societal demands, technological innovation
and policy support from governments not shift in parallel with Equinor’s pursuit of significant greenhouse gas emission reductions and
energy transition investments, our business plans and financial performance may be adversely affected and Equinor may be unable to
fulfil its net-zero strategy and/or meet its climate-related ambitions.
International politics and geopolitical change
Political, economic, and social developments or instability in regions where Equinor has interests and may seek future opportunities
could adversely affect Equinor’s business causing financial loss.
Political instability, civil strife, strikes, insurrections, acts of terrorism, acts of war, sanctions and trade disputes, public health situations
(including pandemics such as Covid-19), adverse and hostile actions against Equinor’s staff, its facilities, its transportation systems
and its digital infrastructure (cyberattacks) may disrupt or curtail Equinor’s operations and business opportunities. These may in turn
lead to a decline in production and otherwise adversely affect Equinor’s business, operations,

results and financial condition. Similarly,
Equinor’s response to such situations could lead to claims from partners and relevant stakeholders, litigation, and litigation-related
costs.
Equinor exited all projects in Russia in 2022. The European security situation will continue to impact our business environment
volatility, uncertainty,

and complexity for the foreseeable future, including through impacts related to oil and gas supply and demand,
policy response, supply chains and security. The situation in the Middle East remains volatile with potential energy market implications.
Digital and cyber security
Increasing digitisation and reliance on information technology (IT) and operational technology (OT)

means that digital and cyber
disruption could materially impact Equinor’s operations and financial condition.
Damage, disruption or shutdown of digital IT and OT systems can occur due to failures during the operation and maintenance of
software and hardware, databases or components, power or network outages, hardware or software failures, negligence, user error,
or breaches of cyber security.

Additional information
Equinor 2023 Integrated Annual Report

Risks from cyber disruption are interconnected, company-wide, and may be linked to third party personnel, practices, hardware,
software and infrastructure. Cyber disruption may arise from factors such as unauthorised access,

usage or attacks, computer viruses,
errors or wrongdoing by employees or others who have gained access to Equinor’s or any connected networks and systems, as well
as threats to our assets from insiders who exploit, or intend to exploit, their legitimate access to Equinor’s facilities or networks for
unauthorised purposes. Risks related to cyber disruption may also be impacted by increasing artificial intelligence capabilities.
Digital and cyber-disruption, whether in respect of Equinor’s systems and networks or those of third parties on which Equinor relies,
could result in delayed activities, loss of production, loss of sensitive or personal information, misuse of information or systems, as well
as safety and environmental losses as a result of damage to our physical assets caused by such disruption, and the company could
face associated regulatory actions, legal liability, reputational damage and loss of revenue. Equinor could be required to spend significant financial and other resources to avoid, limit or remedy the damage caused by a security breach or to repair or replace
networks and information systems, which in turn could affect our financial performance.
See also section 2.2 Safe and secure operations – Performance disclosure – Security incidents.
Project delivery and operations
Uncertainties in development projects and production operations in the Equinor portfolio could prevent Equinor from realising profits
and cause substantial losses.
Oil and gas, renewable, low-carbon and other projects or assets may be curtailed, delayed, cancelled or suspended for many
reasons. Situations such as equipment shortages or failures, natural hazards, unexpected drilling conditions or reservoir
characteristics, irregularities in geological formations, challenging soil conditions, accidents, mechanical and technical difficulties,
power cost and availability, protestor actions, health issues (including pandemics such as Covid-19), new technology implementation and quality issues might have significant impact. The risk is higher in new and challenging areas such as deep waters or other harsh
environments, and in new value chains. Cost inflation in capital and operational expenditures can negatively affect project deliveries,
results from operations and longer-term financial outcomes.
Equinor’s portfolio of development projects includes a high number of major development-projects as well as “first-off” projects (i.e.
involving new development concepts, operating regions, execution models, partners/contractors,

value chains and markets) that
increase portfolio complexity and potentially execution risk.
Equinor’s ability to commercially exploit energy resources and carbon products depends,

among other factors, on the availability of
adequate capacity of transportation and/or transmission infrastructure to markets at a commercially viable price. Equinor may be
unsuccessful in its efforts to secure commercially viable transportation, transmission, and markets for all its potential production in a
cost-efficient manner or at all, which in turn could affect our operational and financial performance.
Joint arrangement and contractors
The actions of our partners, contractors and sub-contractors could result in legal liability and financial loss for Equinor.
Many of Equinor’s activities are conducted through joint arrangements and with contractors and sub-contractors which may limit
Equinor’s influence and control over the performance of such operations. If operators,

partners, or contractors fail to fulfil their
responsibilities, Equinor can be exposed to financial, operational, safety, security, and compliance risks as well as reputational risks and risks related to ethics, integrity and sustainability.
Equinor is also exposed to enforcement actions by regulators or claimants in the event of an incident in an operation where it does not
exercise operational control. Operators, partners. and contractors may be unable or unwilling to compensate Equinor for costs
incurred on their behalf or on behalf of the relevant arrangement.
Such risks could impact Equinor’s operational and financial performance, the implementation of its strategy, our reputation and the
value of our securities.
Competition and technological innovation
If competitors move faster or in other directions related to the development and deployment of new technologies and products,
Equinor’s financial performance and ability to deliver on our strategy may be adversely affected
.
Equinor could be adversely affected if we do not remain commercially and technologically competitive to efficiently develop and operate an attractive portfolio of assets, to obtain access to new opportunities, and to keep pace with deployment of new technologies
and products that can impact our transition to a broad energy company.
Equinor’s financial performance may be negatively impacted by competition from players with stronger financial resources or with
increased agility and flexibility, and from an increasing number of companies applying new business models.

Additional information
Equinor 2023 Integrated Annual Report

Ownership and actions by the Norwegian State
The interests of Equinor’s majority shareholder, the Norwegian State, may not always be aligned with the interests of Equinor’s other
shareholders. A change in the Norwegian State’s ownership policy or in the manner in which the Norwegian

State exercises its
ownership can impact Equinor’s ability to execute its strategy and deliver on its ambitions or impact Equinor’s financial performance.
The Norwegian State, as our majority shareholder with 67% ownership as of 31 December

2023, has the power to influence the
outcome of any vote of shareholders, including amendments to Equinor’s articles of association (which require the support of two-
thirds of the votes cast at the general meeting) and the election of all non-employee members of the corporate assembly (which
requires a majority of the votes cast). Factors influencing the voting of the Norwegian

State could be different from the interests of the
other shareholders.
The Norwegian State has resolved that its shares in Equinor and the State’s Direct Financial Interests in NCS licenses must be
managed in accordance with a coordinated ownership strategy for the Norwegian State’s oil and gas interests. Under this strategy, the
Norwegian State has required Equinor to market the Norwegian State’s oil and gas together with Equinor’s own oil and gas as a single
economic unit and to take account of the Norwegian State’s interests in all decisions that may affect the marketing of these resources.
If the Norwegian State’s coordinated ownership strategy is not adequately implemented, then Equinor’s mandate to sell the
Norwegian State’s oil and gas together with its own oil and gas is likely to be prejudiced which could have an adverse effect on
Equinor’s position in the markets in which it operates
16
.
Any change to the manner in which the Norwegian State exercises its ownership of Equinor could influence Equinor’s ability to
execute its strategy and deliver on its ambitions and could therefore have an adverse effect on our financial performance.

Policies and legislation
Equinor’s operations in various countries are subject to dynamic legal and regulatory factors that could impact our business plans and
financial performance.
Equinor operates in certain countries which lack well-functioning and reliable legal systems, where the enforcement of contractual
rights is uncertain, and where the governmental, fiscal, and regulatory regimes can change over time or can be subject to unexpected
or rapid change. Such changes could constrain our plans, cause operational delays, increase costs of regulatory compliance, increase
litigation risk, impact the sale of our products, require us to divest or curtail operations, limit access to new opportunities, and affect
provisions for pension, tax, and legal liabilities.
Moreover, if a country in which Equinor operates changes its laws, regulations, policies, or practices relating to energy or the oil and gas industry, including in response to environmental, social or governance concerns, Equinor’s national and/or international exploration, development and production activities, and the results of its operations, could be affected. In addition, changes in the tax
laws of the countries in which Equinor operates could have a material adverse effect on liquidity and the results of operations.
Equinor's exploration and production activities undertaken together with national oil companies are subject to a significant degree of
state control. In recent years, governments and national oil companies have in some regions exercised greater authority and imposed
more stringent conditions on energy companies. Intervention by governments could take a variety of forms, such as nationalisation,
expropriation, cancellation, non-renewal, restriction or renegotiation of our interests, assets, and related rights. Equinor could be
subject to the imposition of new contractual obligations, price and exchange controls, tax or royalty increases, payment delays, and
currency and capital transfer restrictions.
Equinor's US operations use hydraulic fracturing, which is subject to a range of federal, state,

and local laws. Various US states and
local governments have implemented, or are considering, changes to regulations or increased regulatory oversight of hydraulic
fracturing that could adversely affect Equinor's US onshore business and the demand for its fracturing services.
The ongoing maturation of the regulatory framework and permitting requirements for low-carbon value chains in various countries can
also impact financial outcomes from Equinor’s investment in related technologies, opportunities,

and projects.
Equinor incurs, and expects to continue to incur, substantial capital, operating, maintenance and remediation costs relating to compliance with increasingly complex laws, regulations and obligations related to the protection of the environment and human health
and safety, as well as in response to concerns relating to climate change. Such occurrences could have a materially adverse effect on
Equinor’s operations and opportunities, liquidity, and financial performance.
Financial risks, liquidity and capital management

Equinor’s business is exposed to liquidity, interest rate, equity and credit risks that could adversely affect the results of Equinor’s operations, our financial position and ability to operate, as described in note 4 to the Consolidated

Financial Statements.
16
See also Equinor’s Report on corporate governance published on

equinor.com/reports for further details

on State ownership and equal treatment of
shareholders and transactions with close associates.

Additional information
Equinor 2023 Integrated Annual Report

Trading and commercial supply activities
Equinor’s trading and commercial supply activities in the commodity markets can lead to financial losses.
Equinor uses financial instruments such as futures, options, over-the-counter (OTC) forward contracts, market swaps and contracts
for differences related to crude oil, petroleum products, natural gas and electricity to manage price differences and volatility. Trading activities involve elements of forecasting, and Equinor bears the risk of market movements, the risk of losses if prices develop contrary
to expectations, and the risk of default by counterparties.
There is a risk that an individual or group of traders acting for or on behalf of Equinor could act outside of their respective mandates
which could therefore result in financial loss, fines, or loss of licence to operate, including permissions to trade. Should such risks
materialise, they may adversely affect the Group’s financial results and performance.
Workforce capabilities and organisational change

Equinor may not be able to secure the right level of workforce competence and capacity, or to leverage efficient organisational operating models, to execute on strategy and operations, which could have an adverse effect on Equinor’s current and future
business and performance.
Equinor depends on workforce capacity and competence to deliver on its strategy, including transition to a broad energy company.
Uncertainties related to the future of the oil and gas industry and the rate of growth of new value chains, the need for new capabilities,
and increased competition for talent, pose a risk to securing the right level of workforce competence and capacity through industry
cycles.
Further, we may implement internal restructuring and changes to our operating model to meet the needs of the oil and gas,

renewable
and low-carbon domains, but such changes may not deliver on expectations.
Any such failure to secure the right level of workforce competence and capacity and/or to leverage efficient organisational operating
models could have an adverse effect on Equinor’s current and future business.
Crisis management, business continuity and insurance coverage
Equinor's crisis management and business continuity systems may prove inadequate to limit disruption to our business causing
losses. Equinor’s insurance coverage may not provide adequate protection from losses,

with a potential material adverse effect on
Equinor’s financial position.
Our business could be severely affected if Equinor does not respond or is perceived not to have prepared, prevented,

responded, or
recovered in an effective and appropriate manner to a crisis or major incident. A crisis or disruption might occur as a result of a
security or cybersecurity incident or if a risk described under Security, safety and environmental risks materialises.
Equinor maintains insurance coverage that includes physical damage to its properties, third-party liability, workers’ compensation and employers’ liability, general liability, sudden pollution, and other cover.

Equinor’s insurance coverage includes deductibles that must
be met prior to recovery and is subject to caps, exclusions, and limitations. There is no assurance that such cover will adequately
protect Equinor against liability from all potential consequences and damages as illustrated by the financial loss for the group related
to the fire at Hammerfest LNG in 2020.
The Equinor group retains parts of its insurable risks in a wholly owned captive insurance company, so insurance recovery outside of the Equinor group may be limited.
Security,

safety and environmental risks
Health, safety and environmental factors
Equinor is exposed to a wide range of risk factors that could result in harm to people,

the environment, and our assets, as well as
cause significant losses through business interruption, increased costs, regulatory action, legal liability, and damage our reputation and social licence to operate.
Risk factors that could lead to impacts on health, safety and the environment include human performance,

operational failures, breach
of digital security, detrimental substances, subsurface conditions (including conditions related to hydraulic fracturing), technical integrity failures, vessel collisions, natural disasters, adverse weather or climatic conditions, physical effects of climate change (see section 2.2 Profitable portfolio), epidemics or pandemics (such as Covid-19), breach of human rights, structural and organisational
changes and other occurrences. Continuation, resurgence or emergence of a pandemic, could precipitate or aggravate the other risk
factors identified in this report and materially impact Equinor’s operations and financial condition.
These risk factors could result in disruptions of our operations and could, among other things, lead to blowouts, structural collapses,
loss of containment of hydrocarbons or other hazardous materials, fires, explosions and water contamination that cause harm to
people, loss of life or environmental damage. All modes of transportation of hydrocarbons are susceptible to a loss of containment of

Additional information
Equinor 2023 Integrated Annual Report

hydrocarbons and other hazardous materials and represent a significant risk to people and the environment. Equinor could also be
subject to civil and/or criminal liability and the possibility of incurring substantial costs, including for remediation if any such health,
safety or environmental risk materialises.
It is not possible to guarantee that the management system or other policies and procedures will be able to identify or mitigate all
aspects of health, safety and environmental risks or that all activities will be carried out in accordance with these systems.
Security breaches
Equinor’s personnel, assets, infrastructure, and operations may be subject to hostile or malicious acts that disrupt our operations,
cause loss of data, harm to people or the environment, and affect Equinor’s financial performance.
Security threats may arise from terrorism, crime, acts of sabotage, armed conflict, civil unrest, maritime crime, insiders and social
engineering or illegal or unsafe activism. A changing geopolitical, political, technological and social context makes these factors
increasingly unpredictable.
Management of security risks, and the application of national security laws or policies, can incur significant costs, restrict our ability to
do business in a particular jurisdiction and limit operations, including our supply chains and the supply of our products. Failure to avoid
security breaches can disrupt Equinor operations, cause loss, misuse or manipulation of data, harm to our people, assets, or the
environment, result in fines or liabilities and impact our reputation and future business, all of which may affect Equinor’s financial
performance.
Equinor could be required to spend significant financial and other resources to avoid, limit or remedy the damage
caused by a security breach, which in turn may adversely affect Equinor’s operational and financial performance.
Compliance and control risks
Supervisions, regulatory reviews and reporting
Supervision, review and sanctions for violations of laws and regulations at the supranational, national and local level may lead to legal
liability, substantial fines, claims for damages, criminal sanctions and other sanctions for noncompliance, and reputational damage.
Applicable laws and regulations include, among others, those relating to financial reporting, taxation, bribery and corruption, securities
and commodities trading, fraud, competition and antitrust, safety and the environment, labour and employment practices and data
privacy rules. The enactment of, or changes to, such laws and regulations could create compliance challenges and increase the
likelihood of a violation occurring.
Equinor is subject to supervision by the Norwegian Ocean Industry Authority (Havtil), whose regulatory authority covers the whole
NCS including offshore-wind as well as petroleum-related plants onshore in Norway. Equinor may become subject to supervision or be required to report to other regulators internationally, and such supervision could result in audit reports, orders, and investigations.
Equinor is listed on Oslo Børs (OSE) and the New York Stock Exchange (NYSE) and is a reporting company under the rules and regulations of the US Securities and Exchange Commission (the SEC). Equinor is required to comply with the continuing obligations of
relevant regulatory authorities, and violation of these obligations may result in legal liability, the imposition of fines and other sanctions.
Equinor is also subject to financial review from financial supervisory authorities such as the Norwegian

Financial Supervisory Authority
(FSA) and the SEC. Reviews performed by financial supervisory authorities could result in changes to previously published financial
statements and future accounting practices. In addition, failure of external reporting to report data accurately and in compliance with
applicable standards could result in regulatory action, legal liability, and damage to Equinor’s reputation.
Audits of financial statements could identify material weaknesses or deficiencies in Equinor’s internal control over financial reporting
and cause loss of investor confidence that can potentially impact the share price.
Business integrity and ethical misconduct
Non-compliance with anti-corruption and bribery laws, anti-money laundering laws, competition and antitrust laws,

sanctions and trade
restrictions or other applicable laws, or failure to meet Equinor’s ethical requirements, could expose Equinor to legal liability, lead to a
loss of business, loss of access to capital and damage our reputation and social licence to operate.
Equinor is subject to anti-corruption and bribery laws and anti-money laundering laws in multiple jurisdictions, including the Norwegian
Penal code, the US Foreign Corrupt Practices Act and the UK Bribery Act. A violation of such applicable laws could expose Equinor to
investigations from multiple authorities and may lead to criminal and/or civil liability with substantial fines. Incidents of noncompliance
with applicable anti-corruption and bribery laws and regulations and the Equinor Code of Conduct could be damaging to Equinor’s
reputation, competitive position, and shareholder value. Similarly, a breach of human rights due diligence and reporting legislation or a failure to uphold our human rights policy may lead to fines or damage our reputation and social licence to operate.

Additional information
Equinor 2023 Integrated Annual Report

Equinor has a diverse portfolio of projects worldwide and operates in markets and sectors impacted by sanctions and international
trade restrictions. Sanctions and trade restrictions are complex, unpredictable and are often implemented at short notice. While
Equinor remains committed to comply with sanctions and trade restrictions and takes steps to ensure, to the extent possible,
compliance therewith, there can be no assurance that an Equinor entity, officer, director, employee, or agent is not in violation of such sanctions and trade restrictions. Any such violation, even if minor in monetary terms, could result in substantial civil and/or criminal
penalties and could materially adversely affect Equinor’s business and results of operations or financial condition.
Equinor is subject to competition and antitrust laws in multiple jurisdictions, including the Norwegian

Competition Act, the Treaty of the
Functioning of the European Union and the Unites States’ Sherman Act, Clayton Act, HSR

Act and Federal Trade Commission Act.
A
violation of such laws could expose Equinor to investigations from multiple authorities and may lead to criminal and/or civil liability with
substantial fines. Incidents of noncompliance with applicable competition and antitrust laws and the Equinor Code of Conduct could be
damaging to Equinor’s reputation, competitive position, and shareholder value.
5.3 EU Taxonomy

for sustainable activities
Equinor has implemented the EU Taxonomy disclosure in accordance with EU Regulation 2020/852 and the Delegated Acts. The regulation establishes criteria to determine whether an economic activity qualifies as environmentally sustainable and specifies
quantitative economic performance indicators to disclose the degree of sustainability. The activities defined to be eligible under the EU
Taxonomy regulations are listed within the delegated acts and continue to evolve with review.

Net Zero
In order to achieve its ambition to become a net-zero emissions company by 2050, Equinor undertakes emission reducing activities
that are supporting the continued operation of oil and gas production. While these help Equinor towards its ambition, some of these
activities (notably onshore electrification of offshore assets) are not eligible per the EU Taxonomy regulations and therefore are not visible in our eligibility scores.

DEFINITIONS
TAXONOMY ELIGIBLE
: if the activity is described in the regulation*, irrespective of whether it
complies with the technical screening criteria
TAXONOMY ALIGNED
: if the activity contributes substantially to one or more

environmental
objectives, does no significant harm to any of the other

objectives, and is carried out in compliance
with minimum safeguards
* EU Regulation 2020/852 and the Delegated Acts

Additional information
Equinor 2023 Integrated Annual Report

Key performance indicators
2023
(in USD million) Turnover Capex Opex
Aligned Eligible activity 2 102 0
Eligible & not Aligned activity

12 1,085 1
Non Eligible activity 106,118 12,030 1,723
Total 106,132 13,217 1,724
Aligned Eligible activity 0.0% 0.8% 0.0%
Eligible & not Aligned activity

0.0% 8.2% 0.1%
Non Eligible activity 100.0% 91.0% 99.9%
2022
Turnover Capex Opex
Aligned Eligible activity 0.0% 1.6% 0.0%
Eligible & not Aligned activity

0.0% 0.9% 0.0%
Non Eligible activity 100.0% 97.5% 100.0%
The increase of 6.5% in the eligible capex mandatory KPI from 2022 primarily relates to investments in the solar Energy company
BeGreen, Wind Lease in California and the Renewable company Rio Energy during the year.

Equinor’s aligned activities in 2023 included in the mandatory KPIs above primarily consist of the offshore wind projects Hywind
Tampen and Empire Wind,
and an onshore solar project in Poland.

The investments in 2023 of BeGreen and the wind lease in California consist of acquisition costs related to future project
developments which were not deemed material for alignment testing in 2023. The investment in the renewable company Rio Energy
in the fourth quarter 2023 will be assessed for alignment in 2024.

Eligible activity in equity accounted investments
EU Taxonomy regulations exclude contributions to the KPI’s from activities in equity accounted investments. A large proportion of
Equinor’s environmentally sustainable activities are conducted through equity accounted investments and therefore are not evaluated
in the mandatory key performance indicator (KPI) disclosure. To provide more holistic information of the environmentally sustainability activities of Equinor, a voluntary disclosure including the capex KPI for eligible and aligned equity accounted investments has been included below. These activities are conducted through both operated and non-operated joint ventures mainly outside the EU jurisdiction.
Based on the stage of development of the projects, operational activity is limited. Therefore, turnover and opex are not considered
material, and as such have not been included in the voluntary KPI for 2023. Only power production from Triton, our gas to power plant
in the UK, contributed towards a 1% KPI for turnover of eligible activity.
The KPIs have been calculated on a pro rata basis corresponding to Equinor’s share of capex in the joint ventures.

Additional information
Equinor 2023 Integrated Annual Report

2023 2022

Proportion of taxonomy - eligible economic activities in total capex including equity accounted investments:

Mandatory
Capex KPI
Voluntary Capex
KPI including
equity
accounted
investments
Mandatory
Capex KPI
Voluntary Capex
KPI including
equity
accounted
investments
1)
Aligned Eligible Activity
Electricity generation from wind power
0.4% 8.4% 1.0 % n/a
Electricity generation using solar photovoltaic technology
0.3% 0.3% 0.7 % n/a
Underground permanent geological storage of

CO2
0.0% 0.4% 0.0 % n/a
Transport of CO2
0.0% 0.1% 0.0 % n/a
Total Aligned Eligible Activity
0.8% 9.2% 1.6 % n/a
Eligible and not Aligned activity
Electricity generation from wind power
4.7% 5.2% 0.4% 10.9%
Electricity generation using solar photovoltaic technology
3.2% 3.7% 0.0% 0.8%
Underground permanent geological storage of

CO2
0.0% 0.1% 0.0% 0.9%
Storage of electricity
0.3% 0.3% 0.5% 0.5%
Electricity generation from fossil gaseous fuels
0.0% 0.2% 0.0% 0.1%
Total Eligible and not Aligned activity
8.2% 9.5% 0.9% 13.2%
Total
9.0% 18.6% 2.5% 13.2%
1) Voluntary KPI not split by aligned and not aligned in 2022.

All aligned capex from the mandatory KPI is therefore

presented as "Eligible
and not aligned" for the voluntary KPI.
During 2023 Equinor continued its investment into wind activity, with larger projects in equity accounted investments such as Dogger
Bank and Empire Wind being tested and recognised as aligned with the taxonomy during the year.

The increase in total eligible activity mainly corresponds with the increase in the mandatory

KPI and relates to acquisitions in the year.

Additional information
Equinor 2023 Integrated Annual Report

Our eligible activities
A development portfolio
The development of the
Hywind/Tampen floating wind farm
intended to provide electricity for the
Snorre and Gullfaks offshore oil and
gas fields
1

is one of Equinor’s
primary wind projects.

Equinor is also engaged in offshore
wind projects conducted through
equity accounted investment in UK,
Germany, Poland and the US,
Dogger Bank and Empire Wind for
which Equinor has investments
included both in the mandatory KPI
and in equity accounted
investments.
Equinor has onshore renewables
solar projects in Poland, Denmark
and Brasil covering construction or
operation of electricity generation
facilities that produce electricity
using solar photovoltaic (PV).
The activity consists of storing
electricity from renewable sources to
return to the grid at a later time and
includes battery storage
development projects in the US and
UK.

Transportation of CO2 and
Underground permanent geological
storage of CO2
These activities consist of the
ongoing Northern Lights project and
Bayou Bend CCS LLC to be
developed in in the US.

Equinor are engaged in several
Hydrogen development activities
which are undergoing continued
maturation. These activities have no
significant effect on the KPIs for
2023.

The Triton power plant in the UK
provides electricity during periods of
low output from solar and wind from
a gas turbine (CCGT) that uses
natural gas. Work has started to
prepare the power plant to use up to
30% hydrogen from 2027, with an
ambition to eventually increase to
100% hydrogen.

Activity present in subsidiaries
Activity in equity accounted investments, and therefore only shown in the voluntary disclosure
1
Electricity generation from wind power contributes directly to the environmental objectives and is not a
transitional or enabling economic activity subject to the assessment of the lock-in effects, even if it would provide for
continuing operation of oil and gas installations.

Note:

Double counting of the relevant amounts of turnover and expenditure across the reporting has been avoided
based on the eligible economic activities included in the KPIs are independent activities.

Additional information
Equinor 2023 Integrated Annual Report

Alignment
Alignment testing was conducted over activities in subsidiaries and also those with equity accounted investments during 2023. Testing
was conducted on projects involved in the following activities:
•

Electricity generation from wind power
•

Electricity generation from solar photovoltaic energy
•

Storage of electricity
•

Transportation of
CO
2
•

Underground storage of
CO
2
When assessing compliance with the Do No Significant Harm criteria the following interpretations and judgments were applied:

• Climate change adaption - relevant climate-related hazards have been assessed based on a risk assessment.

• Circular economy - durability and recyclability have been assessed where feasible.

• For DNSH criteria that reflect legal requirements under EU regulations, the technical screening criteria are considered met when the operations are conducted within normal, lawful operations,

comply with emission permits, environmental impact assessments have been performed and necessary action have been taken when
required.
• Where a detailed assessment of the minimum safeguards requirements has not been possible due to the size of the entity, this is not
included in our aligned activities.
Technical screening procedures
Equinor has conducted the assessment of the technical screening criteria in accordance with the Delegated act related to article 8.
For 2023 Equinor’s activity relates to activities within the climate change mitigation objective.

Additional information
Equinor 2023 Integrated Annual Report

Equinor have carried out the assessment process as followed:

●

Assessment of substantial contribution
o

Compliance with the technical screening criteria is tested individually for each economic activity unless the criteria
allow compliance to be assessed at the level of the entire economic activity, an operating segment or the group as a whole.

o

All tested activities disclosed met the requirements of the relevant substantial contribution criteria.
●

Assessment of do no significant harm (DNSH)
o

The purpose of the do no significant harm assessment is to prevent investment processes, which would focus on a
particular environmental or social objective without sufficient consideration for the other five environmental objectives. The assessments mainly reflect legal requirements under EU regulations.
o

See table below for further details.
●

Assessment minimum safeguards
o

The minimum safeguards are assessed based on Equinor’s group wide approach to ensuring compliance with the
minimum safeguards. Equinor is committed to respecting human rights in all business processes.

To prevent
human right violations, Equinor adhere to external standards and defines its own principles and policies. Equinor
minimum safeguards procedures are based on the United Nations Guiding principles on Business and Human
Rights (UNGPs). Mitigating actions are initiated to respond to any identified risks.

o

For the non-operated activities the requirements have been evaluated based on the operators corporate minimum
safeguards policies.

o

Compliance with the requirements have been determined by assessing the criteria against the four topics:

◾

Human rights, including workers’ rights
◾

Bribery/Corruption
◾

Taxation
◾

Fair competition

o

For minor investments in eligible activities the minimum safeguards have been evaluated when possible and
considering Equinor group policies and due diligence conducted.

o

For the non-operated activities the requirements have been evaluated based on the operators corporate minimum
safeguards policies.

An economic activity contributes substantially to climate change mitigation where that activity contributes substantially to
the stabilisation of greenhouse gas concentrations in the atmosphere at a level which prevents dangerous anthropogenic
interference with the climate system consistent with the long-term temperature goal of the Paris

Agreement through the
avoidance or reduction of greenhouse gas emissions or the increase of greenhouse gas removals, including through
process innovations or product innovations

Additional information
Equinor 2023 Integrated Annual Report

Wind power Solar power Storage of electricity Transportation of CO
2
Underground permanent geological storage of CO
2
Climate change adaption
For 2023, Equinor has conducted a climate risk and vulnerability mapping of the eligible assets covering the climate-related hazards we consider most relevant. The assessment has been conducted for the representative Concentration Pathway (RCP) scenario’s RCP 2.6, RCP
4.5 and RCP 8.5 including 10, 30 and 50 years climate projections.
Equinor installations are designed with margins to tolerate a range of meteorological conditions. No significant changes in the relevant risk perils based on the scenarios for the tested assets were detected.

Water and marine resources
In case of construction of offshore wind, the activity must not hamper the achievement of good environmental status in accordance with EU regulations. Appropriate measures in accordance with the relevant criteria and methodological standards are required to prevent or mitigate impacts related to noise and energy.

Environmental impact assessments have been conducted and the activities are conducted within normal lawful operations.
N/A
Circular economy
Availability of and, where feasible, use of equipment and components of high durability and recyclability which are easy to dismantle and refurbish have been assessed. Based on the requirement at the time of investments and current feasibility the tested activities are deemed to be aligned with the screening criteria.

N/A N/A
Pollution prevention
For underground permanent storage of
CO
2,
the activity complies with
Directive 2009/21/EC.
N/A N/A N/A N/A
Biodiversity
For sites/operations located in or near biodiversity sensitive areas, an appropriate assessment, where applicable, must have been conducted in accordance with specific EU directives and based on its conclusions the necessary mitigation measures implemented.

In case of construction of offshore wind, appropriate measures in accordance with the criteria and methodological standards set out in accordance with specific EU directives, must be taken to prevent or mitigate impacts related to biodiversity and seabed integrity.
Environmental impact assessments have been conducted and the activities are conducted within normal lawful operations.

DNSH application for eligible activities

N/A Not applicable

/
A

Additional information
Equinor 2023 Integrated Annual Report

Appendix 1: Reconciliation of denominators to the Consolidated financial statements
Turnover
Total turnover consists of the reported revenue for contracts with customers included in the revenue line item and presented in note 5
Segments to the Consolidated financial statements. Net income/(loss) from equity accounted investments and other income (i.e. gain
on divestment of assets) are excluded from the definition of the mandatory KPI, and not part of the turnover denominator. For Equinor
the KPI denominator related to turnover will be highly impacted by changes in commodity prices.
The denominators are calculated based on reported IFRS Accounting Standards numbers in the Consolidated financial statements.
For Equinor this has the effect that the proceeds from the sale of the Norwegian State’s (SDFI) oil production on the NCS,

that
Equinor markets and sells on their behalf (see note 27 Related Parties to the Consolidated financial statements), that is reported on
gross basis and recognised as revenue in the income statement, will have a negative impact on the reported KPI related to taxonomy-
eligible and aligned turnover. Total

purchases of oil and natural gas liquids from the Norwegian state amounted to USD

10 billion in
2023 and USD 13 billion in 2022.
Capex
Total capital expenditures consist of additions to property,

plant and equipment including right of use assets line item as specified in note 12 Property, plant and equipment and additions to intangible assets as specified in note 13 Intangible assets to the Consolidated financial statements. Additions excludes additions and subsequent changes in estimated asset retirement obligations based on policy
interpretation of the delegated act. Capitalised exploration and acquisition costs of oil and gas prospects related to exploration are
recognised as intangible assets, and by interpretation of the Taxonomy regulation, considered to be included the KPI denominator, as this is a part of Equinor’s ongoing activity (see assessment below). Goodwill acquired through business combinations is excluded from
the capital expenditure KPI.
(in USD million) Note 2023 2022
Additions to PP&E, intangibles and equity accounted

investments
5 14,500 9,994
Less:
Additions to Equity accounted investments 15 (926) (337)
Goodwill additions through business acquisition 13 (348) -
Goodwill Additions 13 (9) (36)
Capex denominator as defined by the EU Taxonomy 13,217 9,621
The definition of the capex KPI includes intangible assets in accordance with IAS 38. Acquired goodwill and capitalised costs
according to the successful efforts method under IFRS 6 is out of the scope of IAS 38. The rationale for excluding IFRS 6 from the
capex KPI is not clearly stated in the Taxonomy regulation. Equinor regards exploration activities as part of the ongoing core activities and has included capitalised exploration costs in the capex denominator. The exploration costs are not covered by the EU Taxonomy opex definition and not included in the opex KPI. Capitalised exploration expenditures do not have significant effect on the reported
capex KPIs for the year-end 2023.
Opex
Total operating expenditures under the Taxonomy

cover direct non-capitalised costs that relate to research and development, building renovation measures, short-term lease, maintenance and repair, and any other direct expenditures relating to the day-to-day servicing of assets of property, plant and equipment that are necessary to ensure the continued and effective functioning of such assets.

Other direct expenditures relating to the day-to-day servicing of assets of property includes direct maintenance-related expenses.
Operating expenditures consist of a subset of the operating expenditures in the income statement and does not include any selling,
general and administrative expenditures, depreciation, amortisation, impairment, and exploration expenses.
Appendix 2: Reconciliation to Share of gross capex to REN and LCS
The difference between the mandatory 9% capex KPI as defined within the EU Taxonomy and the 20% REN / LCS Gross capex * is mainly related to eligible activity in equity accounted investments which is included within the voluntary

EU taxonomy KPI. In addition,
additions to right-of-use asset (leasing) are excluded and additions to goodwill are included in the REN / LCS Gross capex * which
differs in treatment to the EU taxonomy KPI.

Additional information
Equinor 2023 Integrated Annual Report

Appendix 3
2023 Revenue
SUBSTANTIAL CONTRIBUTION

CRITERIA
DOES NOT SIGNIFICANT HARM
Economic activities
Code
2023
Abso
lute
Reve
nue
USD
millio
n
2023
Proportio
n of
Revenue
%
Clim
ate
chan
ge
mitig
ation
%
Clima
te
chan
ge
adapt
ation
%
Water
and
marine
resourc
es %
Circula
r
econo
my %
Polluti
on %

Biodiver
sity and
ecosyst
ems %
Climat
e
change
mitigati
on
Climate
change
adaptati
on
Water
and
marine
resource
s
Circula
r
econo
my
Pollut
ion
Biodiver
sity and
ecosyste
ms
Minimu
m
safegua
rds
2022
Taxonom
y-aligned
proportio
n of
Revenue
%
Categor
y
(enablin
g
activity)
Category
(transitio
nal
activity)
A. TAXONOMY-ELIGIBLE ACTIVITIES

(A.1. +
A.2.)
A.1. Environmentally sustainable activities
(Taxonomy-aligned)
Electricity generation from wind power D35.11
0

0.0%
100
%
0% 0% 0% 0% 0% Y Y Y Y N/A Y Y 0%
Electricity generation using solar photovoltaic
technology
F42.22

(2)
0.0%
100
%
0% 0% 0% 0% 0% Y Y N/A Y N/A Y Y 0%
Storage of electricity
0

0.0%
100
%
0% 0% 0% 0% 0% Y Y Y Y N/A Y Y 0% E
Revenue of environmentally sustainable activities
(Taxonomy-aligned) (A.1.)

(2)
0.0%
100
% 0% 0% 0% 0% 0% Y Y Y Y Y Y Y 0%
Of which enabling

-

0.0% 0%
Of which transitional

-

0.0% 0%
A.2. Taxonomy

-eligible but not environmentally
sustainable activities (not Taxonomy

-aligned
activities)
EL;N
/EL
EL;N/
EL
EL;N/E
L
EL;N/E
L
EL;N/E
L
EL;N/E
L
Electricity generation from wind power D35.11

(11)
0.0%
100
% 0% 0% 0% 0% 0% 0%
Electricity generation using solar photovoltaic
technology F42.22

(1)
0.0%
100
% 0% 0% 0% 0% 0% 0%
Storage of electricity
0

0.0%
100
% 0% 0% 0% 0% 0% 0%
Revenue of Taxonomy-eligible

but not
environmentally sustainable activities (not Taxonomy-
aligned activities) (A.2)

(12)
0.0%
100
% 0% 0% 0% 0% 0% 0%
B. TAXONOMY NON-ELIGIBLE

ACTIVITIES
Revenue of Taxonomy-non-eligible

activities (B)
(106,
118) 100.0%
Total (A+B)
(106,
132) 100.0%

2023 Capex

Additional information
Equinor 2023 Integrated Annual Report

SUBSTANTIAL CONTRIBUTION
CRITERIA DOES NOT SIGNIFICANT HARM
Economic activities
Code
2023
Absolut
e
Capex
USD
million
2023
Proportio
n of
Capex %
Climate
change
mitigati
on %
Clim
ate
chan
ge
adap
tatio
n %
Wate
r and
marin
e
resou
rces
%
Circul
ar
econ
omy
%
Pollut
ion %

Biodiv
ersity
and
ecosy
stems
%
Climat
e
change
mitigati
on
Climate
change
adaptat
ion
Water
and
marine
resourc
es
Circula
r
econo
my
Polluti
on
Biodiver
sity and
ecosyste
ms
Minimu
m
safegua
rds
2022
Taxonomy-
aligned
proportion of
Capex

%
Categor
y
(enablin
g
activity)
Category
(transitio
nal
activity)
A. TAXONOMY-ELIGIBLE ACTIVITIES

(A.1. +
A.2.)
A.1. Environmentally sustainable activities
(Taxonomy-aligned)
Electricity generation from wind power D35.11
58

0.4% 100% 0% 0% 0% 0% 0% Y Y Y Y N/A Y Y 1.0%
Electricity generation using solar photovoltaic
technology F42.22
44

0.3% 100% 0% 0% 0% 0% 0% Y Y N/A Y N/A Y Y 0.7%
Storage of electricity
0

0.0% 100% 0% 0% 0% 0% 0% Y Y Y Y N/A Y Y 0% E
Capex of environmentally sustainable activities
(Taxonomy-aligned) (A.1.)
102

0.8% 100% 0% 0% 0% 0% 0% Y Y Y Y Y Y Y 1.6%
Of which enabling

-

0% 0%
Of which transitional

-

0% 0%
A.2. Taxonomy

-eligible but not environmentally
sustainable activities (not Taxonomy

-aligned
activities)
EL;N/E
L
EL;N
/EL
EL;N/
EL
EL;N/
EL
EL;N/
EL
EL;N/
EL
Electricity generation from wind power D35.11
622

4.7% 100% 0% 0% 0% 0% 0% 0.4%
Electricity generation using solar photovoltaic
technology F42.22
418

3.2% 100% 0% 0% 0% 0% 0% 0.0%
Storage of electricity
45

0.3% 100% 0% 0% 0% 0% 0% 0.5%
Capex of Taxonomy-eligible but not

environmentally
sustainable activities (not Taxonomy

-aligned
activities) (A.2)
1,085

8.2% 100% 0% 0% 0% 0% 0% 0.9%
B. TAXONOMY NON-ELIGIBLE

ACTIVITIES
Capex of Taxonomy-non-eligible

activities (B)
12,030

91.0%
Total (A+B)
13,217

100.0%

Additional information
Equinor 2023 Integrated Annual Report

2023 Opex
SUBSTANTIAL CONTRIBUTION

CRITERIA
DOES NOT SIGNIFICANT HARM
Economic activities
Code
2023
Absol
ute
Opex
USD
million
2023
Proporti
on of
Opex %
Climat
e
chang
e
mitiga
tion %
Climate
change
adaptati
on %
Water
and
marine
resourc
es %
Circular
econom
y %
Pollutio
n %

Biodive
rsity
and
ecosyst
ems %
Climat
e
chang
e
mitigati
on
Climate
change
adaptat
ion
Water
and
marine
resour
ces
Circul
ar
econo
my
Polluti
on
Biodive
rsity
and
ecosyst
ems
Minimu
m
safegua
rds
2022
Taxonomy-
aligned
proportion of
Opex

%
Categor
y
(enablin
g
activity)
Categor
y
(transiti
onal
activity)
A. TAXONOMY-ELIGIBLE ACTIVITIES

(A.1. +
A.2.)
A.1. Environmentally sustainable activities
(Taxonomy-aligned)
Electricity generation from wind power D35.11
0

0.0% 100% 0% 0% 0% 0% 0% Y Y Y Y N/A Y Y 0%
Electricity generation using solar photovoltaic
technology
F42.22
0

0.0% 100% 0% 0% 0% 0% 0% Y Y N/A Y N/A Y Y 0%
Storage of electricity
0

0.0% 100% 0% 0% 0% 0% 0% Y Y Y Y N/A Y Y 0% E
Opex of environmentally sustainable activities
(Taxonomy-aligned) (A.1.)
0

0.0% 100% 0% 0% 0% 0% 0% Y Y Y Y Y Y Y 0%
Of which enabling

-

0.0% 0%
Of which transitional

-

0.0% 0%
A.2. Taxonomy

-eligible but not environmentally
sustainable activities (not Taxonomy

-aligned
activities)
EL;N/
EL
EL;N/E
L
EL;N/E
L
EL;N/E
L
EL;N/E
L
EL;N/E
L
Electricity generation from wind power D35.11
1

0.1% 100% 0% 0% 0% 0% 0% 0%
Electricity generation using solar photovoltaic
technology F42.22
0

0.0% 100% 0% 0% 0% 0% 0% 0%
Storage of electricity
0

0.0% 100% 0% 0% 0% 0% 0% 0%
Opex of Taxonomy-eligible but not

environmentally
sustainable activities (not Taxonomy

-aligned
activities) (A.2)
1

0.0% 100% 0% 0% 0% 0% 0% 0%
B. TAXONOMY NON-ELIGIBLE

ACTIVITIES
Opex of Taxonomy-non-eligible

activities (B)
1,723

99.9%
Total (A+B)
1,724

100%

Additional information
Equinor 2023 Integrated Annual Report

5.4 Additional sustainability information
About the sustainability elements of the report
Reporting standards

This report has been prepared in accordance with the Global Reporting Initiative (GRI) Universal Standards (2021) and GRI
11: Oil and Gas Sector 2021. The report should be read in conjunction with the GRI index available at equinor.com,

to get an
overview of the full extent of the report. We view this report to be our Communication on Progress to the UN Global Compact
(advanced reporting level). We also use reporting guidance from Ipieca, the global oil and gas industry association for advancing environmental and social performance across the energy transition, and recommendations from the Task Force on
Climate-related Financial Disclosures. This year’s report has also been informed by the European Sustainability Reporting
Standard as a first step towards compliance with the Corporate Sustainability Reporting Directive.
Assurance

We recognise that the quality of our reported sustainability data can be affected by inherent limitations in accuracy in raw data, calculation and estimation procedures including assumptions for such purposes, and in manual transfer of data. We strive to achieve data quality in line with expectations set out in GRI 1 Foundation 2021 and continue our work to improve internal reporting and control processes in line with the COSO framework for internal control. These processes are laid out in our internal performance framework. Examples of our internal assurance mechanisms are independent internal audits and verifications, quarterly reviews of the data at business area and corporate level, and an annual process where all reported sustainability data are reviewed by named individuals and their relevant leaders confirm, in documented form, that quality assurance has been performed. This report has been externally assured by EY,

with reasonable level of assurance for
selected climate, environment and safety indicators, and a limited level of assurance for the rest of the report, excluding forward looking information and field-specific reporting. The independent assurance statement, as listed in appendix, concludes that the report is presented in all material respects, in accordance with the GRI Standards.
Reporting boundaries

Defining consistent boundaries for sustainability reporting is challenging due to the complexity of ownership and operational arrangements, such as joint operating agreements. We strive to be consistent and transparent about variations in boundaries and provide a complete report in line with industry practice.

●

Environmental data is, unless otherwise stated, reported on a 100% basis for our operated assets, facilities and vessels, including subsidiaries and operations where we are the technical service provider, for contracted drilling rigs and flotels (“operational control basis”), and for service operations vessels (SOV) and crew transfer vessels
(CTV) during operations in REN.

●

Scope 1 CO2 emissions and upstream CO2 intensity are reported both on an operational control basis and on equity basis (financial ownership interest).

●

Scope 3 greenhouse gas emissions are reported on the basis of equity (products sold). Maritime emissions are reported from maritime vessels under Equinor contract, including project and supply vessels, drilling rigs, and tankers transporting both Equinor and third-party volumes.

●

Scope 3 emissions related to business travel is for Equinor employees only.

●

Health and safety incident data is reported for our operated assets, facilities and vessels, including subsidiaries and operations where we are the technical service provider. These include contracted drilling rigs, flotels, vessels, projects and modifications, and transportation of personnel and products, using a risk-based approach.

●

Economic and energy production data are reported on an equity basis, unless otherwise stated.

●

Workforce data covers employees in our direct employment. Temporary employees are not included.

●

Human rights data is collected from operated and non-operated assets including from our supply chain.

Operations acquired or disposed of during the year are included for the period in which we owned them, unless otherwise stated. Entities that we do not control, but have significant influence over, are included in the form of disclosures of management approach. The report does not include data from equity interest fields/projects, such as joint ventures, where we are not operator. Exceptions are for climate data or where specified.

Restatements

Historic numbers are sometimes adjusted due to for example changes in reporting principles, changes of calculation factors used by authorities, or re-classification of incidents after investigations. We restate historic numbers and explain the changes if the adjustment represents a change of minimum 5% for indicators with reasonable level of assurance, and 10% for indicators with limited level of assurance.

Additional information
Equinor 2023 Integrated Annual Report

Task

Force on Climate-related Financial Disclosures (TCFD) reference index 2023

Equinor aligns its climate-related disclosures with the recommendations of the Task Force on Climate-related Financial Disclosures.
Relevant context and disclosures for each of the TCFD recommendations can be found at several places in the following disclosure
products:
● Equinor’s 2023 Integrated Annual Report (IR)
● Sustainability performance data (datahub on Equinor.com) (SPD)
● The Board statement on corporate governance (BSCG)
● Equinor’s 2023 CDP response (CDP)
TCFD recommendation Reference to Equinor disclosure products
Governance – Disclose the organisation’s governance around climate-related risks and opportunities
a) Describe the board’s oversight of
climate-related risks and opportunities.
●
IR 1.9 – Governance and risk management
●
IR 2.2 – Sustainability performance, Low carbon, Net-zero pathway
●
BSCG – Section 9 (The work of the board of directors) and section 10 (Risk management and internal control)
●
CDP C1 - Governance
b) Describe management’s role in
assessing and managing climate-related
risks and opportunities.
●
IR 1.9 – Governance and risk management
●
IR 2.2 – Sustainability performance, Low carbon, Net-zero pathway
●
CDP C1 – Governance
●
CDP C2 – Risks and opportunities
Strategy – Disclose the actual and potential impacts of climate-related risks and opportunities on the organisation’s
businesses, strategy, and financial planning where such information is material
a) Describe the climate-related risks and
opportunities the organisation has
identified over the short, medium, and
long term.
●
IR 1.9 – Governance and risk management
●
IR 2.2 – Sustainability performance, Low carbon, Net-zero pathway
●
IR 5.2 – Risk factors
●
CDP C2 – Risks and opportunities
b) Describe the impact of climate-related
risks and opportunities on the
organisation’s businesses, strategy, and
financial planning.
●
IR 1.5 – Our strategy
●
IR 1.6 – Progress on our Energy transition plan in 2023
●
IR 2.0 – Our 2023 performance
●
IR 2.2 – Profitable portfolio, Climate scenario testing
●
IR 2.2 – Profitable portfolio, Physical climate risk
●
IR 2.2 – Sustainability performance, Low carbon, Net-zero pathway
●
IR 3.4 – Marketing, midstream and processing (MMP), including low carbon solutions
●
IR 3.5 – Renewables

●
IR 4.1 Consolidated financial statements of the Equinor group – Notes to the
Consolidated financial statements – Note 3: Climate change and energy transition and Note 14:

Impairments,

●
CDP C2 – Risks and opportunities
●
CDP C3 – Business strategy

c) Describe the resilience of the
organisation’s strategy, taking into
consideration different climate-related
scenarios, including a 2°C or lower
scenario.
●
IR 1.5 – Our strategy
●
IR 1.6 – Progress on our Energy transition plan in 2023
●
IR 2.2 – Sustainability performance, Profitable portfolio, Climate scenario testing
●
IR 2.2 – Sustainability performance, Profitable portfolio, Physical climate risk
●
IR 4.1 Consolidated financial statements of the Equinor group – Notes to the
Consolidated financial statements – Note 3: Climate change and energy transition and Note 14:

Impairments,
CDP C3 – Business strategy

Risk management – Disclose how the organisation identifies, assesses, and manages climate-related risks
a) Describe the organisation’s
processes for identifying and assessing
climate-related risks.
●
IR 1.9 – Governance and risk management
●
IR 2.2 – Sustainability performance, Profitable portfolio, Climate scenario testing
●
IR 2.2 – Sustainability performance, Profitable portfolio, Physical climate risk
●
CDP C2 – Risks and opportunities
b) Describe the organisation’s
processes for managing climate-related
●
IR 1.9 – Governance and risk management

Additional information
Equinor 2023 Integrated Annual Report

risks
●
IR 2.2 – Sustainability performance, Profitable portfolio, Climate scenario testing
●
IR 2.2 – Sustainability performance, Profitable portfolio, Physical climate risk
●
IR 2.2 – Sustainability performance, Net-zero pathway
●
CDP C2 – Risks and opportunities
c) Describe how processes for
identifying, assessing, and managing
climate-related risks are integrated into
the organisation’s overall risk
management.
●
IR 1.9 – Governance and risk management
●
IR 2.2 – Sustainability performance, Net-zero pathway
●
CDP C2 – Risks and opportunities
Metrics and targets – Disclose the metrics and targets used to assess and manage relevant climate-related risks and
opportunities where such information is material
a) Disclose the metrics used by the
organisation to assess climate-related
risks and opportunities in line with its
strategy and risk management process.
●
IR 1.6 – Progress on our Energy transition plan in 2023
●
IR 2.2 – Sustainability performance, Performance 2023, Material topics and 2023 performance
●
IR 2.2 – Sustainability performance, Profitable portfolio, Climate scenario testing
●
IR 2.2 – Sustainability performance, Profitable portfolio, Physical climate risk
●
IR 2.2 – Sustainability performance, Net-zero pathway
●
CDP C4 – Targets and performance
●
SPD Climate
b) Disclose Scope 1, Scope 2, and, if
appropriate, Scope 3 greenhouse gas
(GHG) emissions, and the related risks.
●
IR 1.6 – Progress on our Energy transition plan in 2023
●
IR 2.2 – Sustainability performance, Performance 2023, Material topics and
2023 performance
●
IR 2.2 – Sustainability performance, Net-zero pathway
●
CDP C4 – Targets and performance
●
SPD Climate
c) Describe the targets used by the
organisation to manage climate-related
risks and opportunities and performance
against targets.
●
IR 1.6 – Progress on our Energy transition plan in 2023
●
IR 2.2 – Sustainability performance, Performance 2023, Material topics and
2023 performance
●
IR 2.2 – Sustainability performance, Net-zero pathway
●
CDP C4 – Targets and performance
●
SPD Climate

Additional information
Equinor 2023 Integrated Annual Report

Overview of climate

ambitions
Ambition
year
Ambitions Boundary Scope Baseline year
2025
Upstream CO2 intensity 7kg CO2/boe Operational control 100%, upstream Scope 1 CO2 NA
>30% share of annual gross

capex* to renewables and low
carbon solutions
Equinor gross capex* NA NA
2030
Net 50% emission reduction
1) Operational control 100% Scope 1 and 2 CO2 and CH
4
2015
>50% share of annual gross capex* to

renewables and low
carbon solutions
Equinor gross capex* NA NA
Reduce net carbon intensity by 20%
2)
Scope 1 and 2 GHG emissions

(100% operator basis). Scope 3
GHG emissions from use of sold

products (equity production),
net of negative emissions. Energy production (equity)
Scope 1, 2 and 3 CO2 and CH
4
2019
Renewable energy

capacity 12-16 GW
Equity basis Installed capacity (GW) NA
Upstream CO2 intensity ~6kg CO2/boe Operational control 100%, upstream Scope 1 CO2 NA
Reduce absolute

emissions in

Norway
by 50%
Operational control 100% Norway Scope 1 and 2 CO2 and CH
4
2005
5-10 million

tonnes CO2 transport

and
storage capacity

per year
Equity basis NA NA
Eliminate routine flaring Operational control 100% Flared hydrocarbons NA
Keep methane emission intensity near zero Operational control 100% CH
4
2016
Reduce maritime emissions by 50% in Norway
Scope 1 GHG emissions from drilling rigs

and floatels. Scope 3
GHG emissions from all vessel

contracted by Equinor.
Scope 1 and 3 CO2 and CH
4
2005
2035
30-50 million tonnes CO2 transport and storage capacity per
year
Equity basis NA NA
3-5 major industrial clusters for clean hydrogen projects NA NA NA
Reduce net carbon intensity by 40%
2)
Scope 1 and 2 GHG emissions

(100% operator basis). Scope 3
GHG emissions from use of sold

products (equity production),
net of negative emissions. Energy production (equity)
Scope 1, 2 and 3 CO2 and CH
4
2019
2040 Reduce absolute emissions in Norway by 70%
Operational control 100%,

Norway
Scope 1 and 2 CO2 and CH
4
2005
2050
Net-zero emissions and 100% net

carbon intensity reduction
2)
Scope 1 and 2 GHG emissions

(100% operator basis).
Scope 3 GHG emissions from use of

sold products
(equity production), net of negative emissions. Energy
production (equity)
Scope 1, 2 and 3 CO2 and CH
4
2019
Reduce absolute emissions in Norway to near zero
Operational control 100%

Norway
Scope 1 and 2 CO2 and CH
4
2005
Reduce maritime emissions by 50% globally
Scope 1 GHG emissions from drilling rigs

and floatels. Scope 3
GHG emissions from all vessel

contracted by Equinor
Scope 1 and 3 CO2 and CH
4
2008

Additional information
Equinor 2023 Integrated Annual Report

90% of these reductions to be met by absolute reductions
For more details, please see the Net-GHG emissions and net carbon intensity methodology note on equinor.com.

Additional information
Equinor 2023 Integrated Annual Report

5.5 Statements on this report incl. independent auditor reports
Statement on compliance
Today,

the board of directors and the chief executive officer reviewed the 2023 Integrated Annual Report,

which includes the board of
directors' report, the Equinor ASA Consolidated and parent company annual financial statements as of 31 December 2023, and the
corporate social responsibility statement. The parts of the 2023 Integrated Annual Report that constitute the board of directors’ report
are indicated under About the Report in the Introduction.
Pursuant to the Norwegian Securities Trading Act section 5-5 with pertaining regulations we confirm to the best of our knowledge that:
●

the Equinor Consolidated annual financial statements for 2023 have been prepared in accordance with IFRS Accounting
Standards as adopted by the European Union (EU), IFRS Accounting Standards as issued by the International Accounting
Standards Board (IASB) and additional Norwegian disclosure requirements in the Norwegian

Accounting Act, and that
●

the parent company financial statements for Equinor ASA for 2023 have been prepared in accordance with simplified application
of international accounting standards according to the Norwegian Accounting Act §3-9 and regulations regarding simplified
application of international accounting standards issued by the Norwegian Ministry of Finance,

and that
●

the information presented in the financial statements gives a true and fair view of the company's and the group's assets, liabilities,
financial position and results, and that
●

the board of directors' report gives a true and fair view of the development, performance, financial position, principal risks and
uncertainties of the company and the group.
Additionally, and pursuant to the Norwegian Securities Trading Act section 5-5 (a) we confirm to the best of our knowledge that the report Payment to governments, as referred to in the Integrated Annual Report, has been prepared in accordance with the
requirements in the Norwegian Accounting Act section 3-3 d and Norwegian Securities

Trading Act Section 5-5a with pertaining
regulations.

12 March 2024
THE BOARD OF DIRECTORS OF

EQUINOR ASA
/s/ JON ERIK REINHARDSEN
CHAIR
/s/ ANNE DRINKWATER
DEPUTY CHAIR
/s/ REBEKKA GLASSER HERLOFSEN
/s/ JONATHAN LEWIS
/s/ FINN BJØRN RUYTER /s/ TOVE ANDERSEN /s/ HAAKON BRUUN-HANSSEN
/s/ STIG LÆGREID /s/ PER MARTIN LABRÅTEN /s/ HILDE MØLLERSTAD
/s/ ANDERS OPEDAL

PRESIDENT

AND CEO

Additional information
Equinor 2023 Integrated Annual Report

Recommendation of the corporate assembly
Resolution:
At the meeting on March 20, 2024, the corporate assembly discussed the consolidated annual accounts for Equinor ASA and its
subsidiaries, the annual accounts for the parent company Equinor ASA, as well as the board's proposal for the allocation of net
income in Equinor ASA.

The corporate assembly recommends that the consolidated annual accounts, the annual accounts for the parent company Equinor
ASA, and the allocation of net income proposed by the board of directors are approved.
Oslo, 20 March 2024
/s/ JARLE ROTH
Chair of the corporate assembly
Corporate assembly
Jarle Roth Nils Bastiansen Finn Kinserdal Kari Skeidsvoll Moe Kjerstin Fyllingen
Kjerstin R. Braathen Mari Rege Trond Straume Martin Wien Fjell Merete Hverven
Helge Aasen Liv B. Ulriksen Peter B. Sabel Trine Hansen Stavland Ingvild Berg Martiniussen
Berit Søgnen Sandven Frank I. Gundersen Per Helge Ødegård

Additional information
Equinor 2023 Integrated Annual Report

Independent auditor reports
The report set out below is provided in accordance with law, regulations, and auditing standards and practices generally accepted in
Norway, including International Standards on Auditing (ISAs). Ernst & Young AS (PCAOB ID: 1572) has also issued reports in accordance with standards of the Public Company Accounting Oversight Board (PCAOB)

in the US, which include opinions on the
Consolidated financial statements of Equinor ASA and on the effectiveness of internal control over financial reporting as at 31
December 2023. Those reports are set out on in the 2023 Form 20- F.
To the Annual Shareholders' Meeting of Equinor ASA
Report on the audit of the financial statements
Opinion
We have audited the financial statements of Equinor ASA (the Company) which comprise the financial statements of the Company
and the consolidated financial statements of the Company and its subsidiaries (the Group). The financial statements of the Company
comprise the balance sheet as at 31 December 2023 and the income statement, statement of comprehensive income, statement of
cash flows and statement of changes in equity for the year then ended and notes to the financial statements, including a summary of
significant accounting policies. The consolidated financial statements of the Group comprise the balance sheet as at 31 December
2023, the income statement, statement of comprehensive income, statement of cash flows and statement of changes in equity for the
year then ended and notes to the financial statements, including material accounting policy information.
In our opinion
●

the financial statements comply with applicable legal requirements,
●

the financial statements give a true and fair view of the financial position of the Company as at

31 December 2023 and its
financial performance and cash flows for the year then ended in accordance with simplified application of international
accounting standards according to section 3-9 of the Norwegian Accounting Act,
●

the consolidated financial statements give a true and fair view of the financial position of the Group as at 31 December 2023
and its financial performance and cash flows for the year then ended in accordance with

IFRS Accounting Standards as
adopted by the EU.
Our opinion is consistent with our additional report to the audit committee.
Basis for opinion
We conducted our audit in accordance with International Standards on Auditing (ISAs). Our responsibilities under those standards are
further described in the Auditor’s responsibilities for the audit of the financial statements section of our report. We are independent of
the Company and the Group in accordance with the requirements of the relevant laws and regulations in Norway and the International
Ethics Standards Board for Accountants’ International Code of Ethics for Professional Accountants

(including International
Independence Standards) (IESBA Code), and we have fulfilled our other ethical responsibilities in accordance with these
requirements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.
To the best of our knowledge and belief, no prohibited non-audit services referred to in the Audit Regulation (537/2014) Article 5.1 have been provided.
We have been the auditor of the Company for 5 years from the election by the general meeting of the shareholders on 15 May 2019
for the accounting year 2019.
Key audit matters
Key audit matters are those matters that, in our professional judgment, were of most significance in our audit of the financial
statements for 2023. These matters were addressed in the context of our audit of the financial statements as a whole, and in forming
our opinion thereon, and we do not provide a separate opinion on these matters. For each matter below, our description of how our
audit addressed the matter is provided in that context.
We have fulfilled the responsibilities described in the Auditor’s responsibilities for the audit of the financial statements section of our
report, including in relation to these matters. Accordingly, our audit included the performance of procedures designed to respond to our assessment of the risks of material misstatement of the financial statements. The results of our audit procedures, including the
procedures performed to address the matters below, provide the basis for our audit opinion on the financial statements.

Additional information
Equinor 2023 Integrated Annual Report

Impact of climate change and energy transition on the financial statements
Basis for the key audit matter
As described in Note 3 to the Consolidated Financial Statements, the
effects of the initiatives to limit climate change and the potential impact of the energy transition are relevant to some of the economic assumptions in the Company’s estimation of future cash flows.
Climate considerations are included directly in the impairment assessments by estimating the carbon costs in the cash flows, and indirectly as the expected effects of the climate change are included in the estimated commodity prices. As also described in Note 3, commodity price assumptions applied in value-in-use impairment testing are based on management’s best estimate, which differs from the price-set required to achieve the goals of the Paris Agreement as described in the International Energy Agency (IEA) World Energy
Outlook’s Announced Pledges Scenario, or the Net Zero Emissions
by 2050 Scenario.
The impact of the energy transition and potential restrictions by regulators, market and strategic considerations may also have an effect on the estimated production profiles and the economic lifetime of the Company’s assets and projects. In addition, if the Company’s business cases for the oil and gas producing assets in the future should change materially due to governmental initiatives to limit climate change, it could affect the timing of cessation of the assets and the asset retirement obligations (ARO).
Auditing management’s estimate of the impact of climate change and energy transition on the financial statements is complex and involves a high degree of judgement. Significant assumptions used in such estimate are commodity prices and carbon costs.
We consider the impact of climate change and energy transition on the financial statements to be a key audit matter given the
significance of this matter and the complexity and uncertainty in the estimates and assumptions used by management.
Our audit response

We obtained an understanding of the Company’s process for
evaluating the impact of climate change and energy transition on the financial statements. This included testing controls over management’s review of the significant assumptions
commodity prices and carbon costs.
With the involvement of climate change and sustainability
specialists, we evaluated management’s assessment of the
impact of climate change and energy transition on the financial statements. Our audit procedures among other comprised the
following:
●

We evaluated management’s methodology to factor
climate-related matters into their determination of
future commodity price assumptions and compared
those with external benchmarks
●

We evaluated management’s methodology to
determine future carbon costs and compared those
with the current legislation in place in the relevant
jurisdictions and the jurisdictions’ announced pledges
regarding escalation of carbon costs
●

We evaluated management’s sensitivity analyses over
its future commodity prices and carbon cost
assumptions by taking into consideration, among
other sources, the Net Zero Emissions by 2050
Scenario and Announced Pledges Scenario estimated
by the International Energy Agency (IEA)
●

We evaluated management’s sensitivity analyses over
the effect of performing removal five years earlier than
currently scheduled due to potential governmental
initiatives to limit climate change
●

We have also evaluated management’s disclosures
related to the consequences of initiatives to limit
climate change, including the effects of the
Company’s climate change strategy on the
Consolidated Financial Statements and the energy
transition’s effects on estimation uncertainty,
discussed in more detail in Notes 3, 14 and 23

Additional information
Equinor 2023 Integrated Annual Report

Recoverable amounts of production plants and oil and gas assets including assets under development
Basis for the key audit matter
As of 31 December 2023, the Company has recognised
production plants and oil and gas assets, including assets under development, of USD 39,585 million and USD 13,980 million,
respectively, within Property,

plant and equipment. Refer to Note
14 to the Consolidated Financial Statements for the related
disclosures. As described in Note 14, determining the recoverable amount of an asset involves an estimate of future cash flows, which is dependent upon management’s best estimate of the
economic conditions that will exist over the asset’s useful life. The asset’s operational performance and external factors have a
significant impact on the estimated future cash flows and
therefore, the recoverable amount of the asset.
Auditing management’s estimate of the recoverable amount of
production plants and oil and gas assets is complex and involves a high degree of judgement. Significant assumptions used in
forecasting future cash flows are future commodity prices,
currency exchange rates, expected reserves, capital
expenditures, and the discount rate.
These significant assumptions are forward-looking and can be affected by future economic and market conditions, including matters related to climate change and energy transition. For more detail, please refer to the key audit matter related to the Impact of climate change and energy transition on the financial statements.
Additionally, the treatment of tax in the estimation of the
recoverable amount is challenging, as the Company is subject to different tax structures that are inherently complex, particularly in
Norway.
We consider the determination of the recoverable amounts of
production plants and oil and gas assets including assets under development to be a key audit matter given the significance of the accounts on the balance sheet and the complexity and uncertainty of the estimates and assumptions used by management in the
cash flow models.
Our audit response
We obtained an understanding, evaluated the design, and tested the operating effectiveness of controls over the Company’s process for evaluating the recoverability of production plants and oil and gas assets including assets under development. This included testing controls over management’s review of assumptions and inputs to the assessments of impairment and impairment reversals.
Our audit procedures performed over the significant assumptions and inputs included, among others, evaluation of the methods and models used in the calculation of the recoverable amount. We also evaluated the relevant tax effects based on the local legislation of the relevant jurisdictions, particularly in Norway, and tested the clerical accuracy of the models through independently recalculating the value in use. We involved valuation specialists to assist us with these procedures. In addition, we compared projected capital expenditures to approved operator budgets or management
forecasts. For those assets previously impaired, we compared actual results to the forecasts used in historical impairment analyses. We also compared expected reserve volumes with
internal production forecasts and external evaluations of expected reserves and we compared the historical production with
management’s previous production forecasts, with the involvement of our reserves specialists.
To test price assumptions, we evaluated management’s
methodology to determine future commodity prices and compared such assumptions to external benchmarks, among other
procedures. We involved valuation specialists to assist in
evaluating the reasonableness of the Company’s assessment of currency exchange rates and the discount rate, by assessing the
Company’s methodologies and key assumptions used to calculate the rates and by comparing those rates with external information.
We also evaluated management’s methodology to factor climate-
related matters into their determination of future commodity prices and carbon cost assumptions. For more detail, please refer to the key audit matter related to the Impact of climate change and energy transition on the financial statements.

Additional information
Equinor 2023 Integrated Annual Report

Estimation of the asset retirement obligation
Basis for the key audit matter
As of 31 December 2023, the Company has recognised a
provision for decommissioning and removal activities of USD
12,360 million classified within Provisions and other liabilities.
Refer to Note 23 to the Consolidated Financial Statements for the
related disclosures. As described in Note 23, the appropriate estimates for such obligations are based on historical knowledge combined with knowledge of ongoing technological developments, expectations about future regulatory and technological
development and involve the application of judgement and an
inherent risk of significant adjustments. The estimated costs of decommissioning and removal activities require revisions due to changes in current regulations and technology while considering relevant risks and uncertainties.
Auditing management’s estimate of the decommissioning and
removal of offshore installations at the end of the production period is complex and involves a high degree of judgement.
Determining the provision for such obligations involves application of considerable judgement related to the assumptions used in the estimate, the inherent complexity and uncertainty in estimating future costs, and the limited historical experience against which to benchmark estimates of future costs. Significant assumptions used in the estimate are the discount rates and the expected future costs, which include the underlying assumptions norms and rates, and time required to decommission and can vary
considerably depending on the expected removal complexity.
These significant assumptions are forward-looking and can be affected by future economic and market conditions, including matters related to climate change and energy transition. For more detail, please refer to the key audit matter related to the Impact of climate change and energy transition on the financial statements.
We consider the estimation of the asset retirement obligations to be a key audit matter given the significance of the accounts on the balance sheet and the complexity and uncertainty of the
assumptions used in the estimate.
Our audit response
We obtained an understanding, evaluated the design, and tested the operating effectiveness of controls over the Company’s
process to calculate the present value of the estimated future decommissioning and removal expenditures determined in
accordance with local conditions and requirements. This included testing controls over management’s review of assumptions
described above, used in the calculation of the ARO.
To test management’s estimation of the provision for
decommissioning and removal activities, our audit procedures included, among others, evaluating the completeness of the
provision by comparing significant additions to property, plant and equipment to management’s assessment of new ARO obligations
recognized in the period.
To assess the expected future costs, among other procedures, we compared day rates for rigs, marine operations and heavy lift vessels to external market data or existing contracts. For time required to decommission, we compared the assumptions against historical data. We compared discount rates to external market data. With the support of our valuation specialists, we evaluated the methodology and models used by management to estimate the
ARO and performed a sensitivity analysis on the significant
assumptions. In addition, we recalculated the formulas in the models.
We also evaluated management’s methodology to factor climate-
related matters into their determination of the timing of cessation of the assets and the asset retirement obligations. For more detail, please refer to the key audit matter related to the Impact of climate change and energy transition on the financial statements.

Additional information
Equinor 2023 Integrated Annual Report

Other information
Other information consists of the information included in the annual report other than the financial statements and our auditor’s report
thereon. Management (the board of directors and Chief Executive Officer) is responsible for the other information.

Our opinion on the
financial statements does not cover the other information, and we do not express any form of assurance conclusion thereon.
In connection with our audit of the financial statements, our responsibility is to read the other information, and, in doing so, consider
whether the board of directors’ report, the statement on corporate governance, the statement on corporate social responsibility and
the report on payments to government contain the information required by applicable legal requirements and whether the other
information is materially inconsistent with the financial statements or our knowledge obtained in the audit, or otherwise appears to be
materially misstated. If, based on the work we have performed, we conclude that the other information is materially inconsistent with
the financial statements, there is a material misstatement in this other information or that the information required by applicable legal
requirements is not included in the board of directors’ report, the statement on corporate governance,

the statement on corporate
social responsibility or the report on payments to government, we are required to report that fact.
We have nothing to report in this regard, and in our opinion, the board of directors’ report, the statement on corporate governance, the
statement on corporate social responsibility and the report on payments to governments are consistent with the financial statements
and contain the information required by applicable legal requirements.
Responsibilities of management for the financial statements
Management is responsible for the preparation of the financial statements of the Company that give a true and fair view in accordance
with simplified application of international accounting standards according to section 3-9 of the Norwegian Accounting Act,

and for the
preparation of the consolidated financial statements of the Group that give a true and fair view in accordance with IFRS Accounting
Standards as adopted by the EU. Management is responsible for such internal control as management determines is necessary to
enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the financial statements, management is responsible for assessing the Company’s and the Group’s ability to continue as
a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless
management either intends to liquidate the Company or the Group, or to cease operations,

or has no realistic alternative but to do so.
Auditor’s responsibilities for the audit of the financial statements
Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material
misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a
high level of assurance, but is not a guarantee that an audit conducted in accordance with

ISAs will always detect a material
misstatement when it exists.
Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be
expected to influence the economic decisions of users taken on the basis of these financial statements.
As part of an audit in accordance with ISAs, we exercise professional judgment and maintain professional scepticism throughout the
audit. We also:
●

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, design and
perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a
basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting
from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.
●

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in
the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s and the Group’s internal control.
●

Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related
disclosures made by management.
●

Conclude on the appropriateness of management’s use of the going concern basis of accounting and, based on the audit
evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on
the Company’s and the Group’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the related disclosures in the financial statements or, if such
disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date
of our auditor’s report. However, future events or conditions may cause the Company and the Group to cease to continue as
a going concern.
●

Evaluate the overall presentation, structure and content of the financial statements, including the disclosures, and whether
the financial statements represent the underlying transactions and events in a manner that achieves fair presentation.
●

Obtain sufficient appropriate audit evidence regarding the financial information of the entities or business activities within the
Group to express an opinion on the consolidated financial statements. We are responsible for the direction,

supervision and
performance of the group audit. We remain solely responsible for our audit opinion.

Additional information
Equinor 2023 Integrated Annual Report

We communicate with the board of directors regarding, among other matters, the planned scope and timing of the audit and significant
audit findings, including any significant deficiencies in internal control that we identify during our audit.
We also provide the audit committee with a statement that we have complied with relevant ethical requirements regarding
independence, and to communicate with them all relationships and other matters that may reasonably be thought to bear on our
independence, and where applicable, related safeguards.
From the matters communicated with the board of directors, we determine those matters that were of most significance in the audit of
the financial statements of the current period and are therefore the key audit matters. We describe these matters in our auditor’s
report unless law or regulation precludes public disclosure about the matter or when, in extremely rare circumstances, we determine
that a matter should not be communicated in our report because the adverse consequences of doing so would reasonably be
expected to outweigh the public interest benefits of such communication.
Report on other legal and regulatory requirement
Report on compliance with regulation on European Single Electronic Format (ESEF)
Opinion
As part of the audit of the financial statements of Equinor ASA we have performed an assurance engagement to obtain reasonable
assurance about whether the financial statements included in the annual report, with the file name eqnr20231231NO.zip, have been
prepared, in all material respects, in compliance with the requirements of the Commission Delegated

Regulation (EU) 2019/815 on the
European Single Electronic Format (ESEF Regulation) and regulation pursuant to Section 5-5 of the Norwegian

Securities Trading
Act, which includes requirements related to the preparation of the annual report in XHTML format and iXBRL tagging of the
consolidated financial statements.
In our opinion, the financial statements, included in the annual report, have been prepared, in all material respects, in compliance with
the ESEF Regulation.
Management’s responsibilities
Management is responsible for the preparation of the annual report in compliance with the ESEF Regulation. This responsibility
comprises an adequate process and such internal control as management determines is necessary.
Auditor’s responsibilities
Our responsibility, based on audit evidence obtained, is to express an opinion on whether, in all material respects, the financial statements included in the annual report have been prepared in accordance with the ESEF Regulation.

We conduct our work in
accordance with the International Standard for Assurance Engagements (ISAE) 3000 – “Assurance

engagements other than audits or
reviews of historical financial information”. The standard requires us to plan and perform procedures to obtain reasonable assurance
about whether the financial statements included in the annual report have been prepared in accordance with the ESEF Regulation.
As part of our work, we perform procedures to obtain an understanding of the company’s processes for preparing the financial
statements in accordance with the ESEF Regulation. We test whether the financial statements are presented in XHTML-format. We
evaluate the completeness and accuracy of the iXBRL tagging of the consolidated financial statements and assess management’s
use of judgement. Our procedures include reconciliation of the iXBRL tagged data with the audited financial statements in human-
readable format. We believe that the evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.
Stavanger, 12 March 2024
ERNST & YOUNG AS
Tor

Inge Skjellevik
State Authorised Public Accountant (Norway)
(This translation from Norwegian has been prepared for information purposes only.)

Additional information
Equinor 2023 Integrated Annual Report

Independent accountant’s assurance report
To the Annual Shareholders' Meeting of Equinor ASA
Scope
We have been engaged by Equinor ASA (the “Company”)

to perform an assurance engagement, that will

give
●

Limited assurance, as defined by International

Standards on Assurance Engagements, to report on

Equinor ASA ’s sustainability
reporting as defined and specified in the Equinor

ASA’s GRI Index (see the document GRI Index 2023 on
https://www.equinor.com/sustainability/reporting) (the “Subject Matter for limited assurance”) as for the year ended 31 December
2023.
●

Reasonable assurance, as defined by International

Standards on Assurance Engagements, to report on

Equinor ASA’s
sustainability reporting as defined and specified

in Table 1, which Equinor ASA has defined in the Company's GRI index (see the
document GRI Index 2023 on https://www.equinor.com/sustainability/reporting) (the “Subject

Matter for reasonable assurance”) as
for the year ended 31 December 2023.

Table 1: Disclosure description and boundary as defined in the GRI index
Disclosure description: Boundary:
Renewable energy production Equity basis
Renewable installed capacity Equity basis
Scope 1 GHG emissions Operational control
CO
2

emissions (Scope 1)
Operational control
CH
4

emissions
Operational control
Scope 2 GHG emissions (location based) Operational control
Scope 2 GHG emissions (market based) Operational control
Number of oil spills

Operational control
Volume of oil spills Operational control
Oil and gas leakages with a leakage rate

of 0.1kg per second or more
[performance indicator]
Operational control
GRI 403-9 (This includes reporting on the performance

indicators
“Total serious incident frequency (SIF) [performance indicator]”,
“Actual SIF”, Total recordable injury frequency (TRIF) [performance indicator]”, “Employee TRIF”, “Contractor TRIF”, “Total fatalities”,
“Employees’ fatalities”, “Contractors’ fatalities”)
Operational control
We did not perform assurance procedures over section “Portfolio robustness” in the Equinor 2023 Integrated

Annual Report, or on Equinor’s
reporting on Greenhouse gas (“GHG”) emissions

at individual field level presented in Equinor

Sustainability Data hub, or on Equinor’s
reporting on “New projects with net positive impact plans

(NPI)”.

Furthermore, we did not perform assurance procedures

on the historical information presented for 2018

referred to by Equinor ASA in the
Equinor 2023 Integrated Annual Report.
Other than as described in the first paragraph,

which sets out the scope of our engagement,

we did not perform assurance procedures on the
remaining information included in the Equinor 2023

Integrated Annual report, and accordingly, we do not express an opinion on this
information.

Criteria applied by Equinor ASA
In preparing the Subject Matter for limited assurance

and the Subject Matter for reasonable assurance

(the ”Subject Matters”), Equinor ASA
applied the relevant criteria from the Global Reporting

Initiative (GRI) sustainability reporting standards

as well as own defined criteria (the
“Criteria”). The Criteria can be accessed at globalreporting.org and in Equinor’s GRI-index and are available

to the public. Such Criteria were

Additional information
Equinor 2023 Integrated Annual Report

specifically designed for companies and other

organizations that want to report their sustainability

impacts in a consistent and credible way. As
a result, the information may not be suitable

for another purpose.

Equinor ASA’s responsibilities
The Board of Directors and management are responsible

for selecting the Criteria, and for presenting

the Subject Matters in accordance with
the Criteria, in all material respects. This responsibility

includes establishing and maintaining internal

controls, maintaining adequate records
and making estimates that are relevant to the preparation

of the Subject Matters, such that they are

free from material misstatement, whether
due to fraud or error.
EY’s responsibilities – limited assurance engagement
Our responsibility is to express a conclusion on

the presentation of the Subject Matter for limited

assurance based on the evidence we have
obtained.

We conducted our engagement in accordance with the

International Standard for Assurance
Engagements Other Than Audits or Reviews of
Historical Financial Information (‘ISAE 3000 (Revised)’)
. This standard requires that we plan and

perform our engagement to obtain limited
assurance about whether, in all material respects, the Subject Matter for limited assurance is presented in accordance

with the Criteria, and to
issue a report. The nature, timing, and extent

of the procedures selected depend on our

judgment, including an assessment of the risk

of
material misstatement, whether due to fraud or error.

We believe that the evidence obtained is sufficient and appropriate to provide a basis for our limited assurance

conclusions.
EY’s responsibilities – reasonable assurance engagement
Our responsibility is to express an opinion on the

presentation of the Subject Matter for reasonable

assurance based on the evidence we have
obtained.

We conducted our engagement in accordance with the

International Standard for Assurance
Engagements Other Than Audits or Reviews of
Historical Financial Information (‘ISAE 3000 (Revised)’)
. This standard requires that we plan and

perform our engagement to obtain
reasonable assurance about whether, in all material respects, the Subject

Matter for reasonable assurance is presented in

accordance with
the Criteria, and to issue a report. The nature,

timing, and extent of the procedures selected depend

on our judgment, including an
assessment of the risk of material misstatement, whether

due to fraud or error.

We believe that the evidence obtained is sufficient and appropriate to provide a basis for our reasonable assurance

opinion.
Our Independence and quality control
We are independent of the Company and the Group

in accordance with the requirements of the relevant

laws and regulations in Norway and
the
International Ethics Standards Board for Accountants’

International Code of Ethics for Professional

Accountants (including International
Independence Standards)

(IESBA Code), and we have fulfilled our

other ethical responsibilities in accordance

with these requirements.
EY also applies International Standard on Quality

Management 1,
Quality Management for Firms that Perform Audits

or Reviews of Financial
Statements, or Other Assurance or Related Services

engagements
, which requires that we design, implement and

operate a system of quality
management including policies or procedures regarding

compliance with ethical requirements, professional

standards and applicable legal and
regulatory requirements.

Description of procedures performed
This engagement is designed to express a) limited

assurance on the Subject Matter for limited

assurance and b) reasonable assurance on the
Subject Matter for reasonable assurance.

The GHGs are quantified when preparing the Subject

Matters. The quantification process used in preparing

the reporting is subject to scientific
uncertainty, which arises because of incomplete scientific knowledge about the measurement of GHGs, including CO
2

and CH
4
. Additionally,
GHG emissions are subject to estimation and

measurement uncertainty resulting from the calculation

process used to quantify emissions
within the bounds of existing scientific knowledge.

Our verification of these disclosures relates to

the criteria for estimation set by local
authorities.

a)

Procedures performed to express a statement with limited

assurance
Procedures performed in a limited assurance engagement

vary in nature and timing from, and are

less in extent than for, a reasonable
assurance engagement. Consequently, the level of assurance obtained in a limited assurance engagement is substantially lower than

the
assurance that would have been obtained if a reasonable

assurance engagement had been performed.

Our procedures were designed to
obtain a limited level of assurance on which to base

our conclusion and do not provide all the

evidence that would be required to provide a
reasonable level of assurance.
Although we considered the effectiveness of management’s internal controls when determining the nature and extent of

our procedures, our
assurance engagement was not designed to provide

assurance on internal controls. Our procedures

did not include testing controls or
performing procedures relating to checking aggregation

or calculation of data within IT systems.

Additional information
Equinor 2023 Integrated Annual Report

A limited assurance engagement consists of making

enquiries, primarily of persons responsible

for preparing the Subject Matter for limited
assurance and related information and applying

analytical and other appropriate procedures.

Our procedures included:

●

Interviews with key personnel to understand the reporting

process for collecting information, collating and

reporting the Subject
Matter during the reporting period
●

Tested on a sample basis the calculation Criteria against the methodologies outlined in the Criteria
●

Analyses of Subject Matter data

●

Comparison, on a sample basis, of Subject Matter

data against supporting documentation

●

Comparison of the presentation of the Subject Matter

with the presentation requirements outlined

in the Criteria.

We believe that our procedures provide us with an

adequate basis for our conclusion. We also performed

such other procedures as we
considered necessary in the circumstances.
b)

Procedures performed to express a statement with reasonable

assurance
Procedures to obtain a reasonable assurance

level include examining, on a test basis, evidence

supporting the quantitative and qualitative
information.
Our procedures included:
●

Interviews with key personnel to understand the Company’s

reporting process for collecting, collating and

reporting the Subject
Matter during the reporting period
●

Tested on a sample basis the calculation Criteria against the methodologies outlined in the Criteria
●

Analyses of Subject Matter data
●

Comparison, on a sample basis, of Subject Matter

data against supporting documentation

●

Comparison of the presentation of the Subject Matter

with the presentation requirements outlined

in the Criteria.

●

Performed digital site visits and interviews with Company’s personnel at a sample of locations in order to gather

and review
underlying data and assess the implementation

of the processes and controls related to the

preparation of the selected safety and
environmental performance indicators
●

Recalculating of safety and climate disclosures presented

in Table 1 presented above, and assessing the reasonableness of the estimates made by the Company

We believe that our procedures provide us with an

adequate basis for our opinion. We also performed

such other procedures as we
considered necessary in the circumstances.
Limited assurance conclusion
Based on our procedures and the evidence obtained,

we are not aware of any material modifications

that should be made to the Subject
Matter for limited assurance as for the reporting

year ended 31 December 2023 in order

for it to be in accordance with the Criteria.
Reasonable assurance opinion
In our opinion the Subject Matter for reasonable assurance

as for the reporting year ended 31 December

2023 is presented, in all material
respects, in accordance with the Criteria.
Stavanger, 12 March 2024
ERNST & YOUNG AS
Tor Inge Skjellevik
State Authorised Public Accountant (Norway)
(This translation from Norwegian has been prepared

for information purposes only.)

Additional information
Equinor 2023 Integrated Annual Report

5.6 Use and reconciliation of non-GAAP financial measures

Non-GAAP financial measures, also known as alternative performance measures, are defined as numerical measures that either
exclude or include amounts that are not excluded or included in the comparable measures calculated and presented in accordance
with generally accepted accounting principles (i.e, IFRS Accounting Standards in the case of Equinor).

The following financial
measures may be considered non-GAAP financial measures:
a)

Net debt to capital employed ratio, Net debt to capital employed ratio adjusted, including lease liabilities and Net debt to capital
employed ratio adjusted
b)

Return on average capital employed (ROACE)
c)

Organic capital expenditures
d)

Gross capital expenditures (Gross capex)
e)

Cash flow from operations after taxes paid (CFFO after taxes paid)
f)

Net cash flow (previously named Free cash flow)
g)

Adjusted earnings and adjusted earnings after tax
a) Net debt to capital employed ratio

In Equinor’s view, net debt ratios provide a more informative picture of Equinor’s financial strength than gross interest-bearing financial
debt.
Three different net debt to capital ratios are provided below: 1) net debt to capital employed, 2) net debt to capital employed ratio
adjusted, including lease liabilities, and 3) net debt to capital employed ratio adjusted.
These calculations are all based on Equinor’s gross interest-bearing financial liabilities as recorded in the Consolidated balance sheet
and exclude cash, cash equivalents and current financial investments.
The following adjustments are made in calculating the net debt to capital employed ratio adjusted,

including lease liabilities and the
net debt to capital employed ratio adjusted: collateral deposits (classified as Cash and cash equivalents in the Consolidated balance
sheet), and financial investments held in Equinor Insurance AS (classified as Current financial investments in the Consolidated
balance sheet) are treated as non-cash and excluded from the calculation of these non-GAAP measures. Collateral deposits are
excluded since they relate to certain requirements of exchanges where Equinor’s securities are trading and therefore are presented as
restricted cash and cash equivalents. Financial investments in Equinor Insurance are excluded as these investments are not readily
available for the group to meet short term commitments. These adjustments result in a higher net debt figure and in Equinor’s view
provides a more prudent measure of the net debt to capital employed ratio than would be the case without such exclusions.
Additionally, lease liabilities are further excluded in calculating the net debt to capital employed ratio adjusted.
The accompanying table details the calculations for these non-GAAP measures and reconciles them with the most directly
comparable IFRS Accounting Standards financial measure or measures.

Additional information
Equinor 2023 Integrated Annual Report

Calculation of capital employed and net debt to capital

employed ratio
For the year ended 31
December
(in USD million) 2023 2022
Shareholders' equity 48,490 53,988
Non-controlling interests 10 1
Total equity A 48,500 53,989
Current finance debt and lease liabilities 7,275 5,617
Non-current finance debt and lease liabilities 24,521 26,551
Gross interest-bearing debt B 31,796 32,168
Cash and cash equivalents 9,641 15,579
Current financial investments 29,224 29,876
Cash and cash equivalents and current financial investment C 38,865 45,455
Net interest-bearing debt before adjustments B1 = B-C (7,069) (13,288)
Other interest-bearing elements

1)
2,030 6,538
Net interest-bearing debt adjusted, including lease

liabilities
B2 (5,040) (6,750)
Lease liabilities 3,570 3,668
Net interest-bearing debt adjusted B3 (8,610) (10,418)
Calculation of capital employed:
Capital employed A+B1 41,431 40,701
Capital employed adjusted, including lease liabilities A+B2 43,460 47,239
Capital employed adjusted A+B3 39,890 43,571
Calculated net debt to capital employed
Net debt to capital employed (B1)/(A+B1) (17.1%) (32.6%)
Net debt to capital employed ratio adjusted, including lease liabilities
(B2)/(A+B2) (11.6%) (14.3%)
Net debt to capital employed ratio adjusted (B3)/(A+B3) (21.6%) (23.9%)
1)
The following adjustments are made in calculating

the net debt to capital employed adjusted, including

lease liabilities ratio and the net
debt to capital employed adjusted ratio: collateral deposits

(classified as Cash and cash equivalents

in the Consolidated balance sheet),
and financial investments held in Equinor Insurance

AS (classified as Current financial investments in

the Consolidated balance sheet) are
treated as non-cash and excluded from the calculation

of these non-GAAP measures. Collateral deposits

are excluded since they relate to
certain requirements of exchanges where Equinor

is trading and presented as restricted

cash and cash equivalents. Financial investments
in Equinor Insurance are excluded as these investments

are not readily available for the group to meet

short term commitments. These
adjustments result in a higher net debt figure and

in Equinor’s view provides a more

prudent measure of the net debt to capital employed
ratio than would be the case without such exclusions.

Additional information
Equinor 2023 Integrated Annual Report

b) Return on average capital employed (ROACE)
Return on average capital employed (ROACE) is the ratio of adjusted earnings after tax to the average capital employed adjusted.
The reconciliation for adjusted earnings after tax is presented in section g). Average capital employed adjusted refers to the average
of the capital employed adjusted values as of 31 December for both the current and the preceding year, as presented under the
heading Calculation of capital employed in section a).
Equinor uses ROACE to evaluate performance by measuring how effectively the company employs its capital, whether financed
through equity or debt.
An IFRS Accounting Standards measure most directly comparable to ROACE would be calculated as the ratio of net income/(loss) to
average capital employed that is based on Equinor’s gross interest-bearing financial liabilities as recorded in the Consolidated balance
sheet, excluding cash, cash equivalents and current financial investments.
ROACE is used as a supplementary measure and should not be viewed in isolation or as an alternative to measures calculated in
accordance with IFRS Accounting Standards including income before financial items, income taxes and minority interest, or net
income, or ratios based on these figures.
Forward-looking ROACE included in this report is not reconcilable to its most directly comparable

IFRS Accounting Standards
measure without unreasonable efforts, because the amounts included or excluded from IFRS Accounting Standards measures used
to determine ROACE cannot be predicted with reasonable certainty.
Calculated ROACE based on IFRS Accounting Standards

31 December
(in USD million, except percentages)
2023 2022
Net income/(loss) A 11,904 28,744
Average total equity 1 51,244 46,506
Average current finance debt and lease liabilities 6,446 6,001
Average non-current finance debt and lease liabilities 25,536 28,202
- Average cash and cash equivalents (12,610) (14,853)
- Average current financial investments (29,550) (25,561)
Average net-interest bearing debt 2 (10,178) (6,210)
Average capital employed B = 1+2 41,066 40,296
Calculated ROACE based on Net income/loss and

capital employed
A/B 29.0% 71.3%
Calculated ROACE based on Adjusted earnings after

tax and capital employed adjusted

31 December
(in USD million, except percentages)
2023 2022
Adjusted earnings after tax A 10,371 22,680
Average capital employed adjusted B 41,731 41,134
Calculated ROACE based on Adjusted earnings

after tax and capital employed adjusted
A/B 24.9% 55.1%

Additional information
Equinor 2023 Integrated Annual Report

c) Organic capital expenditures
Organic capital expenditures represent additions to PP&E, intangibles and equity accounted investments,

excluding expenditures
related to acquisitions, leased assets, and other investments with significantly different cash flow patterns. Equinor believes this measure gives stakeholders relevant information to understand the company’s investments in maintaining and developing its existing
business operations.

Calculation of organic capital expenditures
For the year ended 31
December
(in USD billion) 2023 2022
Additions to PP&E, intangibles and equity accounted investments 14.5

10.0

Acquisition-related additions

(3.2)

(0.6)
Right of use asset additions

(1.1)

(1.3)
Other additions (with unique cash flow patterns)
Organic capital expenditures

10.2

8.1

Forward-looking organic capital expenditures included in this report are not reconcilable to its most directly comparable IFRS
Accounting Standards measure without unreasonable efforts, because the amounts excluded from such IFRS

Accounting Standards
measure to determine organic capital expenditures cannot be predicted with reasonable certainty.

d) Gross capital expenditures (Gross capex)
Gross capital expenditures represent capital expenditures, defined as Additions to PP&E, intangibles and equity accounted
investments as presented in the financial statements, excluding additions to right of use assets related to leases and capital
expenditures financed through government grants. Equinor adds the proportionate share of capital expenditures in equity accounted
investments not included in Additions to PP&E, intangibles and equity accounted investments.

Equinor believes that by excluding
additions to right of use assets related to leases, this measure better reflects the company's investments in the business to drive
growth.
Calculation of gross capital expenditures
For the year ended 31
December
(in USD billion) 2023 2022
Additions to Property, plant and equipment, Intangibles and Equity accounted companies 14.5 10.0
Less adjustments 0.4 0.4
Gross capital expenditures 14.1 9.6
Forward-looking gross capital expenditures included in this report are not reconcilable to its most directly comparable IFRS
Accounting Standards measure without unreasonable efforts, because the amounts included or excluded from such IFRS Accounting
Standards measure to determine gross capital expenditures cannot be predicted with reasonable certainty.
e) Cash flows from operations after taxes paid (CFFO after taxes paid)
Cash flows from operations after taxes paid represents, and is used by management to evaluate,

cash generated from operating
activities after taxes paid, which is available for investing activities, for debt servicing and for distribution to shareholders. Cash flows
from operations after taxes paid is not a measure of our liquidity under IFRS Accounting Standards and should not be considered in
isolation or as a substitute for an analysis of our results as reported in this report. Our definition of Cash flows from operations after
taxes paid is limited and does not represent residual cash flows available for discretionary expenditures.
The table below provides a reconciliation of Cash flows from operations after taxes paid to its most directly comparable IFRS
Accounting Standards measure, Cash flows provided by operating activities before taxes paid and working capital items, as of the
specified dates:

Additional information
Equinor 2023 Integrated Annual Report

Cash flow from operations after taxes paid (CFFO after taxes paid)
(in USD million) 2023 2022
Cash flows provided by operating activities before taxes paid and working capital items

48,016

83,608

Taxes paid

(28,276)

(43,856)
Cash flow from operations after taxes paid (CFFO after taxes paid)

19,741

39,752

Forward-looking cash flows from operations after taxes paid included in this report are not reconcilable to its most directly comparable
IFRS Accounting Standards measure without unreasonable efforts, because the amounts included or excluded from such IFRS
Accounting Standards measure to determine cash flows from operations after taxes paid cannot be predicted with reasonable
certainty.
f) Net cash flow (previously named Free cash flow)
Net cash flow represents, and is used by management to evaluate, cash generated from operational and investing activities available
for debt servicing and distribution to shareholders. The measure underwent a name change in 2023; however, all other aspects of the
measure remain unchanged. Net cash flow is not a measure of our liquidity under IFRS Accounting

Standards and should not be
considered in isolation or as a substitute for an analysis of our results as reported in this report.

Our definition of Net cash flow is
limited and does not represent residual cash flows available for discretionary expenditures.
The table below reconciles Net cash flow with its most directly comparable IFRS Accounting Standards measure, Cash flows provided
by operating activities before taxes paid and working capital items, as of the specified dates:
Net cash flow
(in USD billion) 2023 2022
Cash flows provided by operating activities before taxes paid and working capital items

48.0

83.6

Taxes paid

(28.3)

(43.9)
Cash used/received in business combinations

(1.2)

0.1

Capital expenditures and investments

(10.6)

(8.8)
(Increase)/decrease in other interest-bearing items

(0.1)

(0.0)
Proceeds from sale of assets and businesses

0.3

1.0

Net cash flow before capital distribution

8.2

32.1

Dividends paid

(10.9)

(5.4)
Share buy-back

(5.6)

(3.3)
Net cash flow

(8.3)

23.4

g) Adjusted earnings and adjusted earnings after tax
Adjusted earnings

are based on net operating income/(loss) and adjusts for certain items affecting the income for the period in order
to separate out effects that management considers may not be well correlated to Equinor’s underlying operational performance in the
individual reporting period. Management believes adjusted earnings provides an indication of Equinor’s underlying operational
performance in the period and facilitates comparison of operational trends between periods. The calculation of Adjusted earnings was
changed in 2023, as detailed below.
Adjusted earnings after tax

equals the sum of net operating income/(loss) less income tax in reporting segments and includes adjustments to operating income to take the applicable marginal tax into consideration.

Adjusted earnings after tax excludes net
financial items and the associated tax effects on net financial items. It is based on adjusted earnings less the tax effects on all
elements included in adjusted earnings (or calculated tax on operating income and on each of the adjusting items using an estimated
marginal tax rate). In addition, tax effects related to tax exposure items not related to the individual reporting period are excluded from
adjusted earnings after tax. Management believes adjusted earnings after tax provides an indication of Equinor’s underlying
operational performance and facilitates comparisons of operational trends between periods as it reflects the tax charge associated
with operational performance excluding the impact of financing. Certain net USD denominated financial positions are held by group
companies that have a USD functional currency that is different from the currency in which the taxable income is measured. As
currency exchange rates change between periods, the basis for measuring net financial items for IFRS Accounting Standards will

Additional information
Equinor 2023 Integrated Annual Report

change disproportionally with taxable income which includes exchange gains and losses from translating the net USD denominated
financial positions into the currency of the applicable tax return. Therefore, the effective tax rate may be significantly higher or lower
than the statutory tax rate for any given period. Adjusted taxes included in adjusted earnings after tax should not be considered
indicative of the amount of current or total tax expense (or taxes payable) for the period.
Adjusted earnings and adjusted earnings after tax are supplementary measures and should not be viewed in isolation or as
substitutes for net operating income/(loss) and net income/(loss), which are the most directly comparable IFRS Accounting Standards
measures. There are material limitations associated with the use of adjusted earnings and adjusted earnings after tax compared with
the IFRS Accounting Standards measures as these non-GAAP measures do not include all the items of revenues/gains or
expenses/losses of Equinor that are needed to evaluate its profitability on an overall basis. Adjusted earnings and adjusted earnings
after tax are only intended to be indicative of the underlying developments in trends of our ongoing operations for the production,
manufacturing and marketing of our products and exclude pre- and post-tax impacts of net financial items. Equinor reflects such
underlying developments in our operations by eliminating the effects of certain items that may not be directly associated with the
period's operations or financing. However, for that reason, adjusted earnings and adjusted earnings after tax are not complete measures of profitability and should therefore not be used in isolation.
Amended principles for Adjusted earnings with effect from 2023:
Equinor has made the following changes to the items adjusted for within Adjusted earnings:
●

With effect from 2023, movements in the fair value of commodity derivatives used to manage price risk exposure of future
sale and purchase contracts are excluded from adjusted earnings and deferred until the time of the physical delivery. This
change minimises the effects of timing differences and presents a measure more indicative of underlying economic performance.
●

With effect from 2023, the principle used to adjust the valuation of commercial storages is based on the forward price at the
expected realisation date. Prior to this amendment, the valuation adjustment was based on short-term forward prices which,
for some storages, did not correspond to the forward price at the expected realisation date. This change brings the valuation
principle in line with how the corresponding derivative contract used to manage price exposure is valued.
These changes have been applied retrospectively to the comparative figures. The majority of the impact is due to the revised
treatment of commodity derivatives. These changes only affect the MMP reporting segment and currently do not have an impact on
other segments. Equinor deems that these changes lead to a better representation of performance in each period by appropriately
reflecting the economic impact of its risk management activities.
For further information on Adjusted earnings, see note 28 Financial instruments and fair value measurement to the Consolidated
financial statements.
Impact of change Full year of 2022
MMP segment As reported Impact Restated
Change in Fair Value of derivatives (149) 1,801 1,651
Periodisation of inventory hedging effect (349) 181 (168)
Adjusted total revenues and other income 147,599 1,981 149,580
Adjusted earnings/(loss) 2,253 1,981 4,234
Adjusted earnings/(loss) after tax 2,727 (10) 2,717
Impact of change Full year of 2022
Equinor group As reported Impact Restated
Change in Fair Value of derivatives (207) 1,801 1,593
Periodisation of inventory hedging effect (349) 181 (168)
Adjusted total revenues and other income 149,910 1,981 151,891
Adjusted earnings/(loss) 74,940 1,981 76,921
Adjusted earnings/(loss) after tax 22,691 (10) 22,680
Effective tax rates on adjusted earnings 69.7% 0.8% 70.5%
No other line items or segments were affected by the

change.

Additional information
Equinor 2023 Integrated Annual Report

Adjusted earnings adjust for the following items:
●
Changes in fair value of derivatives
: In the ordinary course of business, Equinor enters into commodity derivative contracts to
manage the price risk exposure relating to future sale and purchase contracts. These commodity derivatives are measured at fair
value at each reporting date, with the movements in fair value recognised in the income statement. By contrast, the sale and
purchase contracts are not recognised until the transaction occurs resulting in timing differences. Therefore, with effect from
2023, the unrealised movements in the fair value of these commodity derivative contracts are excluded from adjusted earnings
and deferred until the time of the physical delivery to minimise the effect of these timing differences. Further, embedded derivatives within certain gas contracts and contingent consideration related to historical divestments are carried at fair value.
Any accounting impacts resulting from such changes in fair value are also excluded from adjusted earnings, as these fluctuations
are not indicative of the underlying performance of the business.
●
Periodisation of inventory hedging effect:

Equinor enters into derivative contracts to manage price risk exposure relating to its commercial storage. These derivative contracts are carried at fair value while the inventories are accounted for at the lower of
cost or market price. An adjustment is made to align the valuation principles of inventories with related derivative contracts. With
effect from 2023, the adjusted valuation of inventories is based on the forward price at the expected realisation date. This is so
that the valuation principles between commercial storages and derivative contracts are better aligned.
●
Over/underlift
: Over/underlift is accounted for using the sales method and therefore revenues are reflected in the period the
product is sold rather than in the period it is produced. The over/underlift position depends on a number of factors related to our
lifting programme and the way it corresponds to our entitlement share of production. The effect on income for the period is
therefore adjusted to show estimated revenues and associated costs based upon the production for the period to reflect
operational performance.
●
The operational storage

is not hedged and is not part of the trading portfolio. Cost of goods sold is measured based on the
FIFO (first-in, first-out) method, and includes realised gains or losses that arise due to changes in market prices. These gains or
losses will fluctuate from one period to another and are not considered part of the underlying operations for the period.
●
Impairment and reversal of impairment

are excluded from adjusted earnings since they affect the economics of an asset for the lifetime of that asset, not only the period in which it is impaired or the impairment is reversed. Impairment and reversal of
impairment can impact both the exploration expenses and the depreciation, amortisation and net impairments line items.
●
Gain or loss from sales of assets

is eliminated from the measure since the gain or loss does not give an indication of future
performance or periodic performance; such a gain or loss is related to the cumulative value creation from the time the asset is
acquired until it is sold.
●
Eliminations (internal unrealised profit on inventories):

Volumes derived from equity oil inventory vary depending on several factors and inventory strategies, i.e. level of crude oil in inventory, equity oil used in the refining process and level of in-transit cargoes. Internal profit related to volumes sold between entities within the group and still in inventory at period end is eliminated
according to IFRS Accounting Standards (write down to production cost). The proportion of realised versus unrealised gain
fluctuates from one period to another due to inventory strategies and consequently impacts net operating income/(loss). Write
down to production cost is not assessed to be a part of the underlying operational performance,

and elimination of internal profit
related to equity volumes is excluded in adjusted earnings.
●
Other items of income and expense

are adjusted when the impacts on income in the period are not reflective of Equinor’s underlying operational performance in the reporting period. Such items may be unusual or infrequent transactions, but they may
also include transactions that are significant which would not necessarily qualify as either unusual or infrequent. However, other
items adjusted do not constitute normal, recurring income and operating expenses for the company. Other items are carefully assessed and can include transactions such as provisions related to reorganisation, early retirement,

etc.
●
Change in accounting policy

are adjusted when the impacts on income in the period are unusual or infrequent,

and not
reflective of Equinor’s underlying operational performance in the reporting period.

Additional information
Equinor 2023 Integrated Annual Report

Items impacting net operating
income/(loss) in the full year of 2023
Equinor
group
Exploratio
n &
Productio
n Norway
Exploratio
n &
Productio
n
Internatio
nal
Exploratio
n &
Productio
n USA
Marketing
,
Midstrea
m &
Processin
g
Rene-
wables Other (in USD million)
Total revenues and other income

107,174

38,340

7,032

4,319

105,908

17

(48,442)
Adjusting items

(1,303)

(128)

(76)

(32)

(1,049)

(17)

(1)
Changes in fair value of derivatives

(711)

128

(96)

-

(743)

-

-

Periodisation of inventory hedging effect

(183)

-

-

-

(183)

-

-

Impairment from associated companies

1

-

-

-

-

1

-

Over-/underlift

10

(35)

45

-

-

-

-

Other adjustments

(100)

-

-

-

(100)

-

-

Gain/loss on sale of assets

(319)

(221)

(25)

(32)

(23)

(17)

(1)
Adjusted total revenues and other income

105,871

38,213

6,956

4,286

104,860

(0)

(48,443)
Purchases [net of inventory variation]

(48,175)

(0)

(70)

-

(95,769)

0

47,664

Adjusting items

173

-

-

-

36

-

137

Operational storage effects

41

-

-

-

41

-

-

Provisions

(5)

-

-

-

(5)

-

-

Eliminations

137

-

-

-

-

-

137

Adjusted purchases [net of inventory
variation]

(48,003)

(0)

(70)

-

(95,733)

0

47,801

Operating and administrative expenses

(11,800)

(3,759)

(2,176)

(1,178)

(4,916)

(462)

692

Adjusting items

260

29

261

22

(72)

20

-

Over-/underlift

7

29

(22)

-

-

-

-

Other adjustments

36

-

-

22

-

14

-

Gain/loss on sale of assets

289

-

283

-

-

6

-

Provisions

(72)

-

-

-

(72)

-

-

Adjusted operating and administrative
expenses

(11,540)

(3,730)

(1,915)

(1,156)

(4,988)

(442)

692

Depreciation, amortisation and net
impairments

(10,634)

(5,017)

(2,433)

(1,489)

(1,239)

(312)

(143)
Adjusting items

1,259

588

310

(290)

343

300

9

Impairment

1,550

588

310

-

343

300

9

Reversal of impairment

(290)

-

-

(290)

-

-

-

Adjusted depreciation, amortisation and net
impairments

(9,374)

(4,429)

(2,123)

(1,779)

(897)

(12)

(134)
Exploration expenses

(795)

(476)

(20)

(299)

-

-

-

Adjusting items

61

-

36

25

-

-

-

Impairment

61

-

36

25

-

-

-

Adjusted exploration expenses

(734)

(476)

16

(274)

-

-

-

Net operating income/(loss)

35,770

29,087

2,332

1,353

3,984

(757)

(229)
Sum of adjusting items

451

490

532

(277)

(742)

303

145

Adjusted earnings/(loss)

36,220

29,577

2,863

1,076

3,242

(454)

(84)
Tax on adjusted earnings

(25,850)

(23,083)

(1,213)

(304)

(1,364)

63

51

Adjusted earnings/(loss) after tax

10,371

6,494

1,650

773

1,877

(391)

(33)

Additional information
Equinor 2023 Integrated Annual Report

Items impacting net operating income/(loss)
in the full year of 2022
Equinor
group
Exploratio
n &
Productio
n Norway
Exploratio
n &
Productio
n
Internatio
nal
Exploratio
n &
Productio
n USA
Marketing
,
Midstrea
m &
Processi
ng
Rene-
wables Other (in USD million)
Total revenues and other income

150,806

75,930

7,431

5,523

148,105

185

(86,367)
Adjusting Items

1,085

(487)

185

-

1,475

(110)

22

Changes in fair value of derivatives

1,593
1)

(263)

205

-

1,651
1)

-

-

Periodisation of inventory hedging effect

(168)
1)

-

-

-

(168)
1)

-

-

Impairment from associated companies

1

-

-

-

-

1

-

Over-/underlift

510

507

3

-

-

-

-

Other adjustments

(0)

-

(22)

-

-

-

22

Gain/loss on sale of assets

(850)

(731)

-

-

(9)

(111)

(0)
Adjusted total revenues and other income

151,891
1)

75,443

7,616

5,523

149,580
1)

75

(86,345)
Purchases [net of inventory variation]

(53,806)

0

(116)

(0)

(139,916)

-

86,227

Adjusting Items

(610)

-

-

-

(33)

-

(577)
Operational storage effects

(33)

-

-

-

(33)

-

-

Eliminations

(577)

-

-

-

-

-

(577)
Adjusted purchases [net of inventory variation]

(54,415)

0

(116)

(0)

(139,949)

-

85,650

Operating and administrative expenses

(10,593)

(3,782)

(1,698)

(938)

(4,591)

(265)

681

Adjusting Items

64

(54)

22

6

75

10

5

Over-/underlift

(41)

(54)

13

-

-

-

-

Change in accounting policy

7

-

2

-

-

-

5

Gain/loss on sale of assets

23

-

7

6

-

10

-

Provisions

75

-

-

-

75

-

-

Adjusted operating and administrative
expenses

(10,530)

(3,836)

(1,675)

(933)

(4,516)

(255)

686

Depreciation, amortisation and net impairments

(6,391)

(4,167)

(1,731)

(361)

14

(4)

(142)
Adjusting Items

(2,488)

(819)

286

(1,060)

(895)

-

-

Impairment

1,111

3

1,033

-

75

-

-

Reversal of impairment

(3,598)

(821)

(747)

(1,060)

(970)

-

-

Adjusted depreciation, amortisation and net
impairments

(8,879)

(4,986)

(1,445)

(1,422)

(881)

(4)

(142)
Exploration expenses

(1,205)

(366)

(638)

(201)

-

-

0

Adjusting Items

59

4

65

(11)

-

-

-

Impairment

85

4

65

15

-

-

-

Reversal of impairment

(26)

-

-

(26)

-

-

-

Adjusted exploration expenses

(1,146)

(361)

(573)

(212)

-

-

0

Net operating income/(loss)

78,811

67,614

3,248

4,022

3,612

(84)

399

Sum of adjusting items

(1,890)
1)

(1,355)

559

(1,065)

621
1)

(100)

(550)
Adjusted earnings/(loss)

76,921
1)

66,260

3,806

2,957

4,234
1)

(184)

(151)
Tax on adjusted earnings

(54,241)
1)

(51,373)

(1,248)

(79)

(1,517)
1)

14

(38)
Adjusted earnings/(loss) after tax

22,680
1)

14,887

2,558

2,878

2,717
1)

(171)

(189)
1) MMP segment and Equinor group are restated due to amended principles for adjusting items; 'changes in fair value of derivatives' and
'periodisation of inventory hedging effect'.

Additional information
Equinor 2023 Integrated Annual Report

5.7 Other definitions and abbreviations
Operational abbreviations
●

ACG – Azeri-Chirag-Gunashli

●

API – American Petroleum Institute
●

BTC – Baku-Tbilisi-Ceyhan

●

CCS – Carbon capture and storage
●

EMTN – Euro medium-term note
●

FPSO – Floating production, storage and offload vessel
●

GHG – Greenhouse gas
●

GWO – Global Wind Offshore
●

IOR – Increased oil recovery
●

LCS – Low carbon solutions
●

LNG - Liquefied natural gas
●

NCS - Norwegian continental shelf
●

NGL – Natural gas liquids
●

NHO – Norwegian Confederation of Business
●

NOx – Nitrogen oxide
●

NZE – Net zero emissions
●

OTC – Over-the-counter
●

PDO – Plan for development and operation
●

PSA – Production sharing agreement
●

PSC – New York State Public Service Commission
●

TSP – Technical service provider
Organisational abbreviations
●

AFP – Agreement-based early retirement plan
●

AGM – Annual general meeting
●

ARO – Asset retirement obligation
●

BAC – Board of Directors’ Audit Committee

●

BCC – Board of Directors’ Compensation and

Executive Development Committee
●

BoD – Board of Directors
●

CEC – Corporate Executive Committee
●

CMU – Capital Markets Update
●

EU ETS – EU Emissions Trading System
●

EEX – European Energy Exchange

●

EPA – Economic Planning Assumptions
●

E&P – Exploration & Production
●

EPI – Exploration & Production International
●

EPN – Exploration & Production Norway

●

ERM – Enterprise Risk Management
●

GAAP – Generally Accepted Accounting Principles

●

GPS – Global People Survey
●

HSE – Health, safety and environment

●

HOP – Human and Organizational Performance
●

IASB – International Accounting Standards Board
●

IEA – International Energy Agency

●

IETA – International Emissions Trading Association
●

IFRS – International Financial Reporting Standards
●

IOGP – International Association of Oil & Gas

Producers
●

MMP – Marketing, Midstream & Processing
●

MPE – Norwegian Ministry of Petroleum and

Energy
●

OPEC+ – Organisation of the Petroleum Exporting

Countries incl. a number of non-OPEC member

countries
●

PDP – Projects, Drilling and Procurement
●

REN – Renewables
●

SEC – Securities and Exchange Commission
●

SDFI – Norwegian State's Direct Financial Interest
●

SSEC – Board of Directors’ Safety, Sustainability and Ethics Committee
●

TDI – Technology,

Digital & Innovation
Financial abbreviations

●

Capex – Capital expenditure
●

CE – Capital employed
●

GDP – Gross domestic product

●

Dividends declared – Includes cash dividend and

scrip dividend.

Additional information
Equinor 2023 Integrated Annual Report

●

ICE – Intercontinental Exchange
●

KPI – Key Performance Indicator
●

ND – Net interest-bearing debt adjusted
●

NPV – Net Present Value
●

n/r – Not reported

●

NYSE – New York Stock Exchange
●

NYMEX – New York Mercantile Exchange
●

OECD – Organisation of Economic Co-Operation and

Development
●

OCI – Other Comprehensive Income
●

Opex – Operating expense
●

OSE – Oslo Børs
●

PP&E – Property, plant and equipment
●

R&D – Research and development
●

ROACE – Return on average capital employed
●

TSR – Total shareholder return
●

UPC – Unit production cost
●

WACC – Weighted average cost of capital
●

WEF – World Economic Forum
Metric abbreviations etc.
●

bbl – barrel
●

mbbl – thousand barrels
●

mmbbl – million barrels
●

boe – barrels of oil equivalent
●

mboe – thousand barrels of oil equivalent
●

mmboe – million barrels of oil equivalent
●

mmmcf – billion cubic feet
●

MMBtu – million British thermal units
●

bcm – billion cubic metres
●

MW – megawatt
●

MWh – megawatt hours
●

GW – gigawatt
●

GWh – gigawatt hours
●

TW – terawatt
●

TWh – terawatt hours
Sustainability abbreviations
●

CCSA – The Carbon Capture and Storage Association

is the trade association promoting the commercial

deployment of Carbon Capture,
Utilisation and Storage (CCUS).
●

CCUS – Carbon capture, utilisation and storage
●

CSRD – EU Corporate Sustainability Reporting

Directive
●

D&I – Diversity and inclusion
●

EITI – Extractive Industries Transparency Initiative
●

ESG

– Referring to non-financial reporting topics “Environmental”,

“Social” and “Governance”
●

GRI – Global Reporting Initiative is an independent,

international organisation that provide the world’s

most widely used standards for
sustainability reporting – the GRI Standards
●

IPCC – Intergovernmental Panel on Climate

Change
●

IUCN – International Union for Conservation of

Nature
●

OGCI – Oil and Gas Climate Initiative
●

TCFD – Task Force on Climate-related Financial Disclosures
●

TNFD – Task Force on Nature-related Financial Disclosures
●

UNGP – United Nations Guiding Principles on

Business and Human Rights
●

WBCSD – World Business Council for Sustainable Development
Sustainability terms
●

Announced Pledges (APS) – IEA scenario which

includes all recent major national announcements

of 2030 targets and longer-term net
zero and other pledges, regardless of whether

these have been anchored in implementing legislation

or in updated NDCs.
●

Area of high biodiversity value – Comprises “Key biodiversity areas” included in the World Database on

Key Biodiversity Areas managed
by International Union for Conservation of Nature (IUCN)

and Particularly Valuable and Sensitive Areas (“Særlig verdifulle og sårbare områder”) on the Norwegian continental shelf.
●

Carbon dioxide (CO2) emissions – CO2 released

to the atmosphere as a result of our processes

and activities, including CO2 emissions
from energy generation, heat production, flaring (including

well testing/well work-over), and remaining

emissions from carbon capture and
treatment plants. Separate data compiled for Equinor operated activities and equity basis.
●

Carbon dioxide equivalents (CO2e) – Carbon dioxide

equivalent is a quantity that describes, for

a given mixture and amount of
greenhouse gas, the amount of CO2 that would

have the same global warming potential.

Additional information
Equinor 2023 Integrated Annual Report

●

CDP

– Carbon Disclosure Project is a not-for-profit charity

that runs a global disclosure system for investors,

companies, cities, states and
regions to report and benchmark their environmental

impacts.
●

Energy consumption – Energy used for power generation

and heat production in combustion processes,

unused energy from flaring
(including well testing/work-over and venting), energy

sold/delivered to third parties and gross energy

(heat and electricity) purchased.
●

Flared hydrocarbons – Weight of hydrocarbons combusted

in operational flare systems. Includes safety

and production flaring. For
Equinor operated activities.
●

Flaring intensity – Volume of flared hydrocarbons from upstream activities

(including LNG) per thousand tonnes of hydrocarbons
produced.
●

Hazardous waste – Waste is considered to be hazardous according to the regulations under which the activity operates

or where the
waste can pose a substantial hazard to human

health and/or the environment when improperly

managed.
●

Methane emissions – CH
4

released to the atmosphere including emissions

from energy generation and heat production at

own plants,
flaring (including well testing/well work-over), cold

venting, diffuse emissions, and the storage and loading

of crude oil.
●

Methane intensity – Total methane emissions from our up- and midstream oil and gas activities divided by the marketed gas, both

on a
100% operated basis.
●

Net carbon intensity (NCI) – GHG emissions associated

with the production and use of energy produced

by Equinor, including negative
emissions related to carbon services and offsets, divided

by the amount of energy produced by the

company (g CO2e/MJ). A detailed
description of the net carbon intensity indicator

is available at equinor.com.
●

Net zero emissions ambition – Covers scope 1 and

2 GHG emissions on an operational control

basis (100%) and scope 3 GHG
emissions (use of products, category 11, on an equity share basis).
●

Non-hazardous waste – Waste that is not defined as hazardous.

This excludes drill cuttings and produced

and flow-back water from our
US onshore operations which are exempted from

regulation and are registered separately as ‘exempted

waste’.
●

Non-methane volatile organic compounds (nmVOC) emissions

– nmVOC released to the atmosphere

from power generation and heat
production, flaring (including well testing/well work-over),

process, cold venting and fugitives.
●

Produced water – Water that is brought to the surface during operations that extracts hydrocarbons from oil

and gas reservoirs.
●

Protected area – A protected area is a clearly

defined geographical space, recognised, dedicated

and managed, through legal or other
effective means, to achieve the long-term conservation of nature with associated ecosystem services and cultural

values. (IUCN
Definition 2008)
●

Regular discharges of oil in water to sea – Oil

in regulated or controlled discharges to the sea from

Equinor operated activities. This
includes produced water, process water, displacement water, ballast water, jetting water, drainage water and water discharged from treatment plants.
●

Scope 1 GHG emissions – Direct GHG emissions

from operations that are owned and/or controlled

by the organisation (Source:
Greenhouse gas protocol). The global warming

potential (GWP) of CH
4

is, in accordance with the Intergovernmental Panel

on Climate
Change (IPCC) Fifth Assessment Report (AR5) (2022),

considered to be 28 times the GWP of CO2.
●

Scope 2 GHG emissions – Indirect GHG emissions

from energy imported from third parties, heating,

cooling, and steam consumed within
the organisation. We use IEA/NVE/e-grid (location-based) and

AIB (market-based) as sources of scope

2 emissions factors, expressed
as kg CO2/kWh. The location-based calculation method

reflects the emission intensity of grids, taking electricity trade adjustments into
account. The market-based calculation method reflects

emissions from electricity that companies have

purposefully chosen (or their lack
of choice). It derives emission factors from contracts

between two parties for the sale and purchase

of energy bundled with attributes
about the energy generation, or for unbundled attribute

claims. (Source: Greenhouse gas protocol). When

no such contracts are in place,
residual mix emission factors are used.
●

Scope 3 GHG emissions – All GHG emissions

that occur as a consequence of the operations

of the organisation but are not directly
controlled or owned by the company, such as use of sold products (equity basis). Emissions from use of sold products is calculated

from
IPCC emission factors, combined with IEA statistics

on regional energy consumption.

●

Serious incident frequency (SIF) – The number of

serious incidents (including near misses) per million

hours worked. An incident is an
event or chain of events that has caused or

could have caused injury, illness and/or damage to/loss of property, the environment or a third party. All undesirable incidents are categorised according to degree of seriousness, based on established categorisation matrices.
●

Stated Policies (STEPS) – IEA scenario STEPS provides

a conservative benchmark for the future, because

it does not take it for granted
that governments will reach all announced

goals. Includes what has actually been put in place

to reach these and other energy-related
objectives.
●

Sulphur oxides (SOx emissions)

– SOX released from power generation and heat production

flaring and process.
●

Total recordable injury frequency (TRIF) – Number of fatal accidents, lost-time injuries, injuries involving substitute work and medical
treatment injuries at work, per million hours worked,

amongst Equinor employees and contractors.
●

Upstream CO2 intensity – Total scope 1 emissions of CO2 (kg CO2) from exploration and production, divided by total production (boe).
Miscellaneous terms
●

Appraisal well – A well drilled to establish the

extent and the size of a discovery.
●

Crude oil, or oil – Includes condensate and

natural gas liquids.
●

Downstream – The selling and distribution of products

derived from upstream activities.
●

Liquids – Refers to oil, condensates and NGL
●

Midstream - Processing, storage, and transport of

crude oil, natural gas, natural gas liquids and

sulphur
●

Natural gas – Petroleum that consists principally of

light hydrocarbons. It can be divided into

1) lean gas, primarily methane but often
containing some ethane and smaller quantities of

heavier hydrocarbons (also called sales gas) and

2) wet gas, primarily ethane, propane
and butane as well as smaller amounts of

heavier hydrocarbons, partially liquid under

atmospheric pressure.
●

Oil sands – A naturally occurring mixture of bitumen,

water, sand, and clay. A heavy viscous form of crude oil.

Additional information
Equinor 2023 Integrated Annual Report

●

Petroleum – A collective term for hydrocarbons, whether

solid, liquid, or gaseous. Hydrocarbons are

compounds formed from the
elements hydrogen (H) and carbon (C). The proportion

of different compounds, from methane and ethane

up to the heaviest components,
in a petroleum find varies from discovery to discovery. If a reservoir primarily contains light hydrocarbons, it is described as a gas field.

If
heavier hydrocarbons predominate, it is described

as an oil field. An oil field may feature free

gas above the oil and contain a quantity

of
light hydrocarbons, also called associated gas.
●

Proved reserves – Proved oil and gas reserves

are those quantities of oil and gas, which,

by analysis of geoscience and engineering
data, can be estimated with reasonable certainty

to be economically producible — from a given date

forward, from known reservoirs, and
under existing economic conditions, operating

methods, and government regulations — prior to the

time at which contracts providing the
right to operate expire, unless evidence indicates

that renewal is reasonably certain, regardless of

whether deterministic or probabilistic
methods are used for the estimation. The project

to extract the hydrocarbons must have commenced

or the operator must be reasonably
certain that it will commence the project within a

reasonable time.
●

Refining reference margin – Is a typical average

gross margin of our refinery, Mongstad The reference margin will differ from the actual
margin, due to variations in type of crude and other

feedstock, throughput, product yields, freight cost,

inventory etc.
●

Upstream – Includes the searching for potential underground

or underwater oil and gas fields, drilling of

exploratory wells, subsequent
operating wells which bring the liquids and or

natural gas to the surface.
Restatement for liquids sales volumes and gas prices
Below are the restated liquids sales volumes and average invoiced gas prices.

Liquids sales volume restatement (mmbbl)
Full year
2022
Liquids sales volume (old) 740.1
Liquids sales volume (new) 815.9
Average invoiced gas price restatement (MMBtu)
Full year
2022
Average invoice gas price - Europe (old) 32.46
Realised piped gas price - Europe (new) 32.84

Additional information
Equinor 2023 Integrated Annual Report

5.8 Forward-looking statements
This integrated annual report contains certain forward-looking statements that involve risks and uncertainties, in particular in the
sections "Equinor’s market perspective", "Our strategy" and “Strategic Financial Framework”. In some cases, we use words such as
"aim", "ambition", "anticipate", "believe", "continue", “commit”, "could", "estimate", "expect", "intend", "likely",

"objective", "outlook",
"may", "plan", "schedule", "seek", "should", "strategy", "target", "will", "goal" and similar expressions to identify forward-looking
statements. All statements other than statements of historical fact, including: the commitment to develop as a broad energy company
and diversify our energy mix; the ambition to be a leading company in the energy transition;

ambition to reach net zero by 2050 and
expectations regarding progress on our energy transition plan; our ambitions regarding reduction in operated emissions and net
carbon intensity and allocation of gross capex* to renewables and low carbon solutions; our ambitions and expectations regarding
decarbonisation; our ambition to maintain value in oil and gas, focus on high value growth in renewables and contribute to maturing
CCS and hydrogen markets; ambition to attain a leadership position in the European CCS market and expectations regarding market
share for storage and hydrogen; aims, expectations and plans for renewables production capacity and power generation, investments
in renewables and low-carbon solutions and the balance between oil and gas and renewables production;

our expectations with
respect to net carbon intensity, operated emissions, carbon and methane intensity and flaring reductions; our internal carbon price and other financial metrics for investment decisions; break-even considerations and targets; robustness of our portfolio; aims and
expectations regarding Equinor’s resilience across different climate scenarios; future levels of,

and expected value creation from, oil
and gas production, scale and composition of the oil and gas portfolio, and development of CCS and hydrogen businesses; plans to
develop fields; our intention to optimise and mature our portfolio; future worldwide economic trends,

market outlook and future
economic projections and assumptions, including commodity price assumptions; expectations and plans regarding capital
expenditures; future financial performance, including earnings, cash flow, liquidity and return on average capital employed (ROACE)*;
the ambition to grow cash flow and returns; expectations regarding cash flow and returns from our oil and gas portfolio and
renewables and low carbon solutions portfolio; organic capital expenditures for 2024; expectations and estimates regarding production
and execution of projects; the ambition to keep unit of production cost in the top quartile of our peer group;

scheduled maintenance
activity and the effects thereof on equity production; business strategy and competitive position; sales, trading and market strategies;
research and development initiatives and strategy, including ambitions regarding allocation of research and development capital towards renewables and low carbon-solutions; expectations related to production levels, unit production cost,

investments, exploration
activities, discoveries and development in connection with our ongoing transactions and projects; our ambitions, expectations and
plans regarding diversity and inclusion, employee training and supporting a just energy transition;

plans and expectations regarding
completion and results of acquisitions, disposals and other contractual arrangements and delivery commitments;

plans, ambitions and
expectations regarding recovery factors and levels, future margins and future levels or development of capacity, reserves or
resources; planned turnarounds and other maintenance activity; expectations regarding growth in oil and gas, , including for volumes
lifted and sold to equal entitlement production, and renewable power production; estimates related to production and development,
forecasts, reporting levels and dates; operational expectations, estimates, schedules and costs;

expectations relating to licences and
leases; oil, gas, alternative fuel and energy prices, volatility, supply and demand; plans and expectations regarding processes related to human rights laws, corporate structure and organizational policies; digitization, technological innovation,

implementation, position
and expectations; expectations regarding role and composition of the board and our remuneration policies; our goal of safe and
efficient operations; effectiveness of our internal policies and plans; our ability to manage our risk exposure, our liquidity levels and management of liquidity reserves; future credit ratings; estimated or future liabilities, obligations or expenses;

expected impact of
currency and interest rate fluctuations; projected outcome, impact or timing of HSE regulations;

HSE goals and objectives of
management for future operations; our ambitions and plans regarding biodiversity (including our aim to develop a net-positive impact
approach for projects) and value creation for society; expectations related to regulatory trends; impact of PSA effects; projected
impact or timing of administrative or governmental rules, standards, decisions, standards or laws

(including taxation laws); projected
impact of legal claims against us; plans for capital distribution, share buy-backs and amounts and timing of dividends are forward-
looking statements.
You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described above in "Risk factors", and elsewhere in
this integrated annual report.

Forward-looking statements are not guarantees of future performance. They reflect current views about future events, are based on
management’s current expectations and assumptions and are, by their nature, subject to significant risks and uncertainties because
they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual
results and developments to differ materially from those expressed or implied by these forward-looking statements,

including levels of
industry product supply, demand and pricing, in particular in light of significant oil price volatility; unfavourable macroeconomic conditions and inflationary pressures; exchange rate and interest rate fluctuations; levels and calculations of reserves and material
differences from reserves estimates; regulatory stability and access to resources, including attractive low carbon opportunities; the
effects of climate change and changes in stakeholder sentiment and regulatory requirements regarding climate change;

changes in
market demand and supply for renewables; inability to meet strategic objectives; the development and use of new technology; social
and/or political instability, including as a result of Russia’s invasion of Ukraine and the conflict in the Middle East; failure to prevent or manage digital and cyber disruptions to our information and operational technology systems and those of third parties on which we
rely; operational problems, including cost inflation in capital and operational expenditures; unsuccessful drilling; availability of

Additional information
Equinor 2023 Integrated Annual Report

adequate infrastructure at commercially viable prices; the actions of field partners and other third-parties; reputational damage; the
actions of competitors; the actions of the Norwegian state as majority shareholder and exercise of ownership by the Norwegian state;
changes or uncertainty in or non-compliance with laws and governmental regulations; adverse changes in tax regimes; the political
and economic policies of Norway and other oil-producing countries; regulations on hydraulic fracturing and low-carbon value chains;
liquidity, interest rate, equity and credit risks; risk of losses relating to trading and commercial supply activities; an inability to attract and retain personnel; ineffectiveness of crisis management systems; inadequate insurance coverage; health,

safety and
environmental risks; physical security risks to personnel, assets, infrastructure and operations from hostile or malicious acts; failure to
meet our ethical and social standards; non-compliance with international trade sanctions; and other factors discussed elsewhere in
this integrated annual report.

The achievement of Equinor’s climate ambitions depends, in part, on broader societal shifts in consumer demands and technological
advancements, each of which are beyond Equinor’s control. Should society’s demands and technological innovation not shift in
parallel with Equinor’s pursuit of its energy transition plan, Equinor’s ability to meet its climate ambitions will be impaired. The
calculation of Equinor’s net carbon intensity presented in this report includes an estimate of emissions from the use of sold products
(GHG protocol category 11) as a means to more accurately evaluate the emission lifecycle of what we produce to respond to the energy transition and potential business opportunities arising from shifting consumer demands.

Including these emissions in the
calculations should in no way be construed as an acceptance by Equinor of responsibility for the emissions caused by such use.
The reference to any scenario in this report, including any potential net-zero scenarios, does not imply Equinor views any particular
scenario as likely to occur. Third-party scenarios discussed in this report reflect the modeling assumptions and outputs of their respective authors, not Equinor, and their use by Equinor is not an endorsement by Equinor of their underlying assumptions, likelihood or probability. Investment decisions are made on the basis of Equinor’s separate planning process. Any use of the modeling of a third-
party organization within this report does not constitute or imply an endorsement by Equinor of any or all of the positions or activities
of such organization.
We use certain terms in this document, such as “resource” and “resources” that the SEC’s rules prohibit us from including in our filings
with the SEC. U.S. investors are urged to closely consider the disclosures in our annual report on Form 20-F, SEC File No. 1-15200,
which is available on our website or by calling 1-800-SEC-0330 or logging on to www.sec.gov.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot assure you that our
future results, level of activity, performance or achievements will meet these expectations. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. Any forward-looking statement speaks
only as of the date on which such statement is made, and, except as required by applicable law, we undertake no obligation to update
any of these statements after the date of this integrated annual report, either to make them conform to actual results or changes in our
expectations.